EXHIBIT 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT is dated as of October 25, 2021 (this “Fourth Amendment”) and entered into by and among PGT Innovations, Inc. (formerly known as PGT, Inc.), a Delaware corporation (the “Parent Borrower”), the other Credit Parties (as defined in the Existing Credit Agreement (as defined below)) party hereto, Truist Bank (as successor by merger to SunTrust Bank), as Incremental Term A Lender (as defined below) and Truist Bank (as successor by merger to SunTrust Bank), as Administrative Agent and Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of February 16, 2016 (as amended by that certain First Amendment to Credit Agreement dated as of February 17, 2017, as amended by that certain Second Amendment to Credit Agreement dated as of March 16, 2018, as amended by that certain Third Amendment to Credit Agreement dated as of October 31, 2019 and as further amended, restated, supplemented and/or otherwise modified from time to time prior to the Fourth Amendment Effective Date (as defined below), the “Existing Credit Agreement”), among the Parent Borrower, the Lenders and LC Issuers party thereto, Truist Bank (as successor by merger to SunTrust Bank), as the Administrative Agent, the Collateral Agent and the Swingline Lender, and the other parties named therein;

WHEREAS, pursuant to Section 2.16 of the Existing Credit Agreement, the Parent Borrower may obtain one or more Incremental Term Loan Commitments from any Lender or Additional Lender pursuant to an Incremental Amendment among the Parent Borrower, any Additional Borrower, each Lender and/or Additional Lender agreeing to provide such Incremental Term Loan Commitments and the Administrative Agent;

WHEREAS, the Borrower intends to acquire (the “Fourth Amendment Acquisition”) the assets comprising the business identified as “Narnia” (the “Acquired Business”), by way of a direct purchase of such assets from Anlin Industries, a California corporation (the “Seller”), as described in that certain Asset Purchase Agreement, dated as of September 1, 2021, by and among the Parent Borrower, Western Window Holding LLC (the “Buyer”) and the Seller (the “Acquisition Agreement”);

WHEREAS, on the Fourth Amendment Effective Date, the Parent Borrower intends to (i) incur Incremental Term Loans pursuant to Section 2.16 of the Existing Credit Agreement in an aggregate principal amount of $60,000,000.00 (the “Incremental Term A Loans”) and (ii) use the proceeds of the Incremental Term A Loans (and cash on hand) to (w) finance the Fourth Amendment Acquisition, (x) repay all Initial Term Loans outstanding immediately prior to the Fourth Amendment Effective Date (the “Existing Term A Loans”), (y) pay accrued interest thereon and (z) pay fees and expenses incurred in connection with the foregoing (the foregoing, the “Fourth Amendment Transactions”);

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CG&R DraftCurrent date:  10/20/2021 9:52 AM62657710v10

WHEREAS, Truist Bank (the “Incremental Term A Lender”; for the avoidance of doubt, such term includes any assignees of the Incremental Term A Lender) has agreed to provide a commitment (the “Incremental Term A Commitment”) in a principal amount equal to $60,000,000.00 to fund Incremental Term A Loans in the amount of its Incremental Term A Commitment, the proceeds of which will be used to fund the Fourth Amendment Transactions;

WHEREAS, Truist Securities, Inc., is acting as the sole lead arranger and bookrunner under the Amended Credit Agreement and this Fourth Amendment with respect to the Incremental Term A Loans (Truist Securities, Inc. in such capacities, the “Fourth Amendment Arranger”); and

WHEREAS, Section 2.16(d) of the Existing Credit Agreement provides that any Incremental Amendment may, without the consent of any other Lenders, effect such amendments to the Existing Credit Agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of Section 2.16 of the Existing Credit Agreement, notwithstanding any requirements of Section 10.12 of the Existing Credit Agreement;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.Defined Terms.  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Existing Credit Agreement.

2.Amendments to Loan Documents.

(a)The Existing Credit Agreement is hereby amended, effective as of the Fourth Amendment Effective Date, to delete the stricken text (indicated textually in the same manner as the following example:  ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example:  double-underlined text) as set forth in the pages of the Existing Credit Agreement attached as Exhibit A hereto (the Existing Credit Agreement as amended hereby, the “Amended Credit Agreement”).

(b)Schedule 1 to the Existing Credit Agreement is hereby amended and restated, effective as of the Fourth Amendment Effective Date, as attached hereto as Annex 1.

3.Conditions Precedent.  This Fourth Amendment shall become effective as of the first date (the “Fourth Amendment Effective Date”) when each of the conditions set forth in this Section 3 shall have been satisfied:

(a)The Administrative Agent shall have received duly executed counterparts hereof that, when taken together, bear the signatures of (i) the Parent Borrower, (ii) each of the other Credit Parties, (iii) the Administrative Agent, (iv) the Collateral Agent and (v) the Incremental Term A Lender.

(b)The Parent Borrower shall have paid in full, or substantially concurrently with the satisfaction of the other conditions precedent set forth in this Section 3 shall pay

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in full, (i) all of the Existing Term A Loans, (ii) all accrued and unpaid interest with respect to the Existing Term A Loans and (iii) to the extent invoiced, any amounts payable to the Persons that are Lenders with Existing Term A Loans pursuant to Section 3.04 of the Existing Credit Agreement, such payments to be made with the cash proceeds of the Incremental Term A Loans to be made on the Fourth Amendment Effective Date and other funds available to the Parent Borrower.

(c)The Parent Borrower shall have paid to the Fourth Amendment Arranger all fees due and payable to the Fourth Amendment Arranger pursuant to that certain Commitment Letter, dated as of September 1, 2021 (the “Commitment Letter”), between the Parent Borrower, the Fourth Amendment Arranger and Truist Bank and that certain Fee Letter, dated as of September 1, 2021 (the “Fee Letter”), between the Parent Borrower, the Fourth Amendment Arranger and Truist Bank.

(d)The Parent Borrower shall have reimbursed or paid all reasonable and documented out-of-pocket expenses in connection with this Fourth Amendment and any other out-of-pocket expenses of the Administrative Agent and the Fourth Amendment Arranger, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Fourth Amendment Arranger, as and to the extent required to be paid or reimbursed pursuant to the Commitment Letter, the Fee Letter or the Existing Credit Agreement.

(e)The Parent Borrower shall have executed and delivered to the Administrative Agent the appropriate Note or Notes for the account of each Lender that has requested the same at least three (3) Business Days in advance of the Fourth Amendment Effective Date.

(f)The Administrative Agent shall have received Notices of Borrowing meeting the requirements of Section 2.06(b) of the Existing Credit Agreement requesting that the Incremental Term A Lender make the Incremental Term A Loans to the Parent Borrower on the Fourth Amendment Effective Date.

(g)The Administrative Agent shall have received a customary legal opinion of each of (i) Davis Polk & Wardwell LLP, as counsel to the Credit Parties, and (ii) Gordon Rees Scully Mansukhani LLP, as Delaware, Florida and Missouri counsel to the Credit Parties, each of which shall be addressed to the Administrative Agent and the Incremental Term A Lender, dated the Fourth Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent.

(h)The Administrative Agent shall have received (i) a certificate of good standing (or subsistence) with respect to each Credit Party from the Secretary of State (or similar official) of the State of such Credit Party’s organization and (ii) a certificate executed by an Authorized Officer of the Parent Borrower, dated the Fourth Amendment Effective Date, certifying as to the incumbency and specimen signature of each officer of a Credit Party executing this Fourth Amendment or any other document delivered in connection herewith on behalf of any Credit Party and attaching (A) a true and complete copy of the certificate of incorporation (or other applicable charter document) of each

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Credit Party, including all amendments thereto, as in effect on the Fourth Amendment Effective Date, certified as of a recent date by the Secretary of State (or analogous official) of the jurisdiction of its organization (or, in the alternative, the Parent Borrower may certify that the copies of such documents previously delivered to the Administrative Agent have not been amended and remain in full force and effect), (B) a true and complete copy of the by-laws (or other applicable operating agreements) of each Credit Party as in effect on the Fourth Amendment Effective Date (or, in the alternative, the Parent Borrower may certify that the copies of such documents previously delivered to the Administrative Agent have not been amended and remain in full force and effect) and (C) a true and complete copy of resolutions duly adopted or written consents duly executed by the board of directors (or equivalent governing body or any committee thereof) of each Credit Party authorizing the execution, delivery and performance of this Fourth Amendment and the performance of the Amended Credit Agreement and the other Loan Documents and certifying that such resolutions or written consents have not been modified, rescinded or amended and are in full force and effect.

(i)Since the date of the Acquisition Agreement, there shall not have occurred any event, occurrence, revelation or development of a state of circumstances or facts that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined in the Acquisition Agreement).

(j)(i) The representations of the Credit Parties contained in Section 4 hereof and the Specified Representations and (ii) the representations made by the Acquired Business in the Acquisition Agreement as are material to the interests of the Incremental Term A Lender (in its capacity as such), but only to the extent that the Parent Borrower or any of its Affiliates has the right to terminate its obligations under the Acquisition Agreement (after giving effect to any applicable notice or cure provisions) or to refuse to consummate the Fourth Amendment Acquisition as a result of the failure of a condition precedent to your (or such affiliate’s) obligations under the Acquisition Agreement, in each case, as a result of a breach of such representations (the “Acquisition Agreement Representations”), in each case, shall be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects (after giving effect to such qualification)) with the same effect as though such representations and warranties had been made on and as of the Fourth Amendment Effective Date, except to the extent that such representations and warranties expressly relate to an earlier specified date or period, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made or for the respective period, as the case may be.

(k)The Administrative Agent shall have received a solvency certificate in the form attached to the Existing Credit Agreement as Exhibit D, dated as of the Fourth Amendment Effective Date, and executed by a Financial Officer of the Parent Borrower.

(l)The Administrative Agent shall have received, at least three (3) Business Days prior to the Fourth Amendment Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the

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Beneficial Ownership Regulation; provided that any requests for such information shall have been received by the Parent Borrower at least ten (10) Business Days prior to the Fourth Amendment Effective Date.

(m)The Fourth Amendment Acquisition shall have been or, substantially concurrently with the initial borrowing of the Incremental Term A Loans shall be, consummated in accordance with the terms of the Acquisition Agreement as in effect on the date hereof, without giving effect to any modifications, amendments or express waivers thereto that are materially adverse to the interests of the Incremental Term A Lender without the approval of the Administrative Agent and the Fourth Amendment Arranger (such approval not to be unreasonably withheld, conditioned or delayed) (it being understood and agreed that any amendment, modification or waiver that (a) decreases the purchase price in respect of the Fourth Amendment Acquisition by less than 10.0% shall not be deemed to be materially adverse to the interests of the Incremental Term A Lender, so long as the amount of such purchase price reduction reduces the aggregate principal amount of the Incremental Term A Loans on a dollar-for- dollar basis, (b) increases in the purchase price in respect of the Fourth Amendment Acquisition shall not be deemed to be materially adverse to the interests of the Incremental Term A Lender, so long as such increase is funded solely by cash on hand by the Parent Borrower, or (c) modifies the definition of “Material Adverse Effect” contained in the Acquisition Agreement or modifies in a manner materially adverse to the Incremental Term A Lender Section 13.02, Section 13.05, Section 13.06, Section 13.07, Section 13.08 or Section 13.09 of the Acquisition Agreement (i.e. the so-called “Xerox” provisions of the Acquisition Agreement providing protection with respect to exclusive jurisdiction, waiver of jury trial and third party beneficiary status for the benefit of the Administrative Agent and the Fourth Amendment Arranger, the Incremental Term A Lender and its affiliates) shall be deemed to be materially adverse to the interests of the Incremental Term A Lender.

(r)The Buyer shall have executed and delivered, or substantially simultaneously with the initial borrowings of the Incremental Term A Loans will execute and deliver, a supplement to the Guaranty under the Existing Credit Agreement.

The Administrative Agent shall notify the Parent Borrower and the Incremental Term A Lender of the Fourth Amendment Effective Date and such notice shall be conclusive and binding.

4.Credit Party Certifications.  Each of the Credit Parties hereby certifies that as of the Fourth Amendment Effective Date:

(a)each Credit Party has the corporate or other organizational power and authority to execute and deliver this Fourth Amendment and carry out the terms and provisions of this Fourth Amendment and the Amended Credit Agreement and has taken all necessary corporate or other organizational action to authorize the execution and delivery of this Fourth Amendment and performance of this Fourth Amendment and the Amended Credit Agreement;

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(b)each Credit Party has duly executed and delivered this Fourth Amendment and each of this Fourth Amendment and the Amended Credit Agreement constitutes the legal, valid and binding agreement and obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and

(c)none of the execution and delivery by any Credit Party of this Fourth Amendment, the performance by any Credit Party of this Fourth Amendment and the Amended Credit Agreement or the compliance with the terms and provisions hereof or thereof or the consummation of the transactions contemplated hereby (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to such Credit Party or its properties and assets (including healthcare regulatory laws), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (ii) will breach any provision of the Organizational Documents of such Credit Party.

5.Effect of Fourth Amendment.

(a) The provisions of this Fourth Amendment are deemed incorporated as of the Fourth Amendment Effective Date into the Existing Credit Agreement as if fully set forth therein.  Except as expressly set forth herein, this Fourth Amendment shall not, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  This Fourth Amendment shall not constitute a novation of the Existing Credit Agreement or any other Loan Document.  Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Existing Credit Agreement or entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document in similar or different circumstances.  This Fourth Amendment shall apply to and be effective only with respect to the provisions of the Existing Credit Agreement and the other Loan Documents specifically referred to herein.

(b)On and after the Fourth Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the “Credit Agreement,” “thereunder,” “thereof,” “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Amended Credit Agreement.  This Fourth Amendment shall constitute an Incremental Amendment entered into pursuant to Section 2.16 of the Existing Credit Agreement and a “Loan Document” for all purposes of the Existing Credit Agreement and the other Loan Documents.

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(c)For the avoidance of doubt, there shall be no scheduled repayment or other amortization in respect of the Incremental Term A Loans other than the required repayment on the Maturity Date with respect thereto.

6.Reaffirmation.  By executing and delivering a counterpart hereof, (i) each Credit Party hereby agrees that, as of the Fourth Amendment Effective Date and after giving effect to this Fourth Amendment, all Obligations of each Borrower shall be guaranteed pursuant to the Guaranty in accordance with the terms and provisions thereof and shall be secured pursuant to the Security Documents in accordance with the terms and provisions thereof; and (ii) each Credit Party hereby (A) agrees that, notwithstanding the effectiveness of this Fourth Amendment, as of the Fourth Amendment Effective Date and after giving effect to this Fourth Amendment, the Security Documents continue to be in full force and effect, (B) agrees as of the Fourth Amendment Effective Date that all of the Liens and security interests created and arising under each Security Document remain in full force and effect on a continuous basis, and the perfected status and priority of each such Lien and security interest continues in full force and effect on a continuous basis, unimpaired, uninterrupted and undischarged, as collateral security for all Obligations under the Loan Documents (as modified hereby) to which it is a party, in each case, to the extent provided in, and subject to the limitations and qualifications set forth in, such Loan Documents (as amended by this Fourth Amendment) and (C) as of the Fourth Amendment Effective Date, affirms and confirms all of its obligations and liabilities under the Amended Credit Agreement and each other Loan Document (including this Fourth Amendment), in each case, after giving effect to this Fourth Amendment, including its guarantee of the Obligations and the pledge of and/or grant of a security interest in its assets as Collateral pursuant to the Security Documents to secure such Obligations, all as provided in the Security Documents, and acknowledges and agrees that as of the Fourth Amendment Effective Date such obligations, liabilities, guarantee, pledge and grant continue in full force and effect in respect of, and to secure, such Obligations under the Amended Credit Agreement and the other Loan Documents, in each case after giving effect to this Fourth Amendment.

7.Post-Closing Obligations.

(a)No later than 90 days following the Fourth Amendment Effective Date, the Parent Borrower shall deliver or cause to be delivered to the Collateral Agent:

(x)No Mortgage Amendment Necessary. Written or e-mail confirmation from local counsel in the jurisdiction in which the Mortgaged Real Property is located substantially to the effect that: (i) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by this Fourth Amendment and the other documents executed in connection herewith, for the benefit of the Secured Creditors, and (ii) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by this Fourth Amendment and the other

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documents executed in connection herewith, for the benefit of the Secured Creditors, unless any such mortgage recording taxes are payable in connection with the transactions contemplated by this Fourth Amendment, in which case such written confirmation shall so state; or, for any Mortgage recorded in a jurisdiction in which local counsel is unable to provide the foregoing written or email confirmation, with respect to such Mortgage, the deliverables listed in Section 7(y) below.

(y)Mortgage Amendment Necessary.  (i) An amendment to each Mortgage (each, a “Mortgage Amendment”) duly executed and acknowledged by the applicable Credit Party, and in form for recording in the recording office where the respective Mortgage was recorded, together with such certificates, affidavits, or other documents as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Collateral Agent; (ii) executed legal opinions, in form and substance reasonably satisfactory to the Collateral Agent, with respect to such Mortgage Amendments; and (iii) with respect to each Mortgage Amendment, a date down endorsement or similar title product to the existing policy or policies of title insurance insuring the Lien of each applicable Mortgage in form and substance reasonably satisfactory to the Collateral Agent and  having the effect of a valid, issued and binding endorsement to the respective title insurance policy.

(b)No later than 90 days following the Fourth Amendment Effective Date, the Parent Borrower shall deliver or cause to be delivered to the Collateral Agent an executed legal opinion from Florida local counsel, in form and substance reasonably satisfactory to the Collateral Agent, with respect to Florida documentary stamp tax.

8.Amendment, Modification and Waiver.  This Fourth Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto and in accordance with the provisions of Section 10.12 of the Existing Credit Agreement.

9.Entire Agreement.  This Fourth Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

10.Governing Law, Submission to Jurisdiction, Venue and Waiver of Jury Trial.  The provisions of Section 10.08 of the Existing Credit Agreement are hereby deemed to be incorporated herein, mutatis mutandis.  Notwithstanding the foregoing or anything to the contrary herein, (a) the interpretation of the definition of “Material Adverse Effect” (as defined in the Acquisition Agreement) (and whether or not a Material Adverse Effect has occurred, including for purposes of the conditions set forth in Section 3 hereof), (b) the determination of the accuracy of any Acquisition Agreement Representation and whether as a result of any inaccuracy of any Acquisition Agreement Representation there has been a failure of any of the

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conditions set forth in Section 3 hereof and (c) the determination of whether the Fourth Amendment Acquisition has been consummated in accordance with the terms of the Acquisition Agreement (including for purposes of the conditions set forth in Section 3 hereof) will, in each case, be governed by, and construed and interpreted in accordance with, the laws governing the Acquisition Agreement as applied to the Acquisition Agreement, without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction.

11.Severability.  Any provision of this Fourth Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

12.Counterparts.  This Fourth Amendment may be executed in any number of counterparts (including by email “.pdf” or other electronic means) and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement.  A set of counterparts executed by all the parties hereto shall be lodged with the Parent Borrower and the Administrative Agent.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Fourth Amendment as of the date first set forth above.

PGT INNOVATIONS, INC., as Parent Borrower
and a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Interim Chief Financial Officer

PGT INDUSTRIES, INC., as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

CGI WINDOWS AND DOORS HOLDINGS, INC., as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

CGI WINDOWS AND DOORS, INC., as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

WINDOOR INCORPORATED, as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

[PGT – Signature Page to Fourth Amendment]

LTE, LLC, as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

CGI COMMERCIAL, INC., as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

COYOTE ACQUISITION CO., as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

WWS ACQUISITION, LLC, as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

NEWSOUTH WINDOW SOLUTIONS, LLC, as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

DOERS WINDOWS MANUFACTURING, LLC, as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

[PGT – Signature Page to Fourth Amendment]

NEWSOUTH WINDOW SOLUTIONS OF TAMPA BAY, LLC, as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

NEWSOUTH WINDOW SOLUTIONS OF BONITA SPRINGS, LLC, as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

NEWSOUTH WINDOW SOLUTIONS OF WEST PALM BEACH, LLC, as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

NEWSOUTH WINDOW SOLUTIONS OF FT. LAUDERDALE, LLC, as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

NEWSOUTH WINDOW SOLUTIONS OF JACKSONVILLE, LLC, as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

[PGT – Signature Page to Fourth Amendment]

NEWSOUTH WINDOW SOLUTIONS OF ORLANDO, LLC, as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

NEWSOUTH WINDOW SOLUTIONS OF HOUSTON, LLC, as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

NEWSOUTH WINDOW SOLUTIONS OF PENSACOLA, LLC, as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

NEWSOUTH WINDOW SOLUTIONS OF CHARLESTON, LLC, as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

NEWSOUTH WINDOW SOLUTIONS OF RALEIGH, LLC, as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

[PGT – Signature Page to Fourth Amendment]

NEWSOUTH WINDOW SOLUTIONS OF NEW ORLEANS, LLC, as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

NEWSOUTH WINDOW SOLUTIONS OF CHARLOTTE, LLC, as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

WESTERN WINDOW HOLDING, LLC, as a Guarantor

By: /s/ Brad West
Name:  Brad West
Title:  Authorized Officer

[PGT – Signature Page to Fourth Amendment]

TRUIST BANK, as Administrative Agent and Collateral Agent

By: /s/ Johnetta Bush
Name:  Johnetta Bush
Title:  Director

[PGT – Signature Page to Fourth Amendment]

TRUIST BANK, as Incremental Term A Lender

By: /s/ Johnetta Bush
Name:  Johnetta Bush
Title:  Director

EXHIBIT A

Amended Credit Agreement

EXHIBIT A
Published Term Loan A CUSIP Number: 69340BAL3
Published Revolver CUSIP Number:  69340BAH2

CREDIT AGREEMENT

dated February 16, 2016,

as amended by First Amendment to Credit Agreement dated February 17, 2017,

as further amended by Second Amendment to Credit Agreement dated March 16, ~~2018~~2018,

~~and~~ as further amended by Third Amendment to Credit Agreement dated October 31, 2019 and as further amended by Fourth Amendment to Credit Agreement dated October 25, 2021 among

PGT INNOVATIONS, INC.,
(formerly known as PGT, Inc.),
as Parent Borrower,

TRUIST BANK (f/k/a SUNTRUST BANK),

as Administrative Agent, Collateral Agent, Swing Line Lender and an LC Issuer

and

THE LENDERS PARTY HERETO,
as Lenders

KEYBANK NATIONAL ASSOCIATION,
as Syndication Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Documentation Agent,

and

TRUIST SECURITIES, INC. (f/k/a SUNTRUST ROBINSON HUMPHREY, INC.),
KEYBANC CAPITAL MARKETS INC.
and
WELLS FARGO SECURITIES, LLC
as Joint Lead Arrangers and Joint Book Running Managers

Table of Contents

Page

Table of Contents

Page

ARTICLE I DEFINITIONS AND TERMS	1
Section 1.01	Certain Defined Terms1
Section 1.02	Computation of Time Periods58
Section 1.03	Rounding58
Section 1.04	Available Amount Transactions58
Section 1.05	Accounting Terms~~58~~59
Section 1.06	Terms Generally~~59~~60
Section 1.07	Certain Determinations60
Section 1.08	Currency Equivalent Generally~~60~~61
Section 1.09	Pro Forma Calculations61
Section 1.10	Cashless Roll~~61~~62
Section 1.11	Additional Borrowers62
Section 1.12	Divisions63
Section 1.13	Certain Conditions, Calculations and Tests63
Section 1.14	Classification of Loans and Borrowings~~64~~65
ARTICLE II THE TERMS OF THE CREDIT FACILITY	65
Section 2.01	Establishment of the Credit Facility65
Section 2.02	Revolving Facility65
Section 2.03	Term Loan~~65~~66
Section 2.04	Swing Line Facility66
Section 2.05	Letters of Credit~~68~~69
Section 2.06	Notice of Borrowing; Minimum Borrowing Amount75
Section 2.07	Funding Obligations; Disbursement of Funds76
Section 2.08	Evidence of Obligations77
Section 2.09	Interest; Default Rate78
Section 2.10	Conversion and Continuation of Loans79
Section 2.11	Fees80
Section 2.12	Termination and Reduction of Commitments82
Section 2.13	Voluntary, Scheduled and Mandatory Prepayments of Loans~~82~~83
Section 2.14	Method and Place of Payment~~93~~94
Section 2.15	Defaulting Lenders94
Section 2.16	Incremental Facilities97
Section 2.17	Amend and Extend Transactions102
Section 2.18	Refinancing Amendments105
Section 2.19	MIRE Events107
ARTICLE III INCREASED COSTS, ILLEGALITY AND TAXES	108
Section 3.01	Increased Costs108
Section 3.02	Taxes109
Section 3.03	Mitigation Obligations; Replacement of Lenders113
Section 3.04	Breakage Compensation114

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Section 3.05	Inability to Determine Interest Rates114
ARTICLE IV CONDITIONS PRECEDENT	115
Section 4.01	Conditions Precedent at Closing Date115
Section 4.02	Conditions Precedent to All Credit Events115
Section 4.03	Credit Events to Additional Borrowers116
ARTICLE V REPRESENTATIONS AND WARRANTIES	117
Section 5.01	Organization Status and Qualification118
Section 5.02	Authorization and Enforceability118
Section 5.03	Applicable Law, Contractual Obligations and Organizational Documents118
Section 5.04	Governmental Approvals118
Section 5.05	Litigation118
Section 5.06	Use of Proceeds; Margin Regulations119
Section 5.07	Historical Financial Statements119
Section 5.08	Undisclosed Liabilities120
Section 5.09	Solvency120
Section 5.10	No Material Adverse Effect120
Section 5.11	Payment of Taxes120
Section 5.12	Ownership of Real Property120
Section 5.13	Environmental Matters121
Section 5.14	Compliance with ERISA121
Section 5.15	Intellectual Property122
Section 5.16	Investment Company Act122
Section 5.17	Security Interests122
Section 5.18	True and Complete Disclosure123
Section 5.19	Subsidiaries123
Section 5.20	PATRIOT Act; OFAC; Anti-Terrorism Laws; Sanctions124
Section 5.21	Foreign Corrupt Practices Act; Anti-Corruption Laws124
Section 5.22	Insurance125
Section 5.23	Compliance with Statutes, etc125
Section 5.24	Employment and Labor Relations125
Section 5.25	No EEA Financial Institutions125
ARTICLE VI AFFIRMATIVE COVENANTS	125
Section 6.01	Reporting Requirements126
Section 6.02	Books, Records and Inspections128
Section 6.03	Insurance129
Section 6.04	Payment of Taxes129
Section 6.05	Preservation of Existence129
Section 6.06	Maintenance of Property130
Section 6.07	Compliance with Laws, etc130
Section 6.08	Compliance with Environmental Laws130
Section 6.09	Certain Subsidiaries to Join in Guaranty131
Section 6.10	Additional Security; Real Estate Matters; Further Assurances131
Section 6.11	Use of Proceeds133
Section 6.12	Change in Business133
Section 6.13	Designation of Subsidiaries133
Section 6.14	ERISA134

Page

Section 6.15	Ratings; Meetings with Ratings Agencies135
Section 6.16	Anti-Corruption Laws135
Section 6.17	Sanctions135
ARTICLE VII NEGATIVE COVENANTS	135
Section 7.01	Consolidation, Merger, Acquisitions, Asset Sales, etc135
Section 7.02	Liens137
Section 7.03	Indebtedness139
Section 7.04	Investments and Guaranty Obligations143
Section 7.05	Restricted Payments145
Section 7.06	Financial Covenant148
Section 7.07	Restrictions on Negative Pledges149
Section 7.08	Transactions with Affiliates150
Section 7.09	Amendment of Junior Debt Document151
Section 7.10	Fiscal Year151
ARTICLE VIII EVENTS OF DEFAULT	152
Section 8.01	Events of Default152
Section 8.02	Remedies154
Section 8.03	Application of Certain Payments and Proceeds154
ARTICLE IX THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT	155
Section 9.01	Appointment155
Section 9.02	Delegation of Duties157
Section 9.03	Exculpatory Provisions158
Section 9.04	Reliance by Administrative Agent and Collateral Agent159
Section 9.05	Notice of Default159
Section 9.06	Non-Reliance160
Section 9.07	No Reliance on Administrative Agent’s Customer Identification Program160
Section 9.08	Patriot Act160
Section 9.09	Indemnification160
Section 9.10	The Administrative Agent and Collateral Agent in Each Individual Capacity161
Section 9.11	Successor Agent161
Section 9.12	Other Agents162
Section 9.13	Agency for Perfection162
Section 9.14	Proof of Claim162
Section 9.15	Posting of Approved Electronic Communications163
Section 9.16	Withholding Taxes164
Section 9.17	Resignation/Replacement of LC Issuer and Swing Line Lender165
Section 9.18	Right to Realize on Collateral and Enforce Guaranty165
Section 9.19	Cash Management Banks and Designated Hedge Creditors~~166~~165
Section 9.20	ERISA Matters166
ARTICLE X MISCELLANEOUS	167
Section 10.01	Payment of Expenses etc167
Section 10.02	Indemnification167
Section 10.03	Right of Setoff168
Section 10.04	Equalization168

Page

Section 10.05	Notices~~169~~168
Section 10.06	Successors and Assigns170
Section 10.07	No Waiver; Remedies Cumulative176
Section 10.08	Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial~~177~~176
Section 10.09	Counterparts178
Section 10.10	Integration178
Section 10.11	Headings Descriptive178
Section 10.12	Amendment or Waiver; Acceleration by Required Lenders~~179~~178
Section 10.13	Survival of Indemnities~~184~~183
Section 10.14	Domicile of Loans~~184~~183
Section 10.15	Confidentiality~~184~~183
Section 10.16	Limitations on Liability of the LC Issuers185
Section 10.17	General Limitation of Liability185
Section 10.18	No Duty~~186~~185
Section 10.19	Lenders and Agent Not Fiduciary to Parent Borrower, etc~~186~~185
Section 10.20	Survival of Representations and Warranties186
Section 10.21	Severability186
Section 10.22	Interest Rate Limitation186
Section 10.23	Patriot Act~~187~~186
Section 10.24	Customary Intercreditor Agreement~~187~~186
Section 10.25	Release of Guarantees and Liens~~187~~186
Section 10.26	Reinstatement~~188~~187
Section 10.27	Lender Action~~188~~187
Section 10.28	Judgment Currency~~188~~187
Section 10.29	Acknowledgement and Consent to Bail-In of EEA Financial Institutions188
Section 10.30	Florida Stamp Tax~~189~~188
Section 10.31.	Acknowledgment Regarding any Supported QFCs~~189~~188

SCHEDULES

Schedule 1	--	Commitments
Schedule 2	--	Restricted and Unrestricted Subsidiaries
Schedule 2.05(a)	--	Existing Letters of Credit
Schedule 3	--	Subsidiary Guarantors
Schedule 4	--	Mortgaged Real Property
Schedule 5.12	--	Real Property
Schedule 5.19	--	Subsidiaries
Schedule 6	--	Hedge Agreements
Schedule 6.10(c)	--	Real Estate Deliverables
Schedule 7.02	--	Liens
Schedule 7.03	--	Indebtedness
Schedule 7.04	--	Investments
Schedule 7.07	--	Contractual Obligations
Schedule 7.08	--	Transactions with Affiliates
Schedule 10.05	--	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Exhibit A-1	--	Form of Revolving Facility Note
Exhibit A-2	--	Form of Swing Line Note
Exhibit A-3	--	Form of Term Note
Exhibit B-1	--	Form of Notice of Borrowing
Exhibit B-2	--	Form of Notice of Continuation or Conversion
Exhibit B-3	--	Form of LC Request
Exhibit C	--	Form of Guaranty
Exhibit D	--	Form of Solvency Certificate
Exhibit E	--	Form of Compliance Certificate
Exhibit F	--	Form of Closing Certificate
Exhibit G	--	Form of Assignment Agreement
Exhibit H-1	--	Form U.S. Tax Certificate (For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-2	--	Form U.S. Tax Certificate (For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-3	--	Form U.S. Tax Certificate (For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit H-4	--	Form U.S. Tax Certificate (For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit I-1	--	Form of Second Lien Intercreditor Agreement
Exhibit I-2	--	Form of Equal Priority Intercreditor Agreement
Exhibit J	--	Form of Intercompany Note
Exhibit K 1	--	Form of Acceptance and Prepayment Notice
Exhibit K 2	--	Form of Discount Range Prepayment Notice
Exhibit K 3	--	Form of Discount Range Prepayment Offer
Exhibit K 4	--	Form of Solicited Discounted Prepayment Notice
Exhibit K 5	--	Form of Solicited Discounted Prepayment Offer
Exhibit K 6	--	Form of Specified Discount Prepayment Notice
Exhibit K 7	--	Form of Specified Discount Prepayment Response
Exhibit L	--	Form of Additional Borrower Agreement
Exhibit M	--	Form of Secured Hedge Agreement Designation
Exhibit N	--	Form of Security Agreement

i

This CREDIT AGREEMENT is entered into as of February 16, 2016, as amended by that certain First Amendment to Credit Agreement, dated February 17, 2017, as further amended by that certain Second Amendment to Credit Agreement, dated March 16, ~~2018 and~~2018, as further amended by that certain Third Amendment to Credit Agreement, dated October 31, ~~2019,~~2019 and as further amended by that certain Fourth Amendment to Credit Agreement, dated October 25, 2021, among the following: (i) PGT Innovations, Inc. (formerly known as PGT, Inc.), a Delaware corporation (the “Parent Borrower” and collectively with any Additional Borrowers from time to time party hereto, the “Borrowers”); (ii) the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”); and (iii) Truist Bank (f/k/a SunTrust Bank) (“~~SunTrust~~Truist Bank”), as the administrative agent (in such capacity, the “Administrative Agent”), as the Collateral Agent (as hereinafter defined), as the Swing Line Lender (as hereinafter defined), and as an LC Issuer (as hereinafter defined).

PRELIMINARY STATEMENTS:

Pursuant to the ~~Third~~Fourth Amendment, and upon the satisfaction of the conditioning set forth therein, the Existing Credit Agreement is being amended in the form of this Agreement.

AGREEMENT:

In consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

Article I

DEFINITIONS AND TERMS

Section 1.01Certain Defined Terms.  As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Acceptable Discount” has the meaning set forth in Section 2.13(a)(iv)(D)(2).

“Acceptable Prepayment Amount” has the meaning set forth in Section 2.13(a)(iv)(D)(3).

“Acceptance and Prepayment Notice” means a notice of the Parent Borrower’s acceptance of the Acceptable Discount in substantially the form of Exhibit K-2.

“Acceptance Date” has the meaning set forth in Section 2.13(a)(iv)(D)(2).

“Acquired EBITDA” means, with respect to any Acquired Entity or Business and any Converted Restricted Subsidiary (any of the foregoing, a “Pro Forma Entity”) for any period, the amount for such period of Consolidated EBITDA of such Pro

Forma Entity (determined as if references to Parent Borrower and the Restricted Subsidiaries in the definition of the term “Consolidated EBITDA” were references to such Pro Forma Entity and its Restricted Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has the meaning set forth in the definition of “Consolidated EBITDA.”

“Acquisition” means any transaction or series of related transactions resulting in (i) the acquisition by the Parent Borrower or any Restricted Subsidiary of all or substantially all of the assets of any Person, or any line of business, business unit or division of any Person, (ii) the acquisition or ownership by the Parent Borrower or any Restricted Subsidiary of in excess of 50% of the Capital Stock of any Person such that such Person becomes a Restricted Subsidiary, or (iii) the acquisition by the Parent Borrower or any Restricted Subsidiary of another Person by a merger, consolidation, amalgamation or any other combination with such Person.

“Additional Borrower” means any Person who shall from time to time become a party to this Agreement as a “Borrower” hereunder upon the execution and delivery of an Additional Borrower Agreement.

“Additional Borrower Agreement” means the Additional Borrower Agreement substantially in the form of Exhibit L hereto.

“Additional Lender” means, at any time, any bank, other financial institution or institutional investor that, in any case, is not an existing Lender at such time and provides any portion of any Incremental Facility in accordance with Section 2.16.

“Additional Refinancing Lender” has the meaning set forth in Section 2.18(a).

“Additional Security Document” has the meaning set forth in Section 6.10(a).

“Adjusted Eurodollar Rate” shall mean, with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the London interbank offered rate for deposits in U.S. Dollars appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (the “Screen Rate”) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, with a maturity comparable to such Interest Period (provided that if such rate is less than zero, such rate shall be deemed to be zero), divided by (ii) a percentage equal to 1.00 minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) expressed as a decimal (rounded upward to the next 1/100th of 1%) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in U. S. Dollars in an amount equal to the amount of such Eurodollar Loan are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time), two (2) Business Days prior to the first day of such Interest Period.  For purposes of this Agreement, the Adjusted LIBO Rate will not be less than zero percent (0.00%) per annum with respect to Initial Term Loans and Initial Revolving Loans.

“Administrative Agent” has the meaning set forth in the preamble to this Agreement and includes any successor to the Administrative Agent appointed pursuant to Section 9.11.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person, or, in the case of any Lender that is an investment fund, the investment advisor thereof and any investment fund having the same investment advisor.  For the purposes of this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “controlling” and “controlled” have meanings correlative thereto.

“Agents” means the Administrative Agent, the Collateral Agent, the Syndication Agent, the Documentation Agent and the Senior Managing Agent.

“Aggregate Credit Facility Exposure” means, at any time, the sum of (i) the Aggregate Revolving Facility Exposure at such time and (ii) the aggregate principal amount of the Term Loans outstanding at such time.

“Aggregate Revolving Facility Exposure” means, at any time, the sum of (i) the aggregate principal amount of all Revolving Loans made by all Lenders and outstanding at such time, (ii) the principal amount of Swing Loans outstanding at such time, and (iii) the aggregate amount of the LC Outstandings at such time.

“Agreement” means this Credit Agreement, including any exhibits or schedules, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified.

“Alternate Base Rate” means for any day a rate per annum equal to the highest of (i) the rate of interest which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time (the “Prime Rate”), (ii) the Federal Funds Rate, as in effect from time to time, plus 0.50%,(iii) the Adjusted Eurodollar Rate determined on a daily basis for an Interest Period of one (1) month, plus 1.00% (any changes in such rates to be effective as of the date of any change in such rate), and (iv) zero percent (0.00%); provided that the Base Rate with respect to Initial Term Loans and Initial Revolving Loans will be deemed not to be less than 1.00% per annum.  The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer.  The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate.  Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate, or the Adjusted Eurodollar Rate will be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate, or the Adjusted Eurodollar Rate.

“Anti-Terrorism Laws” has the meaning set forth in Section 5.20.

“Applicable Commitment Fee Rate” means, at any time in respect of the Initial Revolving Commitments, (a) from the Third Amendment Effective Date to the date on which a Compliance Certificate is delivered pursuant to Section 6.01(c) for the first full fiscal quarter after the Third Amendment Effective Date, 0.25% per annum and (b) thereafter, the applicable percentage per annum set forth below determined by reference to the First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate delivered pursuant to Section 6.01(c):

Pricing Level	First Lien Net Leverage Ratio	Applicable Commitment Fee Rate
Level 1	≥ 2.00 to 1.00	0.35%
Level 2	< 2.00 to. 1.00 and ≥ 1.00 to 1.00	0.30%
Level 3	< 1.00 to 1.00	0.25%

Any increase or decrease in the Applicable Commitment Fee Rate resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with Section 6.01(c), then Pricing Level 1 shall apply for the Initial Revolving Commitments as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

In the event that the Parent Borrower or the Lenders (by written notice to the Parent Borrower) reasonably determine that (i) the First Lien Net Leverage Ratio as calculated by the Parent Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the First Lien Net Leverage Ratio would have resulted in a higher Applicable Commitment Fee Rate for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or any LC Issuer), an amount equal to the excess of the amount of Commitment Fees that should have been paid for such period over the amount of Commitment Fees actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or any LC Issuer, as the case may be, under Section 2.05(h)(ii), 2.09(d), 2.11(c), 2.11(d) or under Article VIII.

“Applicable Discount” has the meaning set forth in Section 2.13(a)(iv)(C)(2).

“Applicable Margin” means a percentage per annum equal to (i) in the case of Initial Term Loans maintained as (A) Base Rate Loans, 1.00% and (B) Eurodollar Loans, 2.00% and (ii) in the case of Revolving Loans, (x) from the Third Amendment Effective Date to the date on which a Compliance Certificate is delivered pursuant to Section 6.01(c) for the first full fiscal quarter after the Third Amendment Effective Date, in the case of Revolving Loans maintained as (A) Base Rate Loans, 1.00% and (B) Eurodollar Loans, 2.00% and (y) thereafter, the applicable percentage per annum set forth below determined by reference to the First Lien Net Leverage Ratio as set forth in the most recent Compliance Certificate delivered pursuant to Section 6.01(c):

Pricing Level	First Lien Net Leverage Ratio	Adjusted Eurodollar Rate Loans	Base Rate Loans
Level 1	≥ 2.00 to 1.00	2.75%	1.75%
Level 2	< 2.00 to. 1.00 and ≥ 1.00 to 1.00	2.25%	1.25%
Level 3	< 1.00 to 1.00	2.00%	1.00%

Any increase or decrease in the Applicable Margin resulting from a change in the First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with Section 6.01(c), then Pricing Level 1 shall apply in respect of the Revolving Loans as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the date on which such Compliance Certificate is delivered. Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.09.

In the event that the Parent Borrower or the Lenders (by written notice to the Parent Borrower) reasonably determine that (i) the First Lien Net Leverage Ratio as calculated by the Parent Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the First Lien Net Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or any LC Issuer), an amount equal to the excess of the amount of interest that should have been paid for such period over the amount of interest actually paid for such period.  This paragraph shall not limit the rights of the Administrative Agent, any Lender or any LC Issuer, as the case may be, under Section 2.05(h)(ii), 2.09(d), 2.11(c), 2.11(d) or under Article VIII.

“Approved Bank” has the meaning set forth in clause (ii) of the definition of “Cash Equivalents.”

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means the entities listed as Joint Lead Arrangers and Joint Book Running Managers on the cover page hereof and the Fourth Amendment Arranger.

“Asset Sale” means, with respect to any Person, the non-ordinary course sale, lease (which results in the permanent disposition of the subject property), transfer or other disposition (including by means of Sale and Lease-Back Transactions, and by means of mergers, consolidations, amalgamations and liquidations of a corporation, partnership or limited liability company of the interests therein of such Person) by such Person to any other Person of any of such Person’s assets; provided that the term “Asset Sale” shall specifically exclude, without limitation, (i) the making of any Restricted Payment that is permitted to be made, and is made, pursuant to Section 7.05, (ii) the making of any Investment that is permitted to be made, and is made, pursuant to Section 7.04, (iii) [reserved], (iv) to the extent allowable under Section 1031 of the Code, or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a similar business to the Parent Borrower or any Restricted Subsidiary; (v) the lease, assignment, sub-lease, license or sub-license of any Real Property (other than a Sale and Lease-Back Transaction), (vi) the unwinding of any Hedge Agreement, (vii) (a) the issuance of directors’ qualifying shares and the issuance of shares issued to foreign nationals as and to the extent required by applicable law and/or (b) any sale or issuance of Capital Stock of the Parent Borrower, (viii) the actual or constructive loss of any property or the use thereof resulting from any Event of Loss, (ix) any disposition of cash or Cash Equivalents and (x) dispositions of investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements.

“Assignment Agreement” means an Assignment Agreement substantially in the form of Exhibit G hereto or any other form approved by the Administrative Agent.

“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Parent Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Term Loan Prepayment pursuant to Section 2.13(a)(iv); provided that the Parent Borrower shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that neither the Parent Borrower nor any of its Affiliates may act as the Auction Agent.

“Authorized Officer” means, with respect to any Person, any of the following officers:  the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, Chief Accounting Officer, any Senior Vice President, the Controller, the Treasurer, any Vice President, the Secretary, the Assistant Secretary or such other Person as is authorized in writing by the Parent Borrower to act on behalf of such Person and is reasonably acceptable to the

Administrative Agent.  Unless otherwise qualified, all references herein to an Authorized Officer shall refer to an Authorized Officer of the Parent Borrower.

“Available Amount” means, as of any date of determination, an amount, not less than zero, equal to (a) 50% of the Consolidated Net Income of the Parent Borrower for the period (taken as one accounting period) from October 1, 2019 to the end of the Borrower’s most recently ended fiscal quarter for which financial statements have been required to be delivered pursuant to Section 6.01(a) or (b) as of such date, plus (b) the aggregate amount of Net Cash Proceeds received by the Parent Borrower or any Parent Entity after the Third Amendment Effective Date from the issuance of Capital Stock of the Parent Borrower or any Parent Entity (other than (i) Disqualified Equity Interests or (ii) to the extent of Indebtedness incurred pursuant to Section 7.03(y)) or cash capital contributions to Parent Borrower or any Parent Entity, plus (c) the Net Cash Proceeds of Indebtedness and Disqualified Equity Interests of the Parent Borrower issued after the Third Amendment Date, which have been exchanged or converted into Qualified Equity of the Parent Borrower or any Parent Entity (other than to the extent of Indebtedness incurred pursuant to Section 7.03(y)), plus (d) the Net Cash Proceeds received by the Parent Borrower and its Restricted Subsidiaries from sales of Investments made with the Available Amount after the Third Amendment Effective Date, plus (e) returns, profits, distributions and similar amounts received by the Parent Borrower and its Restricted Subsidiaries in cash or Cash Equivalents on Investments made with the Available Amount after the Third Amendment Effective Date, plus (f) the Investments of the Parent Borrower and its Restricted Subsidiaries in any Unrestricted Subsidiary that has been redesignated as a Restricted Subsidiary or that has been merged or consolidated into the Parent Borrower or any of its Restricted Subsidiaries after the Third Amendment Effective Date or the Fair Market Value of the assets of any Unrestricted Subsidiary that have been transferred to the Parent Borrower or any of its Restricted Subsidiaries after the Third Amendment Effective Date (but only to the extent that such Unrestricted Subsidiary had been designated as an Unrestricted Subsidiary pursuant to Section 6.13 prior to such date, and the Parent Borrower had been deemed to have made an Investment at the time of such designation), plus (g) any Declined Amounts, plus (h) $52,862,365, minus (i) [reserved], minus (j) [reserved], minus (k) the sum of all prior Investments made pursuant to Section 7.04(m)(ii), Restricted Payments made pursuant to Section 7.05(f)(ii) and Restricted Payments made pursuant to Section 7.05(h)(ii).

“Available Amount Equity Component” means, as of any date of determination, that portion of the Available Amount that is equal to sum of the amounts referred to in clauses (b) and (c) of the definition thereof.

“Bail-in Action” means the application of any write-down or conversion powers by an EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bankruptcy Code” means, Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Bankruptcy Plan” means any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws related to any Credit Party.

“Base Rate,” when used in reference to any Loan or Borrowing, refers to whether such Loan is, or the Loans comprising such Borrowing are, bearing interest at a rate determined by reference to the Alternate Base Rate.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 75 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Borrower Offer of Specified Discount Prepayment” means the offer by the Parent Borrower to make a voluntary prepayment of Term Loans at a Specified Discount to par pursuant to Section 2.13(a)(iv)(B).

“Borrower Solicitation of Discount Range Prepayment Offers” means the solicitation by the Parent Borrower of offers for, and the corresponding acceptance by a Lender of, a voluntary prepayment of Term Loans at a specified range of discounts to par pursuant to Section 2.13(a)(iv)(C).

“Borrower Solicitation of Discounted Prepayment Offers” means the solicitation by the Parent Borrower of offers for, and the subsequent acceptance, if any, by a Lender of, a voluntary prepayment of Term Loans at a discount to par pursuant to Section 2.13(a)(iv)(D).

“Borrowers” has the meaning set forth in the preamble hereof.

“Borrowing” means a Revolving Borrowing, a Term Borrowing or the incurrence of a Swing Loan.

“Business Day” means (a) for all purposes other than covered by clause (b) below, any day other than Saturday, Sunday and any other day on which banking institutions in Atlanta, Georgia or New York are authorized or required by law or other government action to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) above and which is also a day for trading by and between banks in U.S. dollar deposits in the London interbank market.

“Capital Distribution” means, with respect to any Person, a payment made, liability incurred or other consideration given for the purchase, acquisition, repurchase, redemption or retirement of any Capital Stock of such Person or as a dividend, return of capital or other distribution in respect of any of such Person’s Capital Stock.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will Capital Stock include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

“Cash Collateral” has a meaning correlative to the definition of “Cash Collateralize” below and shall include the proceeds of such cash collateral and other credit support.

“Cash Collateralize” means to deposit in an account subject to a blocked account control agreement in form and substance reasonably satisfactory to the Administrative Agent and each applicable LC Issuer or to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Administrative Agent, the LC Issuers, the Swing Line Lender or the Lenders, as collateral for Obligations relating to Letters of Credit, Obligations in respect of Swing Loans or obligations of Lenders to fund participations in respect of such Obligations, as applicable, cash, Cash Equivalents or deposit account balances, in each case, in an amount equal to 103% of such Obligations or, if the Administrative Agent and each applicable LC Issuer or the Swing Line Lender, as applicable, shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and each applicable LC Issuer or the Swing Line Lender, as applicable.

“Cash Equivalents” means any of the following:

(i)securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government having maturities of not more than one year from the date of acquisition;

(ii)certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $250,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of foreign banks (any such bank, an “Approved Bank”);

(iii)commercial paper issued by any Lender or Approved Bank or by the parent company of any Lender or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, or guaranteed by any industrial company with a long-term unsecured debt rating of at least A- or A3, or the equivalent of each thereof, from S&P or Moody’s, as the case may be, and in each case maturing within one hundred eighty (180) days after the date of acquisition;

(iv)fully collateralized repurchase agreements entered into with any Lender or Approved Bank having a term of not more than thirty (30) days and covering securities described in clause (i) above;

(v)repurchase obligations of any Person satisfying the requirements of clause (ii) of this definition or that has commercial paper outstanding that satisfies the requirements of clause (iii) of this definition, or any other financial institution whose unsecured long-term debt (or the unsecured long-term debt of whose holding company) is rated at least A- or better by S&P or A3 or better by Moody’s, having a term of not more than one year, with respect to securities issued or fully guaranteed or insured by the United States;

(vi)securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A- by S&P or A3 by Moody’s;

(vii)securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any Person satisfying the requirements of clause (ii) of this definition or that has outstanding commercial paper satisfying the requirements of clause (iii) of this definition or any other financial institution whose unsecured long-term debt (or the unsecured long-term debt of whose holding company) is rated at least A- or better by S&P or A3 or better by Moody’s;

(viii)short-term tax-exempt securities rated not lower than MIG -1/1+ by either Moody’s or S&P with provisions for liquidity or maturity accommodations of one hundred eighty-three (183) days or less;

(ix)investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (viii) above;

(x)investments in money market funds access to which is provided as part of “sweep” accounts maintained with a Lender or an Approved Bank;

(xi)investments in industrial development revenue bonds that (A) “re-set” interest rates not less frequently than quarterly, (B) are entitled to the benefit of a remarketing arrangement with an established broker dealer, and (C) are supported by a direct pay letter of credit covering principal and accrued interest that is issued by an Approved Bank;

(xii)investments in pooled funds or investment accounts consisting solely of investments of the nature described in the foregoing clause (vii); and

(xiii)marketable money market funds that are rated AAA by S&P and Aaa by Moody’s, in each case maturing within twelve (12) months after the date of creation thereof.

“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services.

“Cash Management Bank” means any Person that, either (x) at the time it enters into a Cash Management Agreement or (y) at any time after it enters into a Cash Management Agreement, is or becomes a Lender or an Agent or an Affiliate of a Lender or an Agent, in its capacity as a party to such Cash Management Agreement.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overdraft facility that is not in default):  Automated Clearing House (ACH) transactions, treasury and/or cash management services, including controlled disbursement services, overdraft facilities, foreign exchange facilities, credit and debit cards, purchase card, electronic funds transfer, deposit and other accounts and merchant services.

“Cash Proceeds” means, with respect to (i) any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by any Credit Party from such Asset Sale, and (ii) any Event of Loss, the aggregate cash payments, including all insurance proceeds and proceeds of any award for condemnation or taking, received by any Credit Party in connection with such Event of Loss.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq. and the regulations promulgated thereunder.

“CFC” has the meaning set forth in the definition of “Excluded Foreign Subsidiary.”

“Change in Control” means the occurrence of any of the following events:

(a)Parent Borrower shall at any time cease to own directly or indirectly 100% of the Capital Stock of CGI Windows & Doors, Inc., a Delaware corporation (other than in connection with transactions permitted under Section 7.01);

(b)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the 1934 Act) is or shall become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the 1934 Act), directly or indirectly, of more than 35% of Capital Stock of the Parent Borrower (determined on a fully diluted basis) entitled to vote in the election of the board of directors or other equivalent governing body of the Parent Borrower;

(c)the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Parent Borrower and its Subsidiaries, taken as a whole; or

(d)any “change of control” or similar event shall occur under any Indebtedness for borrowed money that constitutes Material Indebtedness of the Parent Borrower and/or its Restricted Subsidiaries if the effect of such occurrence is to cause, or (with the giving of notice or lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, either alone or together with the occurrence of one or more additional events, such Indebtedness to become due prior to its stated maturity or to permit the termination of the commitment to lend pursuant to any such instrument or agreement, or to cause Parent Borrower or such Restricted Subsidiary to make an offer to such holder or holders to prepay, repurchase or redeem such Indebtedness prior to its stated maturity.

“Change in Law” means the occurrence, after the Third Amendment Effective Date, of any of the following:  (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, implementation, interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender or LC Issuer (or, for purposes of Section 3.03, by any lending office of such Lender or by such Lender’s or LC Issuer’s holding company, if any) with any request, rule, guideline or directive (whether or not having the force of law) of any Governmental Authority; provided that all requests, rules, regulations, guidelines or directives issued, enacted or promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Bank for International Settlements and the Basel Committee on Banking Regulations and Supervisory Practices (or any successor authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Claims” has the meaning set forth in the definition of “Environmental Claims.”

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing are, Extended Revolving Credit Loans, Revolving Loans, Refinancing Revolving Credit Loans, Incremental Initial Revolving Loans (of a Class), Initial Term Loans, Incremental Term Loans (of a Class), Extended Term Loans (of the same Extension Series), Refinancing Term Loans, Swing Loans and, when used in reference to any Commitment, refers to whether such Commitment is an Extended Revolving Credit Commitment (of the same Extension Series), a Revolving Commitment, a Refinancing Revolving Credit Commitment, an Incremental Revolving Credit Commitment (of a Class), Refinancing Term Loan Commitment, a Swing Line Commitment, or an Incremental Term Loan Commitment (of a Class) and when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment with respect to the applicable Class.  Commitments (and, in each case, the Loans made pursuant to such Commitments) that have the same terms and conditions shall be construed to be in the same Class.

“Closing Certificate” means a certificate substantially in the form of Exhibit F attached hereto.

“Closing Date” means February 16, 2016.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets on which a Lien is granted or purported to be granted pursuant to any Security Document to secure any or all of the Obligations.

“Collateral Agent” means ~~SunTrust~~Truist Bank, in its capacity as collateral agent, security trustee or pledgee for the Secured Creditors under any of the Loan Documents, or any successor collateral agent.

“Commercial Letter of Credit” means any letter of credit or similar instrument issued for the purpose of providing the primary payment mechanism in connection with the purchase of materials, goods or services.

“Commitment” means, with respect to each Lender, (i) its Revolving Commitment or (ii) its Term Commitment, if any, or, in the case of such Lender, all of such Revolving Commitments and Term Commitments of such Lender.

“Commitment Fees” has the meaning set forth in Section 2.11(a).

“Commodities Hedge Agreement” means a commodities contract purchased by the Parent Borrower or any of its Subsidiaries in the ordinary course of business, and not for speculative purposes, with respect to raw materials (including, for the avoidance of doubt, aluminum) necessary to the manufacturing or production of goods in connection with the business of the Parent Borrower and its Subsidiaries.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning set forth in Section 9.15(a).

“Competitor” means any competitor of the Parent Borrower or any of its Restricted Subsidiaries operating in the same or a similar line of business as the Parent Borrower or any of its Restricted Subsidiaries, as disclosed to the Administrative Agent in writing by the Parent Borrower from time to time.

“Compliance Certificate” has the meaning set forth in Section 6.01(c).

“Confidential Information” has the meaning set forth in Section 10.15(b).

“Conservator” has the meaning set forth in the definition of “Insolvency Event.”

“Consideration” means, in connection with any Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurrence of liabilities (direct or contingent), and the payment of consulting fees (excluding any fees payable to any investment banker in connection with such Acquisition) or fees for a covenant not to compete.

“Consolidated Depreciation and Amortization Expense” means, for any Testing Period, all depreciation and amortization expenses of the Parent Borrower and its Restricted Subsidiaries and amortization of capitalized software expenditures, all as determined for the Parent Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, for any Testing Period, Consolidated Net Income of the Parent Borrower and its Restricted Subsidiaries for such period, plus (without duplication) and, except with respect to clauses (f), (j), (k) or (l) below, to the extent deducted (and not added back or excluded) in the calculation of Consolidated Net Income:

(a)the sum of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Interest Expense, (ii) Consolidated Income Tax Expense, and (iii) Consolidated Depreciation and Amortization Expense;

(b)any non-cash charges or losses; provided that any non-cash charges or losses shall be treated as cash charges or losses in any subsequent Testing Period during which cash disbursements attributable thereto are made;

(c)any extraordinary, unusual, non-recurring or exceptional expenses, losses or charges, exclusive of those described in clause (d) below;

(d)any expenses relating to the Transactions, Permitted Acquisitions (or any other acquisition not otherwise permitted that requires a waiver or consent of the applicable Lenders), Investments, recapitalizations, dispositions, issuances or repayments of indebtedness, issuances of equity securities, offerings of Capital Stock of the Parent Borrower, sale processes, refinancing transactions or amendments or other modifications of any debt instrument (in each case, including any such transaction consummated prior to the Third Amendment Effective Date and any such transaction whether or not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction (regardless of whether any such transaction described in this clause (d) is completed);

(e)[reserved];

(f)proceeds from business interruption insurance (to the extent (i) actually received and (ii) not reflected as revenue or income in such statement of Consolidated Net Income);

(g)any loss (including all reasonable fees and expenses or charges relating thereto) from abandoned, closed, disposed or discontinued operations and any losses on disposal of abandoned, closed or discontinued operations, which losses the Parent Borrower determines are factually supportable; provided that that the Parent Borrower shall have delivered to the Administrative Agent, together with the Section 6.01 Financials for the period in which such loss, expense or charge occurred, a certificate of a Financial Officer specifying and quantifying such losses, expenses and charges;

(h)any loss (including all reasonable fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions, other than in the ordinary course of business (as determined by the management of the Parent Borrower in good faith), which losses the Parent Borrower determines are factually supportable; provided that that the Parent Borrower shall have delivered to the Administrative Agent, together with the Section 6.01 Financials for the period in which such loss, expense or charge occurred, a certificate of a Financial Officer specifying and quantifying such losses, expenses and charges;

(i)any non-cash loss attributable to the mark-to-market movement in the valuation of hedging obligations (including hedging obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133 “Accounting for Derivative Hedging Instruments”;

(j)[reserved];

(k)[reserved]; and

(l)expected cost savings, operating expense reductions, restructuring charges and expenses and synergies related to Acquisitions, divestitures, restructuring, cost savings initiatives and other similar initiatives and projected by the Parent Borrower in good faith to result from actions with respect to which substantial steps have been or will be taken (in the good faith determination of the Parent Borrower) within eighteen (18) months after such transaction is consummated or such initiative is implemented; provided that (A) a duly completed certificate signed by a Financial Officer of the Parent Borrower shall be delivered to the Administrative Agent with the delivery of Section 6.01 Financials certifying that (x) such cost savings, operating expense reductions restructuring charges and expenses and synergies are reasonably identifiable, reasonably anticipated to be realizable and factually supportable in the good faith judgment of the Parent Borrower as specified and quantified in such certificate and (y) such actions are to be taken within, in the case of any such cost savings, operating expense reductions, restructuring charges and expenses and synergies in connection with such transactions and initiatives, eighteen (18) months after the consummation of such transaction or the implementation of such initiative, which is expected to result in such cost savings, operating expense reductions, restructuring charges and expenses and synergies, (B) no cost savings, operating expense reductions, restructuring charges and expenses and synergies shall be added pursuant to this clause (l) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, and (C) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (l) to the extent occurring more than four full fiscal quarters after the specified action taken in order to realize such projected cost savings, operating expense reductions, restructuring charges and expenses and synergies; provided, further, that the aggregate amount of the add-backs set forth in this clause (l) shall not exceed 20% of Consolidated EBITDA (before giving effect to the add-backs set forth in this clause (l)) in any Testing Period;

minus (without duplication), in each case, to the extent included in the calculation of Consolidated Net Income:

(a)non-cash gains or income, including any non-cash gain attributable to the mark-to-market movement in the valuation of hedging obligations (including hedging obligations entered into for the purpose of hedging against fluctuations in the price or availability of any commodity) or other derivative instruments pursuant to Financial Accounting Standards Board Statement No. 133 “Accounting for Derivative Hedging Instruments”; provided that any non-cash gains or income shall be treated as cash gains or income in any subsequent period during which cash receipts attributable thereto are received;

(b)any extraordinary or non-recurring income or gain;

(c)any gain (including all fees and expenses or income relating thereto) attributable to business dispositions or asset dispositions, other than in the ordinary course of business, as determined in good faith by a Financial Officer; and

(d)any gain or income from abandoned, closed, disposed or discontinued operations and any gains on disposal of abandoned, closed or discontinued operations,

in each case, as determined on a consolidated basis for the Parent Borrower and its Restricted Subsidiaries in accordance with GAAP.

For the avoidance of doubt:

(i)there shall be included in determining Consolidated EBITDA for any period, without duplication, (A) the Acquired EBITDA of any Person or business, or attributable to any property or asset acquired by the Parent Borrower or any of its Restricted Subsidiaries during such period (but not the Acquired EBITDA of any related Person or business or any Acquired EBITDA attributable to any assets or property, in each case to the extent not so acquired) to the extent not subsequently sold, transferred, abandoned or otherwise disposed of by the Parent Borrower or such Restricted Subsidiary (each such Person, business, property or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”) and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period and (B) an adjustment in respect of each Acquired Entity or Business and Converted Restricted Subsidiary equal to the amount of the Pro Forma Effect with respect to such Acquired Entity or Business or Converted Restricted Subsidiary for such period (including the portion thereof occurring prior to such acquisition); provided that, with respect to any determination to be made on a Pro Forma Basis, at the election of the Parent Borrower, such Acquired EBITDA (unless negative) or such adjustment shall not be required to be included for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate Consideration paid in connection with the Acquisition of such Acquired Entity or Business or the fair market value of such Converted Restricted Subsidiary, as applicable, is less than $25,000,000 in the aggregate for all such transactions in a fiscal year; and

(ii)to the extent included in Consolidated Net Income, there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred, abandoned or otherwise disposed of, closed or classified as discontinued operations (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) by the Parent Borrower or any of its Restricted Subsidiaries during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”) and the Disposed EBITDA of any Restricted Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted

Subsidiary”), in each case, based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period.

“Consolidated First Lien Debt” means, as of any date of determination, the amount of Total Funded Debt of the Parent Borrower and its Restricted Subsidiaries that is secured by a Lien on any asset or property of the Parent Borrower or any Restricted Subsidiary as of such date (subject to Section 2.16 and the definitions of “Permitted Incremental Indebtedness” and “Permitted Ratio Debt,” other than Liens expressly subordinated in writing to the Liens securing the Obligations and any other First Lien Obligations pursuant to a Customary Intercreditor Agreement).

“Consolidated Income Tax Expense” means, for any Testing Period, all provisions for taxes based on the net income, profits or capital, including federal, provincial, territorial, foreign, state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period (including in respect of repatriated funds and any penalties and interest related to such taxes), in each case, of the Parent Borrower or any of its Restricted Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Parent Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.  For purposes of this definition, whenever Pro Forma Effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a Financial Officer of the Parent Borrower.

“Consolidated Interest Expense” means with respect to the Parent Borrower and its Restricted Subsidiaries on a consolidated basis, for any Testing Period, interest expense in accordance with GAAP (net of interest income), adjusted, to the extent not included, to include without duplication (a) interest expense attributable to Finance Leases; (b) gains and losses on hedging or other derivatives to hedge interest rate risk; (c) fees and costs related to letters of credit, bankers’ acceptance financing, surety bonds and similar financings; (d) amortization or write-off of deferred financing fees, debt issuance costs, debt discount or premium, terminated hedging obligations and other commissions, financing fees and expenses; and (e) any costs associated with mark-to-market adjustments in respect of warrants for the Capital Stock of the Parent Borrower.

“Consolidated Net Income” means for any Testing Period, the net income (or loss) of any Person on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, excluding, without duplication:

(a)any net after-tax gains or losses (and all fees and expenses or charges relating thereto) attributable to the early extinguishment of Indebtedness or hedging obligations or other derivative instruments;

(b)the net income of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a subsidiary thereof in respect of such period;

(c)the cumulative effect of a change in accounting principles during such period to the extent included in net income;

(d)any increase in amortization or depreciation or any one-time non-cash charges or other effects resulting from purchase accounting in connection with the Transactions or any acquisition consummated after the Closing Date;

(e)any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP, which, without limiting the foregoing, shall include any impairment charges resulting from the application of Financial Accounting Standards Board Statements No. 142 and 144, and the amortization of intangibles arising pursuant to Financial Accounting Standards Board Statement No. 141;

(f)any non-cash expenses realized or resulting from employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options, restricted stock grants or other rights to officers, directors and employees of such person or any of its Restricted Subsidiaries; and

(g)any unrealized or realized gain or loss due solely to fluctuations in currency values and the related tax effects, determined in accordance with GAAP.

“Consolidated Secured Debt” means, as of any date of determination, the amount of Total Funded Debt of the Parent Borrower and its Restricted Subsidiaries that is secured by a Lien on any asset or property of the Parent Borrower or any Restricted Subsidiary as of such date.

“Consolidated Total Assets” means, as of any date of determination, the total assets of the Parent Borrower and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Parent Borrower delivered pursuant to the Section 6.01 Financials; provided that at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), this definition shall be applied based on the financial statements of the Parent Borrower in respect of its fiscal quarter ended September 30, 2015.

“Continue,” “Continuation” and “Continued” each refers to a continuation of a Eurodollar Loan for an additional Interest Period as provided in Section 2.10.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound other than the Obligations.

“Convert,” “Conversion” and “Converted” each refers to a conversion of Loans of one Type into Loans of another Type.

“Converted Restricted Subsidiary” has the meaning set forth in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning set forth in the definition of “Consolidated EBITDA.”

“Corrective Extension Amendment” has the meaning set forth in Section 2.17(f).

“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness (or Revolving Commitments) incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend (other than pursuant to Section 2.17 hereof), refund, renew, replace or refinance, in whole or part, existing Term Loans, existing Revolving Loans, existing unused Revolving Commitments or any existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) except to the extent otherwise permitted under this Agreement (subject to a dollar for dollar usage of any other basket set forth in Section 7.03 to the extent of any excess, if applicable), such extending, refunding, renewing, replacing or refinancing Indebtedness (including, if such Indebtedness includes any Refinancing Revolving Credit Commitments, the unused portion of such Refinancing Revolving Credit Commitments) is in an original aggregate principal amount (or accreted value, if applicable) not greater than the aggregate principal amount (or accreted value, if applicable) of the Refinanced Debt (and, in the case of Refinanced Debt consisting in whole or in part of unused Refinancing Revolving Credit Commitments, the amount thereof) plus an amount equal to unpaid accrued interest and premium thereon and any fees and expenses (including upfront fees and OID) thereon in connection with such extension, exchange, modification, refinancing, refunding, renewal or replacement, (ii) in the case of any such Indebtedness that is secured by a Lien on the Collateral, such Indebtedness has a maturity date and a Weighted Average Life to Maturity equal to or greater than that of the Refinanced Debt at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Refinanced Debt), (iii) in the case of any such Indebtedness that is not secured by a Lien on any of the Collateral, such Indebtedness has a maturity date that is at least ninety-one (91) days after that of the Refinanced Debt and has no scheduled amortization payments, (iv) in the case of any such Refinanced Debt that is secured by a Lien on the Collateral, such Credit Agreement Refinancing Indebtedness shall be subject to a Customary Intercreditor Agreement and (v) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, with 100% of the Net Cash Proceeds of the applicable Credit Agreement Refinancing Indebtedness (except to the extent such Net Cash Proceeds are attributable to Indebtedness that (x) is permitted by Section 7.03 (other than Section 7.03(a) or (s)), and (y) has been applied, if applicable, to the usage of a basket set forth in Section 7.03 (other than Section 7.03(a) or (s)) not later than the fifth Business Day following the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained; provided, that to the extent that such Refinanced Debt consists in whole or in part of Refinancing Revolving Credit Commitments or Revolving Loans or Swing Loans incurred pursuant to any Refinancing Revolving Credit Commitments, such Revolving Commitments being refinanced by the applicable refinancing Indebtedness shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Credit Event” means the making of any Borrowing (but excluding any Conversion or Continuation), any LC Issuance or the increase in the Stated Amount of a Letter of Credit.

“Credit Facility” means the credit facility established under this Agreement pursuant to which (i) the Lenders shall make Revolving Loans to the Borrowers, and shall participate in LC Issuances, under the Revolving Facility pursuant to the Revolving Commitment of each such Lender, (ii) each Lender with a Term Commitment shall make a Term Loan to the Borrowers pursuant to such Term Commitment of such Lender, (iii) the Swing Line Lender shall make Swing Loans to the Borrowers under the Swing Line Facility pursuant to the Swing Line Commitment, (iv) any Lender and/or Additional Lender shall make loans and/or provide commitments under any Incremental Facility pursuant to Section 2.16, (v) any Extending Lender shall make loans and/or provide commitments under any Extended Term Loan Facility or any Extended Revolving Credit Facility in accordance with Section 2.17, (vi) any Lender shall make loans and/or provide commitments under any Refinancing Term Loan Facility or any Refinancing Revolving Credit Facility in accordance with Section 2.18 and (vii) each LC Issuer shall issue Letters of Credit for the account of the LC Obligors in accordance with the terms of this Agreement.

“Credit Facility Exposure” means, for any Lender at any time, the sum of (i) such Lender’s Revolving Facility Exposure at such time, (ii) such Lender’s Revolving Facility Percentage of the principal amount of Swing Loans outstanding at such time, and (iii) the outstanding aggregate principal amount of the Term Loan made by such Lender, if any.

“Credit Party” means the Parent Borrower, each other Borrower and each Subsidiary Guarantor.

“Customary Intercreditor Agreement” means (a) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies) at the option of the Parent Borrower, either (i) an intercreditor agreement substantially in the form of the Equal Priority Intercreditor Agreement (with such modifications as may be necessary or appropriate in light of prevailing market conditions and reasonably acceptable to the Administrative Agent) or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and/or the Collateral Agent and the Parent Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to the control of remedies) and (b) to the extent executed in connection with the incurrence of Indebtedness secured by Liens on the Collateral which are intended to rank junior to the Liens on the Collateral securing the Obligations, at the option of the Parent Borrower, either (i) an intercreditor agreement substantially in the form of the Second Lien Intercreditor Agreement (with such modifications as may be necessary or appropriate in light of prevailing market conditions and reasonably acceptable to the Administrative Agent) or (ii) a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and/or the Collateral Agent and the Parent Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations.  With regard to any changes in light of prevailing market conditions as set forth above in clause (a)(i) or (b)(i) or with regard to clause (a)(ii) or (b)(ii), such changes or agreement, as applicable, shall be posted to the Lenders not less than three (3) Business Days before execution thereof and, if the Required Lenders shall not have objected to such changes within three (3) Business Days after posting, then the Required Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such intercreditor agreement (including with such changes) is reasonable and to have consented to such intercreditor agreement (including with such changes) and to the Administrative Agent’s execution thereof.

“Debt Incurrence Prepayment Event” means any issuance or incurrence by the Parent Borrower or any Restricted Subsidiary of any Indebtedness that is subject to the requirements of Section 2.13(c)(vi).

“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Amounts” has the meaning set forth in Section 2.13(c)(vii).

“Default” means any Event of Default or any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.  For the avoidance of doubt, any Default or Event of Default which may occur as a result of the failure to meet any delivery requirements hereunder shall cease to constitute a Default or Event of Default upon any delivery otherwise in compliance with such requirement.

“Default Rate” means, for any day, (i) with respect to any Loan, a rate per annum equal to 2.00% per annum above the interest rate that is or would be applicable from time to time to such Loan pursuant to Section 2.09(a)(i), Section 2.09(b)(i) or Section 2.09(c), as applicable and (ii) with respect to any other amount, a rate per annum equal to 2.00% per annum above the rate that would be applicable to Revolving Loans that are Base Rate Loans pursuant to Section 2.09(a)(i).

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Parent Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any LC Issuer, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two (2) Business Days of the date when due, (b) has notified the Parent Borrower, the Administrative Agent or any LC Issuer or Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on the Required Lenders’ good faith determination that a condition precedent to funding (which condition precedent, together with any applicable defaults, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Parent Borrower, to

confirm in writing to the Administrative Agent and the Parent Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Parent Borrower), or (d) has, after the Third Amendment Effective Date, a direct or indirect parent company that has (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, Conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) upon delivery of written notice of such determination to the Parent Borrower, each LC Issuer, each Swing Line Lender and each Lender.

“Designated Hedge Agreement” means (a) any Hedge Agreement to which the Parent Borrower or a Restricted Subsidiary is a party and as to which a Lender, an Agent or any of their Affiliates (or any Person that was a Lender, an Agent or an Affiliate of a Lender or Agent at the time such Hedge Agreement was entered into or becomes a Lender, an Agent or an Affiliate of a Lender or Agent at any time thereafter) is a counterparty that, pursuant to a Secured Hedge Designation Agreement signed by the Parent Borrower and acknowledged by the Administrative Agent, has been designated as a Designated Hedge Agreement (it being understood that failure by the Administrative Agent to acknowledge the Secured Hedge Designation Agreement does not invalidate the designation contained therein) and (b) each Hedge Agreement set forth on Schedule 6, including any amendment, amendment and restatement, refinancing, replacement or other modification thereof, in each case so that the Parent Borrower or its applicable Restricted Subsidiary’s counterparty’s credit exposure thereunder will be entitled to share in the benefits of the Guaranty and the Security Documents to the extent the Guaranty and such Security Documents provide guarantees or security for creditors of the Parent Borrower or any Subsidiary under Designated Hedge Agreements.

“Designated Hedge Creditor” means each Person that participates as a counterparty to any Designated Hedge Agreement.

“Designated Jurisdiction” means, at any time, a country, region or territory which is itself the subject of any Sanctions.

“Designated Non-Cash Consideration” means the Fair Market Value of the non-cash Consideration received by the Parent Borrower or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to a certificate, setting forth the basis of such valuation, executed by an Authorized Officer, minus the amount of cash or Cash Equivalents received in connection with a subsequent sale or conversion of, or collection on, such Designated Non-Cash Consideration.

“Discount Prepayment Accepting Lender” has the meaning set forth in Section 2.13(a)(iv)(B)(2).

“Discount Range” has the meaning set forth in Section 2.13(a)(iv)(C)(1).

“Discount Range Prepayment Amount” has the meaning set forth in Section 2.13(a)(iv)(C)(1).

“Discount Range Prepayment Notice” means a written notice of a Borrower Solicitation of Discount Range Prepayment Offers made pursuant to Section 2.13(a)(iv)(C) substantially in the form of Exhibit K-3.

“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender, substantially in the form of Exhibit K-4, submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.

“Discount Range Prepayment Response Date” has the meaning set forth in Section 2.13(a)(iv)(C)(1).

“Discount Range Proration” has the meaning set forth in Section 2.13(a)(iv)(C)(3).

“Discounted Prepayment Determination Date” has the meaning set forth in Section 2.13(a)(iv)(D)(3).

“Discounted Prepayment Effective Date” means, in the case of a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offer or Borrower Solicitation of Discounted Prepayment Offer, five (5) Business Days following the Specified Discount Prepayment Response Date, the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.13(a)(iv)(B)(1), Section 2.13(a)(iv)(C)(1) or Section 2.13(a)(iv)(D)(1), respectively, unless a shorter period is agreed to between the Parent Borrower and the Auction Agent.

“Discounted Term Loan Prepayment” has the meaning set forth in Section 2.13(a)(iv)(A).

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Parent Borrower and the Restricted Subsidiaries in the definition of “Consolidated EBITDA” were references to such Sold Entity or Business and its respective Subsidiaries or to such Converted Unrestricted Subsidiary and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary, as the case may be.

“Disqualified Equity Interests” means any Capital Stock that (a) by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than, subject to the second proviso below, as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to ninety-one (91) days after the Latest Maturity Date hereunder, (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof or as a result of a change of control or asset sale) for (i) debt securities or other Indebtedness or (ii) any Capital Stock referred to in clause (a) above, in each case at any time on or prior to ninety-one (91) days after the Latest Maturity Date hereunder, (c) contains any repurchase obligation (other than, subject to the second proviso below, as a result of a change of control or asset sale) that may come into effect prior to payment in full of all Obligations or (d) requires cash dividend payments prior to ninety-one (91) days after the Latest Maturity Date hereunder; provided that if such Capital Stock is issued pursuant to any plan for the benefit of employees of the Parent Borrower (or any Parent Entity thereof) or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Parent Borrower (or any Parent Entity thereof) or any of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, that any right to receive any cash upon the occurrence of a change of control or asset sale shall be contingent upon the Obligations being irrevocably paid in full (other than those relating to any Designated Hedge Agreement, cash management obligations constituting Obligations and indemnification and other contingent obligations for which no demand has been made and obligations in respect of Letters of Credit that have been Cash Collateralized).

“Disqualified Institution” means, collectively, (a) any bank, financial institution, other institutional lender, investor or fund (or their Affiliates) that has been specified in writing by the Parent Borrower to the Arrangers at any time on or prior to the Third Amendment Effective Date, (b) any Competitors of the Parent Borrower that have been specified in writing by the Parent Borrower to the Arrangers prior to the Third Amendment Effective Date (or to the Administrative Agent at any time thereafter) or (c) Affiliates of Competitors to the extent such Affiliates are clearly identifiable by their name or designated in writing by the Parent Borrower to the Administrative Agent (in each case, other than a bona fide debt fund or an investment vehicle that is engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course); provided that no such designation after the Third Amendment Effective Date shall be effective to retroactively disqualify any Lender.

“Documentation Agent” means Wells Fargo Bank, National Association.

“Dollars,” “U.S. Dollars” and the sign “$” each means lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state thereof or the District of Columbia.

“DQ List” has the meaning set forth in Section 10.06(d).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“ECP” shall have the meaning specified in the definition of “Excluded Swap Obligation.”

“Eligible Assignee” means (i) in the case of an assignment of Term Loans, (x) a Lender, (y) an Affiliate of a Lender and (z) an Approved Fund, (ii) in the case of an assignment of Revolving Loans or Revolving Commitments, a Revolving Lender and (iii) any other Person (other than (x) a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) or (y) the Parent Borrower or its Affiliates or Subsidiaries (except to the extent expressly permitted by this Agreement)) approved by (A) the Administrative Agent (each such approval not to be unreasonably withheld or delayed), (B) in the case of assignments of Revolving Loans or Revolving Commitments, each LC Issuer and the Swing Line Lender (each such approval not to be unreasonably withheld, delayed or conditioned), and (C) unless a Specified Event of Default has occurred and is continuing, the Parent Borrower (each such approval not to be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, Eligible Assignee (i) shall include the Parent Borrower solely to the extent permitted hereunder in accordance with the provisions of Section 2.13(a)(iv) and Section 10.06(h)(i)(y) and (ii) shall not include any Disqualified Institution to the extent the DQ List has been posted on the Platform for all Lenders.

“Environmental Claims” means any and all regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter “Claims”), including, without limitation, (i) any and all Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment, Release or threat of Release of any Hazardous Materials or arising from alleged injury or threat of injury to the environment or health and safety (with respect to Hazardous Materials).

“Environmental Law” means any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial interpretation thereof, including any judicial order, consent, decree or judgment issued to or rendered against the Parent Borrower or any of its Subsidiaries relating to the (i) environment; (ii) employee health and safety (as affected by occupational exposure to Hazardous Materials); (iii) conditions of the workplace; (iv) Hazardous Materials; or (v) generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the environment (including, without limitation, any waste) including, without limitation, CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq., the Hazardous Material Transportation Act, 49 U.S.C. § 5101 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

“Equal Priority Intercreditor Agreement” means the Equal Priority Intercreditor Agreement substantially in the form of Exhibit I-2 among the Administrative Agent and/or the Collateral Agent and one or more authorized representatives for holders of one or more classes of applicable Indebtedness that is secured on a pari passu basis with the Obligations and/or Permitted First Priority Refinancing Debt, with such modifications thereto as may be permitted by the definition of “Customary Intercreditor Agreement.”

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the Third Amendment Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” means each Person (as defined in Section 3(9) of ERISA), which together with a Credit Party or a Subsidiary of a Credit Party, would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or 4001(b)(1) of ERISA.

“ERISA Event” means (i) that a Reportable Event has occurred with respect to any Single-Employer Plan; (ii) the institution of any steps by a Credit Party or any ERISA Affiliate, the PBGC or any other Person to terminate any Single-Employer Plan or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Single-Employer Plan; (iii) the institution of any steps by a Credit Party or any ERISA Affiliate to withdraw from any Multi-Employer Plan or Multiple Employer Plan or written notification of a Credit Party or any ERISA Affiliate concerning the imposition of withdrawal liability; (iv) a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code in connection with any Plan; (v) the cessation of operations at a facility of a Credit Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (vi) with respect to a Single-Employer Plan, a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived; (vii) the conditions for imposition of a lien under Section 303(k) of ERISA shall have been met with respect to a Single-Employer Plan; (viii) a determination that a Single-Employer Plan is or is expected to be in “at-risk” status (within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA); (ix) the insolvency of or commencement of reorganization proceedings with respect to a Multi-Employer Plan or written notification that a Multi-Employer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA); or (x) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

“Eurodollar,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” has the meaning set forth in Section 8.01.

“Event of Loss” means, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within ninety (90) days after the occurrence of such destruction or damage or (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, any property.

“Exchange Rate” means, for a currency (other than U.S. Dollars), the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the exchange rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 A.M., New York City time, on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if it does not have as of the date of determination a spot buying rate for any such currency.

“Excluded Collateral” has the meaning set forth in any Security Document.

“Excluded Foreign Subsidiary” means (i) any Subsidiary that is (x) a Foreign Subsidiary which is a “controlled foreign corporation” within the meaning of Section 957 of the Code (each, a “CFC”) or (y) any direct or indirect Domestic Subsidiary that is treated as a “disregarded entity” for federal income tax purposes which owns no material assets other than the Capital Stock of one or more Subsidiaries that are CFCs (“FSHCOs”) or other FSHCOs and (ii) any Subsidiary of a CFC or a FSHCO.

“Excluded Real Property” means (a)(i) any fee-owned Real Property with a Fair Market Value of less than $10,000,000 and (ii) any Leasehold, (b) any Real Property that is subject to a Lien permitted by Sections 7.02(c) or (d), (c) any Real Property with respect to which, in the reasonable judgment of the Administrative Agent (confirmed by notice to the Parent Borrower), the cost of providing a Mortgage is deemed to be excessive in view of the benefits to be obtained by the Lenders, and (d) any Real Property to the extent providing a mortgage on such Real Property would (i) result in material adverse tax consequences as reasonably determined by the Parent Borrower, (ii) be prohibited or limited by any applicable law, rule or regulation, (iii) violate a Contractual Obligation in existence on the Third Amendment Effective Date (or, if acquired after the Third Amendment Effective Date, on the date of such acquisition so long as such Contractual Obligation was not entered into in contemplation thereof) to the owners of such

Real Property (other than any such owners that are the Parent Borrower or Affiliates of the Parent Borrower) that is binding on or relating to such Real Property (other than customary non-assignment provisions which are ineffective under the UCC or other applicable law) or (iv) give any other party (other than the Parent Borrower or a wholly-owned Restricted Subsidiary) to any contract, agreement, instrument or indenture governing such Real Property the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the UCC or other applicable law).

“Excluded Subsidiary” means:  (a) each Subsidiary that is not a wholly-owned Subsidiary (for so long as such Subsidiary remains a non-wholly-owned Subsidiary) to the extent that a guarantee of the Obligations by such Subsidiary is prohibited by the organizational documents of such Subsidiary; (b) [reserved]; (c) any Unrestricted Subsidiary; (d) any Subsidiary that is (and for so long as such Subsidiary is) prohibited or restricted by Contractual Obligations existing on the Third Amendment Effective Date (or, if such Subsidiary was acquired after the Third Amendment Effective Date, on the date of such acquisition, so long as such Contractual Obligation was not entered into in contemplation thereof) or applicable law (including any requirement to obtain Governmental Authority or third party (other than the Parent Borrower or any Restricted Subsidiary) consent) from guaranteeing the Obligations or to the extent that a guarantee by such Subsidiary would result in material adverse tax consequences as reasonably determined by the Administrative Agent; (e) any Excluded Foreign Subsidiary; (f) any domestic captive insurance Subsidiary; (g) not-for-profit Subsidiaries; (h) any Immaterial Subsidiary; and (i) any special purpose securitization vehicle (or similar entity); provided that no Subsidiary shall be an Excluded Subsidiary if it guarantees or provides security in respect of (1) any Permitted Incremental Indebtedness, (2) any Credit Agreement Refinancing Indebtedness, (3) any Permitted Ratio Debt which constitutes Material Indebtedness or (4) any Permitted Refinancing Indebtedness of any of the foregoing.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under any applicable law, including the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of (i) such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (each an “ECP”) and the regulations thereunder at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation or (ii) any other law applicable to such Swap Obligation (or guarantee thereof).  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient under any Loan Document:  (a) Taxes imposed on (or measured by) the Recipient’s net income, franchise Taxes imposed in lieu of net income Taxes, and branch profits Taxes, in each case that are (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) Other Connection Taxes, (b) in the case of a

Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender acquired its interest in the applicable Commitment (or, to the extent a Lender acquires an interest in a Term Loan without acquiring an interest in the corresponding Term Commitment, Term Loan) other than pursuant to an assignment request by the Parent Borrower under Section 3.03(b) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.02, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired its interest in the applicable Commitment (or, to the extent a Lender acquires an interest in a Term Loan without acquiring an interest in the corresponding Term Commitment, Term Loan) or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.02(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” means this Agreement as in effect immediately prior to the ~~Third~~Fourth Amendment Effective Date.

“Existing Letters of Credit” has the meaning set forth in Section 2.05(a)(A).

“Existing Revolving Commitment Class” has the meaning set forth in Section 2.17(a).

“Existing Revolving Loans” has the meaning set forth in Section 2.17(a).

“Existing Term A Loans” means the Term Loans outstanding immediately prior to the Fourth Amendment Effective Date.

“Existing Term B Loans” means the Term Loans outstanding immediately prior to the Third Amendment Effective Date.

“Existing Term Loan Class” has the meaning set forth in Section 2.17(a).

“Expiring Credit Commitment” has the meaning set forth in Section 2.04(e).

“Extended Loans” means Extended Revolving Credit Loans and Extended Term Loans.

“Extended Revolving Credit Commitments” has the meaning set forth in Section 2.17(a).

“Extended Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Extended Revolving Credit Loans of such Lender.

“Extended Revolving Credit Facility” means any revolving credit facility established pursuant to Section 2.17.

“Extended Revolving Credit Loans” means the loans made pursuant to the Extended Revolving Credit Commitments.

“Extended Term Loan Commitments” means commitments to make Extended Term Loans pursuant to any applicable Extension Amendment.

“Extended Term Loan Facility” means any term loan facility established pursuant to Section 2.17.

“Extended Term Loans” has the meaning set forth in Section 2.17(a).

“Extending Lender” means each Lender that agrees to any Extension Amendment.

“Extension” has the meaning set forth in Section 2.17(a).

“Extension Amendment” has the meaning set forth in Section 2.17(a).

“Extension Date” has the meaning set forth in Section 2.17(b).

“Extension Notice” has the meaning set forth in Section 2.17(a).

“Extension Offer” has the meaning set forth in Section 2.17(a).

“Extension Series” means all Extended Term Loans and Extended Revolving Credit Commitments that are established pursuant to the same Extension Amendment (or any subsequent Extension Amendment to the extent such Extension Amendment expressly provides that the Extended Term Loans or Extended Revolving Credit Commitments, as applicable, provided for therein are intended to be a part of any previously established Extension Series) and that provide for the same interest margins, extension fees, if any, and amortization schedule.

“Fair Market Value” means, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a sale of such asset at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time taking into account the nature and characteristics of such asset, as reasonably determined by the Parent Borrower in good faith.

“FATCA” means Sections 1471 through 1474 (including any agreement entered into pursuant to Section 1471(b)(1)) of the Code, as of the Third Amendment Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any intergovernmental agreement or non-U.S. law or regulations implementing the foregoing.

“FCPA” has the meaning specified in Section 5.21.

“Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.  For purposes of this Agreement the Federal Funds Rate shall not be less than zero percent (0%).

“Fee Letter” means that certain Fee Letter dated February 26, 2018, among the Parent Borrower, SunTrust and SunTrust Robinson Humphrey, Inc.

“Fees” means all amounts payable pursuant to, or referred to in, Section 2.11.

“Finance Lease” means, as applied to any Person, any lease of any property (whether real, personal, or mixed) by that Person as lessee that, in conformity with GAAP as in effect on the Closing Date, is, or is required to be, accounted for as a finance lease on the balance sheet of that Person.

“Finance Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a Finance Lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP as in effect on the Closing Date; provided that Finance Lease Obligations shall, for the avoidance of doubt, exclude all Non-Finance Lease Obligations.

“Financial Covenant” means the covenant contained in Section 7.06.

“Financial Officer” means, with respect to a Person, the chief financial officer, chief accounting officer, treasurer, controller, or other senior financial or accounting officer of such Person.  Unless otherwise qualified, all references herein to a Financial Officer shall refer to a Financial Officer of the Parent Borrower.

“First Amendment” shall mean that certain First Amendment to Credit Agreement, dated as of February 17, 2017, among the Parent Borrower, the Administrative Agent and the Lenders and other Credit Parties party thereto.

“First Lien Net Leverage Ratio” means, with respect to any Testing Period, the ratio of (a) Consolidated First Lien Debt as of the last day of such Testing Period minus unrestricted cash and Cash Equivalents of the Parent Borrower and its Restricted Subsidiaries to (b) Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for such Testing Period.

“First Lien Obligations” means the Obligations, any Indebtedness that is secured by a Lien on the Collateral ranking pari passu to the Lien on the Collateral securing the Obligations and any Permitted First Priority Refinancing Debt, collectively.

“Fixed Amounts” shall have the meaning assigned to such term in Section 1.13(b).

“Flood Insurance Laws” has the meaning set forth in Schedule 6.10(c).

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Pension Plan” means any pension plan, other than a Multi-Employer Plan, Multiple-Employer Plan or Single-Employer Plan, that under any requirement of law is required to be funded through a trust or other funding vehicle (other than a trust or funding vehicle maintained exclusively by a Governmental Authority) for employees outside of the United States that is sponsored or maintained by a Credit Party of any of its Subsidiaries or pursuant to which any Credit Party or any of its Subsidiaries could have liability.

“Foreign Subsidiary” means any direct or indirect Subsidiary which is not a Domestic Subsidiary.

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement, dated as of October 25, 2021, among the Parent Borrower, the Administrative Agent and the Lenders and other Credit Parties party thereto.

“Fourth Amendment Acquisition” has the meaning provided in the Fourth Amendment.

“Fourth Amendment Arranger” has the meaning provided in the Fourth Amendment.

“Fourth Amendment Effective Date” has the meaning provided in the Fourth Amendment.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any LC Issuer, such Defaulting Lender’s Revolving Facility Percentage of the outstanding LC Outstandings with respect to Letters of Credit issued by such LC Issuer other than LC Outstandings as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Revolving Facility Percentage of outstanding Swing Loans made by the Swing Line Lender other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“FSHCO” has the meaning set forth in the definition of “Excluded Foreign Subsidiary.”

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time; provided that from and after the effectiveness of the adoption of IFRS in accordance with Section 1.05(b), “GAAP” will mean IFRS at the effective time of such change, subject to Section 1.05(b); provided, further, that any lease that is recharacterized as a Finance Lease and any obligation that is recharacterized as a Finance Lease Obligation, in each case due to a change in GAAP after the Closing Date, shall not be treated as a Finance Lease or Finance Lease Obligation, as the case may be, but shall instead be treated as it would have been in accordance with GAAP in effect on the Closing Date.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, global tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or global powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning set forth in Section 10.06(g).

“Guarantors” means, collectively, the Parent Borrower, any other Borrower and the Subsidiary Guarantors.

“Guaranty” means the Guarantor Agreement and any supplement thereto among the Guarantors, the Administrative Agent and the Collateral Agent dated the Closing Date, substantially in the form attached hereto as Exhibit C.

“Guaranty Obligations” means, as to any Person (without duplication), any obligation of such Person guaranteeing any Indebtedness (“Primary Indebtedness”) of any other Person (the “Primary Obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:  (i) to purchase any such Primary Indebtedness or any property constituting direct or indirect security therefor; (ii) to advance or supply funds for the purchase or payment of any such Primary Indebtedness or to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the net worth or solvency of the Primary Obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Primary Indebtedness of the ability of the Primary Obligor to make payment of such Primary Indebtedness; or (iv) otherwise to assure or hold harmless the owner of such Primary Indebtedness against loss in respect thereof; provided, however, that “Guaranty Obligations” shall not include (i) endorsements of instruments for deposit or collection in the ordinary course of business or (ii) customary repurchase obligations and indemnities related to breaches of representations or warranties.  The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Hazardous Materials” means any petrochemical or petroleum products (or any fraction thereof), asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, and any chemicals, materials, wastes or substances defined or regulated as toxic, hazardous, a pollutant, or a contaminant under any Environmental Law.

“Hedge Agreement” means (i) any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or any other interest rate management agreement or arrangement, including any master agreement relating to the foregoing that is a Designated Hedge Agreement, (ii) any currency swap or option agreement, foreign exchange contract, forward currency purchase agreement or other currency management agreement or arrangement, (iii) any Commodities Hedge Agreement and (iv) and other agreements entered into by the Parent Borrower or any Subsidiary in the ordinary course of business (and not for speculative purposes) for the principal purpose of protecting the Parent Borrower or any of the Subsidiaries against fluctuations in interest rates, currency exchange rates or commodity prices.

“Identified Participating Lenders” has the meaning set forth in Section 2.13(a)(iv)(C)(3).

“Identified Qualifying Institutions” has the meaning set forth in Section 2.13(a)(iv)(D)(3).

“IFRS” means International Financial Reporting Standards issued by the International Accounting Standards Board, applied in accordance with the consistency requirements thereof.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Incremental Amendment” has the meaning set forth in Section 2.16(d).

“Incremental Borrowing Notice” has the meaning set forth in Section 2.16(a).

“Incremental Facility” has the meaning set forth in Section 2.16(a).

“Incremental Initial Revolving Facility” has the meaning set forth in Section 2.16(a).

“Incremental Initial Revolving Facility Lender” has the meaning set forth in Section 2.16(e).

“Incremental Initial Revolving Loans” has the meaning set forth in Section 2.16(a).

“Incremental Revolving Credit Commitment” means the commitment of any Lender, established pursuant to Section 2.16, to make Incremental Initial Revolving Loans to the Borrowers.

“Incremental Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Incremental Initial Revolving Loans of such Lender.

“Incremental Revolving Credit Lender” means a Lender (including, for the avoidance of doubt, any Additional Lender) with an Incremental Revolving Credit Commitment or an outstanding Revolving Loan made pursuant to an Incremental Revolving Credit Commitment.

“Incremental Revolving Increase” has the meaning set forth in Section 2.16(a).

“Incremental Term Lender” means a Lender (including, for the avoidance of doubt, any Additional Lender) with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan.

“Incremental Term Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.16, to make Incremental Term Loans to the Borrowers.

“Incremental Term Loan Facilities” has the meaning set forth in Section 2.16(a).

“Incremental Term Loan Repayment Date” means any date scheduled for the repayment of principal of any Incremental Term Loan, as set forth in the applicable Incremental Amendment.

“Incremental Term Loans” means Term Loans made by one or more Lenders (including, for the avoidance of doubt, any Additional Lender) to the Borrowers pursuant to Section 2.03 and each such Lender’s Incremental Term Loan Commitment.  Incremental Term Loans may be made in the form of additional Term Loans or, to the extent permitted by Section 2.16 and provided for in the relevant Incremental Amendment, Other Term Loans.

“Incurrence-Based Amounts” shall have the meaning assigned to such term in Section 1.13(b).

“Indebtedness” of any Person means, without duplication:

(i)all indebtedness of such Person for borrowed money;

(ii)all obligations evidenced by bonds, notes, debentures and other debt securities of such Person;

(iii)the deferred purchase price of capital assets or services that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person;

(iv)the face amount of all letters of credit (including standby letters of credit and commercial letters of credit) issued for the account of such Person and, without duplication, all drafts drawn thereunder (after giving effect to any prior drawings or reductions which may have been reimbursed);

(v)all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(vi)all indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed by such Person or is limited in recourse;

(vii)all Finance Lease Obligations of such Person;

(viii)all obligations of such Person with respect to asset securitization financing;

(ix)all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, in each case that in accordance with GAAP would be shown on the liability side of the balance sheet of such Person;

(x)all net obligations of such Person under Hedge Agreements;

(xi)all obligations of such Person in respect of Disqualified Equity Interests; and

(xii)all Guaranty Obligations in respect of any of the foregoing of such Person;

provided, however, that (x) (1) trade payables payable in the ordinary course of business, (2) deferred revenue, (3) taxes and other similar accrued expenses, (4) any earn-out, take-or-pay or other obligation to the extent such obligation is not shown as a liability on the balance sheet of such Person in accordance with GAAP, (5) in the case of the Parent

Borrower and its Restricted Subsidiaries, intercompany indebtedness having a term not exceeding three hundred sixty-four (364) days (inclusive of any rollover or extension terms and to the extent incurred in the ordinary course of business) and (6) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset, in each case, arising in the ordinary course of business, shall not constitute Indebtedness and (y) the Indebtedness of any Person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such Person is a general partner) to the extent such Person is liable thereon as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such Person is not liable thereon.  The amount of any net obligations under any Hedge Agreement on any date shall be deemed to be the swap termination value thereof as of such date.  The amount of Indebtedness of any Person for purposes of clause (vi) above which has not been assumed by such first Person shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the Fair Market Value of the property encumbered thereby.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning set forth in Section 10.02.

“Initial Facility” means the Initial Term Loan Facility and/or the Initial Revolving Facility, as applicable.

“Initial Revolving Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule 1 hereto as its “Revolving Commitment” or in the case of any Lender that becomes a party hereto pursuant to an Assignment Agreement, the amount set forth in such Assignment Agreement, as such commitment may be reduced from time to time pursuant to Section 2.12(c) or adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 10.06.  For the avoidance of doubt, “Initial Revolving Commitment” shall also include any Extended Revolving Credit Commitment representing an extension of any Class or tranche of Initial Revolving Commitments.  The aggregate Initial Revolving Commitments of all Revolving Lenders shall be $80,000,000 on the Third Amendment Effective Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Initial Revolving Facility” means the Revolving Facility represented by the Initial Revolving Commitment.

“Initial Revolving Loan” means a Revolving Loan made pursuant to the Initial Revolving Commitment.

“Initial Term Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule 1 hereto as its “Initial Term Commitment” or in the case of any Lender that becomes a party hereto pursuant to an Assignment Agreement, the amount set forth in such Assignment Agreement, as such commitment may be adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 10.06.  The initial aggregate principal amount of the Initial Term Commitments on the ~~Third~~Fourth Amendment Effective Date is $~~64,000,000.~~60,000,000.

“Initial Term Loan Facility” means the Term Loan Facility represented by the Initial Term Loans.

“Initial Term Loan Maturity Date” has the meaning set forth in the definition of “Maturity Date.”

“Initial Term Loans” means the Term Loans made on the ~~Third~~Fourth Amendment Effective Date pursuant to Section 2.03.

“Insolvency Event” means, with respect to any Person:

(a)the commencement of (i) a voluntary case by such Person under the Bankruptcy Code or (ii) the seeking of relief by such Person under other Debtor Relief Laws in any jurisdiction outside of the United States;

(b)the commencement of an involuntary case against such Person under the Bankruptcy Code (or other Debtor Relief Laws) and the petition is not controverted or dismissed within sixty (60) days after commencement of the case;

(c)a custodian (as defined in the Bankruptcy Code) (or equal term under any other Debtor Relief Law) is appointed for, or takes charge of, all or substantially all of the property of such Person;

(d)such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (or any equal term under any other Debtor Relief Laws) or similar officer under or in respect of any other Debtor Relief Laws (collectively, a “Conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person;

(e)such Person is adjudicated by a court of competent jurisdiction to be insolvent or bankrupt;

(f)any order of relief or other order approving any such case or proceeding referred to in clause (a) or (b) above is entered;

(g)such Person suffers any appointment of any Conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of sixty (60) days;

(h)such Person makes a compromise, arrangement or assignment for the benefit of creditors or becomes unable, or admits in writing its inability or fails generally to pay its debts as they become due or suspends making payments or enters into or consents to a moratorium or standstill agreement in relation to its Indebtedness; or

(i)any corporate or company action is taken by the Parent Borrower or any of its Restricted Subsidiaries for the purpose of authorizing any of the foregoing.

“Intellectual Property” has the meaning set forth in the Security Agreement.

“Intellectual Property Security Agreements” means the Patent Security Agreements (as defined in the Security Agreement), Copyright Security Agreements (as defined in the Security Agreement) and the Trademark Security Agreements (as defined in the Security Agreement).

“Intercompany Note” means a promissory note substantially in the form of Exhibit J.

“Intercreditor Agreements” means the Equal Priority Intercreditor Agreement, the Second Lien Intercreditor Agreement and any Customary Intercreditor Agreement, collectively, in each case to the extent in effect.

“Interest Period” means, with respect to each Eurodollar Loan, (x) a period of one, two, three, six or, to the extent agreed to by each relevant Lender of such Class of Eurodollar Loans, twelve (12) months or (y) to the extent agreed to by the Administrative Agent in its sole discretion and each relevant Lender of such Class of Eurodollar Loans, such other period, in each case as selected by the applicable Borrower; provided, however, that (i) the initial Interest Period for any Borrowing of such Eurodollar Loan shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires; (ii) if any Interest Period begins on the last Business Day of a calendar month or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month; (iii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day; and (iv) if, upon the expiration of any Interest Period, the applicable Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the applicable Borrower shall be deemed to have elected to Convert such Borrowing to Base Rate Loans effective as of the expiration date of such current Interest Period.

“Investment” means (a) any direct or indirect purchase or other acquisition by a Person of any Capital Stock of any other Person, (b) any loan, advance (other than (i) deposits with financial institutions available for withdrawal on demand, accounts receivable, trade credit and similar advances to customers, commission, salary and similar advances to officers, employees, consultants or independent contractors and (ii) in the case of the Parent Borrower and its Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding three hundred sixty-four (364) days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business), in each case, made in the ordinary course of business) or extension of credit to, guarantee or assumption of debt or purchase or other acquisition of any other Indebtedness of, any Person by any other Person, (c) the purchase, acquisition or investment of or in any stocks, bonds, mutual funds, notes, debentures or other securities, or any deposit account or certificate of deposit or (d) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person.  For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (measured at the time made), without adjustment for subsequent increases or decreases in the value of such Investment other than decreases in proportion to any net returns on such Investment.

“IRS” means the U.S. Internal Revenue Service.

“Junior Debt Documents” means, collectively, any loan agreements, indentures, note purchase agreements, promissory notes, guarantees and other instruments and agreements evidencing the terms of any Junior Indebtedness.

“Junior Indebtedness” means the portion of Total Funded Debt that is (a) Subordinated Indebtedness, (b) Unsecured Indebtedness or (c) secured by a Lien on the Collateral that is expressly subordinated in writing to the Liens securing the Obligations and any other First Lien Obligations pursuant to a Customary Intercreditor Agreement.

“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Refinancing Term Loan, any Refinancing Term Loan Commitment, any Extended Term Loan, any Extended Revolving Credit Commitment, any Incremental Term Loans, any Incremental Revolving Credit Commitments or any Refinancing Revolving Credit Commitments, in each case as extended in accordance with this Agreement from time to time.

“LC Commitment Amount” means $20,000,000, as such amount may be increased as set forth in any applicable Incremental Amendment (or similar applicable agreement) in accordance with Section 2.16(a).

“LC Documents” means, with respect to any Letter of Credit, any documents executed in connection with such Letter of Credit, including the Letter of Credit itself.

“LC Fees” means any of the fees payable pursuant to Section 2.11(b) or Section 2.11(c) in respect of Letters of Credit.

“LC Issuance” means the issuance of any Letter of Credit by any LC Issuer for the account of an LC Obligor in accordance with the terms of this Agreement, and shall include any amendment thereto; provided, however, that “LC Issuance” shall not include any amendment or any auto-extension of a Letter of Credit under Section 2.05(c) that does not increase the Stated Amount thereof.

“LC Issuer” means (i) ~~SunTrust~~Truist Bank, (ii) any financial institution reasonably acceptable to the Administrative Agent and the Borrower, (v) any other Lender (other than the foregoing entities) which has agreed in writing to be an additional LC Issuer under any Class of Revolving Commitments and is reasonably acceptable to the Parent Borrower and the Administrative Agent and (iii) any of the foregoing entities’ respective Affiliates, branches or designees approved by the Parent Borrower (such approval not to be unreasonably withheld). At any time there is more than one LC Issuer references herein and in the other Loan Documents to the LC Issuer shall be deemed to refer to the LC Issuer in respect of the applicable Letter of Credit or to all LC Issuers, as the context requires.

“LC Obligor” means, with respect to each LC Issuance, the Parent Borrower or any Restricted Subsidiary for whose account such Letter of Credit is issued.

“LC Outstandings” means, at any time, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings with respect to Letters of Credit.

“LC Participant” has the meaning set forth in Section 2.05(g)(i).

“LC Participation” has the meaning set forth in Section 2.05(g)(i).

“LC Request” has the meaning set forth in Section 2.05(b).

“LCA Election” shall have the meaning assigned to such term in Section 1.13(a).

“LCA Test Date” shall have the meaning assigned to such term in Section 1.13(a).

“Leasehold” of any Person means all the right, title and interest of such Person as lessee, sublessee or licensee in, to and under leases, subleases or licenses of land, improvements and/or fixtures.

“Lender” and “Lenders” have the meaning provided in the preamble to this Agreement and includes any other Person that becomes a party hereto pursuant to an Assignment Agreement, any Additional Lender that becomes a lender pursuant to an Incremental Amendment, as applicable, and any Additional Refinancing Lender that becomes a Lender pursuant to a Refinancing Amendment, other than any such Person that ceases to be a “Lender.” Unless the context otherwise requires, the term “Lenders” includes the Swing Line Lender.

“Lender Register” has the meaning set forth in Section 2.08(b).

“Letter of Credit” means any Standby Letter of Credit or Commercial Letter of Credit (in each case, including any Existing Letter of Credit), in each case issued by any LC Issuer under this Agreement pursuant to Section 2.05 for the account of any LC Obligor.

“Letter of Credit Expiration Date” has the meaning set forth in Section 2.05(a).

“Letter of Credit Percentage” means, with respect to (x) ~~SunTrust~~Truist Bank, 100% (as may be reduced to reflect any percentage allocated to another LC Issuer pursuant to the definition of “LC Issuer” or increased as agreed by the Parent Borrower and such LC Issuer) and (y) any other LC Issuer, a percentage to be agreed between the Parent Borrower and such LC Issuer.

“Lien” means any mortgage, pledge, security interest, hypothecation, encumbrance, charge, assignment by way of security, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

“Limited Condition Acquisition” means any acquisition (including by means of merger, amalgamation or consolidation) of, or Investment by one or more of the Parent Borrower and its Restricted Subsidiaries (other than intercompany Investments) in, any assets, business or person the consummation of which is not conditioned on the availability of, or on obtaining, third-party financing.

“Loan” means any Revolving Loan, Term Loan or Swing Loan.

“Loan Documents” means this Agreement, the Notes, the Guaranty, the Security Documents, each Letter of Credit, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, each Intercreditor Agreement, any Refinancing Amendment, any Incremental Amendment, any Extension Amendment, any Additional Borrower Agreement and each other document or agreement designated in writing as a Loan Document by the Parent Borrower and the Administrative Agent.

“Local Time” means the local time at the Notice Office (with respect to notice requirements) or the Payment Office (with respect to payment requirements).

“Margin Stock” has the meaning set forth in Regulation U issued by the FRB.

“Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations of the Parent Borrower and its Subsidiaries, taken as a whole, (ii) the ability of the Credit Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (iii) the rights and remedies of the Administrative Agent, the Collateral Agent and Lenders under the Loan Documents.

“Material Indebtedness” means, as to the Parent Borrower or any of its Restricted Subsidiaries, any particular Indebtedness of the Parent Borrower or such Restricted Subsidiary (including any Guaranty Obligations relating thereto) in excess of the aggregate principal amount of $25,000,000.

“Material Subsidiary” means any Restricted Subsidiary of the Parent Borrower other than any Restricted Subsidiary the gross revenue or total assets of which accounts for not more than the lesser of (i) 5.0% of the consolidated gross revenues (after intercompany eliminations) of the Parent Borrower and the Restricted Subsidiaries and (ii) 5.0% of the Consolidated Total Assets (after intercompany eliminations) of the Parent Borrower and the Restricted Subsidiaries, in each case, as of the last day of the most recently completed fiscal quarter as reflected on the financial statements for such quarter.  If the Restricted Subsidiaries that do not constitute Material Subsidiaries pursuant to the previous sentence account for, in the aggregate, more than the lesser of (i) 10.0% of such consolidated gross revenues (after intercompany eliminations) and (ii) 10.0%

of the Consolidated Total Assets (after intercompany eliminations), each as described in the previous sentence, then the term “Material Subsidiary” shall include each such Restricted Subsidiary (starting with the Restricted Subsidiary that accounts for the most consolidated gross revenues or Consolidated Total Assets and then in descending order) necessary to account for at least 90.0% of the consolidated gross revenues and 90.0% of the Consolidated Total Assets, each as described in the previous sentence.

“Maturity Date” means (i) with respect to the Initial Term Loans, ~~the date that is three (3) years after the Third Amendment Effective Date~~October 31, 2024 (the “Initial Term Loan Maturity Date”), (ii) with respect to the Initial Revolving Commitments, the date that is five (5) years after the Third Amendment Effective Date, (iii) with respect to Swing Loans, the Swing Loan Maturity Date, (iv) with respect to any tranche of Extended Term Loans or Extended Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Extension Notice accepted by the respective Lender or Lenders, (iv) with respect to any Refinancing Term Loans or Refinancing Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Refinancing Amendment and (v) with respect to any Incremental Term Loans or Incremental Revolving Credit Commitments, the final maturity date applicable thereto as specified in the applicable Incremental Amendment.

“Maximum Rate” has the meaning set forth in Section 10.22.

“Minimum Borrowing Amount” means $250,000.

“Minimum Extension Condition” has the meaning set forth in Section 2.17(c).

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Mortgage” means a mortgage, deed of trust, deed to secure debt, hypothec, assignment of leases and rents, leasehold mortgage, leasehold deed of trust, leasehold deed to secure debt, debenture, legal charge or other security document granting a Lien on any Mortgaged Real Property to secure the Obligations, as the same may from time to time be amended, restated or otherwise modified.  Each Mortgage shall be reasonably satisfactory in form and substance to the Collateral Agent.

“Mortgaged Real Property” means each of the parcels of Real Property set forth on Schedule 4 hereto, or interests therein, owned in fee by a Credit Party, which do not constitute Excluded Real Property, together with each other parcel of Real Property that shall become subject to a Mortgage after the Third Amendment Effective Date, in each case together with all of such Credit Party’s right, title and interest in the improvements and buildings thereon, including fixtures, and all appurtenances, easements or other rights belonging thereto.

“Multi-Employer Plan” means a multi-employer plan, as defined in Section 4001(a)(3) of ERISA to which a Credit Party or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a Single-Employer Plan to which a Credit Party or any ERISA Affiliate, and one or more employers other than a Credit Party or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which a Credit Party or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

“Net Cash Proceeds” means, with respect to:

(i)any Asset Sale, the Cash Proceeds (including any cash received by any Credit Party upon the sale or other disposition of any Designated Non-Cash Consideration) resulting therefrom net of (A) (1) reasonable and customary expenses of sale incurred in connection with such Asset Sale or sale or disposition of Designated Non-Cash Consideration, and other reasonable and customary fees and expenses incurred, and all taxes paid or reasonably estimated to be payable by such Person as a consequence of such Asset Sale or sale or disposition of Designated Non-Cash Consideration, and (2) the payment of principal, premium, penalty interest or other amounts in respect of Indebtedness (other than the Obligations and other First Lien Obligations and any successive Permitted First Priority Refinancing Debt of any of the foregoing) secured by the asset that is the subject of such Asset Sale or sale or disposition of Designated Non-Cash Consideration, and required to be, and that is, repaid under the terms thereof as a result of such Asset Sale or sale or disposition of Designated Non-Cash Consideration (provided that any amounts declined by the holders of such Indebtedness shall constitute Net Cash Proceeds allocated to the Term Loans and Other Applicable Indebtedness (without regard for this subclause (A)(2)), (B) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (i)(A) above) (x) associated with the assets that are the subject of such Asset Sale and (y) retained by such Credit Party; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Asset Sale occurring on the date of such reduction and (C) the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (i)(C)) attributable to minority interests and not available for distribution to such Credit Party as a result thereof;

(ii)any Event of Loss, the Cash Proceeds resulting therefrom net of (A) reasonable and customary expenses incurred in connection with such Event of Loss, and taxes paid or reasonably estimated to be payable by such person as a consequence of such Event of Loss and the payment of principal, premium and interest on Indebtedness (other than the Obligations and other First Lien Obligations and any successive Permitted First Priority Refinancing Debt of any of the foregoing) secured by the asset that is the subject of the Event of Loss and required to be, and that is, repaid under the terms thereof as a result of such Event of Loss, (B) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (ii)(A) above) (x) associated with the assets that are the subject of such Event of Loss and (y) retained by such Credit Party; provided that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Cash Proceeds of such Event of Loss occurring on the date of such reduction and (C) the pro rata portion of the Net Cash Proceeds thereof

(calculated without regard to this clause (ii)(C)) attributable to minority interests and not available for distribution to such Credit Party as a result thereof; and

(iii)any Debt Incurrence Prepayment Event or any issuance or sale of Capital Stock, the Cash Proceeds resulting therefrom net of reasonable and customary fees and expenses incurred (for the avoidance of doubt, including any fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such incurrence (including if such incurrence is related to any Extension Amendment, any fees and expenses related to such Extension Amendment)), and all taxes paid or reasonably estimated to be payable by such Person as a consequence of such Debt Incurrence Prepayment Event;

provided that, in the case of each of clauses (i), (ii) and (iii), to the extent, but only to the extent, that the amounts so deducted pursuant to such clauses are (x) actually paid to a Person that, except in the case of reasonable out-of-pocket expenses, is not an Affiliate of such Person or any of its Subsidiaries and (y) properly attributable to such transaction or to the asset that is the subject thereof.

“Non-Consenting Lender” has the meaning set forth in Section 10.12(f).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Expiring Credit Commitment” has the meaning set forth in Section 2.04(e).

“Non-Finance Lease Obligation” means a lease obligation that is not required to be accounted for as a finance lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP as in effect on the Closing Date.  For the avoidance of doubt, a straight-line or operating lease shall be considered a Non-Finance Lease Obligation.

“Note” means a Revolving Facility Note, a Term Note or a Swing Line Note, as applicable.

“Notice of Borrowing” has the meaning set forth in Section 2.06(b).

“Notice of Continuation or Conversion” has the meaning set forth in Section 2.10(b).

“Notice of Swing Loan Refunding” has the meaning set forth in Section 2.04(b).

“Notice Office” means the office of the Administrative Agent at the address set forth in Schedule 10.05 or such other office as the Administrative Agent may designate in writing to the Parent Borrower from time to time.

“Obligations” means all amounts, indemnities and reimbursement obligations, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing (a) by a Borrower or any other Credit Party to any Agent, any Lender, the Swing Line Lender or any LC Issuer pursuant to the terms of this Agreement or any other Loan Document (including, but not limited to, interest and fees that accrue after the commencement by or against any Credit

Party of any proceeding under any Debtor Relief Laws, regardless of whether allowed or allowable in such proceeding or subject to an automatic stay under Section 362(a) of the Bankruptcy Code or corresponding provision under other applicable Debtor Relief Laws) and (b) by the Parent Borrower or any Restricted Subsidiary party to any Cash Management Bank or Designated Hedge Creditor under any Cash Management Agreement or Designated Hedge Agreement, respectively.  Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Loan Documents (and of their Restricted Subsidiaries to the extent they have obligations under the Loan Documents) include (a) the obligation (including guarantee obligations) to pay principal, interest, Letter of Credit fees, reimbursement obligations, charges, expenses, fees (including the Fees), legal fees, indemnities and other amounts to the extent payable by any Credit Party under any Loan Document and (b) the obligation of any Credit Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Credit Party.  Notwithstanding the foregoing, (i) unless otherwise agreed to by the Parent Borrower and any Cash Management Bank or Designated Hedge Creditor, the obligations of the Parent Borrower or any Restricted Subsidiary under any applicable Cash Management Agreement and under any Designated Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents and the Guaranty only to the extent that, and for so long as, the other Obligations are so secured and guaranteed (except in connection with the repayment of the Obligations in full during the continuation of an Event of Default) and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and any other Loan Document shall not require the consent of any Cash Management Bank or Designated Hedge Creditor.  Notwithstanding the foregoing, the Obligations shall not include any Excluded Swap Obligations.

“OFAC” has the meaning set forth in Section 5.20(b).

“Offered Amount” has the meaning set forth in Section 2.13(a)(iv)(D)(1).

“Offered Discount” has the meaning set forth in Section 2.13(a)(iv)(D)(1).

“OID” means original issue discount.

“Organizational Documents” means, with respect to any Person (other than an individual), such Person’s certificate or articles of incorporation, or equivalent formation documents, and bylaws, operating agreement, or equivalent governing documents, and, in the case of any partnership, includes any partnership agreement, and any amendments to any of the foregoing.

“Other Applicable Indebtedness” has the meaning set forth in Section 2.13(c).

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.03(b)).

“Other Term Loans” has the meaning set forth in Section 2.16(c).

“Parent Borrower” has the meaning set forth in the preamble to this Agreement.

“Parent Borrower Materials” has the meaning set forth in Section 6.01.

“Parent Entity” means any Person that is a direct or indirect parent company (which may be organized as, among other things, a partnership) of the Parent Borrower.

“Participant” has the meaning set forth in Section 10.06(b).

“Participant Register” has the meaning set forth in Section 10.06(b).

“Participating Lender” has the meaning set forth in Section 2.13(a)(iv)(C)(2).

“Patriot Act” means the USA PATRIOT ACT (Title III of Pub.L.107-56 (signed into law October 26, 2001, as amended)).

“Payment Office” means the office of the Administrative Agent at the address set forth in Schedule 10.05 or such other office as the Administrative Agent may designate in writing to the Parent Borrower from time to time.

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Perfection Certificate” has the meaning set forth in the Security Agreement.

“Permitted Acquisition” means, subject in all respects to Section 1.13, any Acquisition, if (a)(i) immediately prior to signing of the applicable Permitted Acquisition Agreement, and immediately after giving effect to such signing, no Event of Default shall have occurred and be continuing or result therefrom and (ii) at any time following the signing of the applicable Permitted Acquisition Agreement and prior to the consummation of such Acquisition, no Specified Event of Default shall have occurred and be continuing or result therefrom, (b) immediately after giving effect thereto, on a Pro Forma Basis the First Lien Net Leverage Ratio shall not be greater than the First Lien Net Leverage Ratio required pursuant to Section 7.06 as of the end of the fiscal quarter most recently ended prior to such date (whether or not the covenant set forth in Section 7.06 is then in effect), (c) immediately after giving effect thereto, on a Pro Forma Basis the Total Net Leverage Ratio as of the end of the fiscal quarter most recently ended prior to such date shall not be greater than 5.00 to 1.00, (d) any acquired or newly formed Restricted Subsidiary shall not be liable for any Indebtedness except for Indebtedness permitted by this Agreement and (e) to the extent required by Section 6.09, any Person acquired in or formed in connection with such Acquisition shall be merged with a Credit Party or become a Credit Party upon consummation of such Acquisition.

“Permitted Acquisition Agreement” means each stock purchase agreement, asset purchase agreement or similar agreement entered into by the Parent Borrower or any Restricted Subsidiary in connection with any Permitted Acquisition, in each case as amended, supplemented or otherwise modified from time to time.

“Permitted Creditor Investment” means any securities (whether debt or equity) received by the Parent Borrower or any of its Restricted Subsidiaries in connection with the bankruptcy or reorganization of any customer or supplier of the Parent Borrower or any such Restricted Subsidiary and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business.

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by any Borrower in the form of one or more series of senior secured notes, bonds or debentures; provided that (a) such Indebtedness shall be secured by the Collateral on a pari passu basis with the Obligations and shall not be secured by any property or assets of the Parent Borrower or any Restricted Subsidiary other than the Collateral, (b) such Indebtedness otherwise constitutes Credit Agreement Refinancing Indebtedness, (c) such Indebtedness shall not be guaranteed by any Person other than a Guarantor and (d) the Parent Borrower, the holders of such Indebtedness (or their authorized representative) and the Administrative Agent and/or Collateral Agent shall be party to a Customary Intercreditor Agreement providing that the Liens on the Collateral securing such obligations shall rank equal in priority to the Liens on the Collateral securing the Obligations.  Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Incremental Indebtedness” means Indebtedness of a Borrower consisting of first lien (pari passu with the Obligations) secured, junior secured or unsecured notes or loans that are issued or made in lieu of the Incremental Term Loan Facilities after the date on which the Initial Term Loans are no longer outstanding in an unlimited amount so long as, immediately after giving effect to the incurrence of such Permitted Incremental Indebtedness and/or the Loans in respect of Incremental Term Loan Commitments incurred in reliance on Section 2.16(a)(B) and after giving effect to any Specified Transaction that may be consummated in connection therewith, the First Lien Net Leverage Ratio (calculated on a Pro Forma Basis and provided that (A) all such Loans in respect of Incremental Term Loan Commitments and all Permitted Refinancing Indebtedness in respect thereof (but without duplication of the amount of any Indebtedness being refinanced by such Permitted Incremental Indebtedness) shall also be included in such calculation for this purpose, whether or not such Indebtedness is secured on a pari passu basis with or junior basis to the Obligations or would otherwise be included and (B) the proceeds of such Incremental Term Loan Facility and/or Permitted Incremental Indebtedness being incurred shall not be netted against Indebtedness for purposes of the calculation relating to such incurrence) shall not be greater than 3.50 to 1.00 as of the last day of the Testing Period most recently ended on or prior to the date of such incurrence after giving Pro Forma Effect to such Incremental Term Loan Facilities and/or Permitted Incremental Indebtedness, (b) to the extent such Permitted Incremental Indebtedness is being incurred (i) in connection with a Permitted Acquisition or other Investment permitted by this Agreement, if agreed to by the lenders providing such Permitted Incremental Indebtedness, no Specified Event of Default shall exist or be continuing at the time of incurrence and immediately after giving effect thereto and (ii) for a purpose other than that described in the immediately preceding clause (b)(i), no Event of Default shall exist or be continuing at the time of incurrence and immediately after giving effect thereto, (c) the maturity of any such Indebtedness shall not be earlier than the Latest Maturity Date of the Initial Term Loans or the then outstanding Revolving Commitments (or if such Indebtedness is unsecured, shall not have a maturity date earlier than the 91st day following the Latest Maturity Date of the Initial Term Loans or the then outstanding Revolving Commitments), (d) on the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of any such Indebtedness shall not be shorter than that of the remaining Weighted Average Life to Maturity of the Initial Term Loans or the then outstanding Revolving Commitments, (e) such Permitted Incremental Indebtedness shall not be guaranteed by any Person other than a Guarantor, (f) in the case of Permitted Incremental Indebtedness that is secured, the obligations in respect thereof shall not be secured by any Lien on any asset of the Parent Borrower or any Restricted Subsidiary other than any asset constituting Collateral, (g) if such Permitted Incremental Indebtedness is secured by a Lien on any of the Collateral then the holders of such Permitted Incremental Indebtedness (or their duly authorized representative) shall have entered into a Customary Intercreditor Agreement with the Administrative Agent and/or Collateral Agent (or, if such Customary Intercreditor Agreement shall then exist, shall have become a party thereto and otherwise bound by the terms thereof), (h) the covenants, events of default and guarantees of such Indebtedness, shall not be more restrictive in any material respect to the Parent Borrower and its Restricted Subsidiaries, when taken as a whole, than the terms of the Term Loans outstanding at the time of incurrence thereof in each case as determined by the Parent Borrower in good faith unless (1) Lenders under the Term Loan Facility also receive the benefit of such more restrictive terms pursuant to an amendment or amendments to the Loan Documents subject solely to the reasonable satisfaction of the Administrative Agent (without any consent of any other Secured Creditor being required) or (2) any such provisions apply after the Latest Maturity Date of the Term Loans (including, if applicable, as to collateral priority and subordination, but excluding as to interest rates, rate floors, fees, funding discounts and redemption or prepayment premiums); and (i) any such issuance of Permitted Incremental Indebtedness shall be in a minimum amount of $2,500,000 or an integral multiple of $1,000,000 in excess thereof. As a condition precedent to the issuance of any Permitted Incremental Indebtedness, the Parent Borrower shall deliver to the Administrative Agent a certificate dated the date of incurrence of the Permitted Incremental Indebtedness signed by an Authorized Officer of the Parent Borrower, certifying and attaching the resolutions adopted by the Parent Borrower approving or consenting to the incurrence of such Permitted Incremental Indebtedness, and certifying that the conditions set forth herein have been satisfied (which certificate shall include supporting calculations demonstrating compliance, if applicable, with clause (a) of the proviso of the immediately preceding sentence). The incurrence of any Permitted Incremental Indebtedness shall also be subject, to the extent reasonably requested by the Administrative Agent, to receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements, including any supplements or amendments to the Security Documents providing for such Permitted Incremental Indebtedness. The Lenders hereby authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Parent Borrower and the other Credit Parties as may be necessary or appropriate in order to secure any Permitted Incremental Indebtedness with the Collateral and/or to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Parent Borrower in connection with the issuance of such Permitted Incremental Indebtedness, in each case on terms consistent with this definition.

“Permitted Lien” means any Lien permitted by Section 7.02.

“Permitted Ratio Debt” means any Indebtedness incurred by the Parent Borrower or any Restricted Subsidiary; provided that (a)(i) the terms of such Indebtedness do not provide for any scheduled repayment, amortization, mandatory redemption or sinking fund obligations prior to the date that is ninety-one (91) days after the Latest Maturity Date in respect of the Term Loans and Revolving Commitments outstanding at the time of incurrence thereof (which, in the case of bridge loans, shall be determined by reference to the notes or loans into which such bridge loans are converted to or exchanged for at maturity, and other than customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); provided that this clause (a)(i) shall not apply to up to $100.0 million of unsecured Indebtedness having a term not exceeding three hundred sixty-four (364) days (inclusive of any roll-over or extensions of terms) that is incurred to finance a Significant Acquisition and (ii) the covenants, events of default and guarantees of such Permitted Ratio Debt shall not be more restrictive in any material respect to the Parent Borrower and its Restricted Subsidiaries, when taken as a whole, than the terms of the Term Loans and the Revolving Commitments outstanding at the time of incurrence thereof (as determined by the Parent Borrower in good faith) unless (1) Lenders under the Term Loan Facility and Revolving Facility also receive the benefit of such more restrictive terms pursuant to an amendment or amendments to the Loan Documents subject solely to the reasonable satisfaction of the Administrative Agent (without any consent of any other Secured Creditor being required) or (2) any such provisions apply only after the Latest Maturity Date of the Term Loans and Revolving Commitments (including, if applicable, as to collateral priority and subordination, but excluding, except as provided in clause (c) below, as to interest rates, rate floors, fees, funding discounts and redemption or prepayment premiums), (b) subject to Section 1.13, to the extent such Permitted Ratio Debt is being incurred (i) in connection with a Permitted Acquisition or Investment permitted under Section 7.04, no Specified Event of Default shall be continuing or result therefrom at the time of incurrence and (ii) for a purpose other than that described in the immediately preceding clause (b)(i), no Event of Default shall be continuing at the time of incurrence or result therefrom, (c) [reserved], (d) on the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of any such Indebtedness shall not be shorter than that of the remaining Weighted Average Life to Maturity of the Initial Term Loans or the then outstanding Revolving Commitments; provided that this clause (d) shall not apply to up to $100.0 million of unsecured Indebtedness having a term not exceeding three hundred sixty-four (364) days (inclusive of any roll-over or extensions of terms) that is incurred to finance a Significant Acquisition, (e) if any such Indebtedness is secured by a Lien on any of the Collateral then the holders of such Permitted Ratio Debt (or their duly authorized representative) shall have entered into a Customary Intercreditor Agreement with the Administrative Agent and/or Collateral Agent (or, if such Customary Intercreditor Agreement shall then exist, shall have become a party thereto and otherwise bound by the terms thereof), and (f) immediately after giving Pro Forma Effect thereto, the incurrence of such Permitted Ratio Debt and any substantially concurrent prepayment or repayment of Indebtedness with all or a portion of the proceeds of such Permitted Ratio Debt, the Total Net Leverage Ratio of the Parent Borrower and its Restricted Subsidiaries shall not be greater than 5.00 to 1.00.

“Permitted Refinancing Indebtedness” means, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively to

“Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (A) the principal amount (or accreted value, if applicable) of any such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such Refinancing, plus an amount equal to the unpaid accrued interest and premium thereon plus other reasonable and customary amounts paid and fees and expenses reasonably incurred in connection with such Refinancing plus an amount equal to any existing commitment unutilized and letters of credit undrawn thereunder, (B) other than with respect to a Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(c), such Permitted Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and on the date of the incurrence of such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of, the Refinanced Indebtedness, (C) if the Refinanced Indebtedness is subordinated in right of payment or security to the Obligations, the Permitted Refinancing Indebtedness shall be subordinated on terms at least as favorable on the whole to the Lenders as those contained in the documentation governing the Refinanced Indebtedness (as determined in good faith by Parent Borrower), (D) no Credit Party that was not an obligor with respect to the Refinanced Indebtedness shall be an obligor under the Permitted Refinancing Indebtedness, (E) such Permitted Refinancing Indebtedness shall have terms and conditions (other than with respect to pricing, fees, rate floors and optional prepayment or redemption terms) substantially similar to, or (taken as a whole) no more favorable (as determined in good faith by Parent Borrower) to the lenders providing such Permitted Refinancing Indebtedness than, the terms and conditions of the Refinanced Indebtedness, unless (1) the Lenders also receive the benefit of such covenants or other provisions pursuant to an amendment or amendments to the Loan Documents subject solely to the reasonable satisfaction of the Administrative Agent (without any consent of any other Secured Creditor being required) or (2) any such provisions apply only after the Latest Maturity Date of such Refinanced Indebtedness; and (F) if the Indebtedness being Refinanced is subject to an Intercreditor Agreement, the holders of such Refinanced Indebtedness (if such Indebtedness is secured) or their authorized representative on their behalf, shall become party to such Intercreditor Agreement.

“Permitted Second Priority Refinancing Debt” means any secured Indebtedness incurred by any Borrower in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (a) such Indebtedness shall be secured by Liens on the Collateral on a junior basis to the Liens securing the Obligations and any other First Lien Obligations and shall not be secured by any property or assets of the Parent Borrower or any Restricted Subsidiary other than the Collateral, (b) such Indebtedness otherwise constitutes Credit Agreement Refinancing Indebtedness, (c) such Indebtedness shall not be guaranteed by any Person other than a Guarantor and (d) an authorized representative acting on behalf of the holders of such Indebtedness shall have become party to a Customary Intercreditor Agreement.  Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Unsecured Refinancing Debt” means any Indebtedness incurred by any Borrower in the form of one or more series of unsecured notes or loans; provided that (a) such Indebtedness otherwise constitutes Credit Agreement Refinancing Indebtedness and (b) such Indebtedness shall not be guaranteed by any Person other than a Guarantor.  Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

“Plan” means any Foreign Pension Plan, Multi-Employer Plan, Multiple-Employer Plan or Single-Employer Plan.

“Platform” has the meaning set forth in Section 6.01.

“Primary Indebtedness” has the meaning set forth in the definition of “Guaranty Obligations.”

“Primary Obligor” has the meaning set forth in the definition of “Guaranty Obligations.”

“Prime Rate” has the meaning set forth in the definition of “Alternate Base Rate.”

“Priority Obligation” means any obligation (other than Indebtedness for borrowed money) that is secured by a Lien on any Collateral in favor of a Governmental Authority and arising by operation of law, which Lien ranks or is capable of ranking prior to or pari passu with the Liens thereon created by the applicable Security Documents, but excluding any such Liens of the type described in clauses (i), (ii), (v), (xii), (xx), or (xxvii) of the definition of “Standard Permitted Lien.”

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, as to any Person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the four (4) consecutive fiscal quarter period being tested (the “Reference Period”):  (a) in making any determination on a Pro Forma Basis, of Pro Forma Compliance or of Pro Forma Effect, (x) effect shall be given to any Specified Transaction, including any change in Consolidated EBITDA relating thereto and any operating improvements or restructurings of the business of the Parent Borrower or any of the Restricted Subsidiaries that are expected to have a continuing impact and are supportable, which without limiting the foregoing shall include synergies, operational improvements and cost savings, which adjustments the Parent Borrower determines are reasonable and are supportable as set forth in a certificate signed by a Financial Officer of the Parent Borrower, in each case, that occurred during the Reference Period, (y) subject to Section 1.13(b), all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under the Loan Documents or otherwise) issued, incurred, assumed or permanently repaid during the Reference Period (or with respect to Indebtedness permanently repaid, during the Reference Period or within thirty (30) days subsequent to the end of the Reference Period and prior to, or simultaneously with, the event for which the calculation of any such ratio is made) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (z) interest expense of such Person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (y), bearing floating interest rates shall be computed on a pro forma basis using an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such

Indebtedness as at the relevant date of determination; (b) with respect to (A) any redesignation of a Subsidiary as a Restricted Subsidiary, effect shall be given to such Subsidiary redesignation and all other Subsidiary redesignations after the first day of the relevant Reference Period and on or prior to the date of the respective Subsidiary redesignation then being designated, collectively and (B) any designation of a Subsidiary as an Unrestricted Subsidiary, effect shall be given to such designation and all other designations of subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable designation of a Subsidiary as an Unrestricted Subsidiary, collectively and (c) notwithstanding anything to the contrary in this definition or in any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the asset sale, transfer, disposition or lease thereof has been entered into as discontinued operations, no Pro Forma Effect shall be given to the classification thereof as discontinued operations (and the Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such asset sale, transfer, disposition or lease shall have been consummated; provided that, at the election of the Parent Borrower, any adjustments to Consolidated EBITDA pursuant to clauses (a)(x) and (b) above shall not be required to be included for any Acquired Entity or Business or Converted Restricted Subsidiary to the extent the aggregate Consideration paid in connection with the acquisition of such Acquired Entity or Business or the Fair Market Value of such Converted Restricted Subsidiary, as applicable, is less than $10,000,000 in the aggregate for all such transactions in a fiscal year.  Notwithstanding the foregoing, any amounts included in any determination on a Pro Forma Basis, of Pro Forma Compliance or Pro Forma Effect pursuant to clause (a) above resulting from cost savings, operating improvements and synergies shall be subject to the limitations set forth in the definition of “Consolidated EBITDA.”

“Pro Forma Entity” has the meaning set forth in the definition of “Acquired EBITDA.”

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning set forth in Section 6.01.

“Purchase Date” has the meaning set forth in Section 2.04(c).

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Credit Party that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an ECP at such time by entering into a “keepwell” under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Equity” means any Capital Stock that is not a Disqualified Equity Interest.

“Qualifying Institution” has the meaning set forth in Section 2.13(a)(iv)(D)(3).

“Real Property” of any Person means all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds and surface rights.

“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) any LC Issuer and (d) any other recipient of any payment made by or on behalf of a Borrower under this Agreement or any of the Loan Documents, as applicable.

“Reference Period” has the meaning set forth in the definition of “Pro Forma Basis.”

“Refinance” or a “Refinancing” or “Refinanced” shall each have the meaning provided in the definition of “Permitted Refinancing Indebtedness.”

“Refinanced Debt” has the meaning set forth in the definition of “Credit Agreement Refinancing Indebtedness.”

“Refinanced Indebtedness” has the meaning set forth in the definition of “Permitted Refinancing Indebtedness.”

“Refinancing Amendment” means an amendment to this Agreement in form and substance consistent with the terms hereof and otherwise reasonably satisfactory to the Administrative Agent and the Parent Borrower executed by each of (a) the Parent Borrower and any other Borrower, (b) the Administrative Agent and (c) each Additional Refinancing Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.18.  For the avoidance of doubt, in connection with the incurrence of Refinancing Term Loans that take the form of what is customarily referred to as term “B” loans or syndicated term loans, such Refinancing Amendment may amend this Agreement to incorporate provisions which are customary for such loans, including, without limitation, an excess cash flow sweep, call protection, “MFN” pricing protection with respect to incremental term loans, quarterly amortization payments and provisions permitting borrower repurchases of such loans, so long as such amendments do not directly and adversely affect any Lenders holding Revolving Commitments at such time, as determined by the Administrative Agent in its sole and absolute discretion.  At the election of the Administrative Agent, a draft Refinancing Amendment may be posted to the Lenders not less than three (3) Business Days before execution thereof and, if the Required Lenders (calculated excluding Lenders whose Loans or Commitments would be refinanced in connection with the Refinancing Amendment) shall not have objected to such changes within three (3) Business Days after posting, then the Lenders shall be deemed to have agreed that the Administrative Agent’s entry into such Refinancing Amendment (including with such changes) is reasonable and to have consented to such Refinancing Amendment (including with such changes) and to the Administrative Agent’s execution thereof.

“Refinancing Revolving Credit Commitments” means each Class of revolving credit commitments hereunder that results from a Refinancing Amendment.

“Refinancing Revolving Credit Facility” means, at any time, each revolving credit facility available to the Parent Borrower or any other Credit Party at such time pursuant to a Class of Refinancing Revolving Credit Commitments in effect at such time.

“Refinancing Revolving Credit Loans” means the Revolving Loans made pursuant to the Refinancing Revolving Credit Commitments.

“Refinancing Revolving Credit Exposure” means, with respect to any Lender at any time, the aggregate principal amount at such time of all outstanding Refinancing Revolving Credit Loans of such Lender.

“Refinancing Term Loan Commitments” means each Class of term loan commitments hereunder that are established to fund Refinancing Term Loans hereunder pursuant to a Refinancing Amendment.

“Refinancing Term Loan Facility” means each tranche of term loans made available to any Borrower pursuant to a Class of Refinancing Term Loan Commitments.

“Refinancing Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Registered Equivalent Notes” means, with respect to any notes originally issued in an offering pursuant to Rule 144A under the Securities Act or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees and Collateral, if applicable) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulation D” means Regulation D of the FRB as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation U” means Regulation U of the FRB as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Reinvestment Date” has the meaning set forth in Section 2.13(c)(v).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release” means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, or migrating into, through or upon any land, water or air, or otherwise entering into the environment.

“Reportable Event” means an event described in Section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under PBGC regulations.

“Required Lenders” means Lenders (other than any Defaulting Lender) whose Credit Facility Exposure and Unused Revolving Commitments constitute more than 50% of the sum of the Aggregate Credit Facility Exposure and the Unused Total Revolving Commitment (in each case, held by Lenders which are not Defaulting Lenders); provided that if there are two or more unaffiliated Lenders, then “Required Lenders” shall include at least two unaffiliated Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Lenders (other than any Defaulting Lender) whose Aggregate Revolving Facility Exposure and Unused Revolving Commitments constitute more than 50% of the Total Revolving Commitments

(in each case, held by Lenders which are not Defaulting Lenders); provided that if there are two or more unaffiliated Revolving Lenders, then “Required Revolving Lenders” shall include at least two unaffiliated Lenders.

“Restricted Payment” means (i) any Capital Distribution and (ii) any amount paid by the Parent Borrower or any of its Restricted Subsidiaries in prepayment, redemption, retirement or repurchase of any Junior Indebtedness, in each case, prior to its stated maturity.

“Restricted Subsidiary” means any Subsidiary of the Parent Borrower that is not an Unrestricted Subsidiary.  Each Restricted Subsidiary on the Third Amendment Effective Date is listed on Schedule 2 hereto.

“Revolving Borrowing” means the incurrence of Revolving Loans consisting of one Type of Revolving Loan by a Borrower from all of the Lenders having Revolving Commitments in respect thereof on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date) having, in the case of any Eurodollar Loans, the same Interest Period.

“Revolving Commitment” means, with respect to each Lender, the amount set forth opposite such Lender’s name in Schedule 1 hereto as its “Revolving Commitment” or in the case of any Lender that becomes a party hereto pursuant to an Assignment Agreement, the amount set forth in such Assignment Agreement, as such commitment may be reduced from time to time pursuant to Section 2.12(c) or adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 10.06 and any Incremental Revolving Credit Commitment.  For the avoidance of doubt, “Revolving Commitment” shall also include any Incremental Revolving Credit Commitment, Extended Revolving Credit Commitment, or Refinancing Revolving Credit Commitment of any Class or tranche.

“Revolving Facility” means the credit facility established under Section 2.02 pursuant to the Revolving Commitment of each Lender, as the same may be increased from time to time pursuant to Section 2.16 and extended pursuant to Section 2.17.  For the avoidance of doubt, “Revolving Facility” shall also include any Credit Facility established pursuant to any Incremental Revolving Credit Commitment, Extended Revolving Credit Commitment, Extended Revolving Credit Facility, Refinancing Revolving Credit Commitment or Refinancing Revolving Credit Facility, in each case, of any Class or tranche.

“Revolving Facility Availability Period” means the period from the Third Amendment Effective Date until the Revolving Facility Termination Date applicable to each Class of Revolving Commitments.

“Revolving Facility Exposure” means, for any Lender at any time, the sum of (i) the principal amount of Revolving Loans made by such Lender and outstanding at such time, plus (ii) such Lender’s Revolving Facility Percentage of the LC Outstandings at such time, plus (iii) such Lender’s Revolving Facility Percentage of the Swing Loans then outstanding.

“Revolving Facility Note” means a promissory note substantially in the form of Exhibit A-1 hereto.

“Revolving Facility Percentage” means, at any time for any Revolving Lender, the percentage obtained by dividing such Revolving Lender’s Revolving Commitment by the Total Revolving Commitment; provided, however, that if the Total Revolving Commitment has been terminated, the Revolving Facility Percentage for each Revolving Lender shall be determined by dividing such Lender’s Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination.

“Revolving Facility Termination Date” means, as applicable, the earlier of (i)(A) with respect Initial Revolving Commitment, the fifth anniversary of the Third Amendment ~~Effecive~~Effective Date, (B) with respect to any Class of Revolving Loans under an Extended Revolving Credit Commitment, the termination date specified in the related Extension Amendment or (C) with respect to any Class of Refinancing Revolving Credit Loans, the termination date specified in the related Refinancing Amendment or (ii) the date that the Commitments have been terminated pursuant to Section 8.02.

“Revolving Lender” means a Lender holding a Revolving Commitment or, if the Revolving Commitments have terminated, Revolving Facility Exposure.

“Revolving Loan” means, with respect to each Lender, any loan made by such Lender pursuant to Section 2.02 and, for the avoidance of doubt, shall also include each Incremental Initial Revolving Loan, each Extended Revolving Credit Loan and each Refinancing Revolving Credit Loan.

“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global, Inc., and its successors.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for property of the Parent Borrower or a Restricted Subsidiary to be sold or transferred to such Person and as part of such arrangement the Parent Borrower or its Restricted Subsidiary to lease (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Parent Borrower and a Restricted Subsidiary or between Restricted Subsidiaries) such property and use such property for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions” means, any economic or financial sanction or trade embargo administered or enforced by OFAC, the U.S. Department of State, the U.S. Department of Commerce, and, if applicable, the United Nations Security Council, the European Union or Her Majesty’s Treasury or other relevant sanctions authority of any jurisdiction in which the Parent Borrower or any of its Subsidiaries conducts business.

“Screen Rate” shall mean the rate specified in clause (i) of the definition of “Adjusted Eurodollar Rate.”

“SDN List” has the meaning set forth in Section 5.20(b).

“SEC” means the United States Securities and Exchange Commission.

“SEC Regulation D” means Regulation D as promulgated under the Securities Act.

“Second Amendment” shall mean that certain Second Amendment to Credit Agreement, dated as of March 16, 2018, among the Parent Borrower, the Administrative Agent and the Lenders and other Credit Parties party thereto.

“Second Lien Intercreditor Agreement” means an intercreditor agreement in substantially the form of Exhibit I-1 among the Administrative Agent and/or the Collateral Agent and one or more authorized representatives for holders of one or more classes of applicable Indebtedness, with such modifications thereto as may be permitted by the definition of “Customary Intercreditor Agreement.”

“Section 6.01 Financials” means the financial statements delivered, or required to be delivered, pursuant to Section 6.01(a) or 6.01(b).

“Secured Creditors” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the LC Issuers, the Designated Hedge Creditors, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent and/or Collateral Agent from time to time pursuant to Section 9.02, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Security Documents.

“Secured Hedge Designation Agreement” means a written instrument pursuant to which the Parent Borrower designates certain Hedge Agreements as “Designated Hedge Agreements,” substantially in the form of Exhibit M (or such other form as the Parent Borrower and the Administrative Agent shall mutually agree).

“Secured Net Leverage Ratio” means, with respect to any Testing Period, the ratio of (a) Consolidated Secured Debt as of the last day of such Testing Period minus unrestricted cash and Cash Equivalents of the Parent Borrower and its Restricted Subsidiaries to (b) Consolidated EBITDA of the Parent Borrower and its Restricted Subsidiaries for such Testing Period.

“Securities Act” means the Securities Act of 1933, as amended, as the same may be in effect from time to time.

“Security Agreement” means the Security Agreement among the Credit Parties and the Collateral Agent dated the Closing Date.

“Security Documents” means the Security Agreement, the Intellectual Property Security Agreements, the Mortgages, any supplements or joinders to the foregoing or any other similar agreements or supplements or joinders delivered to the Administrative Agent or Collateral Agent pursuant to Section 4.01 or Section 6.10 and any other agreements, instruments or documents that create or purport to create a Lien in favor of the Administrative Agent or Collateral Agent for the benefit of the Secured Creditors.

“Significant Acquisition” means an acquisition or investment permitted under Sections 7.01 and 7.04; provided that the aggregate consideration (whether in the form of cash, securities, goodwill, or otherwise) with respect to such acquisition is not less than $75,000,000 in any single transaction or series of related transactions.

“Significant Acquisition Period” means the fiscal quarter in which a Significant Acquisition is consummated and the four consecutive fiscal quarters immediately succeeding such fiscal quarter.

“Single-Employer Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multi-Employer Plan, that is subject to Title IV of ERISA or Section 412 of the Code and is sponsored or maintained by a Credit Party or any ERISA Affiliate or for which a Credit Party or any ERISA Affiliate may have liability by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Sold Entity or Business” has the meaning set forth in the definition of the term “Consolidated EBITDA.”

“Solicited Discount Proration” has the meaning set forth in Section 2.13(a)(iv)(D)(3).

“Solicited Discounted Prepayment Amount” has the meaning set forth in Section 2.13(a)(iv)(D)(1).

“Solicited Discounted Prepayment Notice” means a written notice of the Parent Borrower of Solicited Discounted Prepayment Offers made pursuant to Section 2.13(a)(iv)(D) substantially in the form of Exhibit K-5.

“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender, substantially in the form of Exhibit K-6, submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.

“Solicited Discounted Prepayment Response Date” has the meaning set forth in Section 2.13(a)(iv)(D)(1).

“SPC” has the meaning set forth in Section 10.06(g).

“Specified Discount” has the meaning set forth in Section 2.13(a)(iv)(B)(1).

“Specified Discount Prepayment Amount” has the meaning set forth in Section 2.13(a)(iv)(B)(1).

“Specified Discount Prepayment Notice” means a written notice of the Borrower Offer of Specified Discount Prepayment made pursuant to Section 2.13(a)(iv)(B) substantially in the form of Exhibit K-7.

“Specified Discount Prepayment Response” means the irrevocable written response by each Lender, substantially in the form of Exhibit K-8, to a Specified Discount Prepayment Notice.

“Specified Discount Prepayment Response Date” has the meaning set forth in Section 2.13(a)(iv)(B)(1).

“Specified Discount Proration” has the meaning set forth in Section 2.13(a)(iv)(B)(3).

“Specified Event of Default” means any Event of Default under Section 8.01(a) or Section 8.01(h).

“Specified Purchase Agreement Representations” means the representations made by the “seller” (or other applicable term) with respect to such seller and its applicable Affiliates in any acquisition agreement executed in connection with a Permitted Acquisition or other Investment permitted hereunder that are material to the interests of Lenders, but only to the extent that the buyer (or other applicable term) under any acquisition agreement referred to above has (or the buyer’s applicable Affiliate has) the right to terminate its obligations under the acquisition agreement executed in connection with such Permitted Acquisition or other Investment or the right not to consummate such Permitted Acquisition or other Investment pursuant to such acquisition agreement as a result of the breach of one or more of such representations in such purchase agreement.

“Specified Representations” means the representations and warranties set forth in Sections 5.01 (only as it relates to the corporate existence of the Borrowers and any Guarantor), 5.02 (only as it relates to the organizational power and authority, due authorization, execution, delivery and enforceability of the Loan Documents), 5.03 (excluding clause (ii) thereof), 5.06(e), 5.09 (as evidenced by a certificate substantially in the form of Exhibit D), 5.16, 5.17 (only as it relates to the creation, validity and perfection of security interests in the Collateral as of such closing date), 5.20 and 5.21.

“Specified Transaction” means, with respect to any period, any (a) asset sale, acquisition, Investment, sale, transfer or other disposition of assets or property other than in the ordinary course, (b) any merger or consolidation, or any similar transaction, (c) any incurrence, issuance or repayment of Indebtedness, (d) any Restricted Payment, (e) any Subsidiary designation or (f) any other event, in each case with respect to which the terms of the Loan Documents permitting such transaction require “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis” or to be given “Pro Forma Effect.”

“Standard Permitted Lien” means any of the following:

(i)Liens for taxes, assessments or governmental charges that (a) are not yet due and payable or are not overdue for a period of more than thirty (30) days or (b) are being contested in good faith and by appropriate proceedings for which adequate reserves in accordance with GAAP have been established;

(ii)Liens not securing Indebtedness in respect of property or assets imposed by law that were incurred in the ordinary course of business, including, but not limited to, carriers’, suppliers’, warehousemen’s, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business which do not, individually or in the aggregate, have a Material Adverse Effect;

(iii)Liens created by this Agreement or the other Loan Documents;

(iv)Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.01(g) and/or Section 8.01(h);

(v)Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, and mechanic’s Liens, insurance carrier’s Liens or deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements;

(vi)Liens and deposits to secure the performance of tenders, statutory obligations, contract bids, government contracts, surety, appeal, customs, performance and return-of-money bonds and other similar obligations, incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to statutory requirements, common law or consensual arrangements;

(vii)leases or subleases granted in the ordinary course of business to others which do not (a) interfere in any material respect with the business of the Parent Borrower and its Subsidiaries, taken as a whole, or (b) secure any Indebtedness for borrowed money and any interest or title of a lessor under any lease not in violation of this Agreement;

(viii)(a) easements, rights-of-way, zoning or other restrictions, charges, encumbrances, defects in title, prior rights of other Persons, and obligations contained in similar instruments, in each case that do not secure Indebtedness and do not involve, either individually or in the aggregate, (x) a substantial and prolonged interruption or disruption of the business activities of the Parent Borrower and its Restricted Subsidiaries, taken as a whole, or (y) a Material Adverse Effect and (b) with respect to any Mortgaged Real Property, such exceptions to title as are set forth in the Title Policy delivered with respect thereto, all of which exceptions must be Standard Permitted Liens or otherwise acceptable to the Administrative Agent in its reasonable discretion;

(ix)Liens arising from the rights of lessors under leases (including financing statements regarding property subject to lease) not in violation of the requirements of this Agreement; provided that such Liens are only in respect of the property subject to, and secure only, the respective lease (and any other lease with the same or an affiliated lessor);

(x)Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(xi)Liens in favor of the Parent Borrower or any Restricted Subsidiary securing Indebtedness permitted under Section 7.03; provided that no Credit Party shall grant a Lien in favor of any non-Credit Party;

(xii)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xiii)Liens (a) of a collection bank arising under Section 4-210 of the UCC (or Section 4-208 of the UCC) or any comparable or successor provision on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (c) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(xiv)Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 7.04; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(xv)Liens encumbering reasonable customary initial deposits and margin deposits and other Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xvi)Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Parent Borrower or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent Borrower and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(xvii)Liens solely on any cash earnest money deposits made by the Parent Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under this Agreement;

(xviii)the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Parent Borrower or any of its Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(xix)restrictive covenants affecting the use to which Real Property may be put;

(xx)security given to a public utility or any municipality or Governmental Authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(xxi)Liens arising out of conditional sale, title retention, consignment or other arrangements for sale of goods entered into by the Parent Borrower or any Subsidiary in the ordinary course of business;

(xxii)agreements to subordinate any interest of the Parent Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Parent Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

(xxiii)Liens on Capital Stock of joint ventures and Unrestricted Subsidiaries securing obligations of such joint ventures or Unrestricted Subsidiaries, as the case may be;

(xxiv)operating leases of vehicles or equipment which are entered into in the ordinary course of the business or otherwise permitted under this Agreement;

(xxv)subdivision agreements, site plan control agreements, development agreements, facilities sharing agreements, cost sharing agreements and other agreements, in each case with respect to Real Property and which in the aggregate do not interfere with the ordinary conduct of business of the Parent Borrower or any Subsidiary;

(xxvi)Liens or covenants restricting or prohibiting access to or from lands abutting on controlled access highways or covenants affecting the use to which lands may be put; provided that such Liens or covenants do not interfere with the ordinary conduct of business of the Parent Borrower or any Restricted Subsidiary;

(xxvii)statutory Liens incurred or pledges or deposits made, in each case in the ordinary course of business, in favor of a Governmental Authority to secure the performance of obligations of the Parent Borrower or any Restricted Subsidiary under Environmental Laws to which any such Person is subject;

(xxviii)Liens on cash collateral which are required to be granted by the Parent Borrower or any Restricted Subsidiary in connection with swap arrangements for gas or electricity used in the business of such Person, and not for speculative purposes;

(xxix)Liens on the Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Collateral; and

(xxx)Liens securing Priority Obligations.

“Standby Letter of Credit” means any standby letter of credit issued for the purpose of supporting workers’ compensation, liability insurance, releases of contract retention obligations, contract performance guarantee requirements and other bonding obligations or for other lawful purposes.

“Stated Amount” of each Letter of Credit means the maximum amount available to be drawn thereunder (regardless of whether any conditions or other requirements for drawing could then be met).

“Submitted Amount” has the meaning set forth in Section 2.13(a)(iv)(C)(1).

“Submitted Discount” has the meaning set forth in Section 2.13(a)(iv)(C)(1).

“Subordinated Indebtedness” means any Indebtedness that has been expressly subordinated to the prior payment in full of all of the Obligations pursuant to a customary written agreement or customary written terms reasonably acceptable to the Administrative Agent.

“Subsidiary” of any Person means (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary Voting Power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have Voting Power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, owns more than 50% of the Capital Stock of such Person at the time or in which such Person, one or more other Subsidiaries of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, has the power to direct the policies, management and affairs thereof.  Unless otherwise expressly provided, all references herein to “Subsidiary” mean a Subsidiary of the Parent Borrower.

“Subsidiary Guarantor” means (a) the Subsidiaries identified on Schedule I to the Guaranty and (b) each other Subsidiary that becomes a party to the Guaranty as a Guarantor (as such term is defined therein) after the Closing Date.  For the avoidance of doubt, the Parent Borrower in its sole discretion may cause any Restricted Subsidiary that is not a Guarantor to guarantee the Obligations by causing such Restricted Subsidiary to execute a Guaranty in form and substance reasonably satisfactory to the Administrative Agent, and any such Restricted Subsidiary shall be a Guarantor, Credit Party and Subsidiary Guarantor hereunder for all purposes.  Schedule 3 hereto lists each Subsidiary Guarantor as of the Third Amendment Effective Date.

~~“SunTrust” has the meaning set forth in the preamble hereto.~~

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Commitment” means $5,000,000, as such amount may be increased with the consent of the Swing Line Lender (such consent not to unreasonably be withheld) as set forth in any applicable Incremental Amendment (or similar applicable agreement) in accordance with Section 2.16(a).

“Swing Line Facility” means the credit facility established under Section 2.04 pursuant to the Swing Line Commitment of the Swing Line Lender.

“Swing Line Lender” means ~~SunTrust~~Truist Bank, in its capacity as Swing Line Lender hereunder or any replacement or successor thereto.

“Swing Line Note” means a promissory note substantially in the form of Exhibit A-2 hereto.

“Swing Loan” means any loan made by the Swing Line Lender under the Swing Line Facility pursuant to Section 2.04.

“Swing Loan Maturity Date” means, with respect to any Swing Loan, the date that is five (5) Business Days prior to the Revolving Facility Termination Date applicable to each Class of Revolving Commitments.

“Swing Loan Participation” has the meaning set forth in Section 2.04(c).

“Swing Loan Participation Amount” has the meaning set forth in Section 2.04(c).

“Syndication Agent” means KeyBank National Association.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, and including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means the incurrence of Term Loans consisting of one Type of Term Loan by the Borrowers from all of the Lenders having Term Commitments in respect thereof on a pro rata basis on a given date (or resulting from Conversions or Continuations on a given date) having, in the case of Eurodollar Loans, the same Interest Period.

“Term Commitment” means, with respect to each Lender, (i) any Initial Term Commitment, (ii) any Incremental Term Loan Commitment of such Lender, (iii) any Extended Term Loan Commitment and (iv) any Refinancing Term Loan Commitment.

“Term Facility Percentage” means, at any time for any Term Lender, the percentage obtained by dividing such Term Lender’s outstanding Term Loans at such time by the aggregate principal amount of all Term Loans outstanding at such time.

“Term Lender” means, at any time, any Lender that has a Term Commitment or a Term Loan at such time.

“Term Loan” means, with respect to each Lender that has a Term Commitment, any loan made by such Lender pursuant to Section 2.03, any Incremental Term Loan, any Extended Term Loan or any Refinancing Term Loan, as applicable.

“Term Loan Facility” means the term loan facility represented by the Term Loans.

“Term Note” means a promissory note substantially in the form of Exhibit A-3 hereto.

“Testing Period” means, for any date of determination under this Agreement, a single period consisting of the most recent four consecutive fiscal quarters of the Parent Borrower for which financial statements have been required to be delivered pursuant to Section 6.01(a) or (b) (whether or not such quarters are all within the same fiscal year).

“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of October 31, 2019, among the Parent Borrower, the Administrative Agent and the Lenders and other Credit Parties party thereto.

“Third Amendment Effective Date” has the meaning provided in the Third Amendment.

“Total Credit Facility Amount” means the aggregate of the Total Revolving Commitment and the Total Term Loan Commitment.

“Total Funded Debt” means, as of any date of determination, the aggregate principal amount of Indebtedness of the Parent Borrower and its Restricted Subsidiaries outstanding on such date on the consolidated balance sheet of the Parent Borrower, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of recapitalization accounting or purchase accounting in connection with the Transactions or any Permitted Acquisition or any other Investment permitted hereunder) consisting only of (a) Indebtedness for borrowed money, (b) the principal component of all Finance Lease Obligations and (c) debt obligations evidenced by bonds, promissory notes, debentures or debt securities.

“Total Net Leverage Ratio” means, for any Testing Period, the ratio of (i) Total Funded Debt minus unrestricted cash and Cash Equivalents of the Parent Borrower and its Restricted Subsidiaries to (ii) Consolidated EBITDA.

“Total Revolving Commitment” means, as of any date of determination, the sum of the Revolving Commitments of the Lenders as in effect at such time.

“Total Term Loan Commitment” means, as of any date of determination, the sum of the Term Commitments of the Lenders as in effect at such time.

“Trade Date” has the meaning set forth in Section 10.06(d)(i).

“Transactions” means, collectively, (x) the entry into the Third Amendment, the incurrence of the ~~Initial~~Existing Term A Loans and the provision of the Initial Revolving Commitments on the Third Amendment Effective date in replacement of the Existing Term B Loans and the Revolving Commitments outstanding immediately prior to the Third Amendment Effective Date and (y) the payment of related fees and expenses incurred in connection with the foregoing.

“Truist Bank” has the meaning set forth in the preamble hereto.

“Type” means any type of Loan determined with respect to the interest option and currency denomination applicable thereto.

“UCC” means the Uniform Commercial Code as in effect from time to time.  Unless otherwise specified, the UCC shall refer to the UCC as in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“Unfunded Pension Liability” of any Plan means the amount, if any, by which the value of the accumulated plan benefits under the Plan, determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets (excluding any accrued but unpaid contributions).

“United States” or “U.S.” means United States of America.

“Unpaid Drawing” means, with respect to any Letter of Credit, the aggregate Dollar amount of the draws made on such Letter of Credit that have not been reimbursed by the applicable Borrower or the applicable LC Obligor or converted to a Revolving Loan pursuant to Section 2.05(f)(i), and, in each case, all interest that accrues thereon pursuant to this Agreement.

“Unrestricted Subsidiary” means any Subsidiary of the Parent Borrower that has been designated as an Unrestricted Subsidiary in accordance with Section 6.13.  Each Unrestricted Subsidiary on the Third Amendment Effective Date is listed on Schedule 2 hereto.

“Unsecured Indebtedness” means Total Funded Debt that, by its terms, is not secured.

“Unused Revolving Commitment” means, for any Lender at any time, the excess of (i) such Lender’s Revolving Commitment at such time over (ii) such Lender’s Revolving Facility Exposure at such time.

“Unused Total Revolving Commitment” means, at any time, the excess of (i) the Total Revolving Commitment at such time over (ii) the Aggregate Revolving Facility Exposure at such time.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Subsidiary” means any Subsidiary of the Parent Borrower organized under the laws of the United States, any State thereof, or the District of Columbia.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.02(g)(ii)(B)(3).

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or other similar governing body of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:  (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.

Section 1.02Computation of Time Periods.  In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “through and including.” When the performance of any covenant, duty or obligation is stated to be due or performance (including delivery of any documents or notices) required on a day which is not a Business Day, the date of performance shall extend to the immediately succeeding Business Day and such extension shall be reflected in the computation of interest or fees, as the case may be.

Section 1.03Rounding.  Any financial ratios required to be maintained pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding up if there is no nearest number).

Section 1.04Available Amount Transactions.  If more than one action occurs on any given date the permissibility of the taking of which is determined hereunder by reference to the amount of the Available Amount immediately prior to the taking of such action, the permissibility of the taking of each such action shall be determined independently and successively and in no event may any two or more such actions be treated as occurring simultaneously.

Section 1.05Accounting Terms.

(a)Except as otherwise specifically provided herein, all terms of an accounting or financial nature not specifically or completely defined herein shall be construed in accordance with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, provided that if the Parent Borrower notifies the Administrative Agent (who shall then notify the Lenders) that the Parent Borrower wishes to amend any provisions of Article VII (or the definitions applicable thereto) to eliminate the effect of any change in GAAP that occurs after the Third Amendment Effective Date on the operation of any such provisions (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders wish to amend Article VII (or the definitions applicable thereto) for such purpose), then (i) the Parent Borrower’s compliance with such covenants shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants are amended in a manner satisfactory to the Parent Borrower, the Administrative Agent and the Required Lenders, the Parent Borrower, the Administrative Agent and the Lenders agreeing to enter into good faith negotiations to amend any such provisions immediately upon receipt from any party entitled to send such notice and (ii) the Parent Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.  For the avoidance of doubt, (i) no commitment fees, amendment fees, upfront fees or other fees shall be payable in connection with any such amendment which are entered into solely to effect the provisions of this Section 1.05 and (ii) any reference to Section 7.06 herein shall refer to Section 7.06 as amended, waived or otherwise modified from time to time in accordance with the terms of this Agreement.

(b)The Parent Borrower may adopt IFRS for its financial statements and reports for all financial reporting purposes, and the Parent Borrower may elect to apply IFRS for all purposes of this Agreement and the other Loan Documents, in lieu of GAAP, and, upon any such election, references herein or in any other Loan Document to GAAP shall be construed to mean IFRS as in effect from time to time; provided that (1) all financial statements and reports required to be provided after such election pursuant to this Agreement shall be prepared on the basis of IFRS and shall, only in the case of the first set of Section 6.01 Financials provided following such election, be accompanied by a reconciliation to GAAP, and (2) from and after such election, all ratios, computations and other determinations (A) based on GAAP contained in this Agreement, except as provided in clause (B) below, shall be computed in conformity with IFRS and (B) in this Agreement that require the application of GAAP for periods that include fiscal quarters ended prior to the Parent Borrower’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP; provided, further, that in the event of any such election by the Parent Borrower, any financial ratio calculations or thresholds (including any financial covenant) and related definitions in this Agreement shall at the request of the Parent Borrower, the Administrative Agent or the Required Lenders be amended to eliminate the effect of the election to implement IFRS, in each case, in a manner satisfactory to the Parent Borrower, the Administrative Agent and the Required Lenders.  For the avoidance of doubt, (i) solely making an election (without any other action) referred to in this Section 1.05(b) will not be treated as an incurrence of Indebtedness and (ii) in no event shall a Default or Event of Default be deemed to occur hereunder by reason of events or circumstances that would not have caused a Default or Event of Default prior to any change in accounting method.

Section 1.06Terms Generally.

(a)Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

(b)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including”

shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, extended, supplemented, modified, refinanced, renewed, replaced and/or restructured (subject to any restrictions set forth herein), (b) any reference herein to (1) any Person shall be construed to include such Person’s successors and assigns and (2) to the Parent Borrower or any other Credit Party shall be construed to include the Parent Borrower or such Credit Party as debtor and debtor-in-possession and any receiver or trustee for the Parent Borrower or any other Credit Party, as the case may be, in any insolvency or liquidation proceeding, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of, and Schedules and Exhibits to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all Real Property, tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, and interests in any of the foregoing, (f) any reference to any law, statute, rule or regulation is to that law, statute, rule or regulation as now enacted or as the same may from time to time be amended, consolidated, supplemented, re-enacted or expressly replaced (including by succession of comparable laws), (g) any reference to a minimum Dollar amount (including, for the avoidance of doubt and without limitation, the Minimum Borrowing Amount) shall, if the remaining available amount in the context of such reference is less than such minimum Dollar amount, be construed to mean such lesser remaining available amount, (h) for the avoidance of doubt, and notwithstanding anything to the contrary contained herein, to the extent any provision of Article II, Article III, or Article X requires an action to be taken by, or imposes an obligation on, the Borrowers, such action or obligation may be taken or satisfied by the Parent Borrower or any other Borrower, to the extent set forth in Section 1.11(b), (i) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings) and (j) all references to any Governmental Authority shall include any other Governmental Authority that shall have succeeded to any or all of the functions thereof.  Where compliance with any provision herein or the other Loan Documents is determined by reference to the proceeds of any issuances of Capital Stock or capital contributions, such proceeds shall be deemed to be limited to such amount as was not previously (and is not concurrently being) applied in determining the permissibility of another transaction hereunder or under the Loan Documents.

Section 1.07Certain Determinations.  For purposes of determining compliance with any of the covenants set forth in Article VII (including in connection with any Incremental Facility), (x) if at the time of making any Investment, Asset Sale, Restricted Payment or Affiliate transaction such transaction meets the criteria of one, or more than one, of the categories of the applicable covenant permitted pursuant to Article VII (including in connection with any Incremental Facility), such transaction shall be permitted and classified under one or more of such categories of such covenant at the time of such transaction, in each case, as determined by the Parent Borrower in its sole discretion at such time and may not be reclassified or divided subsequent to the time of such transaction and (y) if at the time of incurrence of any Liens or Indebtedness such transaction meets the criteria of one, or more than one, of the categories of the applicable covenant permitted pursuant to Article VII (including in connection with any Incremental Facility), such transaction shall be permitted and classified under one or more of such categories of such covenant at the time of such transaction, in each case, as determined by the Parent Borrower in its sole discretion at such time and the Parent Borrower may, in its sole discretion, from time to time later divide, classify or reclassify, such Lien or Indebtedness among the applicable categories of such covenant in any manner permitted by this Agreement.

Section 1.08Currency Equivalent Generally.

(a)For purposes of any determination under Article VI, Article VII (other than Section 7.06) or Article VIII or any determination under any other provision of this Agreement requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the Exchange Rate then in effect on the date of such determination; provided, however, that (x) for purposes of determining compliance with Article VII with respect to the amount of any Indebtedness, Lien, Investment, Asset Sale, disposition, Restricted Payment or payment under Section 7.05 in a currency other than Dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Lien is incurred or Asset Sale, disposition, Investment, Restricted Payment or payment under Section 7.05 is made, (y) for purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, if such Indebtedness is incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinanced Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced and (z) for the avoidance of doubt, the foregoing provisions of this Section 1.08 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Lien may be incurred or Asset Sale, disposition, Investment, Restricted Payment or payment under Section 7.05 may be made at any time under such Sections.  For purposes of Section 7.06 and for any calculation of the Total Net Leverage Ratio, the Secured Net Leverage Ratio and the First Lien Net Leverage Ratio hereunder, amounts in currencies other than Dollars shall be translated into Dollars at the applicable exchange rates used in preparing the most recently delivered Section 6.01 Financials in accordance with GAAP.

(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Parent Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

(c)If any of the exceptions set forth in Article VII of this Agreement are exceeded solely as a result of fluctuations to Consolidated Total Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under Article VII, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.

Section 1.09Pro Forma Calculations.

(a)Notwithstanding anything to the contrary herein, the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio, the Total Net Leverage Ratio or any other financial ratio or test shall be calculated on a Pro Forma Basis; provided that notwithstanding the foregoing, when calculating the First Lien Net Leverage Ratio for purposes of determining actual compliance with the Financial Covenant set forth in Section 7.06 (not in connection with any Specified Transaction), any Specified Transaction (and any related adjustment contemplated in the definition of “Pro Forma Basis”) that occurred subsequent to the end of the applicable Testing Period shall not be given Pro Forma Effect; provided however that voluntary prepayments of Term Loans made pursuant to Section 2.13(a) made within thirty (30) days subsequent to the end of the applicable Testing Period with regard to the calculation of such Financial Covenant shall be given Pro Forma Effect for purposes of calculating such Financial Covenant.

(b)In making any determination on a Pro Forma Basis, or Pro Forma Compliance or of Pro Forma Effect, the calculations shall be made in good faith by a Financial Officer of the Parent Borrower.

Section 1.10Cashless Roll.  Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Parent Borrower, the Administrative Agent and such Lender.

Section 1.11Additional Borrowers.

(a)Notwithstanding anything in Section 10.12 to the contrary, following the Third Amendment Effective Date, the Parent Borrower may request that one or more of its Restricted Subsidiaries that is a wholly-owned Domestic Subsidiary be added as an additional Borrower under the Revolving Facility by delivering to the Administrative Agent an Additional Borrower Agreement executed by such Subsidiary and the Parent Borrower, which Additional Borrower Agreement may be accepted or rejected by the Required Lenders.  Such Subsidiary shall for all purposes of this Agreement be a Borrower hereunder no earlier than five (5) Business Days (or such shorter period as the Administrative Agent may in its discretion agree) after delivery of such Additional Borrower Agreement and any other document required to be delivered pursuant to Section 4.03; provided that there has been no written objection submitted by the Lenders or the Administrative Agent within five (5) Business Days of the date of receipt of such documentation and other information; provided that (a) each Additional Borrower shall also be a Guarantor and (b) the Administrative Agent shall have confirmed that neither it nor any Lender shall be materially adversely affected by the addition of such Additional Borrower.  Any obligations in respect of borrowings by any Borrower under this Agreement will constitute “Obligations” for all purposes of the Loan Documents.  Promptly following receipt of any Additional Borrower Agreement the Administrative Agent shall send a copy thereof to each Lender.

(b)Each Borrower hereby irrevocably appoints the Parent Borrower as the borrowing agent and contractual representative hereunder and under each other Loan Document and attorney-in-fact for the Borrowers which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by all of the Borrowers that such appointment has been revoked and that another Borrower has been appointed in such capacity.  The Parent Borrower hereby agrees to act as the borrowing agent, contractual representative and attorney-in-fact for each of the Borrowers.  Each Borrower hereby irrevocably appoints and authorizes the Parent Borrower (or its successor), on behalf of the Borrowers, (i) to provide to the Administrative Agent and the Lenders and receive from the Administrative Agent and the Lenders all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement, (ii) to execute and deliver to the Lenders after the Closing Date, any Loan Documents and all related agreements, certificates, documents, or instruments as shall be necessary or appropriate to effect the purposes of the Loan Documents, including any Compliance Certificate hereunder, (iii) to receive, to the extent so requested by such Borrower, the proceeds of the Loans in its account(s), at which time the Parent Borrower shall promptly disburse such Loans to the appropriate Borrower(s) and (iv) to take such action as the Parent Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.  The Administrative Agent and the Lenders, and their respective officers, directors, agents and employees, shall not be liable to the Parent Borrower or any Borrower for any action taken or omitted to be taken by the Parent Borrower or the Borrowers pursuant to this Section 1.11.  Each Borrower agrees that any action taken by the Parent Borrower or the Borrowers in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Parent Borrower of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Borrowers.  The Parent Borrower shall have no implied duties to the Borrowers hereunder, or any obligation to the Lenders to take any action hereunder except any action specifically provided by the Loan Documents to be taken by the Parent Borrower.

(c)Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the prompt payment and performance in full when due of all of the Obligations (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.  If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.  The Obligations of each of the Borrowers under the provisions of this Section 1.11(c) constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

Section 1.12Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

Section 1.13Certain Conditions, Calculations and Tests.

(a)In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of:

(i)determining compliance with any provision of this Agreement which requires the calculation of Consolidated EBITDA (including, without limitation, tests measured as a percentage of Consolidated EBITDA), the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Total Net Leverage Ratio (other than for purposes of any Applicable Margin or any Applicable Commitment Fee Rate); or

(ii)testing availability under baskets set forth in this Agreement (including, without limitation, baskets measured as a percentage of Consolidated Total Assets or Consolidated EBITDA or by reference to the First Lien Net Leverage Ratio, the Secured Net Leverage Ratio or the Total Net Leverage Ratio),

in each case, at the option of the Parent Borrower (the Parent Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness or Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Testing Period ended prior to the LCA Test Date, the Parent Borrower could have taken such action on the relevant LCA Test Date in compliance with such test, ratio or basket, calculated on a Pro Forma Basis, then such test, ratio or basket shall be deemed to have been complied with.

If the Parent Borrower has made an LCA Election and any of the tests, ratios or baskets for which compliance was determined or tested as of the LCA Test Date are subsequently exceeded as a result of fluctuations in any such test, ratio or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of the Parent Borrower and its Subsidiaries or the Person subject to such Limited Condition Acquisition, at or prior to the consummation of the relevant transaction or action, such tests, baskets or ratios will be deemed not to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken.  If the Parent Borrower has made an LCA Election for any Limited Condition Acquisition, then (x) in connection with any subsequent calculation of any test, ratio or basket availability with respect to the incurrence of Indebtedness or Liens or the making of Investments  on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such test, ratio or basket shall be tested by calculating the availability under such test, ratio or basket on a Pro Forma Basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any incurrence of Indebtedness and any associated Lien and the use of proceeds thereof) have been consummated and (y) in connection with any calculation of any ratio, test or basket availability with respect to the making of Restricted Payments pursuant to Section 7.05 following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, for purposes of determining whether such Restricted Payment is permitted under this Agreement, any such test, ratio or basket shall be tested by calculating the availability under such test, ratio or basket on a Pro Forma Basis (i) assuming such Limited Condition Acquisition and other transactions in connection therewith have been consummated and (ii) assuming such Limited Condition Acquisition and other transactions in connection therewith have not been consummated.

In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of determining compliance with any provision of this Agreement which requires that no Event of Default or Default (or any subject of Defaults or Events of Default), as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Parent Borrower, be deemed satisfied, so long as no Event of Default or Default, as applicable, exists on the LCA Test Date.  If the Parent Borrower has exercised its option under this Section 1.13 and any Event of Default or Default occurs following the LCA Test Date and prior to the consummation of the applicable transaction, any such Event of Default or Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted hereunder.

(b)Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including any First Lien Net Leverage Ratio, Secured Net Leverage Ratio and/or Total Net Leverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does require compliance with any such financial ratio or test (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts in connection with such substantially concurrent incurrence.

Section 1.14Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., “Revolving Loan” or “Term Loan”) or by Type (e.g., “Eurodollar Loan” or “Base Rate Loan”) or by Class and Type (e.g., “Revolving Eurodollar Loan”).  Borrowings also may be classified and referred to by Class (e.g., “Revolving Borrowing”) or by Type (e.g., “Eurodollar Borrowing”) or by Class and Type (e.g., “Revolving Eurodollar Borrowing”).

Article II

THE TERMS OF THE CREDIT FACILITY

Section 2.01Establishment of the Credit Facility.  On the Third Amendment Effective Date, and subject to and upon the terms and conditions set forth in this Agreement and the other Loan Documents, the Administrative Agent, the Lenders, the Swing Line Lender and each LC Issuer agree to establish the Initial Facility for the benefit of the Borrowers.

Section 2.02Revolving Facility.  During the Revolving Facility Availability Period, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a Revolving Loan or Revolving Loans to the Borrowers from time to time pursuant to such Lender’s Revolving Commitment, which Revolving Loans may, except as set forth herein (and subject to Section 2.10), at the option of the Borrowers, be incurred and maintained as, or Converted into, Revolving Loans that are Base Rate Loans or Eurodollar Loans, in each case denominated in U.S. Dollars; provided that all Revolving Loans:  (i) made as part of the same Revolving Borrowing shall consist of Revolving Loans of the same Type; (ii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; and (iii) shall not be made if, after giving effect to any such Revolving Loan, (A) the Revolving Facility Exposure of any Lender would exceed such Lender’s Revolving Commitment, (B) the Aggregate Revolving Facility Exposure would exceed the Total Revolving Commitment or (C) the Borrowers would be required to prepay Loans or Cash Collateralize Letters of Credit pursuant to Section 2.13(c).  The Revolving Loans to be made by each Lender will be made by such Lender on a pro rata basis based upon such Lender’s Revolving Facility Percentage of each Revolving Borrowing, in each case in accordance with Section 2.07 hereof.  Each Lender having an Incremental Revolving Credit Commitment, Extended Revolving Credit Commitment or Refinancing Revolving Credit Commitment hereby severally, and not jointly, agrees on the terms and subject to the conditions set forth herein and in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment to make Incremental Initial Revolving Loans, Extended Revolving Credit Loans or Refinancing Revolving Credit Loans, as applicable, to the Borrowers, in an aggregate principal amount at any time outstanding that will not result in such Lender’s Incremental Revolving Credit Exposure, Extended Revolving Credit Exposure or Refinancing Revolving Credit Exposure, as applicable, exceeding such Lender’s Incremental Revolving Credit Commitment, Extended Revolving Credit Commitment or Refinancing Revolving Credit Commitment, as applicable.  Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Initial Revolving Loans, Incremental Initial Revolving Loans, Extended Revolving Credit Loans or Refinancing Revolving Credit Loans, as applicable.

Each Lender may, at its option, make any Revolving Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (A) any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan and (B) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrowers resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 3.01 shall apply).

Section 2.03Term Loan.  On the ~~Third~~Fourth Amendment Effective Date, each Lender that has an Initial Term Commitment severally agrees, on the terms and conditions set forth in this Agreement, to make an Initial Term Loan to the Parent Borrower pursuant to such Lender’s Initial Term Commitment, which Initial Term Loans:  (i) shall be made in U.S. Dollars; (ii) can only be incurred on the ~~Third~~Fourth Amendment Effective Date in an amount up to the entire amount of each Lender’s Initial Term Commitment and, if less than any Lender’s Initial Term Commitment, such Lender’s Initial Term Commitment shall terminate immediately and without further action on the ~~Third~~Fourth Amendment Effective Date after giving effect to the funding of such Lender’s Initial Term Commitment on such date; (iii) once prepaid or repaid, may not be reborrowed; (iv) may, except as set forth herein, at the option of the Parent Borrower, be incurred and maintained as, or Converted into, Term Loans that are Base Rate Loans or Eurodollar Loans, in each case denominated in U.S. Dollars; provided that all Term Loans made as part of the same Term Borrowing shall consist of Term Loans of the same Type; (v) shall be repaid in accordance with Section 2.13; and (vi) shall not exceed (A) for any Lender at the time of incurrence thereof the aggregate principal amount of such Lender’s Initial Term Commitment, if any, and (B) for all the Lenders at the time of incurrence thereof the Total Term Loan Commitment.  The Term Loans to be made by each Lender will be made by such Lender in accordance with Section 2.07 hereof in the aggregate amount of its Term Commitment or such lesser amount as is specified in the Notice of Borrowing, and if less than any Lender’s Term Commitment, such Lender’s Term Commitment shall terminate immediately and without further action on the closing date related thereto, after giving effect to the funding of such Lender’s Term Commitment on such date.  Each Lender having an Incremental Term Loan Commitment, Extended Term Loan Commitment or Refinancing Term Loan Commitment hereby severally, and not jointly, agrees on the terms and subject to the conditions set forth herein and in the applicable Incremental Amendment, Extension Amendment or Refinancing Amendment to make Incremental Term Loans, Extended Term Loans or Refinancing Term Loans, as applicable, to the Parent Borrower, in an aggregate principal amount not to exceed its Incremental Term Loan Commitment, Extended Term Loan Commitment or Refinancing Term Loan Commitment, as applicable.  Amounts repaid or prepaid in respect of Initial Term Loans, Incremental Term Loans, Extended Term Loans or Refinancing Term Loans may not be reborrowed.

Section 2.04Swing Line Facility.

(a)Swing Loans.  During the Revolving Facility Availability Period, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make a Swing Loan or Swing Loans to each Borrower from time to time, which Swing Loans:  (i) shall be payable on the Swing Loan Maturity Date applicable to each such Swing Loan; (ii) shall be made in U.S. Dollars and shall be Base Rate Loans; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; (iv) may only be made if after giving effect thereto (A) the aggregate principal amount of Swing Loans outstanding does not exceed the Swing Line Commitment, and (B) the Aggregate Revolving Facility Exposure would not exceed the Total Revolving Commitment; (v) shall not be made if, after giving effect thereto, the Borrowers would be required to prepay Loans or Cash Collateralize Letters of Credit pursuant to Section 2.13(c) hereof; and (vi) shall not be made if the proceeds thereof would be used to repay, in whole or in part, any outstanding Swing Loan.  Notwithstanding anything to the contrary contained in this Section 2.04(a), the Swing Line Lender shall not make any Swing Loan after it has received written notice from the Parent Borrower, any other Credit Party or the Required Revolving Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swing Line Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices, (B) of the cure of such Default or Event of Default or (C) of the waiver of such Default or Event of Default in accordance with Section 10.12.

(b)Swing Loan Refunding.  The Swing Line Lender may at any time, in its sole and absolute discretion (or shall, with respect to any Swing Loans outstanding for five Business Days), direct that the Swing Loans owing to it be refunded by delivering a notice to such effect to the Administrative Agent, specifying the aggregate principal amount thereof (a “Notice of Swing Loan Refunding”) (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 8.01(h) or upon the exercise of any of the remedies provided in Section 8.02).  Promptly upon receipt of a Notice of Swing Loan Refunding, the Administrative Agent shall give notice of the contents thereof to the Lenders with Revolving Commitments and, unless an Event of Default specified in Section 8.01(h) in respect of a Borrower has occurred, the Borrowers.  Each such Notice of Swing Loan Refunding shall be deemed to constitute delivery by the Parent Borrower of a Notice of Borrowing requesting Revolving Loans consisting of Base Rate Loans in the amount of the Swing Loans to which it relates notwithstanding (i) that the Notice of Swing Loan Refunding may not comply with the requirements specified in Section 2.06, (ii) whether any conditions specified in Section 4.02 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Notice of Swing Loan Refunding or (v) any reduction in the Total Revolving Commitment after any such Swing Loans were made.  Each Lender with a Revolving Commitment (including the Swing Line Lender) hereby unconditionally agrees (notwithstanding that any of the conditions specified in Section 4.02 or elsewhere in this Agreement shall not have been satisfied, but subject to the provisions of clause (d) below) to make a Revolving Loan to the Borrowers in the amount of such Lender’s Revolving Facility Percentage (determined before giving effect to any termination of the Revolving Commitments pursuant to Section 8.02) of the aggregate amount of the Swing Loans to which such Notice of Swing Loan Refunding relates.  Each such Lender shall make the amount of such Revolving Loan available to the Administrative Agent in immediately available funds at the Payment Office not later than 2:00 P.M. (Local Time), if such notice is received by such Lender prior to 11:00 A.M. (Local Time), or not later than 2:00 P.M. (Local Time) on the next Business Day, if such notice is received by such Lender after such time.  The proceeds of such Revolving Loans shall be made immediately available to the Swing Line Lender and applied by it to repay the principal amount of the Swing Loans to which such Notice of Swing Loan Refunding relates.

(c)Swing Loan Participation.  If prior to the time a Revolving Loan would otherwise have been made as provided above in Section 2.04(b) as a consequence of a Notice of Swing Loan Refunding, any of the events specified in Section 8.01(h) shall have occurred in respect of a Borrower or one or more of the Lenders with Revolving Commitments shall determine that it is legally prohibited from making a Revolving Loan under such circumstances, each Lender (other than the Swing Line Lender), or each Lender (other than such Swing Line Lender) so prohibited, as the case may be, shall, on the date such Revolving Loan would have been made by it (the “Purchase Date”), subject to the provisions of Section 2.04(d), purchase an undivided participating interest (a “Swing Loan Participation”) in the outstanding Swing Loans to which such Notice of Swing Loan Refunding relates, in an amount (the “Swing Loan Participation Amount”) equal to such Lender’s Revolving Facility Percentage of such outstanding Swing Loans.  On the Purchase Date, each such Lender or each such Lender so prohibited, as the case may be, shall pay to the Swing Line Lender, in immediately available funds, such Lender’s Swing Loan Participation Amount, and promptly upon receipt thereof the Swing Line Lender shall, if requested by such other Lender, deliver to such Lender a participation certificate, dated the date of the Swing Line Lender’s receipt of the funds from, and evidencing such Lender’s Swing Loan Participation in, such Swing Loans and its Swing Loan Participation Amount in respect thereof.  If any amount required to be paid by a Lender to the Swing Line Lender pursuant to the above provisions in respect of any Swing Loan Participation is not paid on the date such payment is due, such Lender shall pay to the Swing Line Lender on demand interest on the amount not so paid at the overnight Federal Funds Rate from the due date until such amount is paid in full.  Whenever, at any time after the Swing Line Lender has received from any other Lender such Lender’s Swing Loan Participation Amount, the Swing Line Lender receives any payment from or on behalf of a Borrower on account of the related Swing Loans, the Swing Line Lender will promptly distribute to such Lender its ratable share of such amount based on its Revolving Facility Percentage of such amount on such date on account of its Swing Loan Participation (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded); provided, however, that if such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

(d)Obligations Unconditional.  Each Lender’s obligation to make Revolving Loans pursuant to Section 2.04(b) and/or to purchase Swing Loan Participations pursuant to Section 2.04(c) shall be subject to the conditions that (i) such Lender shall have received a Notice of Swing Loan Refunding complying with the provisions hereof and (ii) at the time the Swing Loans that are the subject of such Notice of Swing Loan Refunding were made, the Swing Line Lender making the same had no actual written notice from another Lender or the Administrative Agent that a Default or Event of Default had occurred and was continuing (or any other applicable funding condition under Section 4.02 was not satisfied), but otherwise shall be absolute and unconditional, shall be solely for the benefit of the Swing Line Lender, and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right that such Lender may have against any other Lender, any Credit Party, or any other Person, or any Credit Party may have against any Lender or other Person, as the case may be, for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default; (C) any event or circumstance involving a Material Adverse Effect; (D) any breach of any Loan Document by any party thereto; or (E) any other circumstance, happening or event, whether or not similar to any of the foregoing.

(e)Provisions Related to Non-Expiring Credit Commitments.  If the maturity date shall have occurred in respect of any tranche of Revolving Commitments (the “Expiring Credit Commitment”) at a time when another tranche or tranches of Revolving Commitments is or are in effect with a longer maturity date (each a “Non-Expiring Credit Commitment” and collectively, the “Non-Expiring Credit Commitments”), then with respect to each outstanding Swing Loan, if consented to by the applicable Swing Line Lender, on the earliest occurring maturity date of any tranche of Revolving Commitments, such Swing Loan shall be deemed reallocated to the tranche or tranches of the Non-Expiring Credit Commitments on a pro rata basis; provided that to the extent that the amount of such reallocation would cause the aggregate credit exposure to exceed the aggregate amount of such Non-Expiring Credit Commitments, immediately prior to such reallocation the amount of Swing Loans to be reallocated equal to such excess shall be repaid or Cash Collateralized.  Upon the maturity date of any tranche of Revolving Commitments, the sublimit for Swing Loans may be reduced as agreed between the Swing Line Lender and the Borrowers, without the consent of any other Person.

Section 2.05Letters of Credit.

(a)LC Issuances.  During the Revolving Facility Availability Period, any Borrower may request an LC Issuer at any time and from time to time to issue, for the account of any Borrower or any Subsidiary Guarantor, and subject to and upon the terms and conditions herein set forth, each LC Issuer agrees to issue from time to time Letters of Credit, denominated and payable in U.S. Dollars and issued on a sight basis only, in such form as may be approved by such LC Issuer and such Borrower; provided, however, that notwithstanding the foregoing, no LC Issuance shall be made if, after giving effect thereto, (i) the LC Outstandings (including each Existing Letter of Credit deemed issued on the Third Amendment Effective Date) would exceed the LC Commitment Amount, (ii) unless otherwise agreed to by the applicable LC Issuer, the Stated Amount of such Letter of Credit would exceed, when added together with all other Letters of Credit issued by such LC Issuer, the Letter of Credit Percentage for such LC Issuer multiplied by the LC Amount, (iii) the Revolving Facility Exposure of any Lender would exceed such Lender’s Revolving Commitment, (iv) the Aggregate Revolving Facility Exposure would exceed the Total Revolving Commitment, (v) any Borrower would be required to prepay Loans or Cash Collateralize Letters of Credit pursuant to Section 2.13(c) or (vi) the applicable LC Issuer has been notified in writing by the Administrative Agent that a Default or Event of Default exists (or any other applicable condition under Section 4.02 cannot be satisfied); provided that a Borrower shall be a co-applicant, and be jointly and severally liable, with respect to each Letter of Credit issued for the account of a Subsidiary Guarantor.  Subject to Section 2.05(c) below, each Letter of Credit shall have an expiry date (including any renewal or extension periods) occurring not later than the earlier of (y) one (1) year (in the case of Standby Letters of Credit) or one hundred and eighty (180) days (in the case of Commercial Letters of Credit) from the date of issuance thereof), or (z) five (5) Business Days prior to the Revolving Facility Termination Date applicable to each applicable Class of Revolving Commitments (the “Letter of Credit Expiration Date”); provided that any Letter of Credit may extend beyond the date referred to in clause (z) above to the extent such Letter of Credit is Cash Collateralized in a manner consistent with Section 2.15(d) or backstopped in a manner and in an amount reasonably satisfactory to the relevant LC Issuer.

(A)Schedule 2.05(a) contains a description of letters of credit that were issued pursuant to the Existing Credit Agreement and which remain outstanding on the Third Amendment Effective Date (and setting forth, with respect to each such letter of credit, (i) the name of the LC Issuer, (ii) the letter of credit number, (iii) the name(s) of the account party or account parties, (iv) the stated amount, (v) the currency in which the letter of credit is denominated, (vi) the name of the beneficiary, (vii) the expiry date and (viii) whether such letter of credit constitutes a standby letter of credit or a commercial letter of credit).  Each such letter of credit, including any extension or renewal thereof in accordance with the terms thereof and hereof (each, as amended from time to time in accordance with the terms thereof and hereof, an “Existing Letter of Credit”) shall constitute a “Letter of Credit” for all purposes of this Agreement and shall be deemed issued on the Third Amendment Effective Date; provided in no event shall any Existing Letter of Credit be extended beyond its stated expiry as in effect on the Third Amendment Effective Date.  Each Existing Letter of Credit shall be deemed to have been issued for the account of the Parent Borrower.

(B)Notwithstanding anything to the contrary contained in this Section 2.05(a), no LC Issuer shall be under any obligation to issue any Letter of Credit of the types described hereunder if at the time of such issuance:

(1)any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such LC Issuer from issuing such Letter of Credit or any requirement of law applicable to such LC Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such LC Issuer shall prohibit, or request that such LC Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such LC Issuer with respect to such Letter of Credit any restriction or reserve or capital or liquidity requirement (for which such LC Issuer is not otherwise compensated hereunder) not in effect with respect to such LC Issuer on the Third Amendment Effective Date, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such LC Issuer as of the Third Amendment Effective Date and which such LC Issuer reasonably and in good faith deems material to it;

(2)such Letter of Credit is in an initial amount less than $50,000 (or such lesser amount as is acceptable to the applicable LC Issuer in its sole discretion);

(3)any Revolving Lender is a Defaulting Lender at such time, unless such LC Issuer has entered into arrangements reasonably satisfactory to it and the Parent Borrower to eliminate such LC Issuer’s risk with respect to the participation by such Defaulting Lender in Letters of Credit issued by such LC Issuer, including reallocation of the Defaulting Lender’s Revolving Facility Percentage of the outstanding LC Outstandings pursuant to Section 2.15 or by Cash Collateralizing such Defaulting Lender’s Revolving Facility Percentage or other applicable share provided for under this Agreement of the LC Outstandings pursuant to Section 2.15(d);

(4)such LC Issuer shall have received from the Parent Borrower, any other Credit

Party or the Required Revolving Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of Section 2.05(b)(ii); or

(5)the Stated Amount of such Letter of Credit would cause the aggregate Stated Amount of all outstanding Letters of Credit issued by the applicable LC Issuer to exceed the aggregate amount of such LC Issuer’s Letter of Credit Percentage of the LC Commitment Amount.

(C)An LC Issuer shall be under no obligation to amend or extend any Letter of Credit if (x) such LC Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (y) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)LC Requests.

(i)Whenever a Borrower desires that a Letter of Credit be issued for its account or the account of any eligible LC Obligor, such Borrower shall give the Administrative Agent and the applicable LC Issuer written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing) which shall be substantially in the form of Exhibit B-3 (each such request, an “LC Request”), or transmit by electronic communication (if arrangements for doing so have been approved by the applicable LC Issuer), prior to 12:00 noon (Local Time) at least three (3) Business Days (or such shorter period as may be acceptable to the relevant LC Issuer) prior to the proposed date of issuance (which shall be a Business Day), which LC Request shall specify in form and detail reasonably satisfactory to the relevant LC Issuer:  (1) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (2) the amount thereof; (3) the expiry date thereof; (4) the name and address of the beneficiary thereof; (5) the documents to be presented by such beneficiary in case of any drawing thereunder; (6) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (7) such other matters as the relevant LC Issuer may reasonably request, or transmit by electronic communication (if arrangements for doing so have been approved by the applicable LC Issuer), prior to 12:00 noon (Local Time) at least three (3) Business Days (or such shorter period as may be acceptable to the relevant LC Issuer) (including, in the case of a Letter of Credit for an account party other than a Borrower, an application for such Letter of Credit).  In the case of a request for an amendment or extension of any outstanding Letter of Credit, such LC Request shall specify in form and detail reasonably satisfactory to the relevant LC Issuer (1) the Letter of Credit to be amended or extended; (2) the proposed date of amendment or extension thereof

(which shall be a Business Day); (3) the nature of the proposed amendment or the length of extension; and (4) such other matters as the relevant LC Issuer may reasonably request.  In the event of any inconsistency between any of the terms or provisions of any LC Document and the terms and provisions of this Agreement respecting Letters of Credit, the terms and provisions of this Agreement shall control.

(ii)The making of each LC Request shall be deemed to be a representation and warranty by the Borrowers to the Revolving Lenders that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.05.  Unless the respective LC Issuer has received notice from the Parent Borrower, any other Credit Party or the Required Revolving Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 4.02 are not then satisfied (or not then waived) in writing by the Required Revolving Lenders prior to the issuance of such Letter of Credit, or that the issuance of such Letter of Credit would violate Section 2.05, then such LC Issuer shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the applicable Borrower in accordance with such LC Issuer’s usual and customary practices.  Upon the issuance of or modification or amendment to any Standby Letter of Credit, each LC Issuer shall promptly notify the applicable Borrower and the Administrative Agent in writing of such issuance, modification or amendment and such notice shall be accompanied by a copy of such Letter of Credit or the respective modification or amendment thereto, as the case may be.  Promptly after receipt of such notice the Administrative Agent shall notify the LC Participants, in writing, of such issuance, modification or amendment.

(c)Auto-Extension Letters of Credit.  If an LC Obligor so requests in any applicable LC Request, the relevant LC Issuer shall agree to issue a Standby Letter of Credit that has automatic extension provisions; provided, however, that any Standby Letter of Credit that has automatic extension provisions must permit such LC Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued.  Once any such Standby Letter of Credit that has automatic extension provisions has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) such LC Issuer to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than five (5) Business Days prior to the Revolving Facility Termination Date applicable to each Class of Revolving Commitments; provided, however, that such LC Issuer shall not permit any such extension if (i) such LC Issuer has determined that it would have no obligation at such time to issue such Standby Letter of Credit in its extended form under the terms hereof, or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is two (2) Business Days before the date that such LC Issuer is permitted to send a notice of non-extension from the Administrative Agent, any Lender or the Parent Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied.

(d)Applicability of ISP98 and UCP.  Unless otherwise expressly agreed by the applicable LC Issuer and the applicable LC Obligor, when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance (including the International Chamber of Commerce’s decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each Commercial Letter of Credit.

(e)Notice of LC Issuance.  Each LC Issuer shall, on the date of each LC Issuance by it, give the Administrative Agent and the Borrowers written notice of such LC Issuance, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it.  Each LC Issuer shall provide to the Administrative Agent a quarterly (or monthly if requested by any Revolving Lender) summary describing each Letter of Credit issued by such LC Issuer and then outstanding and an identification for the relevant period of the daily aggregate LC Outstandings represented by Letters of Credit issued by such LC Issuer.

(f)Reimbursement Obligations.

(i)The Borrowers hereby agree to reimburse (or cause any LC Obligor for whose account a Letter of Credit was issued to reimburse) each LC Issuer, by making payment directly to such LC Issuer in immediately available funds at the payment office of such LC Issuer, for any Unpaid Drawing with respect to any Letter of Credit within one (1) Business Day after such LC Issuer notifies such Borrower (or any such other LC Obligor for whose account such Letter of Credit was issued) of such payment or disbursement (which notice to such Borrower (or such other LC Obligor) shall be delivered reasonably promptly after any such payment or disbursement), such payment to be made in U.S. Dollars, with interest on the amount so paid or disbursed by such LC Issuer, to the extent not reimbursed prior to 1:00 P.M. (local time at the payment office of the applicable LC Issuer) on the date of such payment or disbursement, from the date paid or disbursed to but not including the date such LC Issuer is reimbursed therefor at a rate per annum that shall be the rate then applicable to Revolving Loans pursuant to Section 2.09(a) that are Eurodollar Loans or, if not reimbursed within one Business Day after such notice, at the rate then applicable to Revolving Loans pursuant to Section 2.09(d) that are Base Rate Loans, any such interest also to be payable on demand.  If by 12:00 noon Local Time on the Business Day immediately following notice to it of its obligation to make reimbursement in respect of an Unpaid Drawing, the Borrowers or the relevant LC Obligor have not made such reimbursement out of available cash on hand or, in the case of such Borrower, a contemporaneous Borrowing hereunder (if such Borrowing is otherwise available to such Borrower), (x) such Borrower will in each case be deemed to have given a Notice of Borrowing for Revolving Loans that are Base Rate Loans in an aggregate principal amount sufficient to reimburse such Unpaid Drawing (and the Administrative Agent shall promptly give notice to the Lenders of such deemed Notice of Borrowing, and such deemed Notice of Borrowing is not required to comply with the requirements specified in Section 2.06), (y) the Lenders shall make the Revolving Loans contemplated by such deemed Notice of Borrowing (which Revolving Loans shall be considered made under Section 2.02), and (z) the proceeds of such Revolving Loans shall be disbursed directly to the applicable LC Issuer to the extent necessary to effect such reimbursement and repayment of the Unpaid Drawing, with any excess proceeds to be made available to the Borrowers in accordance with the applicable provisions of this Agreement.

(ii)Obligations Absolute.  Each LC Obligor’s obligation under this Section 2.05 to reimburse each LC Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that such LC Obligor may have or have had against such LC Issuer, the Administrative Agent or any Lender, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that no LC Obligor shall be obligated to reimburse an LC Issuer for any wrongful payment made by such LC Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence as determined by a final, non-appealable judgment of a court of competent jurisdiction on the part of such LC Issuer.

(g)LC Participations.

(i)Immediately upon each LC Issuance, the LC Issuer of such Letter of Credit shall be deemed to have sold and transferred to each Lender with a Revolving Commitment, and each such Lender (each, an “LC Participant”) shall be deemed irrevocably and unconditionally to have purchased and received from such LC Issuer, without recourse or warranty, an undivided interest and participation (an “LC Participation”), to the extent of such Lender’s Revolving Facility Percentage of the Stated Amount of such Letter of Credit in effect at such time of issuance, in such Letter of Credit, each substitute Letter of Credit, each drawing made thereunder, the obligations of any LC Obligor under this Agreement with respect thereto (although LC Fees relating thereto shall be payable directly to the Administrative Agent for the account of the Lenders as provided in Section 2.11 and the LC Participants shall have no right to receive any portion of any fees of the nature contemplated by Section 2.11(c)), the obligations of any LC Obligor under any LC Documents pertaining thereto, and any security for, or guaranty pertaining to, any of the foregoing.

(ii)In determining whether to pay under any Letter of Credit, an LC Issuer shall not have any obligation relative to the LC Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit.  Any action taken or omitted to be taken by an LC Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction, shall not create for such LC Issuer any resulting liability.

(iii)If an LC Issuer makes any payment under any Letter of Credit and the applicable LC Obligor shall not have reimbursed such amount in full to such LC Issuer pursuant to Section 2.05(f), such LC Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each LC Participant of such failure, and each LC Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such LC Issuer, the amount of such LC Participant’s Revolving Facility Percentage of such payment in same-day funds; provided, however, that no LC Participant shall be obligated to pay to the Administrative Agent its Revolving Facility Percentage of such unreimbursed amount for any wrongful payment made by such LC Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence as determined by a final, non-appealable judgment of a court of competent jurisdiction on the part of such LC Issuer.  If the Administrative Agent so notifies any LC Participant required to fund a payment under a Letter of Credit prior to 11:00 A.M. (Local Time) on any Business Day, such LC Participant shall make available to the Administrative Agent for the account of the relevant LC Issuer such LC Participant’s Revolving Facility Percentage of the amount of such payment on such Business Day in same-day funds.  If and to the extent such LC Participant shall not have so made its Revolving Facility Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant LC Issuer, such LC Participant agrees to pay to the Administrative Agent for the account of such LC Issuer, forthwith on demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such LC Issuer at the Federal Funds Rate.  The failure of any LC Participant to make available to the Administrative Agent for the account of the relevant LC Issuer its Revolving Facility Percentage of any payment under any Letter of Credit shall not relieve any other LC Participant of its obligation hereunder to make available to the Administrative Agent for the account of such LC Issuer its Revolving Facility Percentage of any payment under any Letter of Credit on the date required, as specified above, but no LC Participant shall be responsible for the failure of any other LC Participant to make available to the Administrative Agent for the account of such LC Issuer such other LC Participant’s Revolving Facility Percentage of any such payment.

(iv)Whenever an LC Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such LC Issuer any payments from the LC Participants pursuant to clause (iii) above, such LC Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each LC Participant that has paid its Revolving Facility Percentage thereof, in same-day funds, an amount equal to such LC Participant’s Revolving Facility Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective LC Participations, as and to the extent so received.

(v)The obligations of the LC Participants to make payments to the Administrative Agent for the account of each LC Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(A)any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(B)the existence of any claim, set-off defense or other right that any LC Obligor may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any LC Issuer, any Lender, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the applicable

LC Obligor and the beneficiary named in any such Letter of Credit), other than any claim that the applicable LC Obligor may have against any applicable LC Issuer for gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction of such LC Issuer in making payment under any applicable Letter of Credit;

(C)any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(D)the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

(E)the occurrence of any Default or Event of Default.

(vi)To the extent any LC Issuer is not indemnified by a Borrower or any LC Obligor, the LC Participants will reimburse and indemnify such LC Issuer, in proportion to their respective Revolving Facility Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature that may be imposed on, asserted against or incurred by such LC Issuer in performing its respective duties in any way related to or arising out of LC Issuances by it; provided, however, that no LC Participants shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements resulting from such LC Issuer’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(h)Provisions Related to Non-Expiring Credit Commitments.  If the Letter of Credit Expiration Date in respect of any Expiring Credit Commitments occurs prior to the expiry date of any Letter of Credit, then (i) if consented to by the LC Issuer which issued such Letter of Credit, if one or more other tranches of Revolving Commitments in respect of which the Letter of Credit Expiration Date shall not have so occurred are then in effect, such Letters of Credit for which consent has been obtained shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to Section 2.05(f) and (g)) under (and ratably participated in by Lenders pursuant to) the Revolving Commitments in respect of such Non-Expiring Credit Commitments up to an aggregate amount not to exceed the aggregate amount of the unutilized Revolving Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to subclause (i), the Borrowers shall Cash Collateralize any such Letter of Credit in accordance with Section 2.05(a). Upon the maturity date of any tranche of Revolving Commitments, the sublimit for Letters of Credit may be reduced as agreed between the LC Issuers and the Parent Borrower, without the consent of any other Person.

(i)Letters of Credit Issued for Subsidiaries.  Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Parent Borrower shall be obligated to reimburse the applicable LC Issuer hereunder for any and all drawings under such Letter of Credit if not otherwise timely reimbursed by such Restricted Subsidiary.  The Parent Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Parent Borrower, and that the Parent Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.

Section 2.06Notice of Borrowing; Minimum Borrowing Amount.

(a)Time of Notice.  Each Borrowing of a Loan (other than a Continuation or Conversion) shall be made upon notice in the form provided for below which shall be provided by the Parent Borrower to the Administrative Agent at its Notice Office not later than (i) in the case of each Borrowing of a Eurodollar Loan on the ~~Third~~Fourth Amendment Effective Date, 11:00 A.M. (Local Time) at least one (1) Business Day prior to the date of such Borrowing, (ii) in the case of each Borrowing of a Eurodollar Loan after the Third Amendment Effective Date, 11:00 A.M. (Local Time) at least three (3) Business Days’ prior to the date of such Borrowing, (iii) in the case of each Borrowing of a Base Rate Loan (excluding Swing Loans and Revolving Loans made pursuant to Section 2.04(b)), prior to 11:00 A.M. (Local Time) one Business Day prior to the proposed date of such Borrowing and (iv) in the case of any Borrowing under the Swing Line Facility, prior to 12:00 noon (Local Time) on the proposed date of such Borrowing.

(b)Notice of Borrowing.  Each request for a Borrowing (other than a Continuation or Conversion, which will be subject to Section 2.10) shall be made by an Authorized Officer by delivering written notice of such request substantially in the form of Exhibit B-1 hereto (each such notice, a “Notice of Borrowing”) or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of a Notice of Borrowing), and in any event each such request shall be irrevocable and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of the Borrowing (which shall be a Business Day), (iii) whether the Loans being incurred pursuant to such Borrowing shall constitute Term Loans, Revolving Loans or Swing Loans, (iv) the Type of Loans such Borrowing will consist of, and (v) if applicable, the initial Interest Period or the

Swing Loan Maturity Date (which shall be at least five (5) Business Days after the date of such Borrowing).  Without in any way limiting the obligation of the Borrowers to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer entitled to give telephonic notices under this Agreement on behalf of the Borrowers.  In each such case, the Administrative Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error.  The Administrative Agent shall promptly give each Lender which is required to make Loans of the Class specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(c)Minimum Borrowing Amount.  The aggregate principal amount of each Borrowing by the Borrowers shall not be less than the Minimum Borrowing Amount.

(d)Maximum Borrowings.  More than one Borrowing may be incurred by the Borrowers on any day; provided, however, that at no time shall there be more than eight (8) Borrowings of Eurodollar Loans outstanding under this Agreement (or such greater number of Borrowings of Eurodollar Loans as may be acceptable to the Administrative Agent in its sole discretion).

Section 2.07Funding Obligations; Disbursement of Funds.

(a)Several Nature of Funding Obligations.  The Commitments of each Lender hereunder and the obligation of each Lender to make Loans, and acquire and fund Swing Loan Participations and LC Participations, as the case may be, are several and not joint obligations.  No Lender shall be responsible for any default by any other Lender in its obligation to make Loans or fund any participation hereunder and each Lender shall be obligated to make the Loans provided to be made by it and fund its participations required to be funded by it hereunder, regardless of the failure of any other Lender to fulfill any of its Commitments hereunder.  Nothing herein and no subsequent termination of the Commitments pursuant to Section 2.12 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder and in existence from time to time or to prejudice any rights that the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

(b)Borrowings Pro Rata.  Except with respect to the making of Swing Loans by the Swing Line Lender, all Loans hereunder shall be made as follows:  (i) all Revolving Loans made, and LC Participations acquired by each Lender, shall be made or acquired, as the case may be, on a pro rata basis based upon each Lender’s Revolving Facility Percentage of the amount of such

Revolving Borrowing or Letter of Credit in effect on the date the applicable Revolving Borrowing is to be made or the Letter of Credit is to be issued, (ii) all Initial Term Loans shall be made by the Lenders having Initial Term Commitments pro rata on the basis of their respective Initial Term Commitments, (iii) all Incremental Term Loans shall be made by the Lenders having Incremental Term Loan Commitments pro rata on the basis of their respective Incremental Term Loan Commitments, (iv) all Refinancing Term Loans shall be made by the Lenders having Refinancing Term Loan Commitments pro rata on the basis of their respective Refinancing Term Loan Commitments and (v) all Extended Term Loans shall be made by the Lenders having Extended Term Loan Commitments pro rata on the basis of their respective Extended Term Loan Commitments.

(c)Notice to Lenders.  The Administrative Agent shall promptly give each applicable Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, or Conversion or Continuation thereof, and LC Issuance, and of such Lender’s proportionate share thereof or participation therein and of the other matters covered by the Notice of Borrowing, Notice of Continuation or Conversion, or LC Request, as the case may be, relating thereto.

(d)Funding of Loans.

(i)Loans Generally.  No later than 2:00 P.M. (Local Time), on the date specified in each Notice of Borrowing, each Lender will make available its amount, if any, of each Borrowing requested to be made on such date to the Administrative Agent at the Payment Office in U.S. Dollars and in immediately available funds and the Administrative Agent promptly will make available to the Borrowers by depositing to the Parent Borrower’s account at the Payment Office (or such other account as the Parent Borrower shall specify) the aggregate of the amounts so made available in the type of funds received.

(ii)Swing Loans.  No later than 2:00 P.M. (Local Time), on the date specified in each Notice of Borrowing, the Swing Line Lender will make available to the Borrowers by depositing to the Parent Borrower’s account at the Payment Office (or such other account as the Parent Borrower shall specify) the aggregate of Swing Loans requested in such Notice of Borrowing.

(e)Advance Funding.  Unless the Administrative Agent shall have been notified by any Lender prior to the applicable time in accordance with Section 2.06(a) on the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of

Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrowers a corresponding amount.  If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made the same available to the Borrowers, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender.  If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Parent Borrower, and the Borrowers shall promptly pay such corresponding amount to the Administrative Agent.  The Administrative Agent shall also be entitled to recover from such Lender or the Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrowers to the date such corresponding amount is recovered by the Administrative Agent at a rate per annum equal to (i) if paid by such Lender, the overnight Federal Funds Rate or (ii) if paid by the Borrowers, the then applicable rate of interest, calculated in accordance with Section 2.09, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to Section 3.04).  If the Borrowers and such Lender shall each pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period.  Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

Section 2.08Evidence of Obligations.

(a)Loan Accounts of Lenders.  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Obligations of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(b)Loan Accounts of Administrative Agent; Lender Register.  The Administrative Agent shall maintain accounts in which it shall record:  (i) the amount of each Loan and Borrowing made hereunder, the Type thereof, the Interest Period and applicable interest rate and, in the case of a Swing Loan, the Swing Loan Maturity Date applicable thereto; (ii) the amount and other details with respect to each Letter of Credit issued hereunder; (iii) the amount of any principal due and payable or to become due and payable from the Borrowers to each Lender hereunder; (iv) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof; and (v) the other details relating to the Loans, Letters of Credit and other Obligations.  The Borrowers hereby designate the Administrative Agent to serve as their agent, solely for purposes of this Section 2.08(b), to maintain a register (the “Lender Register”) on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders.  The Administrative Agent will make the Lender Register available to any Lender (solely with respect to its own Loans or Commitments) or the Parent Borrower upon its request.  The entries in the Lender Register shall be conclusive, and the Parent Borrower, the Administrative Agent, and each Lender shall treat each Person whose name is recorded in the Lender Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, absent manifest error or actual notice to the contrary.

(c)Effect of Loan Accounts, etc.  The entries made in the accounts maintained pursuant to Section 2.08(b) shall be prima facie evidence of the existence and amounts of the Obligations recorded therein; provided that the failure of the Administrative Agent to maintain such accounts or any error (other than manifest error) therein shall not in any manner affect the obligation of any Credit Party to repay or prepay the Loans or the other Obligations in accordance with the terms of this Agreement.

(d)Notes.  Promptly following the request of any Lender or the Swing Line Lender, the Borrowers will execute and deliver to such Lender or the Swing Line Lender, as the case may be, (i) a Revolving Facility Note with blanks appropriately completed in conformity herewith to evidence such Borrower’s obligation to pay the principal of, and interest on, the Revolving Loans made to them by such Lender, (ii) a Term Note with blanks appropriately completed in conformity herewith to evidence its obligation to pay the principal of, and interest on, the Term Loan made to them by such Lender, and (iii) a Swing Line Note with blanks appropriately completed in conformity herewith to evidence the Borrowers’ obligation to pay the principal of, and interest on, the Swing Loans made to them by the Swing Line Lender; provided, however, that the decision of any Lender or the Swing Line Lender to not request a Note shall in no way detract from the Borrowers’ obligation to repay the Loans and other amounts owing by the Borrowers to such Lender or the Swing Line Lender, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Loan Documents.

Section 2.09Interest; Default Rate.

(a)Interest on Revolving Loans.  The outstanding principal amount of each Revolving Loan made by each Lender shall bear interest at a fluctuating rate per annum and shall be payable in U.S. Dollars and shall at all times be equal to (i) during such periods as such Revolving Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin in effect from time to time and (ii) during such periods as such Revolving Loan is a Eurodollar Loan, the relevant Adjusted Eurodollar Rate for such Eurodollar Loan for the applicable Interest Period plus the Applicable Margin in effect from time to time.

(b)Interest on Term Loans.  The outstanding principal amount of each Term Loan made by each Lender shall bear interest at a fluctuating rate per annum that shall at all times be equal to (i) during such periods as such Term Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin, and (ii) during such periods as such Term Loan is a Eurodollar Loan, the relevant Adjusted Eurodollar Rate for such Eurodollar Loan for the applicable Interest Period plus the Applicable Margin.

(c)Interest on Swing Loans.  The outstanding principal amount of each Swing Loan shall bear interest from the date of the Borrowing at a rate per annum equal to the Base Rate plus the Applicable Margin for Revolving Loans in effect from time to time.

(d)Default Interest.  Notwithstanding the above provisions, if a Specified Event of Default has occurred and is continuing and, in the case of an Event of Default under Section 8.01(a) when an Event of Default under Section 8.01(h) has not occurred, upon written notice by the Administrative Agent, the overdue principal amount of any Loans and, to the extent permitted by applicable law, all interest in respect of each Loan, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable Debtor Relief Law), payable on demand, at a rate per annum equal to the Default Rate.

(e)Accrual and Payment of Interest.  Interest shall accrue from the date of any Borrowing to the date of any prepayment or repayment thereof and shall be payable by the Borrowers:  (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December; (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates that are successively three months after the commencement of such Interest Period; (iii) in respect of any Swing Loan, on the Swing Loan Maturity Date applicable thereto; and (iv) in respect of all Loans, (A) at maturity (whether by acceleration or otherwise), (B) on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), and (C) after such maturity or, in the case of any interest payable pursuant to Section 2.09(d), on demand.

(f)Computations of Interest.  Interest hereunder based on the Administrative Agent’s prime lending rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day).  All other interest hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day)

(g)Information as to Interest Rates.  The Administrative Agent, upon determining the interest rate for any Borrowing,

shall promptly notify the Parent Borrower and the Lenders thereof.  Any such determination by the Administrative Agent shall be conclusive and binding absent manifest error.

Section 2.10Conversion and Continuation of Loans.

(a)Conversion and Continuation of Revolving Loans.  The Borrowers shall have the right, subject to the terms and conditions of this Agreement, to (i) other than with respect to Swing Loans, Convert all or a portion of the outstanding principal amount of Borrowings of one Type made to them into a Borrowing or Borrowings of another Type that can be made to them pursuant to this Agreement and (ii) Continue a Borrowing of Eurodollar Loans at the end of the applicable Interest Period as a new Borrowing of Eurodollar Loans with a new Interest Period; provided, however, that if any Conversion of Eurodollar Loans into Base Rate Loans shall be made on a day other than the last day of an Interest Period for such Eurodollar Loans, the Borrowers shall compensate each Lender for any breakage costs, if applicable, in accordance with the provisions of Section 3.04 hereof.

(b)Notice of Continuation and Conversion.  Each Continuation or Conversion of a Loan shall be made upon notice in the form provided for below provided by the Parent Borrower to the Administrative Agent at its Notice Office not later than (i) in the case of each Continuation of or Conversion to a Eurodollar Loan, 11:00 A.M. (Local Time) at least three (3) Business Days prior to the date of such Continuation or Conversion and (ii) in the case of each Continuation of or Conversion to a Base Rate Loan, prior to 11:00 A.M. (Local Time) on the proposed date of such Continuation or Conversion.  Each such request shall be made by an Authorized Officer delivering written notice of such request substantially in the form of Exhibit B-2 hereto (each such notice, a “Notice of Continuation or Conversion”) or by telephone (to be confirmed immediately in writing by delivery by an Authorized Officer of a Notice of Continuation or Conversion), and in any event each such request shall be irrevocable and shall specify (A) the Borrowings to be Continued or Converted, (B) the date of the Continuation or Conversion (which shall be a Business Day), and (C) with respect to Eurodollar Loans, the Interest Period or, in the case of a Continuation, the new Interest Period.  Without in any way limiting the obligation of the Borrowers to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer entitled to give telephonic notices under this Agreement on behalf of the Borrowers.  In each such case, the Administrative Agent’s record of the terms of such telephonic notice shall be conclusive absent manifest error.

(c)No partial Conversion of Eurodollar Loans shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount.

Base Rate Loans may only be Converted into Eurodollar Loans having an Interest Period of one (1) month if an Event of Default is in existence on the date of the Conversion and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit a Conversion to any longer Interest Period.  Eurodollar Loans may only be Continued as Eurodollar Loans having an Interest Period of one (1) month if an Event of Default is in existence on the date of the proposed Continuation and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit a Continuation having a longer Interest Period.

(d)Borrowings resulting from Conversions pursuant to this Section 2.10 shall be limited in number as provided in Section 2.06.

(e)If upon the expiration of any Interest Period in respect of Eurodollar Loans the Borrowers have failed to elect a new Interest Period to be applicable thereto as provided in Section 2.06, the Borrowers shall be deemed to have elected to Convert such Borrowing of Eurodollar Loans into a Borrowing of Eurodollar Loans with an Interest Period of one (1) month, effective as of the expiration date of such current Interest Period.

Section 2.11Fees.

(a)Commitment Fees.  The Parent Borrower agrees to pay to the Administrative Agent, for the ratable benefit of each Revolving Lender based upon each such Lender’s Revolving Facility Percentage, as consideration for the Revolving Commitments of the Lenders, commitment fees in Dollars (the “Commitment Fees”) for the period from the Third Amendment Effective Date to the Revolving Facility Termination Date applicable to each Class of Revolving Commitments, computed for each day at a rate per annum equal to (i) the Applicable Commitment Fee Rate times (ii) the Unused Total Revolving Commitment in effect on such day; provided that the principal amount of Swing Loans outstanding at such time shall be disregarded as a utilization of the Revolving Facility; provided, further, that for the purposes of this provision, the Revolving Commitment of any Revolving Lender shall be deemed to be zero if such Lender would be a Defaulting Lender pursuant to clause (b) of the definition thereof but for such Lender’s determination that a condition precedent to funding cannot be satisfied, and the Required Lenders have not confirmed such determination in writing.  Accrued Commitment Fees shall be due and payable in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date applicable to each Class of Revolving Commitments.

(b)LC Fees.

(i)Standby Letters of Credit.  The Parent Borrower agrees to pay to the Administrative Agent, for the ratable benefit of each Lender with a Revolving Commitment based upon each such Lender’s Revolving Facility Percentage, a fee in respect of each Letter of Credit issued hereunder that is a Standby Letter of Credit, to be paid in U.S. Dollars, for the period from the date of issuance of such Letter of Credit until the expiration date thereof (including any extensions of such expiration date that may be made at the election of the account party or the LC Issuer), computed for each day at a rate per annum equal to (A) the Applicable Margin for Revolving Loans that are Eurodollar Loans in effect on such day times (B) the Stated Amount of such Letter of Credit on such day.  The foregoing fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date applicable to each Class of Revolving Commitments.

(ii)Commercial Letters of Credit.  The Parent Borrower agrees to pay to the Administrative Agent for the ratable benefit of each Lender based upon each such Lender’s Revolving Facility Percentage, a fee in respect of each Letter of Credit issued hereunder that is a Commercial Letter of Credit, to be paid in U.S. Dollars, for the period from the date of issuance of such Letter of Credit until the expiration date thereof (including any extensions of such expiration date that may be made at the election of the account party or the LC Issuer), computed for each day at a rate per annum equal to (A) the Applicable Margin for Revolving Loans that are Eurodollar Loans in effect on the date of issuance times (B) the Stated Amount of such Letter of Credit.  The foregoing fees shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date applicable to each Class of Revolving Commitments.

(c)Fronting Fees.  The Parent Borrower agrees to pay quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date applicable to each Class of Revolving Commitments directly to each LC Issuer, for its own account, a fee in respect of each Letter of Credit issued by such LC Issuer, to be paid in U.S. Dollars, at a rate of 0.125% per annum, on the Stated Amount thereof for the period from the date of issuance (or increase, renewal or extension) to the expiration date thereof (including any extensions of such expiration date which may be made at the election of the account party or the LC Issuer).

(d)Additional Charges of LC Issuer.  The Borrowers agree to pay in Dollars directly to each LC Issuer upon each LC Issuance, drawing under, or amendment, extension, renewal or transfer of, a Letter of Credit issued by it such amount as shall at the time of such LC Issuance, drawing under, amendment, extension, renewal or transfer be the processing charge that such LC Issuer is customarily charging for issuances of, drawings under or amendments, extensions, renewals or transfers of, letters of credit issued by it.

(e)Administrative Agent Fees.  The Parent Borrower shall pay to the Administrative Agent, for its own account, the fees payable to the Administrative Agent set forth in the Fee Letter.

(f)Upfront Fee.  The Parent Borrower agrees to pay on the Third Amendment Effective Date to each Revolving Lender party to this Agreement as a Revolving Lender on the Third Amendment Effective Date after giving effect to the Third Amendment, an upfront fee in an amount equal to 0.25% of the initial principal amount of the Revolving Commitments of such Revolving Lenders on the Third Amendment Effective Date immediately after giving effect to the Third Amendment.  Such upfront fee will be in all respects fully earned, due and payable on the Third Amendment Effective Date and non-refundable and non-creditable thereafter.

(g)Other Fees.  The Parent Borrower shall pay to the Administrative Agent and the Arrangers such fees as shall have been separately agreed upon in writing (including pursuant to the Fee Letter) in the amounts and at the times so specified.  Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Parent Borrower and the Administrative Agent or the Arrangers, as the case may be).

(h)[Reserved].

(i)Computations and Determination of Fees.  All computations of Commitment Fees, LC Fees and other Fees hereunder shall be made based on the actual number of days elapsed over a year of three hundred sixty (360) days.

Section 2.12Termination and Reduction of Commitments.

(a)Mandatory Termination of Revolving Commitments.  All of the Revolving Commitments shall terminate on the Revolving Facility Termination Date applicable to each Class of Revolving Commitments.

(b)Voluntary Termination of the Total Revolving Commitment.  Upon at least three (3) Business Days’ (or such shorter period as the Administrative Agent may in its discretion agree) prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice may be conditioned upon the occurrence of any other event and which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right to terminate in whole the Total Revolving

Commitment; provided that (i) all outstanding Revolving Loans, Swing Loans and Unpaid Drawings are contemporaneously prepaid in accordance with Section 2.13 and (ii) either (A) there are no outstanding Letters of Credit or (B) the Borrowers (x) shall contemporaneously cause all outstanding Letters of Credit to be surrendered for cancellation (any such Letters of Credit to be replaced by letters of credit issued by other financial institutions (which are not LC Issuers under this Agreement) acceptable to each LC Issuer and the Revolving Lenders) or backstopped on terms reasonably satisfactory to the applicable LC Issuers or (y) shall Cash Collateralize all LC Outstandings.

(c)Partial Reduction of Total Revolving Commitment.  Upon at least three (3) Business Days’ (or such shorter period as the Administrative Agent may in its discretion agree) prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice may be conditioned upon the occurrence of any other event and which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrowers shall have the right to partially and permanently reduce the Unused Total Revolving Commitment of any Class; provided, however, that (i) any such reduction shall apply to proportionately (based on each Lender’s Revolving Facility Percentage within each applicable Class) and permanently reduce the Revolving Commitment of each Lender with respect to each applicable Class, (ii) such reduction shall apply to proportionately and permanently reduce the LC Commitment Amount, but only to the extent that the Unused Total Revolving Commitment would be reduced below any such limit, (iii) such reduction shall apply to proportionately and permanently reduce the Swing Line Commitment, but only to the extent that the Unused Total Revolving Commitment would be reduced below any such limit, (iv) no such reduction shall be permitted if any Borrower would be required to make a mandatory prepayment of Loans pursuant to Section 2.13(c)(ii) or Section 2.13(c)(iii) unless substantially concurrently with such reduction the Borrowers make such mandatory prepayment and (v) any partial reduction pursuant to this Section 2.12 shall be in the amount of at least $500,000 (or, if greater, in integral multiples of $250,000).

Section 2.13Voluntary, Scheduled and Mandatory Prepayments of Loans.

(a)Voluntary Prepayments.  The Borrowers shall have the right to prepay any of the Loans of any Class owing by them, in whole or in part, without premium or penalty (except as set forth in Section 2.11(h) and Section 2.13(f)), from time to time subject to the provisions of this Section 2.13.  The Parent Borrower shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Loans of any Class, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which the prepayment is to be made, which notice may be conditioned upon the occurrence of any other event and which notice shall be received by the Administrative Agent by (x) 12:00 noon (Local Time) three (3) Business Days prior to the date of such prepayment, in the case of a prepayment of Eurodollar Loans or (y) 12:00 noon (Local Time) one (1) Business Day prior to the date of such prepayment, in the case of any prepayment of Base Rate Loans (or same day notice in the case of a prepayment of Swing Loans), and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders; provided that:

(i)each partial prepayment shall be in an aggregate principal amount of at least (A) in the case of any prepayment of a Eurodollar Loan, $250,000 (or, if less, the full amount of such Borrowing), or an integral multiple of $100,000 in excess thereof, (B) in the case of any prepayment of a Base Rate Loan, $100,000 (or, if less, the full amount of such Borrowing), or an integral multiple of $100,000 in excess thereof and (C) in the case of any prepayment of a Swing Loan, the full amount thereof;

(ii)no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

(iii)in the case of any prepayment of Term Loans of any Class, such prepayment shall be applied in respect of the Term Loans of such Class to reduce scheduled amortization as directed by the Parent Borrower (and absent such direction, in direct order of maturity); provided that the Parent Borrower may not designate that any Term Loans of any Class, other than the Initial Term Loans, be repaid unless such prepayment is accompanied by at least a pro rata repayment of Initial Term Loans (or the Initial Term Loans have otherwise been paid in full), Incremental Term Loans and any Permitted Refinancing Indebtedness in respect thereof; and

(iv)notwithstanding anything in any Loan Document to the contrary, the Parent Borrower may prepay the outstanding Term Loans (which shall, for the avoidance of doubt, be automatically and permanently cancelled immediately upon such prepayment (without any increase to Consolidated EBITDA as a result of any gains associated with the cancellation of such Indebtedness)), and so long as the following conditions are satisfied or waived:  (1) no Default or Event of Default has occurred and is continuing or would result therefrom, (2) the Parent Borrower would be in pro forma compliance with the Financial Covenant set forth in Section 7.06 for the most recently ended Testing Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable (whether or not such Financial Covenant is then in effect), (3) no proceeds of Revolving Loans or Swing Loans may be utilized to prepay any Term Loans pursuant to this Section 2.13(a)(iv), (4) after giving effect to any prepayment of

Term Loans pursuant to this Section 2.13(a)(iv), the sum of (a) Unused Total Revolving Commitments and (b) the aggregate amount of all unrestricted cash and Cash Equivalents of the Parent Borrower and its Restricted Subsidiaries shall not be less than $15,000,000 and (5) in connection with each prepayment pursuant to this Section 2.13(a)(iv), the Parent Borrower shall either (I) make a representation to the Lenders that it does not possess material non-public information with respect to the Parent Borrower and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information) or (II) disclose that it cannot make such representation, on the following basis (provided that any offer referred to below may not be made to any Class of Term Loans unless such offer is also made to the Initial Term Loans on at least a pro rata basis (or the Initial Term Loans have otherwise been paid in full)):

(A)The Parent Borrower shall have the right to make a voluntary prepayment of Term Loans at a discount to par pursuant to a Borrower Offer of Specified Discount Prepayment, Borrower Solicitation of Discount Range Prepayment Offers or Borrower Solicitation of Discounted Prepayment Offers (any such prepayment, the “Discounted Term Loan Prepayment”), in each case made in accordance with this Section 2.13(a)(iv); provided that the Parent Borrower shall not initiate any action under this Section 2.13(a)(iv) in order to make a Discounted Term Loan Prepayment unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Term Loan Prepayment as a result of a prepayment made by the Parent Borrower on the applicable Discounted Prepayment Effective Date or (II) at least three (3) Business Days shall have passed since the date the Parent Borrower was notified that no Term Lender was willing to accept any prepayment of any Term Loan at the Specified Discount, within the Discount Range or at any discount to par value, as applicable, or in the case of a Borrower Solicitation of Discounted Prepayment Offers, the date of the Parent Borrower’s election not to accept any Solicited Discounted Prepayment Offers.

(1)Subject to the proviso to subsection (A) above, the Parent Borrower may from time to time offer to make a Discounted Term Loan Prepayment by providing the Auction Agent with five (5) Business Days’ notice in the form of a Specified Discount Prepayment Notice; provided that (I) any such offer shall be made available, at the sole discretion of the Parent Borrower, to (x) each Term Lender and/or (y) each Term Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such offer shall specify the aggregate principal amount offered to be prepaid (the “Specified Discount Prepayment Amount”) with respect to each applicable tranche, the tranche or tranches of Term Loans subject to such offer and the specific percentage discount to par (the “Specified Discount”) of such Term Loans to be prepaid (it being understood that different Specified Discounts and/or Specified Discount Prepayment Amounts may be offered with respect to different tranches of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.13(a)(iv)(B)), (III) the Specified Discount Prepayment Amount shall be in an aggregate amount not less than $2,500,000 and whole increments of $1,000,000 in excess thereof and (IV) each such offer shall remain outstanding through the Specified Discount Prepayment Response Date.  The Auction Agent will promptly provide each Term Lender holding the applicable Class of Loans with a copy of such Specified Discount Prepayment Notice and a form of the Specified Discount Prepayment Response to be completed and returned by each such Term Lender to the Auction Agent (or its delegate) by no later than 5:00 P.M. (Local Time) on the third Business Day after the date of delivery of such notice to such Lenders (the “Specified Discount Prepayment Response Date”).

(2)Each Term Lender receiving such offer shall notify the Auction Agent (or its delegate) by the Specified Discount Prepayment Response Date whether or not it agrees to accept a prepayment of any of its applicable then outstanding Term Loans at the Specified Discount and, if so (such accepting Lender, a “Discount Prepayment Accepting Lender”), the amount and the tranches of such Lender’s Term Loans to be prepaid at such offered discount.  Each acceptance of a Discounted Term Loan Prepayment by a Discount Prepayment Accepting Lender shall be irrevocable.  Any Term Lender whose Specified Discount Prepayment Response is not received by the Auction Agent by the Specified Discount Prepayment Response Date shall be deemed to have declined to accept the applicable Borrower Offer of Specified Discount Prepayment.

(3)If there is at least one Discount Prepayment Accepting Lender, the Parent Borrower will make a prepayment of outstanding Term

Loans pursuant to this clause (B) to each Discount Prepayment Accepting Lender in accordance with the respective outstanding amount and Class of Term Loans specified in such Lender’s Specified Discount Prepayment Response given pursuant to subclause (2) above; provided that if the aggregate principal amount of Term Loans accepted for prepayment by all Discount Prepayment Accepting Lenders exceeds the Specified Discount Prepayment Amount, such prepayment shall be made pro rata among the Discount Prepayment Accepting Lenders in accordance with the respective principal amounts accepted to be prepaid by each such Discount Prepayment Accepting Lender and the Auction Agent (in consultation with the Parent Borrower and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Specified Discount Proration”).  The Auction Agent shall promptly, and in any case within three (3) Business Days following the Specified Discount Prepayment Response Date, notify (I) the Parent Borrower of the respective Term Lenders’ responses to such offer, the Discounted Prepayment Effective Date and the aggregate principal amount of the Discounted Term Loan Prepayment and the Class to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, and the aggregate principal amount and the Class of Term Loans to be prepaid at the Specified Discount on such date and (III) each Discount Prepayment Accepting Lender of the Specified Discount Proration, if any, and confirmation of the principal amount, Class and Type of Term Loans of such Lender to be prepaid at the Specified Discount on such date.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Parent Borrower and such Term Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Parent Borrower shall be due and payable by the Parent Borrower on the Discounted Prepayment Effective Date in accordance with clause (F) below (subject to clause (J) below).

(1)Subject to the proviso to clause (A) above, the Parent Borrower may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Parent Borrower, to (x) each Term Lender and/or (y) each Term

Lender with respect to any Class of Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Term Loans (the “Discount Range Prepayment Amount”), the Class or Classes of Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Term Loans with respect to each relevant Class of Term Loans willing to be prepaid by the Parent Borrower (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as a separate offer pursuant to the terms of this Section 2.13(a)(iv)(C)), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $2,500,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Parent Borrower shall remain outstanding through the Discount Range Prepayment Response Date.  The Auction Agent will promptly provide each Term Lender holding the applicable Class of Loans with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 P.M. (Local Time) on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”).  Each Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Lender is willing to allow prepayment of any or all of its then outstanding Term Loans of the applicable Class or Classes and the maximum aggregate principal amount and Class of such Lender’s Term Loans (the “Submitted Amount”) such Term Lender is willing to have prepaid at the Submitted Discount.  Any Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Term Loan Prepayment of any of its Term Loans at any discount to their par value within the Discount Range.

(2)The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Parent Borrower and subject to rounding requirements of the Auction Agent made in its sole discretion) the Applicable Discount and

Term Loans to be prepaid at such Applicable Discount in accordance with this clause (C).  The Parent Borrower agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Term Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts.  Each Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following subclause (3)) at the Applicable Discount (each such Term Lender, a “Participating Lender”).

(3)If there is at least one Participating Lender, the Parent Borrower will prepay the respective outstanding Term Loans of each Participating Lender in the aggregate principal amount and of the Class specified in such Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided that if the Submitted Amount by all Participating Lenders offered at a discount to par greater than the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Term Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Parent Borrower and subject to rounding requirements of the Auction Agent made in its sole discretion) will calculate such proration (the “Discount Range Proration”).  The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the Parent Borrower of the respective Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the

Applicable Discount, and the aggregate principal amount of the Discounted Term Loan Prepayment and the Class to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and Class of Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and Class of such Term Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Parent Borrower and Term Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Parent Borrower shall be due and payable by the Parent Borrower on the Discounted Prepayment Effective Date in accordance with clause (F) below (subject to clause (J) below).

(1)Subject to the proviso to clause (A) above, the Parent Borrower may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided that (I) any such solicitation shall be extended, at the sole discretion of the Parent Borrower, to (x) each Term Lender and/or (y) each Lender with respect to any Class of Loans on an individual Class basis, (II) any such notice shall specify the maximum aggregate amount of the Term Loans (the “Solicited Discounted Prepayment Amount”) and the Class or Classes of Term Loans the Parent Borrower is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different Classes of Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section 2.13(a)(iv)(D)), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $2,500,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Parent Borrower shall remain outstanding through the Solicited Discounted Prepayment Response Date.  The Auction Agent will promptly provide each Term Lender holding the applicable Class of Term Loans with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding

Term Lender to the Auction Agent (or its delegate) by no later than 5:00 P.M. (Local Time) on the third Business Day after the date of delivery of such notice to such Term Lenders (the “Solicited Discounted Prepayment Response Date”).  Each Term Lender’s Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Term Lender is willing to allow prepayment of its then outstanding Term Loan and the maximum aggregate principal amount and Classes of such Term Loans (the “Offered Amount”) such Term Lender is willing to have prepaid at the Offered Discount.  Any Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Term Loans at any discount.

(2)The Auction Agent shall promptly provide the Parent Borrower with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date.  The Parent Borrower shall review all such Solicited Discounted Prepayment Offers and select the largest of the Offered Discounts specified by the relevant responding Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Parent Borrower (the “Acceptable Discount”), if any.  If the Parent Borrower elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than the third Business Day after the date of receipt by the Parent Borrower from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this subclause (2) (the “Acceptance Date”), the Parent Borrower shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount.  If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Parent Borrower by the Acceptance Date, the Parent Borrower shall be deemed to have rejected all Solicited Discounted Prepayment Offers.

(3)Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the

“Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Parent Borrower and subject to rounding requirements of the Auction Agent made in its sole discretion) the aggregate principal amount and the Classes of Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Parent Borrower at the Acceptable Discount in accordance with this Section 2.13(a)(iv)(D).  If the Parent Borrower elects to accept any Acceptable Discount, then the Parent Borrower agrees to accept all Solicited Discounted Prepayment Offers received by Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount.  Each Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Term Loans equal to its Offered Amount (subject to any required pro rata reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Institution”).  The Parent Borrower will prepay outstanding Term Loans pursuant to this clause (D) to each Qualifying Institution in the aggregate principal amount and of the Classes specified in such Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided that if the aggregate Offered Amount by all Qualifying Institutions whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Term Loans for those Qualifying Institutions whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Institutions”) shall be made pro rata among the Identified Qualifying Institutions in accordance with the Offered Amount of each such Identified Qualifying Institution and the Auction Agent (in consultation with the Parent Borrower and subject to rounding requirements of the Auction Agent made in its sole discretion) will calculate such proration (the “Solicited Discount Proration”).  On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the Parent Borrower of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Term Loan Prepayment and the Classes to be prepaid, (II) each Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Term Loans and the Classes to be prepaid at the Applicable Discount on such date, (III) each Qualifying Institution of the aggregate principal amount and the Classes of such Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Institution of the Solicited Discount Proration.  Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Parent Borrower and Term Lenders shall be conclusive and binding for all purposes absent manifest error.  The payment amount specified in such notice to the Parent Borrower shall be due and payable by the Parent Borrower on the Discounted Prepayment Effective Date in accordance with clause (F) below (subject to clause (J) below).

(E)In connection with any Discounted Term Loan Prepayment, the Parent Borrower and the Term Lenders acknowledge and agree that the Auction Agent may require as a condition to any Discounted Term Loan Prepayment, the payment of customary fees and expenses from the Parent Borrower in connection therewith.

(F)If any Term Loan is prepaid in accordance with clauses (B) through (D) above, the Parent Borrower shall prepay such Term Loans on the Discounted Prepayment Effective Date.  The Parent Borrower shall make such prepayment to the Administrative Agent, for the account of the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Institutions, as applicable, at the Payment Office in immediately available funds not later than 11:00 A.M. (Local Time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant Class of Term Loans on a pro rata basis across such installments.  The Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date.  Each prepayment of the outstanding Term Loans pursuant to this Section 2.13(a)(iv) shall be paid to the Discount Prepayment Accepting Lenders, Participating Lenders, or Qualifying Institutions, as applicable, and shall be applied to the relevant Term Loans of such Lenders in accordance with their respective Term Facility Percentage.  The aggregate principal amount of the Classes of the relevant Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the Classes of Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Term Loan Prepayment.  In connection with each prepayment pursuant to this Section 2.13(a)(iv), the Parent Borrower shall waive any right to bring any action against the Administrative Agent, in its capacity as such, in connection with any such Discounted Term Loan Prepayment.

(G)To the extent not expressly provided for herein, each Discounted Term Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.13(a)(iv), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Parent Borrower.

(H)Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.13(a)(iv), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(I)The Parent Borrower and the Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.13(a)(iv) by itself or through any Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate.  The exculpatory provisions of this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Term Loan Prepayment provided for in this Section 2.13(a)(iv) as well as activities of the Auction Agent.

(J)The Parent Borrower shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Term Loan Prepayment and rescind the applicable Specified Discount Prepayment Notice, Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Specified Discount Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by the Parent Borrower to make any prepayment to a Lender, as applicable, pursuant to this Section 2.13(a)(iv) shall not constitute a Default or Event of Default under Section 8.01 or otherwise).

(b)Scheduled Repayments of Initial Term Loans.  The Parent Borrower shall repay to the Administrative Agent, for the benefit of the Term Lenders holding Initial Term Loans, on the Initial Term Loan Maturity Date, the then outstanding Initial Term Loans in Dollars.  In addition to the foregoing, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, on each Incremental Term Loan Repayment Date, a principal amount of the Other Term Loans (as adjusted from time to time pursuant to Sections 2.13(a), 2.13(c) and 2.16) equal to the amount set forth for such date in the applicable Incremental Amendment, together in each case with accrued and unpaid interest on the principal amount to be paid to the date of such payment.  To the extent not previously paid, all Incremental Term Loans, Extended Term Loans and Refinancing Term Loans shall be due and payable on the applicable Maturity Date, together in each case with accrued and unpaid interest on the principal amount to be paid to the date of payment.

(c)Mandatory Payments.  The Loans shall be subject to mandatory repayment or prepayment (in the case of any partial prepayment conforming to the requirements as to the amounts of partial prepayments set forth in Section 2.13(a) above) and the LC Outstandings shall be subject to cash collateralization requirements in accordance with the following provisions:

(i)Revolving Facility Termination Date and Swing Loan Maturity Date.  The entire principal amount of all outstanding Revolving Loans shall be repaid in full in Dollars on the Revolving Facility Termination Date applicable to each Class of Revolving Commitments.  The entire principal balance of all outstanding Swing Line Loans shall be repaid in full in Dollars on the Swing Loan Maturity Date applicable to each such Swing Loan.

(ii)Loans Exceed the Commitments.  If on any date (after giving effect to any other payments on such date) (A) the Aggregate Credit Facility Exposure exceeds the Total Credit Facility Amount then in effect, (B) the Revolving Facility Exposure of any Revolving Lender would exceed such Lender’s Revolving Commitment then in effect, (C) the Aggregate Revolving Facility Exposure exceeds the Total Revolving Commitment then in effect, or (D) the aggregate principal amount of Swing Loans outstanding exceeds the Swing Line Commitment then in effect, then, in the case of each of the foregoing, the Parent Borrower shall, before 12:00 noon (Local Time) on the Business Day following such date, prepay in an aggregate amount at least equal to such excess, first, the principal amount of Swing Loans, second, the principal amount of Revolving Loans and last, after Revolving Loans have been paid in full, Unpaid Drawings.

(iii)LC Outstandings Exceed LC Commitment.  If on any date the LC Outstandings exceed the LC Commitment Amount then in effect, then the applicable LC Obligor or the Parent Borrower shall, on such day, Cash Collateralize any LC Outstandings that have not previously been Cash Collateralized to the extent of such excess in accordance with Section 2.15(d).

(iv)[Reserved].

(v)Certain Proceeds of Asset Sales and Events of Loss.  If during any fiscal year any Credit Party has received cumulative Net Cash Proceeds during such fiscal year from one or more Asset Sales (including in connection with any Sale and Lease-Back Transaction) or Events of Loss of at least $10,000,000 and immediately after giving Pro Forma Effect to such Asset Sales or Events of Loss (but prior to such prepayment), the Total Net Leverage Ratio is greater than 1.50 to 1.00, not later than the third Business Day following the date of receipt of any Net Cash Proceeds in excess of such amount, an amount equal to 100% of the Net Cash Proceeds then received in excess of such amount from any Asset Sale (including in connection with any Sale and Lease-Back Transaction) or Event of Loss shall be applied as a mandatory prepayment of the Loans in accordance with Section 2.13(d) below; provided that, so long as (A) the Parent Borrower or any of its Restricted Subsidiaries reinvests or commits to reinvest all or a portion of such Net Cash Proceeds in assets used or useful in the business of the Credit Parties within three hundred sixty (360) days following the date of receipt thereof (such 360th day following receipt thereof, the “Reinvestment Date”), (B) if so committed to be reinvested, such reinvestment is actually completed within one hundred eighty (180) days after such Reinvestment Date and (C) no Event of Default has occurred and is continuing at the time of receipt of such Net Cash Proceeds, and no Specified Event of Default has occurred and is continuing at the time of proposed reinvestment or would result therefrom (unless, in the case of such Event of Default, such reinvestment is made pursuant to a binding commitment entered into at a time when no such Event of Default occurred), no such prepayment shall be required in respect of the portion of such Net Cash Proceeds so reinvested.  If at the end of the period specified above (or such earlier date, if any, as the Parent Borrower or the relevant Restricted Subsidiary determines not to reinvest the Net Cash Proceeds from such Asset Sale or Event of Loss as set forth above) any portion of such Net Cash Proceeds has not been so reinvested, the Parent Borrower will make a prepayment of the Loans to the extent required above without regard to the preceding proviso.  In the case of Net Cash Proceeds from Asset Sales (including, in connection with any Sale and Lease-Back Transaction) or Events of Loss, in each case solely to the extent with respect to any Collateral, the Borrowers may use a portion of such Net Cash Proceeds to prepay or repurchase First Lien Obligations (other than the Obligations) with respect to which such a requirement to prepay or make an offer to purchase exists (the “Other Applicable Indebtedness”), in each case in an amount not to exceed the product of (x) the amount of such Net Cash Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of the Other Applicable Indebtedness and the denominator of which is the sum of the outstanding principal amount of such Other Applicable Indebtedness and the outstanding principal amount of Loans hereunder; provided that the portion of such Net Cash Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds from Asset Sales (including, in connection with any Sale and Lease-Back Transaction) or Events of Loss required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Loans in accordance with the terms hereof to the prepayment of the Loans and to the repurchase or prepayment of Other Applicable Indebtedness, and the amount of prepayment of the Loans that would have otherwise been required pursuant to this Section 2.05(c)(v) shall be reduced accordingly; provided, further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness repurchased or prepaid, the declined amount shall promptly (and in any event within ten (10) Business Days after the date of such rejection) be applied to prepay the Loans in accordance with the terms hereof; provided, further, that to the extent the Lenders decline to have the Loans prepaid pursuant to clause (vii) below, such amount may be retained by the Parent Borrower and its Subsidiaries.

(vi)Certain Proceeds of Indebtedness.  Not later than the Business Day following the date of the receipt by any Credit Party or any Restricted Subsidiary of the Net Cash Proceeds from any sale or issuance of (A) any Indebtedness not permitted to be incurred pursuant to Section 7.03 or (B) any Credit Agreement Refinancing Indebtedness, in each case, after the Third Amendment Effective Date, the Parent Borrower will make a prepayment of the Loans in an amount equal to 100% of such Net Cash Proceeds in accordance with Section 2.13(d) below.

(vii)Lender Declined Prepayments.  Notwithstanding any other provision of this Section 2.13(c), each Lender holding Loans shall have the right to reject its pro rata portion of any mandatory prepayment pursuant to clauses (v) or (vi) (other than clause (B) thereof) above, in which case, such amounts (including, for the avoidance of doubt, amounts declined pursuant to the final proviso of Section 2.13(c)(v)) (“Declined Amounts”) may, subject to any prepayment or repurchase rights of any other Indebtedness, be retained by the applicable Credit Party.

(viii)Notwithstanding any other provisions of this Section 2.13, (i) to the extent that any of or all of (x) the Net Cash Proceeds of any Asset Sale by a Foreign Subsidiary (“Foreign Disposition”) or (y) the Net Cash Proceeds of any Event of Loss from a Foreign Subsidiary (a “Foreign Event of Loss”) are prohibited or delayed by applicable local law (including, without limitation, as to financial assistance and corporate benefit restrictions and as to fiduciary and statutory duties of directors and managers) from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Loans at the times provided in this Section 2.13(c) so long, but only so long, as such applicable local law will not permit repatriation to the United States (the Parent Borrower hereby agrees to use all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation, even if the Parent Borrower does not intend to actually repatriate such cash, so that an amount equal to the full amount of such Foreign Event of Loss or Foreign Disposition will otherwise be subject to repayment under this Section 2.13), and once such repatriation of any of such affected Net Cash Proceeds is permitted under such applicable local law (even if such cash is actually not repatriated), an amount equal to the amount of the Foreign Disposition or Foreign Event of Loss that could be repatriated will be promptly applied (net of additional taxes that would be payable or reserved against as a result of repatriating such amounts) to the repayment of the Loans pursuant to this Section 2.13(c) to the extent provided herein and (ii) to the extent that the Parent Borrower has determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition or any Foreign Event of Loss would have material adverse tax consequences (as determined in good faith by the Parent Borrower) with respect to such Net Cash Proceeds, such Net Cash Proceeds so affected will not be required to be applied to repay Loans at the times provided in this Section 2.13(c) until such time as the repatriation thereof would no longer have a material adverse tax consequence, at which time an amount equal to such Net Cash Proceeds will be promptly applied to the repayment of the Loans pursuant to Section 2.13(c) to the extent provided herein.

(d)Applications of Certain Prepayment Proceeds.  Each prepayment required to be made pursuant to Section 2.13(c)(v), (vi)(A) or (viii) above shall be applied, first, as a mandatory prepayment of principal to the outstanding Classes of Term Loans as the Parent Borrower shall designate (provided that the Parent Borrower may not designate that any Term Loans other than the Initial Term Loans be repaid unless such prepayment is accompanied by a pro rata repayment of Initial Term Loans (or that the Initial Term Loans have otherwise been paid in full)), with such amounts being applied to the scheduled installments thereof as directed by the Parent Borrower (and if not so directed, in direct order of maturity), second, to prepay the Swing Loans to the full extent thereof (and to the extent such prepayment is made pursuant to Section 2.13(c)(v) or (viii) (and, solely with respect to clause (viii), to the extent related to Foreign Dispositions or Foreign Events of Loss), to permanently reduce the Revolving Commitments by the amount of such prepayment ratably to the remaining respective installments thereof), third, to prepay the Revolving Loans to the full extent thereof (and to the extent such prepayment is made pursuant to Section 2.13(c)(v) or (viii) (and, solely with respect to clause (viii), to the extent related to Foreign Dispositions or Foreign Events of Loss), to further permanently reduce the Revolving Commitments by the amount of such prepayment), fourth, to prepay outstanding reimbursement obligations with respect to Letters of Credit (and to the extent such prepayment is made pursuant to Section 2.13(c)(v) or (viii) (and, solely with respect to clause (viii), to the extent related to Foreign Dispositions or Foreign Events of Loss), to further permanently reduce the Revolving Commitments by the amount of such prepayment), fifth, to Cash Collateralize Letters of Credit (and to the extent such prepayment is made pursuant to Section 2.13(c)(v) or (viii) (and, solely with respect to clause (viii), to the extent related to Foreign Dispositions or Foreign Events of Loss), to further permanently reduce the Revolving Commitments by the amount of such cash collateralization), and last, to the extent such prepayment is made pursuant to Section 2.13(c)(v) or (viii) (and, solely with respect to clause (viii), to the extent related to Foreign Dispositions or Foreign Events of Loss), to further permanently reduce the Revolving Commitments to the full extent thereof).  Each prepayment required to be made pursuant to Section 2.13(c)(vi)(B) above shall be applied as a mandatory prepayment of principal to the Term Loans subject to such refinancing, with such amounts being applied on a pro rata basis.

(e)Particular Loans to be Prepaid.  With respect to each repayment or prepayment of Loans made or required by this Section 2.13, the Parent Borrower shall designate the Types of Loans that are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made.  In the absence of a designation by the Parent Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Article III.

(f)Breakage and Other Compensation.  Any prepayment made pursuant to this Section 2.13 shall be accompanied by any amounts payable in respect thereof under Section 2.11(h) and/or Section 3.04, as applicable.

Section 2.14Method and Place of Payment.

(a)Generally.  All payments made by the Borrowers hereunder, under any Note or under any other Loan Document shall be made without setoff, counterclaim or other defense.

(b)Application of Payments.  Except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, (i) all payments and prepayments of any Class of Revolving Loans and Unpaid Drawings with respect to Letters of Credit shall be applied by the Administrative Agent on a pro rata basis based upon each Lender’s Revolving Facility Percentage with respect to any applicable Class of the amount of such prepayment, (ii) all payments and prepayments of any Class of Term Loans shall be applied by the Administrative Agent to reduce the principal amount of the applicable Class of Term Loans made by each Lender with a Term Loan with respect to any applicable Class, pro rata on the basis of their respective Term Loans with respect to each applicable Class and (iii) all payments or prepayments of Swing Loans shall be applied by the Administrative Agent to pay or prepay such Swing Loans.

(c)Payment of Obligations.  Except as specifically set forth elsewhere in this Agreement, all payments under this Agreement with respect to any of the Obligations shall be made to the Administrative Agent on the date when due and shall be made at the Payment Office in immediately available funds and shall be made in U.S. Dollars.

(d)Timing of Payments.  Any payments under this Agreement that are made later than 3:00 P.M. (Local Time) shall be deemed to have been made on the next succeeding Business Day.  Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

(e)Distribution to Lenders.  Upon the Administrative Agent’s receipt of payments hereunder, the Administrative Agent shall immediately distribute to each Lender or the applicable LC Issuer, as the case may be, its ratable share, if any, of the amount of principal, interest, and Fees received by it for the account of such Lender.  Payments received by the Administrative Agent shall be delivered to the Lenders or the applicable LC Issuer, as the case may be, in U.S. Dollars in immediately available funds; provided, however, that if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Unpaid Drawings, interest and Fees then due hereunder then, except as specifically set forth elsewhere in this Agreement and subject to Section 8.03, such funds shall be applied, first, towards payment of interest and Fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, and second, towards payment of principal and Unpaid Drawings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and Unpaid Drawings then due to such parties.

Section 2.15Defaulting Lenders.

(a)Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Revolving Lender becomes a Defaulting Lender, then, until such time as such Revolving Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and “Required Revolving Lenders.”

(ii)Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 2.15 or 10.03 shall be applied at such time or times as may be determined by the Administrative Agent as follows:  first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any LC Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the LC Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.15(a)(iv); fourth, as the Parent Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so reasonably determined by the Administrative Agent and the Parent Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the LC Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.15(a)(iv); sixth, to the payment of any amounts owing to the Lenders, the LC Issuers or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the LC Issuers or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default exists, to the payment of any amounts owing to the Parent Borrower or any Restricted Subsidiaries thereof pursuant to any Hedge Agreement with such Defaulting Lender or any Affiliate thereof as certified to the Administrative Agent (with a copy to such Defaulting Lender) by an Authorized Officer prior to the date of such payment; eighth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Parent Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Parent Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and ninth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Outstandings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Outstandings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Outstandings owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Outstandings and Swing Loans are held by the Lenders pro rata in accordance with the Commitments under the applicable Credit Facility without giving effect to Section 2.15(a)(iii).  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(A)No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)Each Defaulting Lender shall be entitled to receive LC Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Facility Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.15(a)(iv).

(C)With respect to any Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Outstandings or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each LC Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such LC Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

(iii)Reallocation of Participations to Reduce Fronting Exposure.  So long as no Default or Event of Default then exists, all or any part of such Defaulting Lender’s participation in LC Outstandings and Swing Loans shall be automatically reallocated among the Non-Defaulting Lenders in accordance with their respective Revolving Facility Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Facility Exposure of any Non-Defaulting Lender plus such Non-Defaulting Lender’s Revolving Facility Percentage of the principal amount of Swing Loans outstanding and participations in LC Outstandings to exceed such

Non-Defaulting Lender’s Revolving Commitment.  Subject to Section 10.29, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(iv)Cash Collateral, Repayment of Swing Loans.  If the reallocation described in clause (iii) above cannot, or can only partially, be effected, the Borrowers shall within five (5) Business Days following written notice by the Administrative Agent, without prejudice to any right or remedy available to them hereunder or under law, (x) first, prepay Swing Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the LC Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.15(d).

(b)Defaulting Lender Cure.  If the Parent Borrower, the Administrative Agent and each Swing Line Lender and LC Issuer reasonably agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include reasonable arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held pro rata by the Lenders in accordance with the Commitments under the applicable Credit Facility (without giving effect to Section 2.15(a)(iii)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c)New Swing Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Loans unless it is reasonably satisfied that it will have no Fronting Exposure after giving effect to such Swing Loan and (ii) no LC Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless it is reasonably satisfied that it will have no Fronting Exposure after giving effect thereto.

(d)Cash Collateral.  (x) If any Event of Default occurs and is continuing and the Administrative Agent or the Lenders holding a majority of the Revolving Commitments, as applicable, require the Borrower to Cash Collateralize the LC Outstandings pursuant to Section 8.02, (y) if a Specified Event of Default occurs and is continuing or (z) if, as of the Letter of Credit Expiration Date, any LC Outstandings in respect of the applicable Revolving Facility for any reason remain outstanding, then Parent Borrower shall, in each case, immediately Cash Collateralize the then outstanding amount of all LC Outstandings under such Revolving Facility.  At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any LC Issuer (with a copy to the Administrative Agent) the Parent Borrower shall Cash Collateralize the LC Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender).

(i)The Parent Borrower and, to the extent provided by any Defaulting Lender, such Defaulting Lender hereby grant to (and subject to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the applicable LC Issuers and the Revolving Lenders, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of LC Outstandings, to be applied pursuant to clause (ii) below.  The Parent Borrower and/or any such Defaulting Lender providing the Cash Collateral agree to take such other actions as the Administrative Agent may reasonably request to establish, maintain and/or perfect the first priority security interest referred to above (including entering into control agreements).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the LC Issuers as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Parent Borrower and/or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(ii)Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.15, Section 2.05 or Section 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific LC Outstandings, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii)Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce any LC Issuer’s Fronting Exposure or other obligations shall no longer be required to be held as Cash Collateral pursuant to this Section 2.15 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06)), or (ii) the determination by the Administrative Agent’s and each applicable LC Issuer’s good faith determination that there exists excess Cash Collateral; provided that (x) that Cash Collateral furnished by or on behalf of a Credit Party shall not be released during the continuance of a Default under Sections 8.01(a) or (h) or an Event of Default (and following application as provided in this Section 2.15 may be otherwise applied in accordance with Section 8.03) and (y) the Person providing Cash Collateral and the applicable LC Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.16Incremental Facilities.

(a)Parent Borrower shall have the right, but not the obligation, after the date on which the Initial Term Loans are no longer outstanding, upon notice to the Administrative Agent (an “Incremental Borrowing Notice”), to request (A) one or more increases in the aggregate commitments under the Initial Revolving Facility (each, an “Incremental Revolving Increase”) (which may, with respect to any Incremental Revolving Increase, at the election of Parent Borrower and with the consent of the LC Issuer, include a proportionate increase to the LC Commitment Amount and, with the consent of the Swing Line Lender, the Swing Line Commitment) (each, an “Incremental Initial Revolving Facility” and the loans thereunder, the “Incremental Initial Revolving Loans”) in an aggregate amount of up to $50,000,000 minus the aggregate amount of any Incremental Revolving Facilities incurred previously hereunder and all Permitted Refinancing Indebtedness in respect thereof and/or (B) one or more new commitments which may be of the same Class as any outstanding Term Loans (a “Term Loan Increase”) or a new Class of

term loans be made pursuant to one or more additional tranches of term loans under this Agreement (collectively with any Term Loan Increase, the “Incremental Term Loan Facilities” and collectively with any Incremental Revolving Facility, the “Incremental Facilities” and each of the foregoing, an “Incremental Facility”) in an unlimited amount so long as, in the case of any amounts incurred under this clause (B), immediately after giving effect to the incurrence of the Loans in respect of such Incremental Term Loan Commitments and/or Permitted Incremental Indebtedness and after giving effect to any Specified Transaction that may be consummated in connection therewith, the First Lien Net Leverage Ratio (calculated on a Pro Forma Basis and provided that (I) all Permitted Incremental Indebtedness shall also be included in such calculation for this purpose, whether or not such Indebtedness is secured (on a pari passu basis with, or junior basis to, the Obligations) or would otherwise be included, (II) all such Loans in respect of Incremental Term Loan Commitments and all Permitted Refinancing Indebtedness in respect thereof shall also be included in such calculation for this purpose, whether or not such Indebtedness is secured (on a pari passu basis with, or junior basis to, the Obligations) or would otherwise be included and (III) the proceeds of such Incremental Facility and/or Permitted Incremental Indebtedness being incurred shall not be netted against Indebtedness for purposes of the calculation relating to such incurrence) shall not be greater than 3.50 to 1.00 as of the last day of the Testing Period most recently ended on or prior to the date of such incurrence; provided that:

(1)no commitment of any Lender may be increased without the consent of such Lender;

(2)at the time of any such request and upon the effectiveness of any Incremental Amendment referred to below, but subject to Section 1.13, (A) no Event of Default exists after giving effect thereto; provided, however, that if the proceeds of such Incremental Facilities are used to finance a Permitted Acquisition or other Investment permitted by this Agreement (and costs reasonably related thereto), if agreed to by the lenders providing such Incremental Facility, it shall only be required that no Specified Event of Default shall be continuing at the time of the execution of the relevant acquisition agreement and (B) all representations and warranties set forth herein and in the other Loan Documents shall be true and correct in all material respects (except for (I) representations and warranties which expressly relate to an earlier date, which shall be true and correct in all material respects as of such earlier date and (II) representations and warranties qualified by materiality, which shall be true and correct in all respects); provided that if otherwise agreed to by the lenders providing any Incremental Facility the proceeds of which are to be used to finance a Permitted Acquisition or other Investment (other than an intercompany Investment) permitted by this Agreement, such requirements in this clause (B) shall be deemed to refer solely to the Specified Representations and the Specified Purchase Agreement Representations, which shall be true and correct in all material respects (except for (I) representations and warranties which expressly relate to an earlier date, which shall be true and correct in all material respects as of such earlier date and (II) representations and warranties qualified by materiality, which shall be true and correct in all respects);

(3)any such Incremental Facility shall (w) rank pari passu or junior in right of payment with the Initial Facilities, (x) only benefit from guarantees of Persons that also guarantee the Initial Facilities and (y) be secured on a pari passu or junior basis by the Collateral or be unsecured (in which case, the Incremental Term Loan Facility pursuant to which such Incremental Term Loans are extended will be established as a separate facility from the then existing Initial Term Loan Facility) and (z) if secured, the obligations in respect thereof shall not be secured by any Lien on any asset of the Parent Borrower or any Restricted Subsidiary other than any asset constituting Collateral; provided that (i) any Incremental Facility that ranks junior in right of payment or security with the Initial Term Loan Facility shall be subject to a Customary Intercreditor Agreement or otherwise subject to intercreditor arrangements that are reasonably satisfactory to the Administrative Agent and (ii) any Incremental Facility that ranks junior in right of payment or security with the Initial Term Loan Facility or is unsecured shall be documented under separate documentation;

(4)(x) any Incremental Facility that is an Incremental Revolving Increase shall be (1) on the same terms and pursuant to the same documentation as the Initial Revolving Commitments on the date of such increase (other than the Incremental Amendment evidencing such increase) and (2) subject to the terms and conditions of Section 2.16(e) below and (y) any Incremental Facility that is a Term Loan Increase shall be on the same terms (except as set forth in Section 2.16(a)(6)) and pursuant to the same documentation as the Initial Term Loan Facility on the date of such increase (other than the Incremental Amendment evidencing such increase) and shall be added to (and form part of) each Borrowing of outstanding Term Loans under the applicable Class of Term Loans on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender under such Class will participate proportionately in each then outstanding Borrowing of Term Loans of such Class;

(5)the yield applicable to any Incremental Initial Revolving Facility shall be equal to the corresponding yield on the Initial Revolving Facility (calculated for such Incremental Initial Revolving Facility and Initial Revolving Facility inclusive of any OID and/or upfront fee percentage paid to all Lenders, but exclusive of any arrangement, underwriting or similar fees); provided that Parent Borrower may increase the pricing of the Initial Revolving Facility, without the consent of the Administrative Agent or any Lender, such that the foregoing is true, including increasing the Applicable Margin, the Commitment Fee, adding or increasing an existing Eurodollar Rate floor (if applicable), and paying additional OID and/or upfront fees;

(6)in the case of a Term Loan Increase under an Incremental Term Loan Facility, shall have the Applicable Margin and amortization for the Class being increased or in the case of the Applicable Margin, higher than the Applicable Margin for the Class being increased as long as the Applicable Margin for the Class being increased shall be automatically increased as and to the extent necessary to eliminate such deficiency;

(7)(A) the maturity date of any Incremental Term Loan Facility shall not be earlier than the Latest Maturity Date of the Initial Term Loans or the then outstanding Revolving Commitments and (B) on the date of the incurrence of such Incremental Term Loans, the Weighted Average Life to Maturity of any Incremental Term Loan Facility shall not be shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loan Facility or the then outstanding Revolving Commitments;

(8)the Incremental Term Loan Facilities may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments with other then-outstanding Classes of Term Loans;

(9)the covenants and events of default of any new Class of Incremental Term Loans under an Incremental Term Loan Facility contained in the documents governing such Indebtedness may differ from the terms of the then-existing Term Loan Facility; provided that the terms that are not substantially identical to the then-existing Term Loan Facility (other than pursuant to the foregoing clauses (1) through (8) above) (A) shall be as mutually agreed upon between the Parent Borrower and the lenders providing such Incremental Term Loan Facility and reasonably satisfactory to the Administrative Agent and (B) shall not be more restrictive to the Parent Borrower or any other Borrower in any material respect, when taken as a whole, than the terms of the then-existing Term Loan Facility unless (1) the Lenders under the then-existing Term Loan Facility also receive the benefit of such more restrictive terms pursuant to an amendment or amendments to the Loan Documents subject solely to the reasonable satisfaction of the Administrative Agent (without any consent of any other Secured Creditor being required) or (2) any such provisions apply only after the Latest Maturity Date of the Term Loans; and

(10)Incremental Term Loan Facilities shall be requested in minimum amounts of $2,500,000 or a higher multiple of $1,000,000 and (y) Incremental Revolving Increases shall be requested in minimum amounts of $1,000,000 or a higher multiple of $1,000,000.

(b)The proceeds of each Incremental Facility may be used for working capital and other general corporate purposes, including the financing of Acquisitions or other Investments and any other purpose not prohibited by this Agreement and as agreed to by the Parent Borrower and the lenders providing such Incremental Facility.

(c)The commitments in respect of any Incremental Facilities may be denominated in U.S. Dollars and/or other currencies as agreed among the Parent Borrower, the Administrative Agent and the lenders providing such Incremental Facilities.  Each Incremental Borrowing Notice shall set forth (i) the amount of the Incremental Term Loan Commitments or Incremental Revolving Credit Commitments being requested, (ii) the date on which such Incremental Term Loan Commitments or Incremental Revolving Credit Commitments are requested to become effective (which shall be a Business Day and shall not be less than five (5) Business Days nor more than sixty (60) days after the date of the Incremental Borrowing

Notice, unless otherwise agreed to by the Administrative Agent) and (iii) whether such Incremental Term Loan Commitments, if any, are to be Term Commitments or commitments to make term loans with terms different from the Term Loans (“Other Term Loans”).

(d)Any Borrower may seek Incremental Term Loan Commitments and Incremental Revolving Credit Commitments from existing Lenders (each of which shall be entitled to agree or decline to participate in its sole discretion) and Additional Lenders who will become Incremental Term Lenders and/or Incremental Revolving Credit Lenders, as applicable, in connection therewith.  Commitments in respect of Incremental Facilities shall become Commitments (or in the case of an Incremental Revolving Increase to be provided by an existing Revolving Lender, an increase in such Lender’s applicable Revolving Commitment) under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Parent Borrower, any Additional Borrower, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent.  Incremental Term Loans may be made, and Incremental Revolving Credit Commitments may be provided, by any existing Lender or by any Additional Lender; provided that the Administrative Agent, each LC Issuer and the Swing Line Lender shall have consented to such Lender’s or Additional Lender’s making such Incremental Term Loans or providing such Incremental Revolving Credit Commitments if any such consent would be required under Section 10.12(b) for an assignment of Loans or Revolving Commitments, as applicable, to such Lender or Additional Lender.  Each Incremental Amendment shall specify the terms of the Incremental Term Loans or Incremental Initial Revolving Loans, as applicable, to be made thereunder, consistent with the provisions set forth in this Section 2.16.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Amendment.  Each of the parties hereto hereby agrees that an Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.16, notwithstanding any requirements of Section 10.12 (including, in the case of Incremental Term Loans structured as a separate Class, the incorporation of class voting rights that prevent Lenders from agreeing to modifications that would allocate (or reallocate) payments to the Lenders in a non-pro rata manner unless such modifications are agreed to by all of the Lenders holding the Loans or Incremental Term Loans or Incremental Revolving Credit Commitments whose payment rights are being modified).

(e)Upon each Incremental Revolving Increase, each Lender with a Revolving Commitment of such Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the Incremental Revolving Increase (each, an “Incremental Initial Revolving Facility Lender”) in respect of such increase, and each such Incremental Initial Revolving Facility Lender will automatically and without further act be deemed to have assumed a portion of such Lender’s participations hereunder in outstanding Letters of Credit and Swing Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swing Loans held by each Lender with a Revolving Commitment of such Class (including each such Incremental Initial Revolving Facility Lender) will equal the percentage of the aggregate Revolving Commitments of such Class of all Lenders represented by such Lender’s Revolving Commitment of such Class.  If, on the date of such increase, (x) there are any Revolving Loans of such Class to be increased outstanding, such Revolving Loans shall on or prior to the effectiveness of such Incremental Revolving Increase be prepaid from the proceeds of additional Revolving Loans made hereunder (reflecting such increase in Revolving Commitments of such Class), which prepayment shall be accompanied by accrued interest on the Revolving Loans of such Class being prepaid and any costs incurred by any Lender in accordance with Section 3.04 or (y) there are any Swing Loans outstanding, such Swing Loan will automatically be deemed to be reallocated to such Incremental Revolving Credit Commitments such that, after giving effect to such increase, all Classes of Revolving Commitments shall participate in any Swing Loan refund pursuant to Section 2.04 on a pro rata basis.  The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(f)Notwithstanding the foregoing, no Incremental Amendment shall become effective under this Section 2.16 unless the Administrative Agent shall have received (i) a customary legal opinion covering the enforceability of the Incremental Amendment and other customary matters, (ii) customary reaffirmations and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Incremental Term Loans or the Incremental Initial Revolving Loans, as applicable, are provided with the benefit of the applicable Loan Documents and (iii) board resolutions and other closing certificates and documentation to the extent reasonably requested by the Administrative Agent.

(g)Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that all Incremental Term Loans (other than Other Term Loans), when originally made, are included in each Borrowing of outstanding Term Loans on a pro rata basis, and the Borrowers agree that Section 3.04 shall apply to any conversion of Eurodollar Loans to Base Rate Loans reasonably required by the Administrative Agent to effect the foregoing.

(h)This Section 2.16 shall supersede any provisions in Section 2.14 or 10.12 to the contrary.  For the avoidance of doubt, any of the provisions of this Section 2.16 may be amended with the consent of the Required Lenders.

Section 2.17Amend and Extend Transactions

(a)At any time after the Third Amendment Effective Date, the Borrowers and any Lender (any such Lender, an “Extending Lender”) may agree, by notice to the Administrative Agent for further distribution to the Lenders (each such notice, an “Extension Notice”), to extend (an “Extension”) the maturity date of such Lender’s Revolving Commitments of a Class with a like maturity date (which term, for purposes of this provision, shall also include any Class of Revolving Commitments outstanding hereunder pursuant to a previous amend and extend transaction pursuant to the terms of this Section 2.17) (the “Existing Revolving Commitment Class” and the Revolving Loans thereunder, the “Existing Revolving Loans”) and/or Term Loans of a Class with a like maturity date (which term, for purposes of this provision, shall also include any Class of Term Loans outstanding hereunder pursuant to a previous amend and extend transaction pursuant to the terms of this Section 2.17 or any Class of Incremental Term Loans) (the “Existing Term Loan Class”) to the extended maturity date specified in such Extension Notice and Extension Amendment (each tranche of Revolving Commitments and each tranche of Term Loans so extended, in each case as well as the original Revolving Commitments and Term Loans not so extended, being deemed a separate Class; any Extended Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted; any Extended Revolving Credit Commitments shall constitute a separate Class of Revolving Commitments from the Class of Revolving Commitments from which they were converted; any Class of Term Loans the maturity of which shall have been extended pursuant to this Section 2.17, “Extended Term Loans”; and any Class of Revolving Commitments the maturity of which shall have been extended pursuant to this Section 2.17, “Extended Revolving Credit Commitments”); provided that (i) the Parent Borrower shall have offered to all Lenders under the applicable Credit Facility that is the subject of the proposed Extension the opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions to each such Lender (each such offer, an “Extension Offer”), (ii) except as to interest rates, rate floors, fees, OID, premiums, final maturity date (subject to the following clause (v) and, in the case of Extended Term Loans, optional and mandatory prepayments (including call protection and prepayment premiums) and scheduled amortization) (which, subject to the following clause (v), shall be determined by the Parent Borrower and set forth in the applicable Extension Offer), the Extended Revolving Credit Commitments or Extended Term Loans shall have the same terms as the Class of Revolving Commitments and/or Class of Term Loans that was the subject of the Extension Notice; provided that the Extension Offer and/or Extension Amendment may provide for other covenants and terms that apply only to any period after the Latest Maturity Date then in effect, (iii) any Extended Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments or commitment reductions hereunder, as specified in the applicable Extension Offer, (iv) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Commitments in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Commitments, as applicable, offered to be extended by the Parent Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Commitments, as applicable, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, (v) the interest rates, rate floors, fees, OID, premiums, final maturity date, optional and mandatory prepayments and scheduled amortization (subject to the limitations set forth in clause (ii) of this Section 2.17) applicable to any Extended Term Loans or Extended Revolving Credit Commitments shall be determined by the Parent Borrower and the lenders providing such Extended Term Loans or Extended Revolving Credit Commitments, as applicable; provided that (w) Extended Term Loans and Extended Revolving Credit Commitments at the time of establishment thereof shall not have a shorter Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of the Credit Facilities subject to such extension, (x) Extended Term Loans and Extended Revolving Credit Commitments shall not have more favorable mandatory prepayment and commitment reduction provision than the Credit Facilities subject to such extension, (y) the final maturity date of any Extended Term Loans shall not be earlier than the maturity date of the Term Loans being extended and (z) the maturity date with respect to any Extended Revolving Credit Commitments shall not be earlier than the maturity date of Revolving Loans (or unused Revolving Commitments) being extended, (vi) assignments and participations of Extended Revolving Credit Commitments and Extended Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans, (vii) at no time shall there be Revolving Commitments hereunder (including Extended Revolving Credit Commitments and any original Revolving Commitments) which have more than three (3) different Maturity Dates, (viii) Extended Revolving Credit Commitments and Extended Term Loans shall not be (A) secured by any Lien on any asset other than the Collateral or (B) guaranteed by any Person other than the Guarantors, (ix) all Borrowings under the applicable Revolving Commitments (i.e., the Existing Revolving Commitment Class and the Extended Revolving Credit Commitments of the applicable Extension Series) and repayments thereunder shall be made on a pro rata basis (except for (I) payments of interest and fees at different rates on Extended Revolving Credit Commitments (and related outstandings) and (II) repayments required upon the Maturity Date of the non-extending Revolving Commitments), (x)(1) no Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension; provided that if agreed to by the lenders of such Extension, the references to Event of Default in this clause (x)(1) shall be deemed to refer solely to a Specified Event of Default and (2) the representations and warranties set forth in Article V and in each other

Loan Document shall be deemed to be made and shall be true and correct in all material respects on and as of the effective date of such Extension (or, in the case of any representations and warranties qualified by materiality, shall be true and correct in all respects); provided that if agreed to by the lenders of such Extension, the representations and warranties in this clause (x)(2) shall be deemed to refer solely to the Specified Representations and (xi) all documentation in respect of such Extension Offer (including any Extension Notice and any amendment to this Agreement implementing the terms of such Extension Offer (each such amendment, an “Extension Amendment”)) shall be consistent with the foregoing.  In connection with any such Extension, the Parent Borrower and the Administrative Agent, with the approval of the Extending Lenders of the applicable Extension Series, may effect such amendments (including any Extension Amendment) to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to implement the terms of any such Extension Offer, including any amendments necessary to establish new Classes, tranches or sub-tranches in respect of the Revolving Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Parent Borrower in connection with the establishment of such new tranches or sub-tranches (including to preserve the pro rata treatment of the extended and non-extended tranches and to provide for the reallocation of LC Outstandings, Swing Loans and Swing Loan Participations upon the expiration or termination of the commitments under any tranche or sub-tranche), in each case on terms not inconsistent with this Section 2.17.  Any Extension of the Revolving Commitments shall require the consent of any LC Issuer and the Swing Line Lender.  Notwithstanding the conversion of any Existing Revolving Commitment Class into an Extended Revolving Credit Commitment, such Extended Revolving Credit Commitment shall be treated identically to the Existing Revolving Commitment Class of the applicable Extension Series for purposes of the obligations of a Revolving Lender in respect of Swing Loans under Section 2.04 and Letters of Credit under Section 2.05, except that the applicable Extension Amendment may provide that the Swing Line Maturity Date and/or the last day for issuing Letters of Credit may be extended and the related obligations to make Swing Loans and issue Letters of Credit may be continued (pursuant to mechanics to be specified in the applicable Extension Amendment) so long as the applicable Swing Line Lender and/or the applicable LC Issuer, as applicable, have consented to such Extensions (it being understood that no consent of any other Lender shall be required in connection with any such Extension).

(b)Notwithstanding anything to the contrary contained in this Agreement, (A) on any date on which any Existing Term Loan Class or Existing Revolving Commitment Class is converted to extend the related scheduled maturity date(s) in accordance with clause (a) above (an “Extension Date”), (I) in the case of the existing Term Loans of each Extending Lender, the aggregate principal amount of such existing Term Loans shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Term Loans so converted by such Lender on such date, and the Extended Term Loans shall be established as a separate Class of Term Loans (together with any other Extended Term Loans so established on such date), and (II) in the case of the existing Revolving Commitments of each Extending Lender under the applicable Extension Series, the aggregate principal amount of such Existing Revolving Commitment Class shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Revolving Credit Commitments so converted by such Lender on such date, and the aggregate principal amount of such Extended Revolving Credit Commitments shall be established as a separate Class of Revolving Credit Commitments from the Existing Revolving Commitment Class of the applicable Extension Series and from any other Existing Revolving Commitment Classes (together with any other Extended Revolving Credit Commitments so established on such date) and (B) if, on any Extension Date, any Existing Revolving Loans of any Extending Lender are outstanding under the Existing Revolving Commitment Class of the applicable Extension Series, such Existing Revolving Loans (and any related participations) shall be deemed to be allocated as Extended Revolving Credit Loans (and related participations) in the same proportion as such Extending Lender’s commitment under the Existing Revolving Commitment Class of the applicable Extension Series to Extended Revolving Credit Commitments.

(c)With respect to all Extensions consummated by the Parent Borrower pursuant to this Section 2.17, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.13 and (ii) any Extension Offer is required to be in a minimum amount of $2,500,000 in the case of Term Loans or $1,000,000 in the case of Revolving Commitments.  In the event that the aggregate amount of Term Loans, Revolving Commitments and Incremental Revolving Credit Commitments (and any earlier extended Extended Revolving Credit Commitments) subject to Extension Notices exceeds the amount of Extended Term Loans and/or Extended Revolving Credit Commitments, as applicable, requested by the Parent Borrower, Term Loans, Revolving Commitments and Incremental Revolving Credit Commitments (and any earlier extended Extended Revolving Credit Commitments) subject to Extension Notices shall be converted to Extended Term Loans and/or Extended Revolving Credit Commitments, as applicable, on a pro rata basis based on the amount of Term Loans, Revolving Commitments and Incremental Revolving Credit Commitments (and any earlier extended Extended Revolving Credit Commitments) included in each such Extension Notice or as may be otherwise agreed to in the applicable Extension Amendment.  The Parent Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Parent Borrower’s sole discretion and which may be waived by the Parent Borrower) of Term Loans or Revolving Commitments of any or all applicable tranches accept the applicable Extension Offer.

(d)In connection with any Extension, the Parent Borrower shall provide the Administrative Agent at least five (5)

Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including timing, rounding and other adjustments and to ensure reasonable administrative management of the Credit Facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably, to accomplish the purposes of this Section 2.17.

(e)In connection with any Extension Amendment, the Parent Borrower shall deliver (i) an opinion of counsel reasonably acceptable to the Administrative Agent (x) as to the enforceability of such Extension Amendment, this Agreement as amended thereby, and such other Loan Documents as reasonably agreed by the Parent Borrower and the Administrative Agent, and as to such other customary matters as reasonably agreed by the Parent Borrower and the Administrative Agent and (y) to the effect that such Extension Amendment, including the Extended Term Loans and/or Extended Revolving Credit Commitments, as applicable, provided for therein does not breach or cause a default under the terms and provisions of Section 10.12 of this Agreement, (ii) customary reaffirmations and/or such amendments to the Security Documents (including any Mortgage that has a maturity date prior to the then Latest Maturity Date so that such maturity date is extended to the then Latest Maturity Date (or such later date as may be advised by local counsel to the Collateral Agent)) as may be reasonably requested by the Administrative Agent in order to ensure that such Extended Term Loans and/or Extended Revolving Credit Commitments, as applicable, are provided with the benefit of the applicable Loan Documents and (iii) board resolutions and other closing certificates and documentation to the extent reasonably requested by the Administrative Agent.

(f)In the event that the Administrative Agent determines in its sole discretion that the allocation of Extended Term Loans of a given Extension Series or the Extended Revolving Credit Commitments of a given Extension Series, in each case to a given Lender was incorrectly determined as a result of manifest administrative error, then the Administrative Agent, the Parent Borrower and such affected Lender may (and hereby are authorized to), in their sole discretion and without the consent of any other Lender, enter into an amendment to this Agreement and the other Loan Documents (each, a “Corrective Extension Amendment”) within fifteen (15) days following the effective date of the applicable Extension Amendment, as the case may be, which Corrective Extension Amendment shall (i) provide for the conversion and extension of Term Loans under the Existing Term Loan Class or Revolving Commitments under the Existing Revolving Commitment Class (and related Extended Revolving Credit Exposure), as the case may be, in such amount as is required to cause such Lender to hold Extended Term Loans or Extended Revolving Credit Commitments (and related Extended Revolving Credit Exposure) of the applicable Extension Series into which such other Term Loans or Revolving Commitments were initially converted, as the case may be, in the amount such Lender would have held had such administrative error not occurred and had such Lender received the minimum allocation of the applicable Loans or Commitments to which it was entitled under the terms of such Extension Amendment, in the absence of such error, (ii) be subject to the satisfaction of such conditions as the Administrative Agent, the Parent Borrower and such Lender may agree (including conditions of the type required to be satisfied for the effectiveness of an Extension Amendment described in Section 2.17(a)), and (iii) effect such other amendments of the type (with appropriate reference and nomenclature changes) described in the penultimate sentence of Section 2.17(a).

(g)This Section 2.17 shall supersede any provisions in Section 2.14 or 10.12 to the contrary.  For the avoidance of doubt, any of the provisions of this Section 2.17 may be amended with the consent of the Required Lenders; provided that no such amendment shall require any Lender to provide any Extended Loans without such Lender’s consent.

Section 2.18Refinancing Amendments.

(a)The Borrowers may obtain, from any Lender or any other bank, financial institution or other institutional lender or investor that agrees to provide any portion of Refinancing Term Loans, Refinancing Term Loan Commitments, Refinancing Revolving Credit Loans or Refinancing Revolving Credit Commitments pursuant to a Refinancing Amendment in accordance with this Section 2.18 (each, an “Additional Refinancing Lender”) (provided that the Administrative Agent, each Swing Line Lender and each LC Issuer shall have consented (not to be unreasonably withheld or delayed) to such Lender’s or Additional Refinancing Lender’s making such Refinancing Term Loans, Refinancing Revolving Credit Loans or Refinancing Revolving Credit Commitments to the extent such consent, if any, would be required under the definition of “Eligible Assignee” for an assignment of Loans or Revolving Commitments, as applicable, to such Lender or Additional Refinancing Lender); provided that such Credit Agreement Refinancing Indebtedness (A) will rank pari passu in right of payment and of security with the other Loans and Commitments hereunder, (B) will have such pricing (including interest rates, fees, premiums, interest rate floors, OID) and optional prepayment terms as may be agreed by the Parent Borrower and the lenders thereof and (C) may contain a customary excess cash flow mandatory prepayment, provisions permitting borrower repurchases of Refinancing Term Loans and customary MFN pricing protection with respect to Incremental Term Facilities as may be agreed by the Parent Borrower and the lenders thereof, (D) (x) with respect to any Refinancing Revolving Credit Loans or Refinancing Revolving Credit Commitments, will have a maturity date that is not prior to the Maturity Date of the Revolving Loans (or unused Revolving Commitments) being refinanced and (y) with respect to any Refinancing Term Loans or Refinancing Term Loan Commitments, (1) will have a maturity date that is not prior to the maturity date of the Term Loans being refinanced, (2) will have a Weighted Average Life to Maturity that is not shorter than the Weighted Average Life to Maturity of the Term Loans being refinanced at the time of such refinancing (other than to the extent of nominal amortization for periods where amortization has been eliminated or reduced as a result of prepayments of such Term Loans), (E) which refinances the Initial Term Loans shall refinance all (but not less than all) Initial Term Loans outstanding at the time of incurrence of such Credit Agreement Refinancing Indebtedness and (F) will have terms and conditions that are (i) otherwise consistent with the applicable requirements set forth in the definition of “Credit Agreement Refinancing Indebtedness” and (ii) other than as provided in clauses (B) and (C) above with respect to pricing, fees, rate floors, optional prepayment terms, excess cash flow mandatory prepayment terms, borrower repurchases and MFN pricing protection, substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Parent Borrower in good faith) to the lenders providing such Credit Agreement Refinancing Indebtedness, than those applicable to the applicable Refinanced Debt (except for any covenants or other provisions applicable only to periods after the Latest Maturity Date of the applicable Refinanced Debt).

(b)Notwithstanding anything to the contrary in this Section 2.18 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Refinancing Revolving Credit Commitments (and related outstandings), (B) repayments required upon the maturity date of the Refinancing Revolving Credit Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Refinancing Revolving Credit Commitments after the date of obtaining any Refinancing Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Commitments, (2) subject to the provisions of Section 2.04(e) and Section 2.05(h) to the extent dealing with Swing Loans and Letters of Credit which mature or expire after a maturity date when there exist Refinancing Revolving Credit Commitments with a longer maturity date, all Swing Loans and Letters of Credit shall be participated on a pro rata basis by all Revolving Lenders (including any Additional Refinancing Lender) with Commitments (including any Refinancing Revolving Credit Commitments) in accordance with their Revolving Facility Percentage (and except as provided in Section 2.04(e) and Section 2.05(h), without giving effect to changes thereto on an earlier maturity date with respect to Swing Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Loans with respect to, and termination of, Refinancing Revolving Credit Commitments after the date of obtaining any Refinancing Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Commitments, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any such Class on a better than a pro rata basis as compared to any other Class with a later maturity date than such Class and (4) assignments and participations of Refinancing Revolving Credit Commitments and Refinancing Revolving Credit Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans.

(c)Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.18 shall be in an aggregate principal amount that is either (a) sufficient to Refinance the entire outstanding amount of the applicable Class of Loans and/or Commitments being Refinanced pursuant to this Section 2.18 or (b) not less than (x) $2,500,000 in the case of Refinancing Term Loans and integral multiples of $1,000,000 in excess thereof and (y) $1,000,000 in the case of Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans and integral multiples of $1,000,000 in excess thereof.  Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Parent Borrower, or the provision to the Parent Borrower of Swing Loans, pursuant to any Refinancing Revolving Credit Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swing Loans under the Class of Revolving Commitments to be refinanced; provided that (i) terms relating to pricing, fees or premiums may vary to the extent otherwise permitted by this Section 2.18 and set forth in such Refinancing Amendment, (ii) all Swing Loans and Letters of Credit thereunder and hereunder shall be participated on a pro rata basis by all Revolving Lenders (including any Additional Refinancing Lender) with Revolving Commitments (including any Refinancing Revolving Credit Commitments) in accordance with their Revolving Facility Percentage and (iii) the LC Issuers and Swing Line Lender shall have consented to such Refinancing Amendment.  The effectiveness of any Refinancing Amendment shall be subject to receipt by the Administrative Agent of (i) customary legal opinions, board resolutions and officers’ certificates reasonably satisfactory to the Administrative Agent and (ii) reaffirmations and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent in order to ensure that such Credit Agreement Refinancing Indebtedness is provided with the benefit of the applicable Loan Documents.  The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment.

(d)Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Refinancing Amendment to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Refinancing Term Loans, Refinancing Revolving Credit Loans, Refinancing Revolving Credit Commitments and/or Refinancing Term Loan Commitments), (ii) make such other changes to this Agreement and the other Loan Documents consistent with the provisions and intent of Section 10.12(h), and (iii) effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Parent Borrower, to effect the provisions of this Section 2.18, and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Refinancing Amendment.

(e)This Section 2.18 shall supersede any provisions in Section 2.14 or 10.12 to the contrary.  For the avoidance of doubt, any of the provisions of this Section 2.18 may be amended with the consent of the

Required Lenders.  No Lender shall be under any obligation to provide any Refinancing Term Loan Commitment or Refinancing Revolving Credit Commitment unless such Lender executes a Refinancing Amendment.

Section 2.19MIRE Events.

Each of the parties hereto acknowledges and agrees that, if there are any Mortgaged Real Properties, any increase, extension or renewal of any of the Commitments or Loans (including the provision of an Incremental Facility or any other incremental credit facilities hereunder, but excluding (i) any continuation or conversion of borrowings, (ii) the making of any Revolving Loans or (iii) the issuance, renewal or extension of Letters of Credit) shall be subject to (and conditioned upon): (1) the prior delivery of all flood hazard determination certifications, acknowledgements and evidence of flood insurance and other flood-related documentation with respect to such Mortgaged Real Properties as required by Flood Insurance Laws and as otherwise reasonably required by the Lenders and (2) the Administrative Agent shall have received written confirmation from the Lenders, flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably withheld, conditioned or delayed).

Article III

INCREASED COSTS, ILLEGALITY AND TAXES

Section 3.01Increased Costs.

(a)Increased Costs Generally.  If any Change in Law shall:

(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted Eurodollar Rate) or any LC Issuer;

(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes which are indemnified under Section 3.02, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Other Connection Taxes imposed or based on net income (however denominated) or that are franchise Taxes or branch profits Taxes) with respect to its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or any LC Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such LC Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, LC Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, LC Issuer or other Recipient, the applicable Borrower will pay to such Lender, LC Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, LC Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered as provided in clause (c) of this Section 3.01.

(b)Capital Requirements.  If any Lender or LC Issuer determines that any Change in Law affecting such Lender or LC Issuer or any lending office of such Lender or such Lender’s or LC Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or LC Issuer’s capital or on the capital of such Lender’s or LC Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by any LC Issuer, to a level below that which such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or LC Issuer’s policies and the policies of such Lender’s or LC Issuer’s holding company with respect to capital adequacy), then from time to time the applicable Borrower will pay to such Lender or LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or LC Issuer or such Lender’s or LC Issuer’s holding company for any such reduction suffered as provided in clause (c) of this Section 3.01.

(c)Certificates for Reimbursement.  A certificate of a Lender or LC Issuer setting forth the amount or amounts necessary to compensate such Lender or LC Issuer or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.01 and delivered to the Parent Borrower shall be conclusive absent manifest error.  Any such certificate shall include the certification of an officer of such Lender or LC Issuer that such costs are not being imposed on the applicable Borrower disproportionately in comparison with other similarly situated borrowers. The applicable Borrower shall pay such Lender or LC

Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d)Delay in Requests.  Failure or delay on the part of any Lender or LC Issuer to demand compensation pursuant to this Section 3.01 shall not constitute a waiver of such Lender’s or LC Issuer’s right to demand such compensation; provided that the applicable Borrower shall not be required to compensate a Lender or LC Issuer pursuant to this Section 3.01 for any increased costs incurred or reductions suffered if the Lender does not provide notice of such request within one hundred eighty (180) days after such Lender has knowledge (or should have had knowledge) of the occurrence or event giving rise to such increased costs or reductions (except that, if the Change in Law constituting the occurrence or event giving rise to such increased costs or reductions is retroactive, then the one hundred eighty (180) day period referred to above shall be extended to include the period of retroactive effect thereof).

(e)Notwithstanding anything contained herein to the contrary, a Lender shall not be entitled to any compensation pursuant to this Section 3.01 to the extent such Lender is not generally imposing such charges or requesting such compensation from other borrowers (similarly situated to the Borrowers) under comparable syndicated credit facilities.

Section 3.02Taxes.

(a)For purposes of this Section 3.02, the term “Lender” includes any LC Issuer and the Swing Line Lender.

(b)Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of the applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by any applicable withholding agent, then the applicable withholding agent shall make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.02) the applicable Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)Payment of Other Taxes by the Borrower.  The Parent Borrower shall timely pay to the relevant Governmental

Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d)Indemnification by the Borrower.  The Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.02) payable or paid by such Recipient or required to be withheld or deducted with respect to a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the relevant Credit Party by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e) with notice to the respective Lenders as to the nature and amount of such setoff.

(f)Evidence of Payments.  As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 3.02, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Parent Borrower and the Administrative Agent, at the time or times reasonably requested by such Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Parent Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Parent Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation and deliver to the Parent Borrower and the Administrative Agent any new documentation reasonably requested by the Borrowers or the Administrative Agent or promptly notify the Parent Borrower and the Administrative Agent in writing of its legal ineligibility to do so.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.02(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.  Notwithstanding any other provision of this Section 3.02(g), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver. Each Lender hereby authorizes the Administrative Agent to deliver to the Parent Borrower and any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to this Section 3.02(g).

(ii)Without limiting the generality of the foregoing,

(A)each Lender that is a U.S. Person shall deliver to the Parent Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), two duly executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)each Foreign Lender shall deliver to the Parent Borrower and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), whichever of the following is applicable:

(1)two duly executed originals of IRS Form W-8BEN or Form W-8BEN-E claiming the benefits of an income tax treaty to which the United States is a party;

(2)two executed originals of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that (A) such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Parent Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (B) the interest payments in question are not effectively connected with a U.S. trade or business conducted by such Foreign Lender (a “U.S. Tax Compliance Certificate”) and (y) two duly executed originals of IRS Form W-8BEN or Form W-8BEN-E; or

(4)to the extent a Foreign Lender is not the beneficial owner (for example, where such Foreign Lender is a partnership or a participating Lender), executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of such direct and indirect partner(s);

(C)any Foreign Lender shall deliver to the Parent Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Parent Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Parent Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Parent Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Parent Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Parent Borrower or the Administrative Agent as may be necessary for the Parent Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA and to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Third Amendment Effective Date.

(h)Treatment of Certain Refunds.  If any party determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.02 (including by the payment of additional amounts pursuant to this Section 3.02), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.02 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (h) to the extent such payment would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Survival.  Each party’s obligations under this Section 3.02 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 3.03Mitigation Obligations; Replacement of Lenders.

(a)Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.01, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.02, then such Lender shall (at the request of the Parent Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.02, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)Replacement of Lenders.  If any Lender requests compensation under Section 3.01, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.02 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.03(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 or Section 3.02) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(i)the Parent Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06;

(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Outstandings, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 3.01 or payments required to be made pursuant to Section 3.02, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)such assignment does not conflict with applicable law; and

(v)in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

Section 3.04Breakage Compensation.  The Borrowers shall compensate each Lender (including the Swing Line Lender), upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans or Swing Loans) which such Lender actually sustains in connection with any of the following:  (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of Eurodollar Loans or Swing Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Continuation or Conversion (whether or not withdrawn by the Parent Borrower or deemed withdrawn); (ii) if any repayment, prepayment, Conversion or Continuation of any Eurodollar Loan occurs on a date that is not the last day of an Interest Period applicable thereto or any Swing Loan is paid prior to the Swing Loan Maturity Date applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Parent Borrower; (iv) as a result of an assignment by a Lender of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto pursuant to a request by the Parent Borrower pursuant to Section 3.03(b); or (v) as a consequence of (y) any other default by the Borrowers to repay or prepay any Eurodollar Loans when required by the terms of this Agreement or (z) an election made pursuant to Section 3.03(b); provided that the Eurodollar Rate with respect to Initial Term Loans and Initial Revolving Loans shall be deemed not to be less than zero percent (0.00%) per annum for purposes of calculating such losses, costs, expenses and liabilities at any time of determination.  The written request of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 3.04 shall be delivered to the Parent Borrower and shall be conclusive absent manifest error.  The Borrowers shall pay such Lender the amount shown as due on any such request within ten (10) Business Days after receipt thereof.

Section 3.05Inability to Determine Interest Rates.

(a)If, prior to the commencement of any Interest Period for any Borrowing of Eurodollar Loans:

(i)the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant interbank market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate (including, without limitation, because the Screen Rate is not available or published on a current basis) for such Interest Period, or

(ii)the Administrative Agent shall have received notice from the Required Lenders that the Adjusted Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Loans for such Interest Period, then the Administrative Agent shall give written notice thereof (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter.  Until the Administrative Agent shall notify the Parent Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Rate Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrowers prepay such Loans in accordance with this Agreement.

(b)If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) above have not arisen but the supervisor for the administrator of the Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Parent Borrower shall endeavor to establish an alternate rate of interest to the Screen Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Margin).  Notwithstanding anything to the contrary in Section 10.12, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment.  Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 3.05(b), only to the extent the Screen Rate for the applicable currency and/or such Interest Period is not available or published at such time on a current basis), (x) any Notice of Continuation or Conversion that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Borrowing of Eurodollar Loans shall be ineffective, and (y) if any Notice of Borrowing of Revolving Loans requests a Borrowing of Eurodollar Loans, such Borrowing shall be made as a Borrowing of Base Rate Loans; provided that if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. The Borrowers shall compensate each Lender (including the Swing Line Lender), upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, costs, expenses and liabilities (including, without limitation, any loss, cost, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans or Swing Loans) which such Lender

Article IV

CONDITIONS PRECEDENT

Section 4.01Conditions Precedent at Closing Date.  The obligation of the Lenders to make Loans, and of any LC Issuer to issue Letters of Credit, on the Closing Date, were satisfied on the Closing Date.

Section 4.02Conditions Precedent to All Credit Events.  Subject to Section 1.13, the obligations of the Lenders, the Swing Line Lender and each LC Issuer to make or participate in each Credit Event after the ~~Third~~Fourth Amendment Effective Date is subject, at the time thereof, to the satisfaction of the following conditions:

(a)Notice.  The Administrative Agent (and in the case of subclause (ii) below, the applicable LC Issuer) shall have received, as applicable, (i) a Notice of Borrowing meeting the requirements of Section 2.06(b) with respect to any Borrowing (other than a Continuation or Conversion) and (ii) an LC

Request meeting the requirements of Section 2.05(b) with respect to each LC Issuance.

(b)No Default; Representations and Warranties.  At the time of each Credit Event and immediately after giving effect thereto, (i) there shall exist no Default or Event of Default; provided that with respect to any Credit Event with respect to Incremental Facilities or a Refinancing Amendment the proceeds of which are used to finance a Permitted Acquisition or other Investment permitted by this Agreement, to the extent agreed to by the lenders thereto, the references to Default or Event of Default in this Section 4.02(b) shall be deemed to refer solely to a Specified Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Loan Documents shall be true and correct in all material respects (or, if qualified by “materiality,” “Material Adverse Effect” or similar language, in all respects (after giving effect to such qualification)) with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date or period, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made or for the respective period, as the case may be; provided that with respect to any Incremental Facilities or a Refinancing Amendment the proceeds of which are used to finance a Permitted Acquisition or other Investment permitted by this Agreement, the representations and warranties in this Section 4.02(b) shall be deemed to refer solely to the Specified Representations and the Specified Purchase Agreement Representations (in each case pursuant to the terms thereof) (it being understood and agreed that, to the extent any of the Specified Purchase Agreement Representations are qualified or subject to “material adverse effect” (or equivalent term defined in the acquisition, merger or similar agreement in connection with such Permitted Acquisition or other Investment), for purposes of the making of such Specified Purchase Agreement Representations as of the closing date of such Permitted Acquisition or Investment, the definition of “material adverse effect” (or equivalent term) shall be qualified by the same exceptions and qualifications that apply to the definition of “closing date material adverse effect” (or equivalent term defined in the acquisition, merger or similar agreement in connection with such Permitted Acquisition or Investment)).

Each Notice of Borrowing submitted by a Borrower after the Third Amendment Effective Date shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(b) (or, in the case of a Notice of Borrowing for an Incremental Facility or with respect to a Refinancing Amendment the proceeds of which are used to finance a Permitted Acquisition or other Investment permitted by this Agreement, the conditions specified in the provisos in clauses (i) and (ii) of Section 4.02(b)) have been satisfied on and as of the date of the applicable Credit Event.

Section 4.03Credit Events to Additional Borrowers.  The obligations of the Lenders and the Swing Line Lender to honor any initial request for a Loan by an Additional Borrower or of any LC Issuer to honor any initial request for a Letter of Credit by each Additional Borrower is subject to the satisfaction of the following further conditions precedent:

(a)the Administrative Agent shall have received a customary opinion of counsel for such Additional Borrower reasonably acceptable to the Administrative Agent and covering such matters relating to the transactions contemplated hereby as the

Administrative Agent may reasonably request;

(b)the Administrative Agent shall have received all documents which it may reasonably request relating to the existence of such Additional Borrower, its corporate authority for and the validity of its entry into its Additional Borrower Agreement, this Agreement, any other Loan Document and any amendments to the Loan Documents contemplated by Section 1.11, and any other matters relevant thereto (including (i) a copy of the certificate of incorporation or other organization documents, including all amendments thereto, of such Additional Borrower, certified, if applicable, as of a recent date by the Secretary of State or similar Governmental Authority of the jurisdiction of its organization and a certificate as to the good standing of such Additional Borrower as of a recent date from such Secretary of State or similar Governmental Authority and (ii) a certificate of the Secretary or Assistant Secretary (or a director in lieu thereof) of such Additional Borrower certifying (A) that attached thereto is a true and complete copy of the by-laws, memorandum and articles of association or operating (or limited liability company) agreement of such Person as in effect on the date of the Additional Borrower Agreement, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Person authorizing the execution, delivery and performance of the Loan Documents and the borrowings thereunder and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or organization of such Person have not been amended since the date of the last amendment thereto shown on the certificate of incorporation or organization furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document on behalf of such Person and countersigned by another officer as to the incumbency and specimen signature of the officer of such Person executing the certificate pursuant to clause (ii) above) all in form and substance reasonably satisfactory to the Administrative Agent;

(c)the Administrative Agent shall have received a certificate in form and substance reasonably satisfactory to it (it being acknowledged and agreed that a certificate substantially in the form of Exhibit D is satisfactory) signed by a Financial Officer of the Parent Borrower, certifying that the Parent Borrower and its Subsidiaries, taken as a whole, are solvent as of such date;

(d)each of the Additional Borrowers (except to the extent such Borrower is an Excluded Subsidiary pursuant to clause (e) of such definition) shall have (i) jointly and severally guaranteed to the Administrative Agent and each of the holders of the Obligations the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory Cash Collateralization or otherwise) by executing a supplement to the Guaranty in the form of Exhibit I attached thereto and (ii) taken all actions necessary to create and perfect a security interest in its assets (other than any Excluded Collateral) for the benefit of the Secured Creditors in accordance with

Section 6.10, unless a security interest in the assets (other than Excluded Collateral) of such Additional Borrower has already been created and perfected; and

(e)the Administrative Agent shall have received (i) all documentation and other information with respect to such Additional Borrower reasonably requested by the Lenders or the Administrative Agent required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act and (ii) a Beneficial Ownership Certification for any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

Article V

REPRESENTATIONS AND WARRANTIES

In order to induce the Administrative Agent, the Lenders and each LC Issuer to enter into this Agreement and to make the Loans and to issue and to participate in the Letters of Credit provided for herein, each of the Borrowers makes the following representations and warranties to, and agreements with, the Administrative Agent, the Lenders and each LC Issuer, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

Section 5.01Organization Status and Qualification.  Each Credit Party and each Restricted Subsidiary that is a Material Subsidiary (i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing or in full force and effect under the laws of the jurisdiction of its formation, (ii) has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect and (iii) has duly qualified and is authorized to do business in all jurisdictions where the ownership, leasing, or operation of its property or the conduct of its business requires such qualification or authorization except where the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

Section 5.02Authorization and Enforceability.  Each Credit Party has the corporate or other organizational power and authority to execute, deliver and perform the terms and provisions of each of the Loan Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of each of the Loan Documents to which it is party.  Each Credit Party has duly executed and delivered each Loan Document to which it is party and each Loan Document to which it is party constitutes the legal, valid and binding agreement and obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 5.03Applicable Law, Contractual Obligations and Organizational Documents.  Neither the execution, delivery or performance by any Credit Party of the Loan Documents to which it is party nor compliance by it with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority applicable to such Credit Party or its properties and assets (including healthcare regulatory laws), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (other than the Liens created pursuant to the Security Documents or Liens otherwise permitted hereunder) upon any of the property or assets of such Credit Party pursuant to the terms of any contract, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) will breach any provision of the Organizational Documents of such Credit Party.

Section 5.04Governmental Approvals.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required to authorize, or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Loan Document to which it is a party or any of its obligations thereunder or (ii) the legality, validity, binding effect or enforceability of any Loan Document to which any Credit Party is a party, except the filing and recording of financing statements and other documents necessary in order to perfect the Liens created by the Security Documents.

Section 5.05Litigation.  There are no actions, suits or proceedings pending or, to the knowledge of any Authorized Officer, threatened in writing with respect to any Credit Party or any of their respective Restricted Subsidiaries (i) that have had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (ii) that question the validity or enforceability of any Loan Documents or the Transactions.

Section 5.06Use of Proceeds; Margin Regulations.

(a)All proceeds of the ~~Initial~~Existing Term A Loans incurred on the Third Amendment Effective Date shall be used to finance the repayment of the entire amount of the Existing Term B Loans on the Third Amendment Effective Date and to pay fees and expenses incurred in connection therewith.

(b)The proceeds of Borrowings under the Initial Revolving Facility on the Third Amendment Effective Date shall be used to finance the repayment of the entire amount of Revolving Loans outstanding immediately prior to the Third Amendment Effective Date and to pay fees and expenses incurred in connection therewith.  The proceeds of Borrowings under the Initial Revolving Facility after the Third Amendment Effective Date shall be used to finance the Parent Borrower’s and its Restricted Subsidiaries’ working capital needs (including to replace, continue or provide credit support for any Existing Letters of Credit), capital expenditures and general corporate purposes.

(c)All proceeds of Incremental Term Loans will be used by the Parent Borrower as provided in the respective Incremental Amendment pursuant to which such Incremental Term Loans are to be incurred.

(d)All Letters of Credit will only be used to support payment and performance obligations of the wholly-owned Restricted Subsidiaries of the Parent Borrower incurred in the ordinary course of business; provided that no Letter of Credit shall support Subordinated Indebtedness or Disqualified Equity Interests.

(e)No part of the proceeds of any Credit Event will be used in violation of Section 6.16 or 6.17.

(f)No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulations T, U or X of the FRB.  No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  At no time would more than 25% of the value of the assets of the Parent Borrower or of the Parent Borrower and its consolidated Restricted Subsidiaries that are subject to any “arrangement” (as such term is used in Section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

Section 5.07Historical Financial Statements.  The Parent Borrower has furnished to the Administrative Agent (i) audited consolidated balance sheets and related statements of income and cash flows for the Parent Borrower for each of the three (3)

fiscal years ended at least ninety (90) days prior to the Third Amendment Effective Date and (ii) unaudited consolidated balance sheets and related statements of income and cash flows for the Parent Borrower for each fiscal quarter ended after the close of its most recent fiscal year and at least forty-five (45) days prior to the Third Amendment Effective Date (other than the fourth fiscal quarter of any year).  Except as described therein, all such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes and fairly present the financial position in all material respects of the Parent Borrower and its Subsidiaries on a consolidated basis as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated.

Section 5.08Undisclosed Liabilities.  As of the Third Amendment Effective Date, neither the Parent Borrower nor any of its Restricted Subsidiaries has any (A) Indebtedness or (B) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, other obligations or liabilities, direct or contingent (other than (i) Indebtedness or obligations permitted hereunder, (ii) obligations arising under this Agreement and (iii) liabilities incurred in the ordinary course of business).

Section 5.09Solvency.  As of the Third Amendment Effective Date, after giving effect to the consummation of the Transactions, including the making of the Loans on the Third Amendment Effective Date, after giving effect thereto, (a) the fair value of the properties (for avoidance of doubt, calculated to include goodwill and other intangibles) of the Parent Borrower and its Restricted Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities of the Parent Borrower and its Restricted Subsidiaries, on a consolidated basis, (b) the present fair saleable value of the assets of the Parent Borrower and its Restricted Subsidiaries, on a consolidated basis, is not less than the amount that will be required to pay the probable liability of the Parent Borrower and its Restricted Subsidiaries on their debts as they become absolute and matured, (c) the Parent Borrower and its Restricted Subsidiaries, on a consolidated basis, do not intend to, and do not believe that they will, incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature and (d) the Parent Borrower and its Restricted Subsidiaries, on a consolidated basis, are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which the Parent Borrower and its Restricted Subsidiaries’ property, on a consolidated basis, would constitute unreasonably small capital.  For purposes of the representations set forth in this Section 5.09, the amount of contingent liabilities shall be computed as the amount that, in the light of all the facts and circumstances existing as of the date such representation is made or deemed to be made, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the, criteria for accrual pursuant to Financial Accounting Standards Board Statement No.5).

Section 5.10No Material Adverse Effect.  Since December 31, 2018, no event or change has occurred that, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

Section 5.11Payment of Taxes.  Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Parent Borrower and the Restricted Subsidiaries (i) have timely filed all federal, state, provincial, territorial, foreign and other Tax returns and reports required to be filed under applicable law, and (ii) have timely paid all federal, state, foreign and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable (including in the capacity of a withholding agent), except those which are being contested in good faith by appropriate actions diligently conducted and for which adequate reserves (as determined in good faith by the Parent Borrower) have been provided in accordance with GAAP.

Section 5.12Ownership of Real Property.  Except as would not, individually or in the aggregage, reasonably be expected to have a Material Adverse Effect, each Credit Party has good, recordable and marketable title, in the case of Real Property (other than Leaseholds), and good title (or valid Leaseholds, in the case of any leased or subleased property), in the case of all other property, to all of its properties and assets necessary in the ordinary conduct of its business, free and clear of Liens other than Permitted Liens.  The properties (and interests in properties) owned by the Credit Parties, taken as a whole, are sufficient, in the judgment of the Credit Parties, for conducting the businesses of the Credit Parties and their Restricted Subsidiaries.  Schedule 5.12 sets forth all Real Property owned by the Parent Borrower or any of its Restricted Subsidiaries as of the Third Amendment Effective Date, showing, as of the Third Amendment Effective Date, the street address, county or other relevant jurisdiction, state, record owner and estimated fair value thereof.

Section 5.13Environmental Matters.

(a)Each Credit Party and each of their Restricted Subsidiaries is in material compliance with all applicable Environmental Laws, except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  All material licenses, permits, registrations or approvals required for the conduct of the business of each Credit Party and each of their Restricted Subsidiaries under any Environmental Law have been secured and each Credit Party and each of their Restricted Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Credit Party nor any of their Restricted Subsidiaries has received written notice, or otherwise knows, that it is in any respect in material noncompliance with, breach of or default under any applicable

Environmental Law or writ, order, judgment, injunction, or decree to which such Credit Party or such Restricted Subsidiary is a party or that would affect the ability of such Credit Party or such Restricted Subsidiary to operate any Real Property and no Credit Party knows of any event that has occurred and is continuing that, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no material Environmental Claims pending or, to the knowledge of any Authorized Officer, threatened wherein an unfavorable decision, ruling or finding would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of any Authorized Officer, there are no facts, circumstances, conditions or occurrences on or related to any Real Property now or at any time owned, leased or operated by the Credit Parties or any of their Restricted Subsidiaries or on or related to any property adjacent to any such Real Property, to which any Credit Party or any such Restricted Subsidiary has received written notice, that could reasonably be expected (i) to form the basis of a material Environmental Claim against any Credit Party or any of their Restricted Subsidiaries or any Real Property of a Credit Party or any of their Restricted Subsidiaries or (ii) to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property under any Environmental Law, except in each such case, such Environmental Claims or restrictions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Credit Parties or any of their Restricted Subsidiaries or (ii) Released on any such currently owned or operated, or to the knowledge of any Authorized Officer, formerly owned or operated Real Property, in each case where such occurrence or event is not in compliance with or would give rise to liability under Environmental Laws and would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.14Compliance with ERISA.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, compliance by the Credit Parties with the provisions hereof and Credit Events contemplated hereby will not involve any “prohibited transaction” within the meaning of ERISA or Section 4975 of the Code.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Credit Parties, their Restricted Subsidiaries and each ERISA Affiliate (i) has fulfilled all obligations under the minimum funding standards of ERISA and the Code with respect to each Single-Employer Plan, (ii) has satisfied all contribution obligations in respect of each Multi-Employer Plan and each Multiple Employer Plan, (iii) is in compliance with all other applicable provisions of

ERISA and the Code with respect to each Plan, and (iv) has not incurred any liability under Title IV of ERISA to the PBGC with respect to any Plan or any Multi-Employer Plan or any trust established thereunder.  No Borrower is or will be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

Section 5.15Intellectual Property.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Credit Party and each of its Restricted Subsidiaries owns or has the right to use all Intellectual Property and other rights related thereto necessary for the present conduct of its business, and operates their respective businesses without any known infringement, violation or conflict with the Intellectual Property rights of others.

Section 5.16Investment Company Act.  No Credit Party or any of its Restricted Subsidiaries is (i) subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, or (ii) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940.

Section 5.17Security Interests.

(a)Once executed and delivered, each of the Security Documents creates, as security for the Obligations, a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Collateral, and upon making the filings and recordings referenced in the next two sentences and taking the other perfection steps required by the applicable Security Documents a perfected security interest in and Lien on all of the Collateral, in favor of the Collateral Agent for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons and subject to no other Liens, except that the Collateral under the Security Documents may be subject to Permitted Liens.  No filings or recordings are required in order to perfect the security interests created under any Security Document except for filing of the UCC financing statements specified on Schedule 6 of the Perfection Certificate in the offices specified on such Schedule and any other filings or recordings required in connection with any such Security Document that shall have been made, or for which satisfactory arrangements have been made, upon or prior to the execution and delivery thereof.  The recordation of (x) the Patent Security Agreement (as defined in the Security Agreement) and (y) the Trademark Security Agreement (as defined in the Security Agreement) in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement and payment of all applicable fees, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States trademark registrations and United States patents that are part of the Collateral, and the recordation of the Copyright Security

Agreement (as defined in the Security Agreement) substantially in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States copyright registrations that are part of the Collateral.  All recording, stamp, intangible or other similar Taxes required to be paid by any Person under applicable legal requirements or other laws applicable to the property encumbered by the Security Documents in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement thereof have been paid or arrangements for prompt payment of such Taxes have been made, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)If applicable, each Mortgage creates, as security for the obligations purported to be secured thereby, a valid and enforceable and, upon recordation in the appropriate recording office, perfected security interest in and mortgage lien on the respective Mortgaged Real Property in favor of the Collateral Agent (or a trustee for the benefit of the Collateral Agent, as may be required or desired under local law), for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons and subject to no other Liens (other than Permitted Liens related thereto).

Section 5.18True and Complete Disclosure.

(a)The written information (other than the financial projections, forward looking statements, and information of a general economic or industry specific nature) that has been made available on or prior to the Third Amendment Effective Date to the Administrative Agent or any Lender by or on behalf of any Credit Party in connection with the Transactions, this Agreement or any other Loan Document does not, when taken as a whole, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto).

(b)The financial projections that have been made available by the Parent Borrower on or prior to the Third Amendment Effective Date to the Administrative Agent in connection with the Transactions have been prepared in good faith based upon assumptions, when taken as a whole, that are believed by the Parent Borrower at the time made available to the Administrative Agent to be reasonable (giving effect to all supplements and updates thereto), it being understood and acknowledged that the financial projections are as to future events and are not to be viewed as facts, and the financial projections are subject to significant uncertainties and contingencies, many of which are beyond each Credit Party’s control, that no assurances can be given that any particular financial projections will be realized and that actual results during the period or periods covered by any such financial projections may differ significantly from the actual results and such differences may be material.

(c)As of the Third Amendment Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 5.19Subsidiaries.  As of the Third Amendment Effective Date, Schedule 5.19 sets forth a true, complete and accurate description of the equity capital structure of each of the Subsidiaries of the Parent Borrower showing, for each such Person, accurate ownership percentages of the equity holders of record and accompanied by a statement of authorized and issued Capital Stock for each such Person.  Except as set forth on Schedule 5.19, as of the Third Amendment Effective Date (a) there are no preemptive rights, outstanding subscriptions, warrants or options to purchase any Capital Stock of any Subsidiary of the Parent Borrower, (b) there are no obligations of any Subsidiary of the Parent Borrower to redeem or repurchase any of its Capital Stock and (c) there is no agreement, arrangement or plan to which any Subsidiary of the Parent Borrower is a party or of which any Subsidiary of the Parent Borrower has knowledge that could directly or indirectly affect the capital structure of any Subsidiary of the Parent Borrower, in the case of each of clauses (a) through (c) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  The Capital Stock of each Subsidiary of the Parent Borrower described on Schedule 5.19 (i) are validly issued and fully paid and non-assessable (to the extent such concepts are applicable to the respective Capital Stock) and (ii) are owned of record and beneficially as set forth on Schedule 5.19, free and clear of all Liens (other than Liens created under the Security Documents).

Section 5.20PATRIOT Act; OFAC; Anti-Terrorism Laws; Sanctions.

(a)Neither the Parent Borrower nor any of its Subsidiaries, and, to the knowledge of the Parent Borrower, none of its controlled Affiliates is in violation in any material respect of any applicable law, rule or regulation relating to terrorism or money laundering applicable to the Parent Borrower or any of its Subsidiaries (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Patriot Act.  None of the Parent Borrower, any of its Subsidiaries, nor, to the knowledge of the Parent Borrower, any broker or other agent or controlled Affiliate of the Parent Borrower or any of its Subsidiaries, acting in any capacity in connection with the Loans or Letters of Credit, (i) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b)Neither the Parent Borrower nor any of its Subsidiaries, nor, to the knowledge of the Parent Borrower, any officers, directors, agents, brokers, employees, controlled Affiliates or other agent thereof is (i) in violation of any foreign assets control regulations of the U.S. Treasury Department’s Office of Foreign Asset Control (31 CFR, Subtitle B, Chapter V, as amended) (“OFAC”) or any other Sanctions, (ii) identified or designated on the Specially Designated Nationals and Blocked Persons List (“SDN List”) published by OFAC and/or any similar Sanctions list, (iii) located, organized or residing in any Designated Jurisdiction, (iv) engaged any transaction with any Person who is designated under Sanctions or who is located, organized or residing in any Designated Jurisdiction or (v) owned or controlled by any Person captured by the foregoing clauses (i), (ii), (iii) or (iv).  Neither the Parent Borrower nor any of its Subsidiaries will directly or, to the knowledge of Parent Borrower, indirectly use the proceeds from this Agreement or any other Loan Document, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund any activities of or business with any Person that, at the time of such funding or facilitation, (i) is the subject of Sanctions, or at the time of such funding or facilitation, is located, organized or residing in any Designated Jurisdiction, (ii) is identified, or owned, operated or controlled by any Person designated under any Sanctions or (iii) to the knowledge of Parent Borrower, will result in any violation by any Person (including any Lender, the Agents, any LC Issuer or the Swing Line Lender) of applicable Sanctions.

Section 5.21Foreign Corrupt Practices Act; Anti-Corruption Laws.  None of the Parent Borrower or any of its Subsidiaries, nor, to the knowledge of the Parent Borrower, any of their directors, officers, agents or employees have used any of the proceeds of the Loans (i) for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) to make any direct or indirect unlawful payment to any government official or employee, (iii) to violate any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the UK Bribery Act 2010 (if applicable), or similar anti-bribery or anti-corruption laws of a jurisdiction in which the Parent Borrower or any of its Subsidiaries conduct their business and to which they are lawfully subject or (iv) to make any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

Section 5.22Insurance.  The properties of the Credit Parties and their Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Credit Party or the applicable Subsidiary operates.

Section 5.23Compliance with Statutes, etc.  Each of the Parent Borrower and each of its Restricted Subsidiaries is in compliance with all applicable statutes, laws, regulations and orders of and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property except such non-compliances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.24Employment and Labor Relations.  Neither the Parent Borrower nor any of its Restricted Subsidiaries is engaged in any unfair labor practice that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is (i) no unfair labor practice complaint pending against the Parent Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Parent Borrower or any other Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Parent Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Parent Borrower or any other Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Parent Borrower or any of its Restricted Subsidiaries or, to the knowledge of the Parent Borrower or any other Borrower, threatened against the Parent Borrower or any of its Restricted Subsidiaries, (iii) no union representation question exists with respect to the employees of the Parent Borrower or any of its Restricted Subsidiaries, (iv) no equal employment opportunity charges or other claims of employment discrimination are pending or, to the Parent Borrower’s knowledge, threatened against the Parent Borrower or any of its Restricted Subsidiaries, and (v) no wage and hour department investigation has been made of the Parent Borrower or any of its Restricted Subsidiaries, except such as would not (with respect to any matter specified in clauses (i) - (v) above, individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

Section 5.25No EEA Financial Institutions.  No Credit Party is an EEA Financial Institution.

Article VI

AFFIRMATIVE COVENANTS

Each Borrower hereby covenants and agrees that on the Third Amendment Effective Date and thereafter until such time as the Commitments have been terminated and the Loans, together with interest, Fees and all other Obligations (other than those relating to any Designated Hedge Agreement, cash management obligations constituting Obligations and indemnification and other contingent obligations for which no demand has been made and obligations in respect of Letters of Credit that have been Cash Collateralized) incurred hereunder and under the other Loan Documents, have been paid in full, as follows:

Section 6.01Reporting Requirements.  The Parent Borrower will furnish to the Administrative Agent for delivery to each Lender:

(a)Annual Financial Statements.  Within ninety (90) days after the close of each fiscal year of the Parent Borrower, the audited consolidated balance sheets of the Parent Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholders’ equity and of cash flows for such fiscal year together with related notes, in each case, setting forth comparative figures for the preceding fiscal year, prepared in accordance with GAAP and accompanied by the opinion with respect to such consolidated financial statements of an independent registered public accounting firm of nationally recognized standing selected by the Parent Borrower, which opinion shall be unqualified as to “going concern” or scope of audit (other than a “going concern” statement, explanatory note or like qualification or exception resulting solely from an upcoming maturity date occurring within one year from the time such opinion is delivered).

(b)Quarterly Financial Statements.  Within forty-five (45) days after the close of each of the subsequently occurring first three quarterly accounting periods in each fiscal year of the Parent Borrower, the unaudited consolidated balance sheets of the Parent Borrower and its consolidated Subsidiaries as at the end of such quarterly period and the related unaudited consolidated statements of income and of cash flows for such quarterly period and/or for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year prepared in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments and the absence of footnotes.

(c)Officer’s Compliance Certificates.  (i) Together with the delivery of the Section 6.01 Financials, beginning with the fiscal period ending December 31, 2019, (x) a certificate (a “Compliance Certificate”), substantially in the form of Exhibit E, signed by a Financial Officer and including:  (A) the calculations required to establish whether the Parent Borrower was in compliance with the provisions of Section 7.06 as at the end of such fiscal year or period (if then in effect), (B) in connection with the financial statements provided for pursuant to Section 6.01(a), a reasonably detailed calculation of the Available Amount as at the end of the fiscal year to which such financial statements relate, (C) in connection with the financial statements provided for pursuant to Section 6.01(a), a report setting forth the information required by sections describing the legal name and the jurisdiction of formation of each Credit Party and the location of the chief executive office of each Credit Party of the Perfection Certificate or confirming that there has been no change in such information since the later of the Third Amendment Effective Date or the date of the last such report, (D) a description of each event, condition or circumstance during the last fiscal quarter covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.13(c) and (E) a list of each Subsidiary of the Parent Borrower that identifies each Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or confirmation that there has been no change in such information since the later of the Third Amendment Effective Date or the date of the last such list and, if there exists Unrestricted Subsidiaries, consolidating financial statements reasonably acceptable to the Administrative Agent relating to the Parent Borrower and its Restricted Subsidiaries, on one hand, and such Unrestricted Subsidiaries, on the other hand and (y) to the extent for such fiscal period the Parent Borrower is not a public reporting company, or such management discussion and analysis is not publicly available, a management discussion and analysis with respect to the financial information, including a comparison to and variances from the immediately preceding period and budget.

(d)Budgets.  Within ninety (90) days after the close of each fiscal year of the Parent Borrower, a consolidated budget for the fiscal year immediately succeeding such fiscal year for each of the four fiscal quarters of such fiscal year, setting forth a forecasted balance sheet, income statement and capital expenditures of the Parent Borrower and its Restricted Subsidiaries for the period covered thereby (including a description of any material change in accounting policies from the previous fiscal year); provided that, for the avoidance of doubt, the first such budget required to be delivered pursuant to this Section 6.01(d) shall be in respect of the fiscal year of the Parent Borrower ending December 31, 2015.

(e)Notices.  Promptly, and in any event within five (5) Business Days, after any Authorized Officer obtains knowledge thereof, notice of:

(i)the occurrence of any event that constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Parent Borrower proposes to take with respect thereto;

(ii)notice of the commencement of, or any other material development concerning, any litigation, governmental or regulatory proceeding, environmental matter or labor matter (including any ERISA Event) pending against any Credit Party or any Restricted Subsidiary, in each case if the same would reasonably be expected to have a Material Adverse Effect; or

(iii)(x) any Credit Party or any controlled Affiliate thereof being listed on the SDN List, or (y) any Credit Party or any controlled Affiliate thereof being convicted of, pleading nolo contendere to, being indicted on, or being arraigned and held over on, charges involving money laundering or predicate crimes to money laundering.

(f)Patriot Act and Beneficial Ownership Regulation Information.  Promptly upon the request of the Administrative Agent or any Lender (through the Administrative Agent), any information the Administrative Agent or such Lender believes is reasonably necessary to be delivered to comply with the Patriot Act and the Beneficial Ownership Regulation.

(g)Other Information.  Promptly upon the reasonable request therefor, such other information or documents (financial or otherwise (including related to insurance)) relating to any Credit Party or any Restricted Subsidiary as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request from time to time in good faith (excluding (i) information subject to attorney-client privilege, (ii) information the subject of binding confidentiality agreements entered into in good faith, and (iii) any information relating to any investigation by any Governmental Authority to the extent (A) such information is identifiable to a particular individual and the Parent Borrower in good faith determines such information should remain confidential or (B) the information requested is not factual in nature).

The Section 6.01 Financials may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Parent Borrower posts such documents on the Parent Borrower’s website on the Internet or (ii) on which such documents made available by the Parent Borrower to the Administrative Agent for posting on the Parent Borrower’s behalf on IntraLinks/IntraAgency, DebtDomain, SyndTrak Online or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Parent Borrower’s having filed with the SEC (a) an annual report on Form 10-K for such year will satisfy the Parent Borrower’s obligation under Section 6.01(a) with respect to such year and (b) a quarterly report on Form 10-Q for such quarter will satisfy the Parent Borrower’s obligation under Section 6.01(b) with respect to such quarter.  Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Parent Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the LC Issuers materials and/or information provided by or on behalf of the Parent Borrower hereunder (collectively, “Parent Borrower Materials”) by posting Parent Borrower Materials on IntraLinks/IntraAgency, DebtDomain, SyndTrak Online or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Parent Borrower or its securities) (each, a “Public Lender”).  The Parent Borrower acknowledges and agrees that the DQ List shall be deemed suitable for posting and may be posted by the Administrative Agent on the Platform, including the portion of the Platform that is designated for “public-side” Lenders.  The Parent Borrower hereby agrees to make all Parent Borrower Materials that the Parent Borrower intends to be made available to Public Lenders clearly and conspicuously designated as as “PUBLIC.” By designating Parent Borrower Materials as “PUBLIC,” the Parent Borrower authorizes such Parent Borrower Materials to be made available to a portion of the Platform designated “Public Investor,” which is intended to contain only information that is either publicly available or not material information (though it may be sensitive and proprietary) with respect to the Parent Borrower or its securities for purposes of United States federal and state securities laws.  Notwithstanding the foregoing, the Parent Borrower shall not be under any obligation to mark any Parent Borrower Materials as “PUBLIC.”  The Parent Borrower agrees that (i) any Loan Documents and (ii) any financial statements delivered pursuant to Sections 6.01(a) and (b) will be deemed to be “public-side” Parent Borrower Materials and may be made available to Public Lenders.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Parent Borrower or its securities for purposes of United States federal or state securities laws.

Section 6.02Books, Records and Inspections.  The Parent Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Credit Party or such Restricted Subsidiary, as the case may be, in accordance with GAAP; and (b) permit, upon at least two (2) Business Days’ notice to the Parent Borrower, officers and designated representatives of the Administrative Agent to visit and inspect any of the properties or assets of the Parent Borrower and/or its Restricted Subsidiaries in whomsoever’s possession (but only to the extent such Credit Party or such Restricted Subsidiary, as applicable, has the right to do so to the extent in the possession of another Person), to examine the books of account of the Parent Borrower or such Restricted Subsidiary, as applicable, and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of the Parent Borrower and/or such Restricted Subsidiary, as applicable, with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, but no more than two such visits in any fiscal year unless an Event of Default has occurred and is continuing.  All such visits and inspections shall be at the Parent Borrower’s expense; provided that so long as no Event of Default has occurred and is continuing, then the Parent Borrower shall not be required to pay for more than one such visit in any consecutive four fiscal quarter period.  Notwithstanding anything to the contrary in this Section 6.02, none of the Parent Borrower or any of its Restricted Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law or any binding confidentiality agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 6.03Insurance.

(a)The Parent Borrower will, and will cause each of its Restricted Subsidiaries to, maintain insurance coverage (i) by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Parent Borrower and its Restricted Subsidiaries as of the Third Amendment Effective Date (after giving effect to any self-insurance) or (ii) as is customary, reasonable and prudent in light of the size and nature of the business as of any date after the Third Amendment Effective Date (after giving effect to any self-insurance).  The Parent Borrower shall use commercially reasonable efforts to (i) have such insurance endorsed to the Administrative Agent’s and/or Collateral Agent’s satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent for the benefit of the Secured Creditors (x) as an additional insured with respect to liability policies maintained by any of the Credit Parties and (y) as loss payee with respect to the property insurance maintained by any of the Credit Parties, (ii) have such insurance state that such insurance policies shall not be cancelled without at least ten (10) days’ prior written notice thereof by the respective insurer to the Collateral Agent, (iii) have such insurance provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Secured Creditors, and (iv) shall be delivered to, or deposited with, the Collateral Agent.

(b)If at any time any improved Mortgaged Real Property or a portion thereof is located in an area designated (i) a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as the Administrative Agent may from time to time reasonably require in respect of compliance with the Flood Insurance Laws, or (ii) a “Zone 1” area, obtain earthquake insurance in such total amount as customary for similarly situated Persons engaged in the same or similar businesses as any Parent Entity, the Borrowers and the Restricted Subsidiaries.

Section 6.04Payment of Taxes .  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Parent Borrower will pay and discharge, and will cause each of the Restricted Subsidiaries to pay and discharge, all Taxes imposed upon it or upon its income or profits, or upon any properties belonging to it (including in the capacity of a withholding agent), prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a Lien (other than a Permitted Lien) or charge upon any properties of the Parent Borrower or any of its Restricted Subsidiaries; provided, however, that neither the Parent Borrower nor any of its Restricted Subsidiaries shall be required to pay any such Tax that is being contested in good faith, as reasonably determined by management of the Parent Borrower, and by proper proceedings if (i) it has maintained adequate reserves with respect thereto in accordance with GAAP and (ii) in the case of a Tax or claim that has or may become a Lien that is not a Permitted Lien against any of the Collateral, such proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim.

Section 6.05Preservation of Existence.  (a) The Parent Borrower will, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and (b) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Parent Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its rights and authority, qualification, franchises, licenses and permits; provided, however, that nothing in this Section 6.05 shall be deemed to prohibit any transaction permitted by Section 7.01.

Section 6.06Maintenance of Property.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Parent Borrower will, and will cause each of its Restricted Subsidiaries to, ensure that its material properties and equipment used or useful in its business, in whomsoever’s possession they may be, are kept in reasonably good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, in each case, to the extent and in the manner customary for companies in similar businesses.

Section 6.07Compliance with Laws, etc.

Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Parent Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all applicable statutes (including ERISA), regulations and orders of, and all applicable restrictions imposed by, all

Governmental Authorities in respect of the conduct of its business and the ownership of its property.

Section 6.08Compliance with Environmental Laws.  Without limitation of the covenants contained in Section 6.07:

(a)except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Parent Borrower will, and will cause each of its Restricted Subsidiaries to, comply with all Environmental Laws applicable to its ownership, lease or use of all Real Property now or hereafter owned, leased or operated, by it;

(b)the Parent Borrower will keep or cause to be kept, and will cause each of its Restricted Subsidiaries to keep or cause to be kept, all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws other than Permitted Liens;

(c)except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Parent Borrower nor any of its Restricted Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of, Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Credit Parties or any of their Restricted Subsidiaries or transport or permit the transportation of Hazardous Materials to or from any such Real Property other than in compliance with applicable Environmental Laws; and

(d)except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Parent Borrower will, and will cause each of its Restricted Subsidiaries to, undertake any clean up, removal, remedial or other action necessary to remove and clean up any Hazardous Materials from any Real Property owned, leased or operated by the Parent Borrower or any of its Restricted Subsidiaries, in each case in accordance with the requirements of Environmental Laws applicable to the Parent Borrower and its Restricted Subsidiaries and in accordance with lawful orders of Governmental Authorities, except to the extent that the Parent Borrower or such Restricted Subsidiary is contesting such order in good faith (as reasonably determined by management of the Parent Borrower) and by appropriate proceedings.

Section 6.09Certain Subsidiaries to Join in Guaranty.  In the event that at any time after the Third Amendment Effective Date, any Credit Party acquires, creates or has any Subsidiary that is not an Excluded Subsidiary and is not already a party to the Guaranty, such Credit Party will promptly, but in any event within forty-five (45) days (or such longer period as the Administrative Agent may in its reasonable discretion agree), (a) cause such Subsidiary to deliver to the Administrative Agent, in sufficient quantities for the Lenders, (i) a guaranty supplement, substantially in the form attached as Exhibit I to the Guaranty, duly executed by such Subsidiary, pursuant to which such Subsidiary joins in the Guaranty as a guarantor thereunder, (ii) resolutions of the board of directors or equivalent governing body of such Subsidiary, certified by an Authorized Officer of such Subsidiary, as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement and the other Loan Documents to which such Subsidiary is or will be a party, together with such other corporate documentation as the Administrative Agent shall reasonably request, in each case, in form and substance reasonably satisfactory to the Administrative Agent and (iii) all such documents, instruments, agreements, and certificates as are similar to those described in Section 6.10 and (b) deliver to the Collateral Agent all certificates, if any, representing the Capital Stock of such Subsidiary, and other instruments, in each case required to be delivered by such Credit Party pursuant to the terms of the applicable Security Document, together with appropriate instruments of transfer duly executed in blank.  Furthermore, the Parent Borrower or such other Credit Party shall cause to be delivered to the Administrative Agent and the Collateral Agent such opinions of counsel (including local counsel) as may be reasonably requested by the Administrative Agent in connection with the execution and delivery of any such guaranty supplement or joinder, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

Section 6.10Additional Security; Real Estate Matters; Further Assurances.

(a)Additional Security.

(i)Subject to clause (b) below, if any Credit Party acquires, owns or holds an interest in any personal property or fee-owned Real Property not (x)  constituting Excluded Real Property or Excluded Collateral and (y) at the time included in the Collateral, the Parent Borrower will promptly (and in any event within forty-five (45) days of the acquisition thereof (or such longer period as the Administrative Agent may agree in its reasonable discretion)) notify the Administrative Agent in writing of such event, identifying the property or interests in question and referring specifically to the rights of the Collateral Agent and the Secured Creditors under this Section 6.10, and, upon the request of the Administrative Agent and/or the Collateral Agent, the Credit Party will, or will cause such Subsidiary to, within ninety (90) days (or such longer period as the Administrative Agent may agree in its reasonable discretion), following request by the Administrative Agent and/or the Collateral Agent, (I) grant to the Collateral Agent for the benefit of the Secured Creditors a Lien on such Real Property or such personal property pursuant to the terms of such security agreements, assignments, Mortgages or other documents as the Administrative Agent and/or Collateral Agent reasonably deems appropriate (collectively, as amended, restated, supplemented or otherwise modified from time to time, the “Additional Security Documents”) and/or execute and deliver a joinder to each applicable existing Security Document and (II) take whatever action the Administrative Agent or the Collateral Agent reasonably requests (including the recording of mortgages, the filing of UCC financing statements or equivalents thereof in any jurisdiction (including UCC fixture financing statements), the giving of notices and the endorsement of notices on title documents) that may be necessary or advisable in the opinion of the Administrative Agent and/or Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid, perfected and enforceable Liens on such property and first priority perfected security interests, hypothecations and Mortgages, subject to Permitted Liens and enforceable against third parties.  All such security interests and Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and the Parent Borrower and shall constitute valid, enforceable (except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law)) under applicable law.  Furthermore, the Parent Borrower or such other Credit Party shall cause to be delivered to the Administrative Agent and the Collateral Agent such opinions of counsel (including local counsel), corporate resolutions, a counterpart to the Intercompany Note and other related documents as may be reasonably requested by the Administrative Agent and/or Collateral Agent in connection with the execution, delivery and recording of any such Additional Security Document or joinder, all of which documents shall be in form and substance reasonably satisfactory to the Administrative Agent and/or Collateral Agent.

(ii)Subject to sub-clause (b) below, after the Third Amendment Effective Date, upon (i) the formation or acquisition of any new direct or indirect wholly-owned Subsidiary (in each case, other than an Excluded Subsidiary) of the Parent Borrower, (ii) any Excluded Subsidiary ceasing to constitute an Excluded Subsidiary or (iii) the designation of any existing direct or indirect wholly-owned Subsidiary (other than an Excluded Subsidiary) as a Restricted Subsidiary:  (x) within sixty (60) days after such formation, acquisition, cessation or designation (or such longer period as the Administrative Agent may agree in writing in its reasonable discretion), (I) cause each such Subsidiary other than any Excluded Subsidiary to duly execute and deliver to the Administrative Agent or the Collateral Agent (as appropriate) (x) joinders to the applicable Security Documents and/or (y) Additional Security Documents, in each case, in form and substance reasonably satisfactory to the Administrative Agent (consistent with the Security Documents in effect on the Closing Date), in each case granting first-priority Liens (subject to Permitted Liens) required by this Section 6.10 and (II) take and cause such Restricted Subsidiary that is required to become a Subsidiary Guarantor to take whatever action (including the recording of Mortgages, the filing of UCC financing statements and delivery of stock and membership interest certificates) as may be necessary in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and perfected Liens to the extent required by the Loan Documents, and to otherwise comply with the requirements in this Section 6.10 or the Security Documents.

(b)Foreign Subsidiaries.  Notwithstanding anything in clause (a) above or elsewhere in this Agreement to the contrary, no Credit Party shall be required to (i) pledge (or cause to be pledged) more than 65% of the Capital Stock designated as having Voting Power and 100% of the Capital Stock designated as having non-Voting Power in any Excluded Foreign Subsidiary, (ii) pledge (or cause to be pledged) any Capital Stock in any Subsidiary that is not a first-tier Subsidiary of such Credit Party, or (iii) cause a Subsidiary that is an Excluded Foreign Subsidiary to join in the Guaranty or to become a party to any Security Document.  Notwithstanding anything herein to the contrary, the parties hereby agree that (x) no Credit Party shall be required to enter into or obtain any landlord, bailee or warehouseman waivers, consents or other letters, and (y) no security documents governed by the laws of any jurisdiction other than the United States shall be required.

(c)Real Estate Matters.  The Parent Borrower shall have delivered to the Administrative Agent with respect to each parcel of Real Property acquired by a Credit Party after the Third Amendment Effective Date, to the extent that such parcel of Real Property becomes subject to a Mortgage pursuant to Section 6.10(a) above, within ninety (90) days (or such longer period as the Administrative Agent may in its reasonable discretion agree) after such parcel of Real

Property becomes subject to a Mortgage, the documents and other deliverables set forth on Schedule 6.10(c).

(d)Further Assurances.  The Credit Parties will, at the expense of the Parent Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent and/or Collateral Agent from time to time such conveyances, financing statements, transfer endorsements, powers of attorney, certificates, and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Administrative Agent and/or Collateral Agent may reasonably require; provided that such further steps shall not be inconsistent with the foregoing limitations of this Section 6.10.  If at any time the Administrative Agent and/or Collateral Agent determines, based on applicable law, that all applicable taxes (including mortgage recording taxes or similar charges) were not paid in connection with the recordation of any Mortgage, the Parent Borrower shall promptly pay the same and any interest and penalties associated therewith upon demand.

(e)Flood Insurance Deliverables.  Notwithstanding the foregoing, the Administrative Agent shall not enter into any Mortgage in respect of any Real Property acquired by any other Credit Party after the Closing Date until (1) the date that occurs 45 days after the Administrative Agent has delivered to the Lenders (which may be delivered electronically) the following documents in respect of such real property: (i) a completed flood hazard determination from a third party vendor; (ii) if such real property is located in a “special flood hazard area”, (A) a notification to the applicable Credit Party of that fact and (if applicable) notification to applicable Credit Party that flood insurance coverage is not available and (B) evidence of the receipt by the applicable Credit Party of such notice; and (iii) if such notice is required to be provided to the Credit Party and flood insurance is available in the community in which such real property is located, evidence of required flood insurance and (2) the Administrative Agent shall have received written confirmation from each of the Lenders that flood insurance due diligence and flood insurance compliance has been completed by the Lenders (such written confirmation not to be unreasonably conditioned, withheld or delayed).

Section 6.11Use of Proceeds.  The Parent Borrower will use the proceeds of the Loans only as provided in Section 5.06.  The Borrowers will use the proceeds of Loans and LC Issuances in compliance with the representations and warranties contained in Sections 5.20 and 5.21.

Section 6.12Change in Business.  The Parent Borrower and its Restricted Subsidiaries, taken as a whole, will not fundamentally and substantively alter the character of their business, taken as a whole, from the business conducted by them on the Third Amendment Effective Date and other business activities which are extensions thereof or otherwise incidental, reasonably related or ancillary to any of the foregoing; provided that for the avoidance of doubt, nothing in this Section 6.12 shall prohibit the

Parent Borrower and its Restricted Subsidiaries from completing any Permitted Acquisition or other Investment permitted by this Agreement to the extent a Financial Officer determines (which determination shall be conclusive) in good faith that such Permitted Acquisition or other Investment is incidental, reasonably related or ancillary to their business, taken as a whole, on the Third Amendment Effective Date.

Section 6.13Designation of Subsidiaries.  The Parent Borrower may at any time after the Third Amendment Effective Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation no Event of Default shall have occurred and be continuing, (ii) the status of any such Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary shall at all times be the same under this Agreement, any Credit Agreement Refinancing Indebtedness, any Permitted Incremental Indebtedness, any Indebtedness evidenced by Junior Debt Documents and any Permitted Refinancing Indebtedness of any of the foregoing, (iii) no Unrestricted Subsidiary or any of its Subsidiaries shall own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Parent Borrower or any Restricted Subsidiary that is not a Subsidiary of the Subsidiary to be so designated, (iv) the Parent Borrower, immediately after giving effect to such designation, would be in pro forma compliance with the Financial Covenant set forth in Section 7.06 for the most recently ended Testing Period for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable, whether or not then in effect, (v) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary and (vi) the Parent Borrower shall have delivered to the Administrative Agent a certificate executed by an Authorized Officer of the Parent Borrower certifying compliance with the applicable requirements of this Section 6.13.  The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Parent Borrower therein at the date of designation in an amount equal to the Fair Market Value of the Parent Borrower’s Investment therein; provided that in no event shall any return on any Investment by the Parent Borrower in an Unrestricted Subsidiary be duplicative of any return that increases the Available Amount pursuant to the definition thereof.  The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness, Liens or Investments of such Subsidiary existing at such time.

Section 6.14ERISA.  The Parent Borrower will deliver to the Administrative Agent (in sufficient copies for all Lenders, if the Administrative Agent so requests):

(a)promptly and in any event within 15 days after receiving a request from the Administrative Agent a copy of the most recent IRS Form 5500 (including the Schedule B) with respect to a Plan;

(b)promptly and in any event within 30 days after the Parent Borrower, any Restricted Subsidiary of the Parent Borrower or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that would reasonably be expected to result in material liability to the Parent Borrower or any Restricted Subsidiaries of the Parent Borrower, a certificate of an Authorized Officer of the Parent Borrower describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by the Parent Borrower, any Restricted Subsidiary of the Parent Borrower or any ERISA Affiliate from the PBGC or any other governmental agency with respect thereto; provided that, in the case of ERISA Events, the 30-day notice period set forth above shall be a 10-day period, and, in the case of ERISA Events, in no event shall notice be given later than 10 days after the occurrence of the ERISA Event; and

(c)promptly, and in any event within 30 days, after becoming aware that there has been (i) an increase in Unfunded Pension Liabilities (taking into account only Plans with positive Unfunded Pension Liabilities) that are reasonably expected to result in material liability to the Parent Borrower since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, (ii) a material increase since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, in potential withdrawal liability under Section 4201 of ERISA, if the Parent Borrower, any Restricted Subsidiary of the Parent Borrower and the ERISA Affiliates were to withdraw completely from any and all Multi-Employer Plans that are reasonably expected to result in a material liability to the Parent Borrower or any Restricted Subsidiary, (iii) any material contribution required to made with respect to a Foreign Pension Plan has not been timely made or (iv) the adoption of any amendment to a Plan which results in a material increase in contribution obligations of the Parent Borrower or any Restricted Subsidiary, a detailed written description thereof from an Authorized Officer of the Parent Borrower.

Section 6.15Ratings; Meetings with Ratings Agencies.  In the case of the Parent Borrower, (a) use commercially reasonable efforts to cause the credit facilities established hereunder to be continuously rated on a public basis by S&P and Moody’s, and (b) (i) use commercially reasonable efforts to maintain a corporate rating from S&P and a corporate family rating from Moody’s on a public basis and (ii) participate in meetings with each of S&P and Moody’s at least one time per calendar year at the request of the Administrative Agent.

Section 6.16Anti-Corruption Laws.  The Parent Borrower and each of its Subsidiaries shall conduct its business in such a manner so as to not, directly or indirectly, use the proceeds of any Credit Event for any purpose that would violate the FCPA, the UK Bribery Act 2010 (if applicable), or similar anti-bribery or anti-corruption laws of a jurisdiction in which the Parent Borrower or any of its Subsidiaries conducts its business and to which it is lawfully subject.

Section 6.17Sanctions.  The Parent Borrower and each of its Subsidiaries shall conduct its business in such a manner so as to not, directly or indirectly, use the proceeds of any Credit Event, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any Person, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or that is owned or controlled by a person or entity that is the subject of Sanctions.

Article VII

NEGATIVE COVENANTS

Each Borrower hereby covenants and agrees that on the Third Amendment Effective Date and thereafter until such time as the Commitments have been terminated and the Loans, together with interest, Fees and all other Obligations (other than those relating to any Designated Hedge Agreement, cash management obligations constituting Obligations, indemnification and other contingent obligations for which no demand has been made and obligations in respect of Letters of Credit that have been Cash Collateralized) incurred hereunder and under the other Loan Documents, have been paid in full, as follows:

Section 7.01Consolidation, Merger, Acquisitions, Asset Sales, etc.  The Parent Borrower will not, nor will the Parent Borrower permit its Restricted Subsidiaries to, (i) wind up, liquidate or dissolve its affairs, (ii) consummate a merger, consolidation or amalgamation, (iii) make any Acquisition or (iv) make any Asset Sale, except that each of the following shall be permitted:

(a)the merger, consolidation or amalgamation of (i) any Subsidiary of the Parent Borrower with or into any Borrower; provided such Borrower is the surviving, continuing or resulting Person, (ii) any Subsidiary of the Parent Borrower with or into any Subsidiary Guarantor; provided that the surviving, continuing or resulting Person is, or immediately after giving effect thereto, becomes, a Subsidiary Guarantor, (iii) any Subsidiary of the Parent Borrower that is not a Credit Party into any other Subsidiary of the Parent Borrower that is not a Credit Party, (iv) any Subsidiary Guarantor into any other Credit Party and (v) subject to the foregoing provisions of this Section 7.01(a), any Subsidiary of the Parent Borrower into any other Subsidiary of the Parent Borrower to the extent permitted under Section 7.04;

(b)any Asset Sale or other disposition of property or assets (i) to the Parent Borrower or other Credit Party, (ii) from any Subsidiary of the Parent Borrower that is not a Credit Party to any other Subsidiary of the Parent Borrower that is not a Credit Party and (iii) from the Parent Borrower or any Subsidiary of the Parent Borrower to any other Subsidiary of the Parent Borrower to the extent permitted under Section 7.04;

(c)any transaction permitted pursuant to (i) Section 7.04 or (ii) Section 7.05;

(d)any Restricted Subsidiary of the Parent Borrower may liquidate, amalgamate or dissolve if (x) the Parent Borrower determines in good faith that such liquidation, amalgamation or dissolution is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders and (y) to the extent such Restricted Subsidiary is a Subsidiary Guarantor or Additional Borrower, any assets or business not otherwise disposed of or transferred in accordance with this

Section 7.01, Section 7.04 (other than Section 7.04(k)(i)) or Section 7.05, or, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, the Parent Borrower, another Borrower or another Subsidiary Guarantor after giving effect to such liquidation or dissolution;

(e)the Transactions may be consummated;

(f)any Restricted Subsidiary of the Parent Borrower may consummate a merger, dissolution, liquidation, amalgamation, consolidation or disposition, the purpose of which is to effect a disposition or Asset Sale otherwise permitted pursuant to this Section 7.01, an Investment otherwise permitted under Section 7.04 (other than Section 7.04(k)(i)) or a Restricted Payment otherwise permitted under Section 7.05;

(g)the Parent Borrower and its Restricted Subsidiaries may sell, compromise or transfer accounts receivable, in each case, in the ordinary course of business and other than in connection with a financing transaction;

(h)any disposition of Capital Stock in, or Indebtedness or other securities of, (i) a Restricted Subsidiary that is not a Material Subsidiary or (ii) an Unrestricted Subsidiary;

(i)the Parent Borrower or any Restricted Subsidiary may consummate any Sale and Lease-Back Transaction (to the extent constituting an Asset Sale);

(j)in addition to any Asset Sale permitted by this Section 7.01, the Parent Borrower or any of its Restricted Subsidiaries may consummate any Asset Sale (other than a Sale and Lease-Back Transaction) for Fair Market Value; provided that (i) at the time of the execution of the definitive agreement relating to such Asset Sale, no Default shall be continuing, (ii) at the time of the consummation of such Asset Sale, no Event of Default shall be continuing or would result therefrom, and (iii) with respect to any Asset Sale pursuant to this clause (j) for a purchase price in excess of $10,000,000, the Parent Borrower or a Restricted Subsidiary shall receive not less than 75% of such consideration in the form of cash and/or Cash Equivalents (in each case, free and clear of all Liens, other than Liens permitted by Section 7.02); provided, that for purposes of this clause (iii), any Designated Non-Cash Consideration received in respect of such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (j) that is at that time outstanding, not in excess of $3,000,000 (with the Fair Market Value of each item of Designated Non-Cash Consideration being determined at the time received and without giving effect to subsequent changes in value) shall be deemed to be cash; provided, further, that no such Asset Sale or series of related Asset Sales shall constitute the sale, transfer or disposition of all or substantially all of the assets of the Parent Borrower and its Restricted Subsidiaries;

(k)any Asset Sale involving property (i) no longer used or useful in the conduct of the business of the Parent Borrower and the Restricted Subsidiaries, (ii) that is obsolete or worn out or (iii) acquired pursuant to or in order to effectuate a Permitted Acquisition which assets are not used or useful to the core or principal business of the Parent Borrower and the Restricted Subsidiaries; and

(l)any Restricted Subsidiary may make any Acquisition that is a Permitted Acquisition; provided that the aggregate amount of Consideration paid by any Credit Party in respect of all such Permitted Acquisitions of any Restricted Subsidiary that does not become a Credit Party (or assets of which do not become part of the Collateral) shall not exceed $25,000,000.

Section 7.02Liens.  The Parent Borrower will not, nor will the Parent Borrower permit its Restricted Subsidiaries to, create, incur, assume or suffer to exist any

Lien upon or with respect to any property or assets of any kind of the Parent Borrower or such Restricted Subsidiary whether now owned or hereafter acquired, except that the foregoing shall not apply to:

(a)any Standard Permitted Lien;

(b)Liens in existence on the Third Amendment Effective Date that are listed in Schedule 7.02 hereto or, to the extent not listed in such Schedule, the principal amount of obligations secured by such property or assets does not exceed $1,000,000 in the aggregate, and in each case, any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof, and (ii) the replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens, to the extent constituting Indebtedness, is permitted by Section 7.03;

(c)Liens that are placed upon fixed or capital assets acquired, constructed or improved by Parent Borrower or any Restricted Subsidiary; provided that (A) such Liens only secure Indebtedness permitted by Section 7.03(c), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within two hundred seventy (270) days after such acquisition or the completion of such construction or improvement, (C) such Liens do not encumber any property or assets of Parent Borrower or any Restricted Subsidiary other than the property financed by such Indebtedness, replacements thereof, additions and accessions to such property and the proceeds and the products thereof and customary security deposits and (D) with respect to Finance Lease Obligations, such Liens do not at any time extend to or cover any assets (except for replacements, additions and accessions to such assets) other than the assets subject to such Finance Leases and the proceeds and products thereof and customary security deposits; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(d)Liens securing Indebtedness permitted by Section 7.03(g) and related obligations; provided that (A) such Liens are not created or incurred in connection with, or in contemplation of, such Permitted Acquisition or such Investment, (B) such Liens encumber only the assets subject to such Liens immediately prior to such assumption and such Liens encumber only the assets subject to such Permitted Acquisition or such Investment (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such Permitted Acquisition or Investment) and (C) the holders of such Indebtedness (or their duly authorized representative) shall have entered into a Customary Intercreditor Agreement with the Administrative Agent and/or Collateral Agent (or, if such Customary Intercreditor Agreement shall then exist, shall have become a party to and otherwise bound by the terms thereof) to the extent that any such Liens extend to any Collateral;

(e)any Lien granted to the Administrative Agent and/or the Collateral Agent securing any of the Obligations or any other Indebtedness of the Credit Parties under the Loan Documents or any Indebtedness under any Designated Hedge Agreement or in respect of any Cash Management Agreements which otherwise constitute Obligations;

(f)additional Liens securing Indebtedness and related obligations that do not constitute First Lien Obligations; provided that,

at the time of the incurrence thereof and after giving Pro Forma Effect thereto, the aggregate outstanding amount of Indebtedness and other obligations secured thereby does not exceed the greater of (x) $20,000,000 and (y) 4.00% of Consolidated Total Assets;

(g)Liens on Cash Collateral granted in favor of any Lender and/or LC Issuer created as a result of any requirement or option to Cash Collateralize pursuant to this Agreement or any other Loan Document;

(h)Liens on cash and Cash Equivalents used to satisfy or discharge Indebtedness; provided such satisfaction or discharge is permitted hereunder;

(i)Liens in respect of Sale and Lease-Back Transactions otherwise permitted under this Agreement;

(j)Liens securing Credit Agreement Refinancing Indebtedness;

(k)Liens securing Permitted Incremental Indebtedness and any Permitted Refinancing Indebtedness in respect thereof permitted to be incurred pursuant to Section 7.03(v);

(l)other Liens on Collateral securing Indebtedness and related obligations otherwise permitted hereunder; provided that the Secured Net Leverage Ratio for the Testing Period most recently ended on or prior to such date of determination, calculated on a Pro Forma Basis (after giving effect to the incurrence of such Lien, the related Indebtedness (and all Permitted Refinancing Indebtedness in respect thereof that is incurred on a secured basis) and the application of the net proceeds therefrom) would be no greater than 4.50 to 1.00; provided that the applicable parties to such Indebtedness (or an authorized representative thereof on behalf of such holders) shall have entered into the Second Lien Intercreditor Agreement or another

Customary Intercreditor Agreement with the Administrative Agent and/or the Collateral Agent which agreement shall provide that the Liens on Collateral securing such Indebtedness shall rank junior to the Liens on Collateral securing the Obligations and any other First Lien Obligations.  Without any further consent of the Lenders, the Administrative Agent and the Collateral Agent shall be authorized to negotiate, execute and deliver on behalf of the Secured Creditors any amendment (or amendment and restatement) to the Security Documents or a Customary Intercreditor Agreement to effect the provisions contemplated by this clause; and

(m)Liens securing obligations relating to any Permitted Refinancing Indebtedness permitted to be incurred pursuant to clauses (c) and (g) of Section 7.03; provided (i) they relate only to obligations relating to Permitted Refinancing Indebtedness that (x) is secured by Liens on the same assets as the assets securing the Refinanced Indebtedness (other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien and (B) proceeds and products thereof) and does not secure such Indebtedness with a greater priority with respect to any Collateral than the Indebtedness so Refinanced or (y) Refinances Indebtedness issued under Section 7.03(c); (ii) in the case of Liens securing obligations relating to any Permitted Refinancing Indebtedness permitted to be incurred pursuant to Section 7.03(g), they are solely on acquired property or the assets of the acquired entity (and after-acquired property that is affixed or incorporated into the property covered by such Lien and the proceeds and products thereof); and (iii) in the case of Liens securing obligations relating to any Permitted Refinancing Indebtedness to be incurred pursuant to Section 7.03(c), they extend only to the assets so purchased, constructed or improved and any replacements, additions and accessions to such property and the proceeds and products thereof and customary security deposits.

Section 7.03Indebtedness.  The Parent Borrower will not, nor will the Parent Borrower permit any of its Restricted Subsidiaries to, create, incur or assume any Indebtedness of the Parent Borrower or any of its Restricted Subsidiaries, except:

(a)Indebtedness incurred under this Agreement and the other Loan Documents;

(b)(i) the Indebtedness outstanding on the Third Amendment Effective Date and set forth on Schedule 7.03 hereto, and any Permitted Refinancing Indebtedness in respect of any such Indebtedness and (ii) intercompany Indebtedness outstanding on the Third Amendment Effective Date and any Permitted Refinancing Indebtedness in respect of any such Indebtedness; provided that all such intercompany Indebtedness of any Credit Party owed to any Restricted Subsidiary that is not a Credit Party shall be subordinated to the Obligations pursuant to an Intercompany Note;

(c)(i) Indebtedness (including Finance Lease Obligations) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently with or within one hundred eighty (180) days after the applicable acquisition, construction, repair, replacement or improvement; provided that the aggregate amount of such Indebtedness incurred pursuant to this clause (c) and outstanding at any one time shall not exceed the greater of (x) $25,000,000 and (y) 5.00% of Consolidated Total Assets (measured as of the date such Indebtedness is incurred (and after giving Pro Forma Effect thereto)) and (ii) any Permitted Refinancing Indebtedness in respect of such Indebtedness (it being understood that such

Permitted Refinancing Indebtedness shall be taken into account in future determinations of Indebtedness incurred under this Section 7.03(c) for purposes of the cap set forth herein (other than any Permitted Refinancing Indebtedness incurred in respect of Indebtedness listed on Schedule 7.03));

(d)any Indebtedness issued or loaned by the Parent Borrower or any Restricted Subsidiary of the Parent Borrower (i) to any Credit Party; provided that such Indebtedness is Subordinated Indebtedness, (ii) to any Restricted Subsidiary that is not a Credit Party to the extent otherwise permitted by Section 7.04 or (iii) to the extent the amount of any such loan or guarantee would have been permitted to be made as a Restricted Payment under Section 7.05; provided, further, that all such Indebtedness shall be evidenced by the Intercompany Note;

(e)Indebtedness of the Parent Borrower and its Restricted Subsidiaries under Hedge Agreements; provided such Hedge Agreements have not been entered into for speculative purposes and are (or were) entered into by such Person in the ordinary course of business;

(f)Indebtedness constituting Guaranty Obligations permitted by Section 7.04; provided that if the Guaranty Obligations are in respect of Subordinated Indebtedness, such Guaranty Obligations shall be subordinated to the guarantee of the Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such underlying Indebtedness;

(g)Indebtedness of Restricted Subsidiaries assumed in connection with a Permitted Acquisition or other Investment permitted by this Agreement and any Permitted Refinancing Indebtedness incurred, issued or otherwise obtained to Refinance (in whole or in part) such Indebtedness in an unlimited amount so long as after giving Pro Forma Effect to the assumption of such Indebtedness the Total Net Leverage Ratio is either (i) not greater than 5.00 to 1.00 as of the last day of the Testing Period most recently ended on or prior to the date of such incurrence or (ii) not greater than the Total Net Leverage Ratio immediately prior to the assumption of such Indebtedness as of the last day of the Testing Period most recently ended on or prior to the date of such incurrence; provided that:

(A)immediately after giving effect to such Indebtedness, no Specified Event of Default exists or is continuing or would result therefrom;

(B)such Indebtedness is and remains solely the obligation of the Person and/or such Person’s subsidiaries that are acquired and such Indebtedness was not incurred in anticipation of such Permitted Acquisition or such Investment; and

(C)the aggregate principal amount of Indebtedness at any time outstanding under this clause (g) in respect of which the primary obligor is a Restricted Subsidiary that is not a Credit Party, together with Indebtedness which is then outstanding pursuant to Section 7.03(q) and Section 7.03(x) in respect of which the primary obligor is a Restricted Subsidiary that is not a Credit Party, shall not exceed the greater of (x) $20,000,000 and (y) 4.00% of Consolidated Total Assets (measured as of the date such Indebtedness is incurred (and after giving Pro Forma Effect thereto));

(h)(x) Indebtedness in respect of any bankers’ acceptance, bank guarantees, Letters of Credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims) and (y) Indebtedness represented by Letters of Credit, to the extent such Letters of Credit support Indebtedness otherwise permitted under this Section 7.03, in an amount not to exceed 105% of the Stated Amount of such Letters of Credit;

(i)(x) unsecured Indebtedness in respect of obligations of the Parent Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money and (y) Indebtedness in respect of intercompany obligations of the Parent Borrower or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money to the extent otherwise permitted by Section 7.04 and Section 7.08 (other than clause (d)(ii) thereof);

(j)Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, in each case entered into in connection with the disposition of any business, assets or Capital Stock in accordance with the requirements of this Agreement;

(k)Indebtedness arising from agreements providing for deferred compensation, indemnification, adjustments of purchase price (including “earnouts”) or similar obligations, in each case entered into in connection with Permitted Acquisitions or other Investments in accordance with the requirements of this Agreement;

(l)Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar obligations incurred in the ordinary course of business and not in connection with the borrowing of money;

(m)Indebtedness consisting of obligations to pay insurance premiums arising in the ordinary course of business and not in connection with the borrowing of money;

(n)(i) Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Parent Borrower and its Restricted Subsidiaries incurred in the ordinary course of business and (ii) Indebtedness consisting of obligations of the Parent Borrower (or any Parent Entity thereof) or its Restricted Subsidiaries under deferred compensation to employees, consultants or independent contractors of the Parent Borrower (or any Parent Entity thereof) or its Restricted Subsidiaries or other similar arrangements incurred by such Persons in connection with the Transactions and Permitted Acquisitions or any other Investment in accordance with the requirements of this Agreement;

(o)Indebtedness consisting of promissory notes issued by the Parent Borrower or any of its Restricted Subsidiaries to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Capital Stock of the Parent Borrower (or any Parent Entity thereof to the extent such Parent Entity uses the proceeds to finance the purchase or redemption (directly or indirectly) of its Capital Stock, in each case to the extent permitted by Section 7.05 (including all applicable limitations));

(p)obligations, under Cash Management Agreements, Cash Management Services and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements in each case incurred in the ordinary course of business;

(q)(i) additional Indebtedness of any Restricted Subsidiaries; provided that the aggregate outstanding principal amount of all such Indebtedness does not exceed the greater of (x) $20,000,000 and (y) 4.00% of Consolidated Total Assets (measured as of the date such Indebtedness is incurred (and after giving Pro Forma Effect thereto)), which Indebtedness may be secured to the extent permitted under Section 7.02; provided, further, that on the date of such incurrence, the aggregate principal amount of Indebtedness which is then outstanding under this clause (q) in respect of which the primary obligor is a Restricted Subsidiary that is not a Credit Party, together with Indebtedness which is then outstanding pursuant to Section 7.03(g) and Section 7.03(x) in respect of which the primary obligor is a Restricted Subsidiary that is not a Credit Party, shall not exceed the greater of (x) $20,000,000 and (y) 4.00% of Consolidated Total Assets (measured as of the date such Indebtedness is incurred (and after giving Pro Forma Effect thereto)) and (ii) and any Permitted Refinancing Indebtedness in respect of any such Indebtedness (it being understood that such Permitted Refinancing Indebtedness shall be taken into account in future determinations of Indebtedness incurred under this Section 7.03(q) for purposes of the cap set forth herein);

(r)Indebtedness to a customer to finance the acquisition of any equipment necessary to perform services for such customer; provided that the terms of such Indebtedness are consistent with those entered into with respect to similar Indebtedness prior to the Third Amendment Effective Date, including that (i) the repayment of such Indebtedness is conditional upon such customer ordering a specific volume of goods and (ii) such Indebtedness does not bear interest or provide for scheduled amortization or maturity;

(s)Credit Agreement Refinancing Indebtedness;

(t)Indebtedness comprising take or pay obligations contained in supply agreements entered into in the ordinary course of business;

(u)Indebtedness incurred in connection with a Sale and Lease-Back Transaction;

(v)(i) Permitted Incremental Indebtedness of any Credit Party and (ii) any Permitted Refinancing Indebtedness in respect of any such Indebtedness;

(w)Indebtedness of Restricted Subsidiaries that are not Credit Parties in an aggregate principal amount not to exceed 10,000,000 at any time outstanding and any Permitted Refinancing Indebtedness in respect of any such Indebtedness (it being understood that such Permitted Refinancing Indebtedness shall be taken into account in future determinations of Indebtedness incurred under this Section 7.03(w) for purposes of the cap set forth herein);

(x)(i) Permitted Ratio Debt; provided, that on the date of such incurrence, the aggregate principal amount of Indebtedness which is then outstanding under this clause (x) in respect of which the primary obligor is a Restricted Subsidiary that is not a Credit Party, together with Indebtedness which is then outstanding pursuant to Section 7.03(g) and Section 7.03(q) in respect of which the primary obligor is a Restricted Subsidiary that is not a Credit Party, shall not exceed the greater of (A) $20,000,000 and (B) 4.00% of Consolidated Total Assets (measured as of the date such Indebtedness is incurred (and after giving Pro Forma Effect thereto)) and (ii) any Permitted Refinancing Indebtedness in respect of any such Indebtedness (it being understood that such Permitted Refinancing Indebtedness shall be taken into account in future determinations of Indebtedness incurred under this Section 7.03(x) for purposes of the cap set forth herein);

(y)(i) Indebtedness in an aggregate principal amount not to exceed 100% of the Net Cash Proceeds received by the Parent Borrower after the Third Amendment Effective Date from the issuance and sale of its Capital Stock (other than Disqualified Equity Interests); provided that (A) such Indebtedness is incurred within two hundred ten (210) days after such contribution to the Parent Borrower is made and (B) such Indebtedness is designated as “Contribution Indebtedness” in a certificate from an Authorized Officer on the date incurred; provided, further, that such Net Cash Proceeds shall not increase the Available Amount and (ii) any Permitted Refinancing Indebtedness in respect of any such Indebtedness; and

(z)all customary premiums (if any), interest (including post-petition and capitalized interest), fees, expenses, charges and additional or contingent interest on obligations described in each of Sections 7.03(a) through (y) above.

Section 7.04Investments and Guaranty Obligations.  The Parent Borrower will not, nor will the Parent Borrower permit any of its Restricted Subsidiaries to (i) make any Investment or (ii) be or become obligated under any Guaranty Obligations (to the extent constituting Investments), except:

(a)Investments by the Parent Borrower or any of its Restricted Subsidiaries in cash and Cash Equivalents;

(b)(i) any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction in the normal course of business and (ii) asset purchases (including purchases of inventory, Intellectual Property, supplies and materials), the lease of any asset and the licensing of any Intellectual Property, in each case, in the ordinary course of business;

(c)the Parent Borrower and its Restricted Subsidiaries may acquire and hold receivables and similar items owing to them in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(d)any Permitted Creditor Investment;

(e)loans, advances and other extensions of credit to officers, directors and employees of the Parent Borrower or the Restricted Subsidiaries (i) for reasonable and customary business-related travel expenses, moving expenses, costs of replacement homes, business machines or supplies, automobiles and other similar expenses, in each case incurred in the ordinary course of business, (ii) in connection with such Person’s purchase of Capital Stock of the Parent Borrower; provided that the amount of such loans and advances used to acquire such Capital Stock shall be contributed to the Parent Borrower in cash as common equity and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding at any time under this clause (iii) not to exceed $2,500,000;

(f)Investments existing as of the Third Amendment Effective Date and described on Schedule 7.04 hereto and any modification, replacement, renewal, reinvestment or extension thereof; provided that (i) the amount of any Investment permitted pursuant to this Section 7.04(f) is not increased from the amount of such Investment on the Third Amendment Effective Date except pursuant to the terms of such Investment as of the Third Amendment Effective Date or as otherwise permitted by this Section 7.04 and (ii) any Investment in the form of Indebtedness of any Credit Party owed to any non-Credit Party Subsidiary shall be on subordination terms no less favorable to the Lenders than the subordination terms set forth in the Intercompany Note;

(g)any Guaranty Obligations of the Credit Parties or any of their respective Restricted Subsidiaries in favor of the Administrative Agent, each LC Issuer and the Lenders and any other Secured Creditors under any Cash Management Agreement, Designated Hedge Agreements or in respect of any other Obligations, in each case, pursuant to the Loan Documents;

(h)Investments of the Parent Borrower and its Restricted Subsidiaries in Hedge Agreements permitted to be entered into pursuant to this Agreement;

(i)Investments (i) [reserved], (ii) by any Restricted Subsidiary that is not a Credit Party made in any Credit Party or in any Restricted Subsidiary that is not a Credit Party, (iii) by any Credit Party in any other Credit Party, or (iv) by any Credit Party in any Restricted Subsidiary that is not a Credit Party (valued at the Fair Market Value of such Investment at the time such Investment is made); provided that (A) the aggregate amount of Investments made pursuant to this clause (iv) shall not exceed the greater of (x) $20,000,000 and (y) 4.00% of Consolidated Total Assets (measured as of the date such Investment is made (and after giving Pro Forma Effect thereto)) at any time outstanding and (B) any Investment in the form of Indebtedness of any Credit Party owed to any non-Credit Party shall be on subordination terms no less favorable to the Lenders than the subordination terms set forth in the Intercompany Note and (v) by the Parent Borrower or any of its Restricted Subsidiaries in lieu of Restricted Payments permitted under Section 7.05 (it being understood that such Investments shall be deemed Restricted Payments for the purposes of compliance with Section 7.05);

(j)Investments consisting of Indebtedness permitted by Section 7.03 (other than clauses (d)(ii), (f) and (i) thereof);

(k)transactions permitted by (i) Section 7.01 (other than subclauses (a)(v), (b)(iii), (c)(i), (d) and (f) thereof),

(ii) Section 7.02 and (iii) Section 7.05 (other than clauses (f) and (i) thereof);

(l)(i) Guaranty Obligations incurred by the Parent Borrower or any other Restricted Subsidiary in respect of Indebtedness or other obligations of any Restricted Subsidiary that is permitted to be incurred under this Agreement, (ii) Guaranty Obligations incurred in the ordinary course of business in respect of obligations (other than Total Funded Debt) to suppliers, customers, franchisees, lessors, licensees, sublicensees or distribution partners and (iii) Investments in the ordinary course of business consisting of (I) endorsements for collection or deposit and (II) customary trade arrangements with customers consistent with past practices;

(m)(i) Investments by the Parent Borrower or any Restricted Subsidiary; provided that the aggregate amount of all such Investments that are so made pursuant to this clause (m) (without giving effect to any write downs or write offs thereof) and outstanding at any time (taking into account the repayment of any loans or advances comprising, or any other returns in respect of, such Investments) shall not exceed an amount equal to the greater of (x) $20,000,000 and (y) 4.00% of Consolidated Total Assets (measured as of the date such Investment is made (and after giving Pro Forma Effect thereto)) and (ii) so long as no Event of Default has occurred and is continuing or would result therefrom, Investments by the Parent Borrower or any Restricted Subsidiary in an amount not to exceed the Available Amount at the time of the making of such Investment (measured as of the date such Investment is made);

(n)the Parent Borrower may make an Investment or incur a Guaranty Obligation with respect to any Parent Entity that could otherwise be made as a Restricted Payment under Section 7.05, so long as the amount of such Investment or Guaranty Obligation, as applicable, is deducted from the amount available to be made as a Restricted Payment under the applicable clause of Section 7.05;

(o)Guaranty Obligations by the Parent Borrower or any Restricted Subsidiary of leases (other than Finance Lease Obligations) or of other obligations incurred in the ordinary course of business that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(p)to the extent constituting Investments, the Transactions;

(q)Investments held by any Person acquired by the Parent Borrower or a Restricted Subsidiary after the Third Amendment Effective Date or of any Person merged into the Parent Borrower or merged, amalgamated or consolidated with a Restricted Subsidiary, in each case, in accordance with Section 7.01 after the Third Amendment Effective Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(r)the forgiveness or conversion to equity of any Indebtedness owed by the Parent Borrower or any Restricted Subsidiary and permitted by Section 7.03;

(s)Subsidiaries of the Parent Borrower may be established or created (but any Investment in such Subsidiary must be made in accordance with the other provisions of Section 7.01 or this Section 7.04, as applicable) if the Parent Borrower and such Subsidiary comply with the applicable requirements of Section 6.09 and Section 6.10, if applicable; provided that, in each case, to the extent such new Subsidiary is created solely for the purpose of consummating a transaction pursuant to an Acquisition permitted by Section 7.01 or an Investment otherwise permitted under this Section 7.04, and such new Subsidiary at no time holds any assets or liabilities other than any Consideration contributed to it contemporaneously with the closing of such transactions, such new Subsidiary shall not be required to take the actions set forth in Section 6.09 and Section 6.10, as applicable, until the respective acquisition or Investment is consummated (at which time the surviving entity of the respective transaction shall be required to so comply in accordance with the provisions thereof);

(t)Investments constituting Permitted Acquisitions to the extent permitted by Section 7.01(l);

(u)intercompany Investments in connection with reorganizations and related activities related to tax planning and reorganizations; provided that, after giving effect to any such reorganization and related activities and Investments, the security interest of the Lenders in the Collateral, taken as a whole, is not materially impaired;

(v)Investments in any Term Loans in accordance with Section 10.06(h) or Section 2.13(a)(iv);

(w)Investments arising as a result of Sale and Lease-Back Transactions; and

(x)Investments if, immediately after giving Pro Forma Effect to such Restricted Payment, the Total Net Leverage Ratio shall be less than 2.00 to 1.00.

Section 7.05Restricted Payments.  The Parent Borrower will not, nor will the Parent Borrower permit any of its Restricted Subsidiaries to, make any Restricted Payment, except:

(a)the Parent Borrower or any of its Restricted Subsidiaries may declare and pay or make Capital Distributions that are (i) payable solely in additional shares of its common stock or Qualified Equity (or warrants, options or other rights to acquire additional shares of its common stock or Qualified Equity) and (ii) deemed to occur upon the exercise of stock options or warrants if such Capital Distribution represents a portion of the exercise price of such options or warrants;

(b)any Restricted Subsidiary of the Parent Borrower may declare and pay or make Capital Distributions to the Parent Borrower or any other Restricted Subsidiary, as applicable (provided, in the case of a Capital Distribution by a non-wholly owned Restricted Subsidiary of the Parent Borrower, Capital Distributions shall be made to each owner of Capital Stock of such Restricted Subsidiary based on their relative ownership interests);

(c)the Parent Borrower may make Capital Distributions in the amount required for any Parent Entity (including, without limitation, any of its members or other owners) (i) to pay franchise taxes necessary to maintain the corporate existence of such Parent Entity, as applicable, (ii) to pay fees and expenses (other than to Affiliates) related to any unsuccessful equity issuance or offering or debt issuance, incurrence or offering, disposition or acquisition, Investment or other transaction permitted by this Agreement, in each case to the extent relating to the Parent Borrower and its Restricted Subsidiaries, (iii) to pay customary salary, bonus and other benefits payable to officers, employees and consultants of any Parent Entity to the extent such salaries, bonuses and other benefits are attributable solely to the ownership or operation of the Parent Borrower and its Restricted Subsidiaries, including the Parent Entity’s proportionate share of such amounts relating to such parent entity being a public company and (iv) that are necessary to consummate the Transactions or the proceeds of which shall be distributed in connection with the Transactions;

(d)the Parent Borrower may make Capital Distributions in the amount required for any Parent Entity to (A) pay federal, state, provincial, territorial, local and foreign income Taxes of a consolidated, combined or similar income tax group (a “Tax Group”) of which the applicable Parent Entity is the common parent, with respect to any taxable year (or portion thereof) ending after the Third Amendment Effective Date or any taxable year (or portion thereof) that is the subject of any audit adjustment after the Third Amendment Effective Date (to the extent of any Taxes attributable to such audit adjustments) with respect to which the Parent Borrower and/or any Subsidiary is a member of such Tax Group, that are attributable to the taxable income of the

Parent Borrower and/or its applicable Subsidiaries; provided that for each taxable period, the amount of such payments made in respect of such taxable period in the aggregate shall not exceed the amount of such Taxes that the Parent Borrower and/or its applicable Subsidiaries would have been required to pay as if such entity or entities had been a stand-alone Tax Group for all relevant taxable periods; provided, further, that the permitted payment pursuant to this clause (A) with respect to any Taxes of an Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to the Parent Borrower or its Restricted Subsidiaries for the purposes of paying such consolidated, combined or similar Taxes, (B) effect the repurchase, redemption, acquisition, cancellation or other retirement for value of the Capital Stock of any Parent Entity or its Restricted Subsidiaries or to effect the termination of options to purchase Capital Stock of the Parent Borrower (or any Parent Entity), in each instance, held by any former or current directors, officers, consultants, managers and employees (or their estates, spouses or former spouses, successors, executors, administrators, heirs, legatees or distributees) of the Parent Borrower (or any Parent Entity) or its Restricted Subsidiaries, (C) make Capital Distributions in the ordinary course pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Parent Borrower and its Restricted Subsidiaries and (D) pay withholding Taxes of such directors, officers, consultants, managers and employees (or their estates, spouses or former spouses, successors, executors, administrators, heirs, legatees or distributees) in connection with any repurchase of Capital Stock deemed to occur upon the exercise of stock options, warrants, stock appreciation rights or the vesting of restricted stock or stock units; provided that the aggregate amount of all cash paid pursuant to clauses (B) and (D) above in any fiscal year does not exceed the sum of (i) $10,000,000, plus (ii) all Net Cash Proceeds obtained by the Parent Borrower during such fiscal year from the sale of such Capital Stock to other present or former officers, consultants, employees and directors in connection with any permitted compensation and incentive arrangements plus (iii) all net cash proceeds obtained from any key-man life insurance policies received during such fiscal year; notwithstanding the foregoing, 100% of the unused amount of payments in respect of subclauses (B), (C) and (D) of the second proviso of this Section 7.05(d) (before giving effect to any carry forward) may be carried forward to the immediately succeeding fiscal year (but not any other fiscal year) and utilized to make payments pursuant to this Section 7.05(d) (any amount so carried forward shall be deemed to be used last in the subsequent fiscal year);

(e)the Parent Borrower may make Restricted Payments, or may make Restricted Payments to any Parent Entity to allow such entity to make payments, that the Parent Borrower would be permitted to make under Section 7.08(f) or (g);

(f)(i) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Parent Borrower or any Restricted Subsidiary may make Restricted Payments in an aggregate amount not to exceed the greater of (A) $10,000,000 and (B) 10.00%

of Consolidated EBITDA (calculated on a Pro Forma Basis) as of the last day of the most recently ended Testing Period on or prior to the date of determination in the aggregate in any calendar year (it being understood that any unused amounts in any calendar year (including, for the avoidance of doubt, the period from the Third Amendment Effective Date to the end of the first calendar year thereafter) (before giving effect to any carry-over from the prior year) may be carried over to the immediately succeeding calendar year (but not any other calendar year); provided that the carried-over amounts shall not exceed the amount of Restricted Payments permitted to be made in the applicable calendar year (without giving effect to any carried-over amounts from the immediately preceding calendar year)) and (ii) so long as no Event of Default has occurred and is continuing or would result therefrom, the Parent Borrower or any Restricted Subsidiary may make Restricted Payments in aggregate amount not exceed the Available Amount at such time; provided that Restricted Payments made pursuant to this clause (f)(ii) with the portion of the Available Amount not constituting the Available Amount Equity Component shall only be permitted if, after giving Pro Forma Effect to such Restricted Payment, the Total Net Leverage Ratio shall be less than 2.75 to 1.00;

(g)the Parent Borrower may (or may make Restricted Payments to allow any Parent Entity to) (i) pay cash in lieu of fractional shares in connection with any Restricted Payment, split or combination thereof or any Permitted Acquisition or other Investment permitted by this Agreement and (ii) honor any conversion request by a holder of convertible

Indebtedness and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(h)(i) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Parent Borrower or any Restricted Subsidiary may make Restricted Payments in respect of prepayments, repurchases, redemptions or defeasances of any Junior Indebtedness, in each case, prior to the stated maturity thereof (it being understood that scheduled payments or mandatory prepayments shall be permitted to the extent permitted by the applicable Junior Debt Documents and this Agreement (other than this clause (h))), in an aggregate amount not exceeding $15,000,000, (ii) so long as no Event of Default has occurred and is continuing or would result therefrom, the Parent Borrower or any Restricted Subsidiary may make Restricted Payments in respect of prepayments, repurchases, redemptions or defeasances of any Junior Indebtedness prior to the stated maturity thereof (it being understood that scheduled payments or mandatory prepayments shall be permitted to the extent permitted by the applicable Junior Debt Documents and this Agreement (other than this clause (h))), in an amount not exceed the Available Amount at such time; provided that Restricted Payments made pursuant to this clause (h)(ii) with the portion of the Available Amount not constituting the Available Amount Equity Component shall only be permitted if, after giving Pro Forma Effect to such Restricted Payment, the Total Net Leverage Ratio shall be less than 2.75 to 1.00, (iii) the Parent Borrower or any Restricted Subsidiary may make Restricted Payments to prepay, repurchase, redeem or defease Junior Indebtedness with the proceeds of any Permitted Refinancing Indebtedness in respect of such Junior Indebtedness and (iv) the Parent Borrower or any Restricted

Subsidiary may make Restricted Payments by converting or exchanging any such Indebtedness to Capital Stock (other than Disqualified Equity Interests) of the Parent Borrower or any of its Parent Entities or other Indebtedness permitted under Section 7.03;

(i)to the extent constituting Restricted Payments, the Parent Borrower and its Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.01 (other than clause (c)(ii) thereof) and Section 7.04, and the Parent Borrower or any Restricted Subsidiary may make any Restricted Payment to a Parent Entity, the Parent Borrower or any Restricted Subsidiary, as the case may be, as and when necessary to enable the Parent Entity, the Parent Borrower or any Restricted Subsidiary to effect such Restricted Payments;

(j)the payment of dividends and distributions within sixty (60) days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with the other provisions of this Section 7.06;

(k)so long as no Event of Default has occurred and is continuing or would result therefrom, Restricted Payments if, immediately after giving Pro Forma Effect to such Restricted Payment, the Total Net Leverage Ratio shall be less than 1.50 to 1.00; and

(l)(a) the redemption, repurchase, retirement or other acquisition of any Capital Stock (“Treasury Capital Stock”) of any Credit Party, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Capital Stock of the Parent Borrower (in each case, other than any Disqualified Equity Interests) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted hereunder, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Capital Stock of any Parent Entity of the Parent Borrower) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement.

Notwithstanding the foregoing and for the avoidance of doubt, nothing in this Section 7.05 shall prohibit (i) the repayment or prepayment of intercompany subordinated Indebtedness owed among the Parent Borrower and/or the Subsidiaries, in each case, to the extent otherwise permitted under Section 7.04 or (ii) substantially concurrent transfers of credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 7.03 after giving effect to such transfer.

Section 7.06Financial Covenant.

(a)First Lien Net Leverage Ratio.  The Parent Borrower will not, as of the end of each Testing Period (commencing with the first full fiscal quarter after the date on which all of the Initial Term Loans cease to be outstanding) and so long as the Aggregate Revolving Facility Exposure outstanding as of the end of such fiscal quarter (excluding for such purposes (a) the aggregate Stated Amount of all outstanding Letters of Credit (to the extent not drawn) in an amount not to exceed $7,500,000, and (b) LC Outstandings, to the extent Cash Collateralized by the Borrowers in an amount at least equal to 103% of the maximum Stated Amount thereof) exceeds 35.0% of the Total Revolving Commitment, permit the First Lien Net Leverage

Ratio as of the end of such Testing Period to be greater than 4.00 to 1.00; provided, however, that during a Significant Acquisition Period (and in connection with calculations to determine whether such Significant Acquisition or any related Indebtedness will result in the Parent Borrower being in compliance with this Section 7.06(a) on a Pro Forma Basis), the ratio specified above shall be increased to 4.50 to 1.00.

(b)[Reserved].

(c)[Reserved].

Section 7.07Restrictions on Negative Pledges.  The Parent Borrower will not, nor will the Parent Borrower permit any of its Restricted Subsidiaries to become and remain a party to any Contractual Obligations (other than this Agreement or any other Loan Document) that expressly prohibits any Credit Party from creating, incurring, assuming or suffering to exist Liens on the Collateral of such Credit Party for the benefit of the Lenders with respect to the Obligations outstanding under the Loan Documents, except:

(a)Contractual Obligations that (i) exist on the Third Amendment Effective Date and (to the extent not otherwise permitted by this Section 7.07) and are listed on Schedule 7.07 hereto and (ii) any agreement evidencing any permitted renewal, extension or refinancing of such Contractual Obligations so long as such renewal, extension or refinancing does not expand the scope of such agreement or obligation;

(b)Contractual Obligations that are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such agreement or obligation was not entered into in contemplation of such Person becoming a Restricted Subsidiary;

(c)Contractual Obligations that are binding on a Person that becomes a Restricted Subsidiary pursuant to Section 6.13;

(d)Contractual Obligations of any Restricted Subsidiary in respect of Indebtedness of a Restricted Subsidiary which is not a Credit Party which is permitted by Section 7.03;

(e)Contractual Obligations relating to any Permitted Lien or any Asset Sale or other disposition not prohibited by Section 7.01 and which relate solely to assets or Persons subject to such Permitted Lien, Asset Sale or disposition;

(f)Contractual Obligations in respect of customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.04 and applicable solely to such joint venture entered into in the ordinary course of business;

(g)Contractual Obligations that include negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.03 but solely to the extent any negative pledge relates only to the property financed by or the subject of such Indebtedness (and excluding in any event any Indebtedness constituting any Subordinated Indebtedness) and the proceeds thereof;

(h)Contractual Obligations that include customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(i)Contractual Obligations relating to secured Indebtedness permitted pursuant to Section 7.03 to the extent that such restrictions apply only to the property or assets securing such Indebtedness or in the case of Indebtedness incurred in connection with a Permitted Acquisition or other Investment permitted by this Agreement, only to the Person incurring or guaranteeing such Indebtedness;

(j)Contractual Obligations that include customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Parent Borrower or any Restricted Subsidiary;

(k)Contractual Obligations that include customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(l)Contractual Obligations that include restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

(m)Contractual Obligations that include customary restrictions that arise in connection with cash or other deposits permitted under Section 7.02 and limited to such cash deposit.

Section 7.08Transactions with Affiliates.  The Parent Borrower will not, nor will the Parent Borrower permit any of its Restricted Subsidiaries to, consummate any transaction or series of transactions with any Affiliate (including any payment in respect of consulting fees or similar fees) involving aggregate consideration in excess of $5,000,000 other than upon fair and reasonable terms no less favorable to the Parent Borrower or such Restricted Subsidiary than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate, except:

(a)Contractual Obligations and transactions among the Parent Borrower and the Restricted Subsidiaries to the extent not otherwise prohibited hereunder;

(b)agreements and transactions with and payments to officers, directors, employees and shareholders (to the extent constituting Affiliates) that are entered into in the ordinary course of business and not prohibited by any of the other provisions of this Agreement (other than transactions of the type described in Section 7.08(f));

(c)the consummation of the Transactions and the payment of fees and expenses relating thereto;

(d)(i) transactions permitted under Section 7.01, Investments permitted under Section 7.04, and Restricted Payments permitted under Section 7.05 and (ii) Liens permitted under Section 7.02 and Indebtedness permitted under Section 7.03; provided that such Liens and Indebtedness are on terms which are fair and reasonable to the Parent Borrower and its Subsidiaries as determined by the majority of the members of the board of directors of the Parent Borrower in good faith;

(e)employment and severance arrangements and health, disability and similar insurance or benefit plans between the Parent Borrower and the Restricted Subsidiaries and their respective directors, officers and employees (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former employees, officers or directors and stock option or incentive plans and other compensation arrangements) in the ordinary course of business;

(f)the payment of reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of any Parent Entity, the Parent Borrower and the Restricted Subsidiaries to the extent attributable to the ownership or operation of the Parent Borrower and the Restricted Subsidiaries;

(g)transactions pursuant to permitted agreements in existence on the Third Amendment Effective Date and set forth on Schedule 7.08 or any amendment thereto to the extent such an amendment is not materially adverse to the Lenders in any respect;

(h)the issuance of Capital Stock (other than Disqualified Equity Interests) of the Parent Borrower to any Parent Entity or to any employee, director, officer, manager, distributor or consultant of the Parent Borrower, any of its Parent Entities or any Restricted Subsidiary; and

(i)transactions with customers, clients, suppliers or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and not otherwise prohibited hereunder and that are upon fair and reasonable terms no less favorable to the Parent Borrower and the Restricted Subsidiaries than would be obtained in a comparable arm’s-length transaction with a Person other than an Affiliate, in the reasonable determination of an Authorized Officer thereof.

Section 7.09Amendment of Junior Debt Document.  The Parent Borrower will not, and will not permit any of the Restricted Subsidiaries to, waive, amend, change or modify any Junior Debt Document to the extent the terms of such amendment (excluding any pricing terms) would not have been permitted hereunder at the time the applicable Junior Indebtedness was incurred.

Section 7.10Fiscal Year.  The Parent Borrower shall not change its fiscal year end from December 31; provided, however, that the Parent Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case the Parent Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year, and so long as it has provided any reconciliation statements reasonably requested by the Administrative Agent.

Article VIII

EVENTS OF DEFAULT

Section 8.01Events of Default.  The occurrence and continuation of any of the following specified events shall constitute an Event of Default (each an “Event of Default”):

(a)Payments:  any Borrower or any other Credit Party shall (i) default in the payment when due (whether at maturity, on a date fixed for a scheduled repayment, on a date on which a required prepayment is to be made, upon acceleration or otherwise) of any principal of any Loan or any Note or any reimbursement obligation in respect of any Unpaid Drawing or (ii) default, and such default shall continue for five (5) or more Business Days, in the payment when due of any interest on any Loan or any Note, any Fees or any other Obligations or the requirement to Cash Collateralize any Letter of Credit;

(b)Representations, etc.:  any representation or warranty made by the Parent Borrower or any other Credit Party herein or in any other Loan Document or in any written statement of factual information or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to have been untrue in any material respect when made (except where such representations and warranties are qualified by materiality, in which case such representations and warranties shall be correct in all respects on the date as of which made, deemed made, or confirmed or deemed confirmed);

(c)Certain Covenants:  the Parent Borrower or any of its Restricted Subsidiaries shall (x) default in the performance or observance by it of any covenant contained in Section 6.01(e)(i), Section 6.05(a) (as it relates to the Parent Borrower only), Section 6.11, Section 6.16, Section 6.17 or Article VII of this Agreement or (y) default in the performance or observance by it of any covenant contained in Section 6.01 (other than Section 6.01(e)(i)) and such Default is not remedied within ten (10) Business Days of such Default;

(d)Other Covenants:  any Credit Party shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Loan Document (other than those referred to in Section 8.01(a), (b) or (c) above) and such default is not remedied within thirty (30) days of the Parent Borrower receiving written notice of such Default from the Administrative Agent or the Required Lenders (any such notice to be identified as a “notice of default” and to refer specifically to this clause (d));

(e)Cross Default Under Other Agreements:  the Parent Borrower or any of its Restricted Subsidiaries shall (i) default in any payment with respect to any Material Indebtedness (other than the Obligations), and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Material Indebtedness; or (ii) default in the observance or performance of any agreement or covenant relating to such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Material Indebtedness to become due prior to its stated maturity (other than by (A) a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof or (B) secured Material Indebtedness that becomes due solely as a result of the sale, transfer or other disposition (including as a result of an Event of Loss) of the property or assets securing such Material Indebtedness); provided that, in each case, such default or failure remains unremedied or has not been waived by the holders of such Indebtedness;

(f)Invalidity of Loan Documents:

(i)Any Loan Document or any material provisions thereof shall at any time be declared by a court of competent jurisdiction to be null and void; or a proceeding shall be commenced by or on behalf of any Credit Party, or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof); or any Credit Party (directly or indirectly) shall repudiate, revoke, terminate or rescind (or purport to do any of the foregoing) or deny in writing any portion of its liability or obligation for the Obligations (in each case, other than as a result of the repayment in full of the Obligations (other than contingent obligations not then due and payable) and termination of the Total Credit Facility Amount); or any Obligations fail to constitute “Senior Indebtedness” for purposes of any Junior Debt Documents; or

(ii)any Security Document after delivery thereof pursuant to Section 4.01 or 6.10 shall for any reason (other than pursuant to the terms hereof or thereof including as a result of a transaction permitted under Section 7.04 or Section 7.05) cease to create a valid and perfected lien, with the priority required by the Security Documents (or other security purported to be created on the applicable Collateral) on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.02, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to file financing continuation statements or to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents and except as to Collateral consisting of Real Property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied or failed to acknowledge coverage;

(g)Judgments; Attachment:  (i) one or more judgments, orders or decrees shall be entered against the Parent Borrower and/or any of its Restricted Subsidiaries involving a liability (to the extent not covered by a reputable and solvent independent third-party insurance company as to which the insurer has been notified of such judgment or order and has not denied or failed to acknowledge coverage thereof) of $25,000,000 or more in the aggregate for all such judgments, orders, decrees and settlements for the Parent Borrower and its Restricted Subsidiaries, and any such judgments, orders, decrees or settlements shall not have been vacated, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof or (ii) any writ or warrant of attachment or execution or similar process is issued, commenced or levied against all or substantially all of the property of any Credit Party and is not released, vacated or fully bonded within sixty (60) days after its issue, commencement or levy;

(h)Insolvency Event:  any Insolvency Event shall occur with respect to the Parent Borrower, any Additional Borrower or any Guarantor that is a Material Subsidiary;

(i)ERISA:  any ERISA Event shall have occurred and such event or events, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; or

(j)Change in Control:  if there occurs a Change in Control.

For the avoidance of doubt, (i) any “going concern” or similar qualification in connection with the maturity of the Loans, termination of the Revolving Commitments or any projected Default or Event of Default pursuant to the requirements of Section 7.06 in connection with the Section 6.01 Financials shall not be a Default or Event of Default and (ii) any Default or Event of Default which may occur as a result of the failure to meet any delivery requirements hereunder shall cease to constitute a Default or Event of Default upon any delivery otherwise in compliance with such requirement.

Section 8.02Remedies.  If any Event of Default occurs and is continuing, the Administrative Agent (i) may, in its discretion, or (ii) shall, upon the written request of, or with the consent of, the Required Lenders, by written notice to the Parent Borrower and the other Lenders, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, the Collateral Agent or any Lender to enforce its claims against the Parent Borrower or any other Credit Party in any manner permitted under applicable law:

(a)declare the Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

(b)declare the principal of and any accrued interest in respect of all Loans, all Unpaid Drawings and all other Obligations (other than any Obligations under any Designated Hedge Agreement) owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers;

(c)(i) terminate any Letter of Credit that may be terminated in accordance with its terms and/or (ii) require the Parent Borrower to Cash Collateralize all or any portion of the LC Outstandings; or

(d)enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents in accordance with the terms therein;

(e)enforce each Guaranty in accordance with the terms therein;

(f)apply any Cash Collateral held by the Administrative Agent to the repayment of the Obligations;

(g)exercise any other right or remedy available under any of the Loan Documents or applicable law;

provided that, if an Event of Default specified in Section 8.01(h) shall occur, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a), (b) and/or (c)(ii) above shall occur automatically without the giving of any such notice.

Section 8.03Application of Certain Payments and Proceeds.  All payments and other amounts received by the Administrative Agent, the Collateral Agent or any Lender after the Obligations have been accelerated (or have matured) or through the exercise of remedies hereunder or under the other Loan Documents shall, subject to the provisions of Sections 2.15(d), unless otherwise required by applicable law, be applied as follows (in each case, subject to the terms of any Customary Intercreditor Agreement which is then in effect):

(a)first, to the payment of that portion of the Obligations constituting fees, indemnities and expenses and other amounts (including attorneys’ fees and amounts due under Article III) payable to the Administrative Agent or to the Collateral Agent in each case in its capacity as such;

(b)second, to the payment of that portion of the Obligations constituting fees, indemnities and expenses (including attorneys’ fees and amounts due under Article III) payable to each Lender (including, the Swing Line Lender) or each LC Issuer, ratably among them in proportion to the aggregate of all such amounts;

(c)third, to the payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Unpaid Drawings with respect to Letters of Credit, ratably among the Lenders in proportion to the aggregate of all such amounts;

(d)fourth, pro rata to the payment of that portion of the Obligations constituting unpaid principal of the Loans, Unpaid Drawings, the amounts due to Designated Hedge Creditors under Designated Hedge Agreements and the amounts due to Cash Management Banks under Cash Management Agreements subject to confirmation by the Administrative Agent that any calculations of termination or other payment obligations are being made in accordance with normal industry practice ratably among the Lenders, each LC Issuer, the Designated Hedge Creditors and the Cash Management Banks in proportion to the aggregate of all such amounts;

(e)fifth, to the Administrative Agent for the benefit of each LC Issuer to Cash Collateralize the Stated Amount of outstanding Letters of Credit;

(f)sixth, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Loan Documents that are then due and payable to the Administrative Agent, the Collateral Agent, each LC Issuer, the Swing Line Lender, the Lenders, the Designated Hedge Creditors and the Cash Management Banks, ratably based upon the respective aggregate amounts of all such Obligations owing to them on such date; and

(g)finally, any remaining surplus after all of the Obligations have been paid in full, to the Parent Borrower or to whomsoever shall be lawfully entitled thereto.

Article IX

THE ADMINISTRATIVE AGENT AND COLLATERAL AGENT

Section 9.01Appointment.

(a)Each Lender hereby irrevocably designates and appoints ~~SunTrust~~Truist Bank to act as specified herein and in the other Loan Documents, and each such Lender hereby irrevocably authorizes ~~SunTrust~~Truist Bank as the Administrative Agent and Collateral Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and the Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each of the Lenders (including in their capacities as potential Designated Hedge Creditors and potential Cash Management Banks), the Swing Line Lender and each L/C Issuer irrevocably authorizes the Administrative Agent and/or the Collateral Agent, as applicable, at its option, and in its sole discretion to enter into and sign for and on behalf of the Lenders as Secured Creditors the Security Documents and the Guaranty for the benefit of the Lenders and the other Secured Creditors. Each Lender hereby expressly authorizes the Administrative Agent and/or the Collateral Agent, without the consent of any Lender, to enter into any Intercreditor Agreement contemplated by this Agreement to give effect to the provisions of this Agreement, which Intercreditor Agreement shall be binding on each Lender.  The Administrative Agent and/or the Collateral Agent agree to act as such upon the express conditions contained in this Article IX.  The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security

Documents. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent and/or the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, nor any fiduciary relationship with any Lender or LC Issuer, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent or Collateral Agent.  In performing its functions and duties under this Agreement, the Administrative Agent and Collateral Agent shall each act solely as agent of the Lenders and do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Credit Parties or any of their respective Subsidiaries.

(b)Each Lender and each LC Issuer hereby further irrevocably authorizes the Administrative Agent and/or the Collateral Agent, on behalf of and for the benefit of the Lenders and the LC Issuers, to be the agent for and representative of the Lenders and the LC Issuers with respect to the Guaranty, the Security Documents, the Collateral and any other Loan Document.  Subject to Section 10.12, without further written consent or authorization from the Lenders or the LC Issuers, the Administrative Agent and/or the Collateral Agent may execute any documents or instruments necessary to (i) release any Lien or Guaranty encumbering or relating to any item of Collateral or Guarantor that is the subject of a sale, disposition or other transfer (or, in the case of any Guarantor, to the extent such Guarantor is no longer required to be a Guarantor pursuant to the terms hereof) to a Person that is not a Credit Party permitted hereby or to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 10.12) have otherwise consented; provided that the release of any Subsidiary Guarantor from its obligations under the Guaranty if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof pursuant to a disposition of less than all of the equity interests of such Guarantor shall only be permitted if at the time such Subsidiary Guarantor becomes an Excluded Subsidiary of such type or at the time the Parent Borrower requests such release (1) no Event of Default shall have occurred and be outstanding, (2) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the Parent Borrower or applicable Credit Party is deemed to have made a new Investment in such Person for purposes of Section 7.04 (as if such Person were then newly acquired) and such Investment is permitted pursuant to Section 7.04 (other than Section 7.04(f)) at such time and (3) an Authorized Officer of the Borrower certifies to the Administrative Agent compliance with the preceding clauses (1) and (2), (ii) release any Guarantor from the Guaranty with respect to which the Required Lenders (or such other Lenders as may be required to give such consent under Section 10.12) have otherwise consented, (iii) to release any Lien on any Collateral granted to or held by the Administrative Agent and/or the Collateral Agent under any Security Document (x) upon the payment in full of all Obligations (other than obligations in respect of Cash Management Agreements, Designated Hedge Agreements and contingent indemnity obligations for which no demand has been made), termination or expiration of the Commitments of the Lenders to make any Loan or to issue any Letter of Credit and termination or Cash Collateralization in accordance with the provisions of this Agreement of all Letters of Credit or (y) that constitutes Excluded Collateral, (iv) to subordinate any Lien on any Collateral granted to or held by the Administrative Agent and/or the Collateral Agent under any Security Document to the holder of any Lien on such property that is permitted by Sections 7.02(c), (d) (solely as it relates to Indebtedness permitted under Section 7.03(g)), (h), (i) and clauses (ii), (v) through (xi), (xiv), (xv), (xvii), (xxi), (xxiii), (xxvii) and (xxviii) of the definition of “Standard Permitted Lien,” (iv) enter into any amendment to any Loan Document to correct any errors or omissions pursuant to Section 10.12(h), or (iv) enter into any Customary Intercreditor Agreement, Incremental Amendments, Extension Amendments and Refinancing Amendments, in each case, in accordance with the applicable terms hereof.  Upon request by the Administrative Agent and/or the Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s and/or the Collateral Agent’s authority to release or subordinate its interest in particular types or items of Collateral, or to release any Guarantor from its obligations under this Agreement and other Loan Documents pursuant to this Section 9.01(b).  In each case as specified in this Section 9.01(b), the Administrative Agent and the Collateral Agent will, at the Parent Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Loan Documents, in each case in accordance with the terms of the Loan Documents, this Section 9.01(b) and Section 10.25 and without recourse and without representation or warranty of any kind (either express or implied).  The Parent Borrower agrees to deliver to the Administrative Agent and/or the Collateral Agent, upon its request and prior to any release or subordination of the Liens of the Administrative Agent provided for in this Section 9.01(b), a certificate of an Authorized Officer confirming that any such release and/or subordination of the Liens in the Collateral is permitted pursuant to the terms of the Loan Documents, upon which certificate the Administrative Agent and the Collateral Agent may conclusively rely without further inquiry.

(c)[Reserved].

(d)Except as specifically provided in a Loan Document, (i) nothing in the Loan Documents makes the Administrative agent or the Collateral Agent a trustee or fiduciary for any other party or any other Person, regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in other Loan Documents with reference to the Administrative Agent and/or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under any agency doctrine of any applicable law and instead, such term is used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties and (ii) the Collateral

Agent need not hold in trust any moneys paid to it for any other party or be liable to account for interest on those moneys.

(e)The Collateral Agent may at any time appoint (and subsequently remove) any Person to act as a separate security trustee or as a co-trustee jointly with it (i) if it is necessary in performing its duties and if the Collateral Agent considers that appointment to be in the interest of the Secured Creditors, (ii) for the purposes of complying with or conforming to any legal requirements, restrictions or conditions which the Collateral Agent deems to be relevant, or (iii) for the purposes of obtaining or enforcing any judgment or decree in any jurisdiction, and the Collateral Agent will give notice to the other parties of any such appointment.

Section 9.02Delegation of Duties.  Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document by or through officers, directors, employees, Affiliates, agents, sub-agents or attorneys-in-fact, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any officers, directors, employees, Affiliates, agents, sub-agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 9.03.  All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of Section 9.03 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent and/or the Collateral Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and/or the Collateral Agent and not to any Credit Party, any Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

Section 9.03Exculpatory Provisions.  Neither the Administrative Agent, the Collateral Agent nor any of their respective Related Parties shall be (a) liable to any of the Lenders for any action taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Related Parties’ own gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction) or (b) responsible in any manner to any of the Lenders for any recitals, statements, information, representations or warranties made by the Credit Parties or any of their respective Subsidiaries or any of their respective officers contained in this Agreement, any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent and/or the Collateral Agent under or in connection with, this Agreement or any other Loan Document or for any failure of any Credit Party or any of its officers to perform its obligations hereunder or thereunder.  Neither the Administrative Agent nor the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Credit Parties or any of their respective Subsidiaries, or to ascertain or to inquire as to the financial condition of any Credit Party.  Neither the Administrative Agent nor the Collateral Agent shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectability, perfection, priority, or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent and/or the Collateral Agent to the Lenders or by or on behalf of the Credit Parties or any of their respective Subsidiaries to the Administrative Agent, the Collateral Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.  The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions.  Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.  The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Article IX and/or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).  The Administrative Agent and the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent and/or Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including, for the avoidance of doubt, refraining from any action that, in its opinion or the opinion of its counsel, may be a violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law.  The Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Section 9.04Reliance by Administrative Agent and Collateral Agent.  Each of the Administrative Agent and Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, e-mail or other electronic transmission, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Parent Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent and/or the Collateral Agent.  The Administrative Agent and Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.  Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or all of the Lenders, as applicable, as to any matter that, pursuant to Section 10.12, can only be effectuated with the consent of all Required Lenders, or all applicable Lenders, as the case may be), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

Section 9.05Notice of Default.  Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent and/or the Collateral Agent has received notice from the Required Lenders or the Parent Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” If the Administrative Agent and/or the Collateral Agent receive such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders and the Parent Borrower, if applicable.  The Administrative Agent and/or the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent and/or the Collateral Agent shall have received such directions, the Administrative Agent and/or the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall reasonably deem advisable in the best interests of the Lenders.

Section 9.06Non-Reliance.  Each Lender expressly acknowledges that none of the Administrative Agent, the Collateral Agent or any of their respective Related Parties has made any representations or warranties to it and that no act by the Administrative Agent and/or the Collateral Agent hereinafter taken, including, without limitation, any review of the affairs of the Credit Parties or their respective Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent or Collateral Agent to any Lender.  Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent or Collateral Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and their Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and their Subsidiaries.  Neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Credit Parties and their Subsidiaries that may come into the possession of the Administrative Agent, the Collateral Agent or any of their respective Related Parties.

Section 9.07No Reliance on Administrative Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to any Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Credit Parties or their respective Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder:  (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under any Anti-Terrorism Law.

Section 9.08Patriot Act.  Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the Patriot Act and the applicable regulations (i) within ten (10) days after the Third Amendment Effective Date, and (ii) at such other times as are required under the Patriot Act.

Section 9.09Indemnification.  The Lenders agree to indemnify the Administrative Agent, the Collateral Agent and their respective Related Parties, ratably according to their pro rata share of the Aggregate Credit Facility Exposure (excluding Swing Loans), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent, the Collateral Agent or such Related Parties in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent, the Collateral Agent or such Related Parties under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrowers; provided, however, that no Lender shall be liable to the Administrative Agent, the Collateral Agent or any of their respective Related Parties for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent’s, the Collateral Agent’s or such Related Parties’ gross negligence or willful misconduct as determined by a final, non-appealable judgment of a court of competent jurisdiction.  If any indemnity furnished to the Administrative Agent, the Collateral Agent or any such Related Parties for any purpose shall, in the reasonable opinion of the Administrative Agent or the Collateral Agent, respectively, be insufficient or become impaired, the

Administrative Agent or Collateral Agent, as applicable, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.  The agreements in this Section 9.09 shall survive the payment of all Obligations.

Section 9.10The Administrative Agent and Collateral Agent in Each Individual Capacity.  Each of the Administrative Agent and the Collateral Agent and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Credit Parties, their respective Subsidiaries and their Affiliates as though not acting as Administrative Agent and/or the Collateral Agent hereunder.  With respect to the Loans made by it and all Obligations owing to it, the Administrative Agent and/or the Collateral Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent and/or the Collateral Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent and/or the Collateral Agent in its individual capacity.

Section 9.11Successor Agent.  Each Agent may resign at any time upon not less than thirty (30) days’ written notice to the Lenders, each LC Issuer and the Parent Borrower (provided that notice to the Parent Borrower shall not be required if a Specified Event of Default then exists).  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Parent Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Parent Borrower’s consent shall not be required if a Specified Event of Default then exists), to appoint a successor, with written notice to all other Lenders of such appointment.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and each LC Issuer appoint a successor Agent; provided, however, that if the Agent shall notify the Parent Borrower and the Lenders that no such successor which has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by such Agent on behalf of the Lenders or any LC Issuer under any of the Loan Documents, such retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender and LC Issuer directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section 9.11.  Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.11).  The fees payable by the Parent Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Parent Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.02 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Section 9.12Other Agents.  Any Lender identified herein as an Agent, Syndication Agent, Documentation Agent, Arranger or any other corresponding title, other than “Administrative Agent” or “Collateral Agent” shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document except those applicable to all Lenders as such.  Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

Section 9.13Agency for Perfection.  The Administrative Agent and each Lender hereby appoints the Administrative Agent, the Collateral Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets that can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and the Administrative Agent, the Collateral Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Secured Creditors as secured party.  Should any Lender obtain possession or control of any such Collateral, such Lender shall notify the Administrative Agent and/or the Collateral Agent thereof, and, promptly upon the Administrative Agent’s or the Collateral Agent’s request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s and/or Collateral Agent’s instructions.  Each Credit Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 9.14Proof of Claim.  The Lenders and the Parent Borrower hereby agree that after the occurrence and continuation of an Event of Default pursuant to Section 8.01(h), in case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Parent Borrower or any of the Guarantors, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Parent Borrower or any of the Guarantors) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Loans and any other Obligations that are owing and unpaid and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their agents and counsel and all other amounts due the Lenders and the Administrative Agent hereunder) allowed in such judicial proceeding; and

(b)to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

(c)and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent and other agents hereunder.  Nothing herein contained shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lenders or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.  Further, nothing contained in this Section 9.14 shall affect or preclude the ability of any Lender to (i) file and prove such a claim in the event that the Administrative Agent has not acted within ten (10) days prior to any applicable bar date and (ii) require an amendment of the proof of claim to accurately reflect such Lender’s outstanding Obligations.

Section 9.15Posting of Approved Electronic Communications.

(a)Delivery of Communications.  Each Credit Party hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to such Credit Party, that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent or to the Lenders pursuant to the Loan Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Notice of Borrowing or a Notice of Continuation or Conversion, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Loan or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent.  In addition, each Credit Party agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Documents but only to the extent requested by the Administrative Agent.

(b)No Warranties as to Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE INDEMNITEES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE INDEMNITEES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE INDEMNITEES HAVE ANY LIABILITY TO ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY INDEMNITEES IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT

JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(c)Delivery Via Platform.  The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its electronic mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents.  Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s electronic mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such electronic mail address.

(d)No Prejudice to Notice Rights.  Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

(e)Delivery of Information.  The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from any Credit Party, any Subsidiary, any Lender or any other Person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided in this Agreement or any other Loan Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

Section 9.16Withholding Taxes.  To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  If the IRS or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall, within ten (10) days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Loan Parties pursuant to Section 3.02 and without limiting or expanding the obligation of the Loan Parties to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 9.16.  The agreements in this Section 9.16 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.  For purposes of this Section 9.16, the term “Lender” includes any LC Issuer and the Swing Line Lender.

Section 9.17Resignation/Replacement of LC Issuer and Swing Line Lender.  Notwithstanding anything to the contrary contained herein, any LC Issuer or the Swing Line Lender may, upon thirty (30) days’ notice to the Parent Borrower and the Lenders, resign as an LC Issuer or Swing Line Lender, respectively; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant LC Issuer or the Swing Line Lender shall have identified a successor LC Issuer or Swing

Line Lender reasonably acceptable to the Parent Borrower willing to accept its appointment as a successor LC Issuer or the Swing Line Lender, as applicable, and such LC Issuer or Swing Line Lender, as applicable shall have accepted such appointment (and, in the case of a successor LC Issuer, such LC Issuer shall have agreed to assume the Letter of Credit Percentage equal to or greater than the Letter of Credit Percentage of the resigning LC Issuer).  For the avoidance of doubt, in the event of any such resignation of an LC Issuer or Swing Line Lender, the Parent Borrower shall be entitled to appoint from among the Lenders willing to accept such appointment a successor LC Issuer or the Swing Line Lender hereunder; provided that no failure by the Parent Borrower to appoint any such successor shall affect the resignation of the relevant LC Issuer or the Swing Line Lender, as the case may be, except as expressly provided above.  If an LC Issuer resigns as an LC Issuer, it shall retain all the rights and obligations of an LC Issuer hereunder with respect to all Letters of Credit issued by it outstanding as of the effective date of its resignation as an LC Issuer and all LC Outstandings with respect thereto (including the right to require the Lenders to make Loans or fund risk participations in unreimbursed amounts).  If the Swing Line Lender resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swing Loans.

Section 9.18Right to Realize on Collateral and Enforce Guaranty.  Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrowers, the Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty or the Security Documents, it being understood and agreed that, except as otherwise set forth in the Loan Documents with respect to rights of setoff, all powers, rights and remedies hereunder and under the Security Documents may be exercised solely by the Administrative Agent or the Collateral Agent, and (ii) in the event of a foreclosure by the Administrative Agent or the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition in accordance with the terms hereof, the Administrative Agent, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Administrative Agent and/or the Collateral Agent, as agent for and representative of the Secured Creditors (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent and/or the Collateral Agent at such sale or other disposition.

Section 9.19Cash Management Banks and Designated Hedge Creditors.  No Cash Management Bank or Designated Hedge Creditor that obtains the benefits of Section 8.02, the Security Documents or any Collateral by virtue of the provisions hereof or of any other Loan Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations in favor of Cash Management Banks and Designated Hedge Creditor unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Designated Hedge Creditor, as the case may be.

Section 9.20ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

Article X

MISCELLANEOUS

Section 10.01Payment of Expenses, etc.  The Parent Borrower agrees to pay, upon presentation of a summary statement, all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the LC Issuers (and in the case of clause (iv) below, the Lenders) in connection with:  (i) the negotiation, preparation, syndication, administration and execution and delivery of the Loan Documents and the documents and instruments referred to therein and the syndication of the Commitments (including reasonable due diligence expenses, reasonable syndication expenses, reasonable travel expenses and reasonable legal fees and expenses of one transaction counsel for the Administrative Agent, any other Agents and the Lenders, taken as a whole, and, if reasonably necessary, of one local counsel in each relevant jurisdiction and one regulatory counsel); (ii) any amendment, modification (including any joinder and supplement) or waiver relating to any of the Loan Documents requested by the Parent Borrower; (iii) creating and perfecting Liens in favor of the Administrative

Agent and/or Collateral Agent, for the benefit of Secured Creditors; (iv) the exercise of remedies under Section 8.02 (including the reasonable and documented fees, disbursements and other charges of one counsel to the Administrative Agent, the Collateral Agent and the Lenders, taken as a whole, and, if reasonably necessary, of one local counsel in each relevant jurisdiction and one regulatory counsel and, solely in the case of an actual or potential conflict of interests, one additional counsel in each relevant jurisdiction to each group of affected Lenders similarly situated, taken as a whole); and (v) upon the exercise of remedies under Section 8.02, all the actual costs and expenses (including the fees, expenses and disbursements of counsel (including allocated costs of internal counsel) and of any appraisers, consultants, advisors and agents employed or retained by the Administrative Agent and its counsel) in connection with such exercise of remedies.

Section 10.02Indemnification.  Each Credit Party jointly and severally agrees to indemnify the Administrative Agent, the Collateral Agent, the Arrangers, the Agents, the Swing Line Lender, each LC Issuer, each Lender, and their respective Related Parties (collectively, the “Indemnitees”) from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses to which such Indemnitee may become subject arising out of, resulting from or in connection with any claim, litigation, investigation or proceeding (each, a “Proceeding”) relating to the Loan Documents or any other agreement, document, instrument or transaction related thereto, the use of proceeds thereof, the Transactions, and the actual or alleged presence or Release of Hazardous Materials on or from any Real Property owned or operated by any Credit Party or any of its Restricted Subsidiaries, or any Environmental Claim related to any Credit Party or its Restricted Subsidiaries, in each case regardless of whether any Indemnitee is a party thereto and whether or not such Proceedings are brought by the Parent Borrower, its equity holders, affiliates, creditors or any other third party, and to reimburse each Indemnitee upon written demand therefor (together with reasonable back-up documentation supporting such reimbursement request) for any reasonable and documented legal or other out-of-pocket expenses incurred in connection with investigating or defending any of the foregoing of one counsel to such Indemnitees, taken as a whole, and, in the case of a conflict of interest, of one additional counsel to the affected Indemnitees taken as a whole (and, if reasonably necessary, of one local counsel and/or one regulatory counsel in any material relevant jurisdiction); provided that the foregoing indemnity and reimbursement obligation will not, as to any Indemnitee, apply to (i) losses, claims, damages, liabilities or related expenses (A) to the extent they are found in a final, non-appealable judgment of a court of competent jurisdiction to arise from the willful misconduct, bad faith or gross negligence of, or material breach of the Loan Documents by, such Indemnitee or any of its Related Parties or (B) arising out of any claim, litigation, investigation or proceeding that does not involve an act or omission of the Parent Borrower or any of its Subsidiaries or any of the Parent Borrower’s affiliates as determined in final, non-appealable judgment of a court of competent jurisdiction and that is brought by such Indemnitee against another Indemnitee (other than an Indemnitee acting in its capacity as agent, arranger or any other similar role in connection with the Loan Documents) or (ii) any settlement entered into by such Indemnitee without the Parent Borrower’s written consent (such consent not to be unreasonably withheld or delayed).  This Section 10.02 shall not apply with respect to Taxes other than any Taxes that represent losses, liabilities, claims or damages arising from any non-Tax proceeding.

Section 10.03Right of Setoff.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Agent, each Lender and each LC Issuer is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent, such Lender or such LC Issuer (including, without limitation, by branches, agencies and Affiliates of such Agent, such Lender or LC Issuer wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of any Credit Party to such Agent, such Lender or LC Issuer under this Agreement or under any of the other Loan Documents, including, without limitation, all claims of any nature or description arising out of or connected with this Agreement or any other Loan Document, irrespective of whether or not such Agent, Lender or LC Issuer shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.  Each Agent, Lender and LC Issuer agrees to promptly notify the Parent Borrower after any such setoff and application; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.04Equalization.

(a)Equalization.  Except as otherwise permitted hereunder, if at any time any Lender receives any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise, but excluding any amount received in respect of an assignment pursuant to Section 10.06) that is applicable to the payment of the principal of, or interest on, the Loans (other than Swing Loans), LC Participations, Swing Loan Participations or Fees (other than Fees that are intended to be paid solely to the Administrative Agent or an LC Issuer and amounts payable to a Lender under Article III), of a sum that with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount.

(b)Recovery of Amounts.  If any amount paid to any Lender pursuant to clause (a) above is recovered in whole or in part from such Lender, such original purchase shall be rescinded, and the purchase price restored ratably to the extent of the recovery.

(c)Consent of Parent Borrower.  The Parent Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Parent Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Parent Borrower in the amount of such participation.

Section 10.05Notices.

(a)Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

(i)if to the Parent Borrower or any other Credit Party:

PGT Innovations, Inc.

1070 Technology Drive

North Venice, Florida, 34275

Attention:  Chief Financial Officer

Telephone:  941-480-1600

Telecopier:  941-486-8634

With a copy to:

~~Jones Day~~

~~1420 Peachtree Street, N.E., Suite 800~~

~~Atlanta, GA 30309~~

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attn:  ~~Todd Roach~~J.W. Perry

Telephone:  ~~404-581-8274~~212-450-4949

Telecopier:  ~~404-581-8330~~212-701-5949;

(ii)if to the Administrative Agent, Collateral Agent, the Swing Line Lender and ~~SunTrust~~Truist Bank as an LC Issuer, to it at the Notice Office; and

(iii)if to any LC Issuer other than ~~SunTrust~~Truist Bank, to it at its address, facsimile number or telephone number as shall be designated by such LC Issuer in a notice to the other parties;

(iv)if to a Lender, to it at its address (or telecopier number) set forth next to its name on the signature pages hereto or, in the case of any Lender that becomes a party to this Agreement by way of assignment under Section 10.06 of this Agreement, to it at the address set forth in the Assignment Agreement to which it is a party.

(b)Receipt of Notices.  Notices and communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent and receipt has been confirmed by telephone.  Notices delivered through electronic communications to the extent provided in clause (c) below shall be effective as provided in said clause (c).

(c)Electronic Communications.  Notices and other communications to the Administrative Agent, an LC Issuer or any Lender hereunder and required to be delivered pursuant to Section 6.01 may be delivered or furnished by electronic communication (including e-mail and Internet or intranet web sites) pursuant to procedures approved by the Administrative Agent.  Each of the Administrative Agent and the Parent Borrower may, in its discretion, agree in a separate writing to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet web site shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the web site address therefor.

(d)Change of Address, etc.  Any party hereto may change its address, telephone number or telecopier number for notices and other communications hereunder by notice to each of the other parties hereto in accordance with Section 10.05(a).

Section 10.06Successors and Assigns.

(a)Successors and Assigns Generally.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, however, that the Parent Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders except to the extent expressly permitted hereunder (including in connection with a transaction permitted by Section 7.01); provided, further, that any assignment or participation by a Lender of any of its rights and obligations hereunder shall be effected in accordance with this Section 10.06.

(b)Participations.  Each Lender may at any time grant participations in any of its rights hereunder or under any of the Notes to an Eligible Assignee or any other Person (such Eligible Assignee or other Person, a “Participant”); provided that in the case of any such participation;

(i)except as described below in this Section 10.06(b), the Participant shall not have any rights under this Agreement or any of the other Loan Documents (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto);

(ii)such Lender’s obligations under this Agreement (including, without limitation, its Commitments hereunder) shall remain unchanged;

(iii)such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

(iv)such Lender shall remain the holder of the Obligations owing to it and of any Note issued to it for all purposes of this Agreement; and

(v)the Borrowers, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender’s rights and obligations under this Agreement, and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation, except that the Participant shall be entitled to the benefits of Article III to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold;

and, provided, further, that no Lender shall transfer, grant or sell any participation under which the Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Loan Document except to the extent such amendment or waiver would (A) extend the final scheduled maturity of the date of any Scheduled Repayment of any of the Loans in which such Participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof, or increase such Participant’s participating interest in any Commitment over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of any such Commitment) or (B) release all or substantially all of the Collateral, except in accordance with the terms of the Loan Documents; provided, further, that each Participant shall be entitled to the benefits (and subject to the limitations) of Sections 3.01 and 3.02 with respect to its participation as if it was a Lender, except that a Participant shall (i) only deliver the documentation described in Section 3.02(g) to the Lender granting it such participation and (ii) not be entitled to receive any greater payment under Sections 3.01 and 3.02 than the applicable Lender would have been entitled to receive absent the participation, except to the extent such entitlement to a greater payment arose from a Change in Law after the Participant became a Participant hereunder.

In the event that any Lender sells a participation in a Loan, such Lender shall, acting for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name of all Participants in such Loan and the principal amount (and interest thereon) of the portion of such Loan that is the subject of the participation (the “Participant Register”).  The entries in the Participant Register shall be conclusive absent manifest error, and each Borrower, the Administrative Agent and each Lender shall treat each person whose name is recorded in the Participant Register as the owner of the participation in question for all purposes of this Agreement notwithstanding any notice to the contrary.  A Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide).  The Participant Register shall be available for inspection by the Parent Borrower at any reasonable time and from time to time upon reasonable prior notice to the extent reasonably necessary in connection with a Tax audit or other inquiry to establish the status of the applicable Loan as an obligation in registered form; provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c)Assignments by Lenders.

(i)Any Lender may assign all, or if less than all, a fixed portion, of its Loans, LC Participations, Swing Loan Participations and/or Commitments and its rights and obligations hereunder to one or more Eligible Assignees, each of which shall become a party to this Agreement as a Lender by execution of an Assignment Agreement; provided, however, that:

(A)except in the case of (x) an assignment of the entire remaining amount of the assigning Lender’s Loans and/or Commitments or (y) an assignment to another Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender, the aggregate amount of the Commitment so assigned (which for this purpose includes the Loans outstanding thereunder) shall not be less than $1,000,000, in the case of Term Loans or $2,000,000, in the case of Revolving Loans and Revolving Commitments (unless otherwise mutually agreed upon by the Parent Borrower and the Administrative Agent);

(B)in the case of any assignment to an Eligible Assignee at the time of any such assignment the Lender Register shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders;

(C)upon surrender of the old Notes, if any, upon request of the new Lender, new Notes will be issued, at the Parent Borrower’s expense, to such new Lender and to the assigning Lender, to the extent needed to reflect the revised Commitments;

(D)unless waived by the Administrative Agent, except in the case of an assignment to another Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender, the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500; and

(E)Parent Borrower will be deemed to have given the consent required in the definition of “Eligible Assignee” to such assignment if Parent Borrower has not responded in writing within ten (10) Business Days of a request for consent.

(ii)To the extent of any assignment pursuant to this clause (c), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments.

(iii)At the time of each assignment pursuant to this clause (c) to a Person that is not already a Lender hereunder, the respective assignee Lender shall provide to the Parent Borrower and the Administrative Agent the applicable Internal Revenue Service Forms (and any necessary additional documentation) described in Section 3.02(g).

(iv)With respect to any Lender, the transfer of any Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent (on behalf of and acting solely for this purpose as a non-fiduciary agent of the Borrowers) with respect to ownership of such Commitment and Loans, including the name and address of the Lenders and the principal amount of the Loans (and interest thereon).  Prior to such recordation, all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor.  The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to this clause (c).  The entries in the Lender Register shall be conclusive absent manifest error, and each Borrower, the Administrative Agent and each Lender shall treat each person whose name is recorded in the Lender Register as a Lender hereunder for all purposes of this Agreement notwithstanding any notice to the contrary.  The Lender Register shall be available for the inspection by the Parent Borrower and any Lender (solely with respect to its own interest in any Loan or Commitment) at any reasonable time and from time to time upon reasonable prior notice.

(v)Nothing in this Section 10.06(c) shall prevent or prohibit (A) any Lender that is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank or to any Person that extends credit to such Lender in support of borrowings made by such Lender from such Federal Reserve Bank or such other Person, or (B) any Lender that is a trust, limited liability company, partnership or other investment company from pledging its Notes or Loans to a trustee or agent for the benefit of holders of certificates or debt securities issued by it.  No such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Lender from its obligations hereunder.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Parent Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its Revolving Facility Percentage.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(d)Disqualified Institutions.  Notwithstanding anything to the contrary contained herein:

(i)No assignment or, to the extent the DQ List has been posted on the Platform for all Lenders, participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Parent Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation).  For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender or Participant and (y) the execution by the Parent Borrower of an Assignment Agreement with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution.  Any assignment in violation of this clause (d)(i) shall not be void, but the other provisions of this clause (d) shall apply.

(ii)If any assignment or participation is made to any Disqualified Institution without the Parent Borrower’s prior written consent in violation of clause (i) above, the Parent Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Commitment of such Disqualified Institution and repay all obligations of the Parent Borrower owing to such Disqualified Institution in connection with such Revolving Commitment, (B) in the case of outstanding Term Loans held by any such Disqualified Institution, purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (C) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such

Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii)Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Parent Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any Bankruptcy Plan, each Disqualified Institution party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Institution does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing subclause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing subclause (2).

The Administrative Agent shall have the right, and the Parent Borrower hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions contemplated by clauses (a) and (b) of the definition thereof provided by the Parent Borrower and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.

(e)No SEC Registration or Blue Sky Compliance.  Notwithstanding any other provisions of this Section 10.06, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Parent Borrower to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any State.

(f)Representations of Lenders.  Each Lender initially party to this Agreement hereby represents, and each Person that becomes a Lender pursuant to an assignment permitted by this Section 10.06 will, upon its becoming party to this Agreement, represent that it is a commercial lender, other financial institution or other “accredited” investor (as defined in SEC Regulation D) that makes or acquires loans in the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business; provided, however, that subject to the preceding Sections 10.06(b) and (c), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

(g)Special Purpose Funding Vehicles.  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Parent Borrower, the option to provide to the Parent Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Parent Borrower pursuant to this Agreement; provided that (x) nothing herein shall constitute a commitment by any SPC to make any Loans and (y) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof.  The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender.  Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender).  In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.  In addition, notwithstanding anything to the contrary contained in this clause (g), any SPC may (i) with notice to, but without the prior written consent of, the Parent Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Parent Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.  This Section 10.06(g)

may not be amended without the written consent of the SPC.  The Parent Borrower acknowledges and agrees, subject to the next sentence, that, to the fullest extent permitted under applicable law, each SPC, for purposes of Sections 2.08, 2.12, 3.01, 3.02, 10.01, 10.02 and 10.03, shall be considered a Lender (provided that the SPC shall only deliver the documentation described in Section 3.02(g) to the Granting Lender).  The Parent Borrower shall not be required to pay any amount under Sections 2.08, 2.12, 3.01, 3.02, 10.01, 10.02 and 10.03 that is greater than the amount that it would have been required to pay had no grant been made by a Granting Lender to a SPC, except to the extent such SPC’s entitlement to a greater payment arose from a Change in Law after the grant was made to the SPC.

(h)Certain Assignments or Purchases of Term Loans.

(i)Notwithstanding anything to the contrary contained in this Section 10.06 or any other provision of this Agreement, any Lender may assign all or any portion of its Term Loans to the Parent Borrower through (x) Dutch auctions open to all Lenders on a pro rata basis in accordance with the provisions described in Section 2.13(a)(iv) or (y) notwithstanding Sections 2.13, 2.14 and 10.04, open market purchases on a non-pro rata basis; provided that in connection with assignments pursuant to clause (y):

(A)(i) no Default or Event of Default has occurred and is continuing at the time of such assignment and (ii) the Parent Borrower would be in pro forma compliance with the Financial Covenant set forth in Section 7.06 for the most recently ended Testing Period for which financial statements have been or were required to have been delivered pursuant to Section 6.01(a) or (b) (whether or not then in effect);

(B)any Term Loans repurchased by the Parent Borrower shall, without further action by any Person, be deemed cancelled for all purposes and no longer outstanding (and may not be resold) for all purposes of this Agreement and all other Loan Documents (without any increase to Consolidated EBITDA as a result of any gains associated with the cancellation of such Indebtedness), including, but not limited to, (1) the making of, or the application of, any payments to the Lenders under this Agreement or any other Loan Document, (2) the making of any request, demand, authorization, direction, notice, consent or waiver under this Agreement or any other Loan Document or (3) the determination of Required Lenders, or for any similar or related purpose, under this Agreement or any other Loan Document;

(C)the Parent Borrower shall either (I) represent and warrant, as of the date of any such assignment, that it does not possess material non-public information with respect to the Parent Borrower and its Subsidiaries or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information) prior to such date, or (II) disclose that it cannot make such representation;

(D)any Term Loans repurchased by the Parent Borrower shall be made at a discount to par and the aggregate outstanding principal amount of the Term Loans of the applicable Class shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans purchased by the Parent Borrower;

(E)the sum of (a) Unused Total Revolving Commitment and (b) the aggregate amount of all unrestricted cash and Cash Equivalents of the Parent Borrower and its Restricted Subsidiaries shall not be less than $15,000,000; and

(F)no proceeds of Revolving Loans or Swing Loans may be used to fund such assignments.

(ii)In connection with any Term Loans repurchased and cancelled pursuant to Section 10.06(h), the Parent Borrower shall promptly provide notice to the Administrative Agent of such purchase of Term Loans and the Administrative Agent is authorized to make appropriate entries in the Lender Register to reflect any such cancellation.

Section 10.07No Waiver; Remedies Cumulative.  No failure or delay on the part of the Administrative Agent, the Collateral Agent, any LC Issuer or any Lender in exercising any right, power or privilege hereunder or under any other Loan Document and no course of dealing between any Borrower and the Administrative Agent, the Collateral Agent, any LC Issuer or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.  No notice to or demand on the Parent Borrower in any case shall entitle the Parent Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent, any LC Issuer or the Lenders to any other or further action in any circumstances without notice or demand.  Without limiting the generality of the foregoing, the making of a Loan or any LC Issuance shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any LC Issuer may have had notice or knowledge of such Default or Event of Default at the time.  The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that the Administrative Agent or any Lender would otherwise have.

Section 10.08Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a)THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW, AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.  EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO LAWS OR RULES ARE SO DESIGNATED, (X) WITH RESPECT TO STANDBY LETTERS OF CREDIT, THE INTERNATIONAL STANDBY PRACTICES (ISP98 - INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE “ISP98 RULES”)) AND (Y) WITH RESPECT TO COMMERCIAL LETTERS OF CREDIT, THE RULES OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, AS MOST RECENTLY PUBLISHED BY THE INTERNATIONAL CHAMBER OF COMMERCE AT THE TIME OF ISSUANCE (INCLUDING THE INTERNATIONAL CHAMBER OF COMMERCE’S DECISION PUBLISHED BY THE COMMISSION ON BANKING TECHNIQUE AND PRACTICE ON APRIL 6, 1998 REGARDING THE EUROPEAN SINGLE CURRENCY (EURO)) (THE “UCP RULES”) AND, AS TO MATTERS NOT GOVERNED BY THE ISP98 RULES OR THE UCP RULES, THE LAW OF THE STATE OF NEW YORK.

(b)EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, THE BOROUGH OF MANHATTAN, AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK LOCATED IN NEW YORK COUNTY, THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF IN ANY LITIGATION OR OTHER PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN DOCUMENT, OR ANY COURSE OF

CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE LENDERS, THE LC ISSUER OR THE CREDIT PARTIES IN CONNECTION HEREWITH OR THEREWITH; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OR THE COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND; PROVIDED, FURTHER, THAT NOTHING HEREIN SHALL LIMIT THE RIGHT OF ANY SECURED CREDITOR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(c)EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.05.  EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO IN CLAUSE (a) ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS.  EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THAT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 10.08 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES (PROVIDED THAT THE FOREGOING SHALL IN NO WAY LIMIT THE INDEMNIFICATION OBLIGATIONS OF THE CREDIT PARTIES PURSUANT TO SECTION 10.02).

(d)THE ADMINISTRATIVE AGENT, EACH LENDER, EACH LC ISSUER AND EACH CREDIT PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, ANY LOAN

DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, SUCH LENDER, SUCH LC ISSUER OR SUCH CREDIT PARTY IN CONNECTION THEREWITH.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO ENTERING INTO THE LOAN DOCUMENTS.

Section 10.09Counterparts.  This Agreement may be executed in any number of counterparts (including by email “.pdf” or other electronic means) and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement.  A set of counterparts executed by all the parties hereto shall be lodged with the Parent Borrower and the Administrative Agent.

Section 10.10Integration.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, for its own account and benefit and/or for the account, benefit of, and distribution to, the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof.  To the extent that there is any conflict between the terms and provisions of this Agreement and the terms and provisions of any other Loan Document, the terms and provisions of this Agreement will prevail.

Section 10.11Headings Descriptive.  The headings of the several sections, subsections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

Section 10.12Amendment or Waiver; Acceleration by Required Lenders.

(a)Except as otherwise expressly set forth herein, including in Sections 2.16, 2.17, 2.18 and 10.06(h), neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, changed, waived or otherwise modified unless such amendment, change, waiver or other modification is in writing and signed by the Parent Borrower and the Required Lenders (other than with respect to any amendments, modifications, waivers and/or consents contemplated in clause (iv) below, which shall only require the consent of the Required Revolving Lenders) or by the Administrative Agent acting at the written direction of the Required Lenders (or the Required Revolving Lenders, as applicable) and notice thereof is provided to the Administrative Agent; provided, however, that:

(i)no change, waiver or other modification shall:

(A)increase the amount of any Commitment of any Lender hereunder, without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default or Event of Default, mandatory prepayment or related mandatory reduction of the Commitments shall not constitute an increase of any Commitment of any Lender);

(B)extend or postpone the Revolving Facility Termination Date, the Initial Term Loan Maturity Date or the maturity date provided for herein that is applicable to any Loan of any Lender, extend or postpone the expiration date of any Letter of Credit as to which such Lender is an LC Participant beyond the latest expiration date for a Letter of Credit provided for herein, or extend or postpone any scheduled expiration or termination date provided for herein that is applicable to a Commitment of any Lender, without the written consent of such Lender (it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of the Term Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest);

(C)reduce the principal amount of any Loan made by any Lender (other than, for the avoidance of doubt, mandatory prepayments pursuant to Section 2.13), or reduce the rate or extend, defer or delay the time of payment of, or excuse the payment of, principal or interest or fee or premium thereon or extend any scheduled amortization payments (other than as a result of (1) the waiver of any mandatory prepayments owing pursuant to Section 2.13, (2) waiving the applicability of any post-default increase in interest rates, (3) any financial covenant, (4) waiver of any Default or Event of Default or (5) the waiver of any “most favored nation” pricing requirement contained in Section 2.16), without the written consent of such Lender;

(D)reduce the amount of any Unpaid Drawing as to which any Lender is an LC Participant, or reduce the rate or extend the time of payment of, or excuse the payment of, interest thereon (other than as a result of (x) the waiver of any post-default increase in interest rates, (y) any financial covenant, or (z) waiver of any Default or Event of Default), without the written consent of such Lender;

(E)reduce the rate or extend the time of payment of, or excuse the payment of, any Fees (other than default interest) to which any Lender is entitled hereunder, without the written consent of such Lender; or

(F)amend, waive or otherwise modify the portion of the definition of “Interest Period” that provides for one, two, three or six month intervals to automatically allow intervals in excess of six months, without the written consent of such Lender; and

(ii)no change, waiver or other modification or termination shall, without the written consent of each Lender:

(A)amend, modify, terminate or waive any provisions of Section 2.07, 2.14, 8.03 or 10.04 or any other provisions relating to pro rata sharing and pro rata payment (except, in each case, as provided herein in connection with (w) any buy back of Term Loans by the Parent Borrower pursuant to Section 2.13(a)(iv) or Section 10.06(h), (x) any Incremental Amendment, (y) any Refinancing Amendment or (z) any Extension Amendment);

(B)release the Parent Borrower or any other Borrower from all or substantially all of its obligations hereunder except in connection with transactions permitted under this Agreement;

(C)release all or substantially all (or substantially all of the value of the) guaranty obligations of the other Credit Parties under the Guaranty, except, in each case, in connection with transactions permitted under this Agreement;

(D)release all or substantially all of the Collateral, except in connection with a transaction permitted under this Agreement;

(E)amend, modify or waive any provision of this Section 10.12 or any other provision of any of the Loan Documents pursuant to which the consent or approval of all Lenders is required; or

(F)reduce the percentage specified in, or otherwise modify, the definition of “Required Lenders” or any other provision specifying the number of Lenders or portion of the Loans or Commitments required to take any action under the Loan Documents; and

(iii)this Agreement may be amended with only the written consent of the Parent Borrower, the Parent Borrower and the Administrative Agent to effect the provisions of Section 2.16, Section 2.17 or Section 2.18 upon the effectiveness of any Incremental

Amendment, Extension Amendment or Refinancing Amendment, as applicable; and

(iv)the amendments, modifications, waivers and/or consents described in this clause (iv) shall require the consent only of the Required Revolving Lenders (other than clause (D)(ii)):

(A)amend or otherwise modify the definition of “Required Revolving Lenders”;

(B)amend or otherwise modify Section 7.06 (or for the purposes of determining compliance with Section 7.06, any defined term used therein);

(C)amend or otherwise modify or waive any condition precedent to any Credit Event under the Revolving Facility;

(D)amend or otherwise waive or consent to (i) any Default or Event of Default resulting from a breach of Section 7.06 or (ii) any other Default or Event of Default if as a result thereof the conditions precedent to any Credit Event under the Revolving Facility would be satisfied; provided that in respect of this clause (ii), the consent of the Required Lenders shall be required in addition to the

Required Revolving Lenders for any such amendment, waiver or consent; or

(E)alter the rights or remedies of the Required Revolving Lenders arising pursuant to Article VIII as a result of a breach of Section 7.06;

(v)the consent of Lenders holding more than 50% of any Class of Commitments or Loans shall be required with respect to any amendment, modification, waiver and/or consent (A) that by its terms adversely affects the rights of such Class in respect of payments pursuant to Section 8.03 or Collateral hereunder in a manner different than such amendment affects other Classes or (B) that amends or otherwise modifies or waives any condition precedent to any Credit Event with respect to such Class of Commitments); provided that with respect to Revolving Commitments and Revolving Loans, if there are two or more Lenders of such Class of Commitments or Loans, then such consent shall require at least two unaffiliated Lenders; and

(vi)this Agreement may be amended with only the written consent of the Parent Borrower and the Administrative Agent as provided in Section 2.19(b).

Any waiver or consent with respect to this Agreement given or made in accordance with this Section 10.12 shall be effective only in the specific instance and for the specific purpose for which it was given or made.

(b)No provision of Section 2.05 or any other provision in this Agreement specifically relating to Letters of Credit may be amended without the consent of the Required Revolving Lenders and any LC Issuer directly and adversely affected thereby.  No provision of Article IX may be amended without the consent of the Administrative Agent.  No provision of Section 2.04 may be amended without the consent of the Required Revolving Lenders and any Swing Line Lender directly and adversely affected.

(c)No amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent, as applicable, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document.

(d)To the extent the Required Lenders (or all of the Lenders, as applicable, as shall be required by this Section 10.12) waive the provisions of Section 7.01 with respect to the sale, transfer or other disposition of any Collateral, or any Collateral is sold, transferred or disposed of as permitted by Section 7.01, (i) such Collateral (but not any proceeds thereof) shall be sold, transferred or disposed of free and clear of the Liens created by the respective Security Documents, (ii) if such Collateral includes all of the capital stock of a Subsidiary that is a party to the Guaranty or whose stock is pledged pursuant to the Security Agreement, such capital stock (but not any proceeds thereof) shall be automatically released from the Security Agreement and such Subsidiary shall be automatically released from the Guaranty and (iii) the Administrative Agent shall be authorized to take actions deemed appropriate by it in order to evidence or effectuate the foregoing.

(e)In no event shall the Required Lenders, without the prior written consent of each Lender, direct the Administrative Agent to accelerate and demand payment of the Loans held by one Lender without accelerating and demanding payment of all other Loans or to terminate the Commitments of one or more Lenders without terminating the Commitments of all Lenders.  Each Lender agrees that, except as otherwise provided in any of the Loan Documents and without the prior written consent of the Required Lenders, it will not take any legal action or institute any action or proceeding against any Credit Party with respect to any of the Obligations or Collateral, or accelerate or otherwise enforce its portion of the Obligations.  Without limiting the generality of the foregoing, none of Lenders may exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, UCC sales or other similar sales or dispositions of any of the Collateral except as authorized by the Required Lenders.  Notwithstanding anything to the contrary set forth in this Section 10.12(e) or elsewhere herein, each Lender shall be authorized to take such action to preserve or enforce its rights against any Credit Party where a deadline or limitation period is otherwise applicable and would, absent the taking of specified action, bar the enforcement of Obligations held by such Lender against such Credit Party, including the filing of proofs of claim in any insolvency proceeding.

(f)If in connection with any proposed amendment, modification, termination, waiver or consent with respect to any provisions hereof as contemplated by this Section 10.12 that requires the consent of a greater percentage of the Lenders than the Required Lenders, the consent of the Required Lenders shall have been obtained but the consent of a Lender whose consent is required shall not have been obtained (each, a “Non-Consenting Lender”), then the Parent Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) require such Non-Consenting Lender to assign and delegate, without recourse, all of its interests, rights and obligations under this Agreement and any other Loan Document to an Eligible Assignee (including the Parent Borrower or any Restricted Subsidiary in accordance with the terms of Section 10.06(h) and Section 2.13(a)(iv) (other than any requirement that such purchase be made at a discount to par)) that shall assume such obligations or (y) so long as no Event of Default shall have occurred and be continuing and, with the express written consent of the Required Lenders, terminate the applicable Commitment of such Lender or LC Issuer, as the case may be, in its entirety, in accordance with Section 2.12(c) (other than any minimum amount requirement) and (1) in the case of a Lender (other than an LC Issuer), repay all applicable Obligations of the Borrowers owing (and the amount of all accrued interest and fees in respect thereof) to such Lender relating to the Loans and participations held by such Lender as of such replacement or termination date and (2) in the case of an LC Issuer, repay all obligations of the Borrower owing to such LC Issuer relating to the Loans and participations held by such LC Issuer as of such replacement or termination date and cancel or backstop on terms reasonably satisfactory to such LC Issuer any Letters of Credit issued by it; provided that (i) in the case of any such termination of Commitments with respect to a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders including any replacement Lender) to cause the adoption of the applicable departure, waiver or amendment of the Loan Documents and (ii) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Parent Borrower (in the case of all other amounts, including any amounts due under Section 3.03(b)(v), any breakage compensation under Section 3.04 and any amounts accrued and owing to such Lender under Section 2.11(h), Section 3.01 or 3.02).  Each Lender agrees that, if it becomes a Non-Consenting Lender and is being replaced in accordance with this Section 10.12(f), it shall execute and deliver to the Administrative Agent an Assignment Agreement to evidence such assignment and shall deliver to the Administrative Agent any Notes previously delivered to such Non-Consenting Lender.  If such Non-Consenting Lender fails to execute such Assignment Agreement within two (2) Business Days following its receipt thereof from the Administrative

Agent, it shall be deemed to have executed such Assignment Agreement.

(g)Notwithstanding the foregoing, no Lender consent is required to effect any amendment or supplement to any Equal Priority Intercreditor Agreement, any Second Lien Intercreditor Agreement or other intercreditor agreement or arrangement permitted under this Agreement that is for the purpose of adding the holders of any Indebtedness as expressly contemplated by the terms of such Equal Priority Intercreditor Agreement, such Second Lien Intercreditor Agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect, to the interests of the Lenders); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

(h)Any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by the Parent Borrower and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency.  At Parent Borrower’s option, to effect this clause (h), such amendment shall be deemed approved by the Lenders if the Lenders shall have received at least five (5) Business Days’ prior written notice of such change and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment; provided that the consent of the Lenders or the Required Lenders, as the case may be, shall not be required to make any such changes necessary to be made in connection with any Incremental Amendment, any Extension Amendment or any Refinancing Amendment.

(i)Notwithstanding anything to the contrary contained in Section 10.12, guarantees, collateral documents and related documents executed by Restricted Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with any other Loan Document, entered into, amended, supplemented or waived, without the consent of any other Person, by the applicable Credit Party or Credit Parties and the Administrative Agent in its or their respective sole discretion, to (i) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Creditors, (ii) as required by local law to give effect to, or protect any security interest for the benefit of the Secured Creditors, in any property or so that the security interests therein comply with applicable requirements of law, or (iii) to cure ambiguities, omissions, mistakes or defects or to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents.

(j)Notwithstanding the foregoing, in addition to the rights set forth above in Section 10.12(a)(iii), this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, and the Parent Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in benefits with the Term Loans and/or the Revolving Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(k)Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms materially and adversely affects any Defaulting Lender (if such Lender were not a Defaulting Lender) to a greater extent than other affected Lenders shall require the consent of such Defaulting Lender and (z) any reduction or postponement of payments due to Defaulting Lenders (other than as provided in Section 2.15).

Section 10.13Survival of Indemnities.  All indemnities set forth herein, including, without limitation, Article III, Section 9.09 or Section 10.02, shall survive the execution and delivery of this Agreement and the making and repayment of the Obligations.

Section 10.14Domicile of Loans.  Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender; provided, however, that the Parent Borrower shall not be responsible for costs arising under Section 3.01 resulting solely from any such transfer (other than a transfer pursuant to Section 3.03) to the extent not otherwise applicable to such Lender prior to such transfer.

Section 10.15Confidentiality.

(a)Each of the Administrative Agent, each LC Issuer and each of the Lenders agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (1) to its and its Affiliates’ officers, directors, partners, trustees, employees, agents, representatives, auditors and agents, including accountants, legal counsel and other advisors or service providers, on a confidential and need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (2) to any direct or indirect contractual counterparty to any Hedge Agreement (or to any such contractual counterparty’s professional advisor on a confidential and need-to-know basis), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 10.15, (3) to the extent requested by any regulatory authority having jurisdiction over the applicable disclosing party, (4) pursuant to the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding or other compulsory process or otherwise as required by applicable laws or regulations (in which case, each disclosing party agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority or self-regulatory authority exercising examination or regulatory authority), to inform you to the extent not prohibited by law), (5) to any other party to this Agreement, (6) in connection with the exercise of any remedies hereunder or under any of the other Loan Documents, or in any suit, action or proceeding relating to this Agreement or any of the other Loan Documents or the enforcement of rights hereunder or thereunder, (7) to any current or prospective funding source of a Lender and to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, or in connection with transactions permitted pursuant to Section 10.06(g); provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 10.15 or be subject to an agreement containing provisions substantially the same as those of this Section 10.15 (it being understood that the DQ List may be disclosed to any assignee or participant, or prospective assignee or participant, in reliance on this clause (7)), (8) with the written consent of the Parent Borrower, (9) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the FRB or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere), or (10) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 10.15, or (ii) becomes available to the Administrative Agent, any LC Issuer or any Lender on a non-confidential basis from a source other than a Credit Party or any of their Affiliates or any other Person with a confidentiality obligation to any Credit Party or any of their Affiliates and not otherwise in violation of this Section 10.15.  In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.

(b)As used in this Section 10.15, “Confidential Information” means all information received from the Parent Borrower or its Affiliates relating to the Parent Borrower, its Subsidiaries or their businesses.

(c)The Parent Borrower hereby agrees that the failure of the Administrative Agent, any LC Issuer or any Lender to comply with the provisions of this Section 10.15 shall not relieve the Parent Borrower, or any other Credit Party, of any of its obligations under this Agreement or any of the other Loan Documents.

Section 10.16Limitations on Liability of the LC Issuers.  The Parent Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letters of Credit.  Neither any LC Issuer nor any of its officers or directors shall be liable or responsible for:  (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by an LC Issuer against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the LC Obligor shall have a claim against an LC Issuer, and an LC Issuer shall be liable to such LC Obligor, to the extent of any direct, but not consequential, damages suffered by such LC Obligor that such LC Obligor proves were caused by such LC Issuer’s willful misconduct, gross negligence or breach of a Loan Document as determined by a final, non-appealable judgment of a court of competent jurisdiction.  In furtherance and not in limitation of the foregoing, an LC Issuer may accept documents that reasonably appear on their face to be in order, without responsibility for further investigation.

Section 10.17General Limitation of Liability.  No claim may be made by any Credit Party, any Lender, the Administrative Agent, the Collateral Agent, any LC Issuer or any other Person against the Administrative Agent, any LC Issuer, or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Parent Borrower, each of the other Credit Parties, each Lender, the Administrative Agent, the Collateral Agent and each LC Issuer hereby, to the fullest extent permitted under applicable law, waive, release and agree not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in their favor.

Section 10.18No Duty.  All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such Person may act) retained by the Administrative Agent, the Collateral Agent or any Lender with respect to the transactions contemplated by the Loan Documents shall have the right to act exclusively in the interest of the Administrative Agent, the Collateral Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Parent Borrower, to any of its Subsidiaries, or to any other Person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation.  The Parent Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such Persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

Section 10.19Lenders and Agent Not Fiduciary to Parent Borrower, etc.  The relationship among the Parent Borrower and its Subsidiaries, on the one hand, and the Administrative Agent, the Collateral Agent, each LC Issuer and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent, the Collateral Agent, each LC Issuer and the Lenders have no fiduciary or other special relationship with the Parent Borrower and its Subsidiaries, and no term or provision of any Loan Document, no course of dealing, no written or oral communication, or other action shall be construed so as to deem such relationship to be other than that of debtor and creditor.

Section 10.20Survival of Representations and Warranties.  All representations and warranties herein shall survive the making of Loans and all LC Issuances hereunder, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf.

Section 10.21Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 10.22Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.22 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Base Rate to the date of repayment, shall have been received by such Lender.

Section 10.23Patriot Act.  Each Lender hereby notifies the Parent Borrower that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Parent Borrower and the other Credit Parties, which information includes the name and address of the Parent Borrower and the other Credit Parties and other information that will allow such Lender to identify the Parent Borrower and the other Credit Parties in accordance with the Patriot Act and the Beneficial Ownership Regulation.  This notice is given in accordance with the requirements of the Patriot Act and the Beneficial Ownership Regulation and is effective as to the Administrative Agent and each Lender.  You hereby acknowledge and agree that the Administrative Agent shall be permitted to share any or all such information with the Lenders.

Section 10.24Customary Intercreditor Agreement.  Notwithstanding anything to the contrary set forth herein, to the extent the Parent Borrower and the Administrative Agent enter into a Customary Intercreditor Agreement in accordance with the terms hereof, this Agreement will be subject to the terms and provisions of such Customary Intercreditor Agreement.  In the event of any inconsistency between the provisions of this Agreement and any such Customary Intercreditor Agreement, the provisions of the Customary Intercreditor Agreement shall govern and control.  The Lenders acknowledge and agree that the Administrative Agent is authorized to, and the Administrative Agent agrees that with respect to any applicable secured Indebtedness permitted to be incurred under this Agreement, upon request by the Parent Borrower, it shall, enter into a Customary Intercreditor Agreement in accordance with the terms hereof.  The Lenders authorize the Administrative Agent to (a) enter into any such Customary Intercreditor Agreement, (b) bind the Lenders on the terms set forth in such Customary Intercreditor Agreement and (c) perform and observe its obligations under such Customary Intercreditor Agreement.

Section 10.25Release of Guarantees and Liens.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent and/or Collateral Agent shall take any action reasonably requested by the Parent Borrower having the effect of evidencing the release of any Collateral or guarantee obligations under the circumstances provided for in Section 9.01(b).  When this Agreement has been terminated and all of the Obligations have been fully and finally discharged (other than obligations in respect of Cash Management Agreements, Designated Hedge Agreements (other than in connection with a repayment of the Obligations in full during the continuation of an Event of Default), contingent indemnity obligations for which no demand has been made and obligations in respect of Letters of Credit that have been Cash Collateralized) and the obligations of the Administrative Agent and the Lenders to provide additional credit under the Loan Documents have been terminated irrevocably, and the Credit Parties have delivered to the Administrative Agent and the Collateral Agent a written release of all claims against the Administrative Agent, the Collateral Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, the Administrative Agent and/or the Collateral Agent will, at the Parent Borrower’s sole expense, execute and deliver any termination statements, lien releases, mortgage releases, re-assignments or releases of Intellectual Property, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are necessary or advisable and in form and substance reasonably satisfactory to the Administrative Agent and the

Collateral Agent to release, as of record, the Administrative Agent’s and/or the Collateral Agent’s Liens and all notices of security interests and liens previously filed by the Administrative Agent and/or the Collateral Agent with respect to the Obligations.

Section 10.26Reinstatement.  If any claim is ever made upon the Administrative Agent or any Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any such payment is rescinded or recovered, directly or indirectly, from the Administrative Agent or any Lender as a preference, fraudulent transfer or otherwise, then and in such event the Borrowers agree that any such judgment, decree, order, rescission or recovery shall be binding upon the Borrowers, notwithstanding any revocation hereof or the cancellation of any Note, any Security Document or any other instrument evidencing any liability of the Borrowers, and the Borrowers shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

Section 10.27Lender Action.  Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Credit Party or any other obligor in each case, under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Credit Party as a Lender, without the prior written consent of the Administrative Agent.

Section 10.28Judgment Currency.  If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given.  The obligation of the Borrowers in respect of any such sum due from them to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency.  If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Parent Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.  If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Parent Borrower (or to any other Person who may be entitled thereto under applicable law).

Section 10.29Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under this Agreement, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any write-down or conversion powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction, in full or in part, of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

Section 10.30Florida Stamp Tax.  IN ACCORDANCE WITH FLORIDA STATUTES § 201.08(1)(a), FLORIDA DOCUMENTARY STAMP TAX IN THE

AMOUNT OF $2,450.00 HAS BEEN PAID IN CONNECTION WITH THE EXECUTION OF THIS CREDIT AGREEMENT AND HAS BEEN REMITTED DIRECTLY TO THE FLORIDA DEPARTMENT OF REVENUE.  NO FLORIDA INTANGIBLES TAX IS DUE ON THIS CREDIT AGREEMENT BECAUSE IT IS NOT SECURED BY FLORIDA REAL PROPERTY.

Section 10.31Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 10.19, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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